EXHIBIT 10.1

SYNDICATED FACILITY AGREEMENT – ABL REVOLVING FACILITY

among

ACCO BRANDS CORPORATION,

CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,

VARIOUS LENDERS,

DEUTSCHE BANK AG NEW YORK BRANCH,

as ADMINISTRATIVE AGENT,

and

DEUTSCHE BANK AG NEW YORK BRANCH,

BANK OF AMERICA, N.A.,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as CO-COLLATERAL AGENTS

________________________________

Dated as of September 30, 2009

________________________________

DEUTSCHE BANK SECURITIES INC.

and

BANC OF AMERICA SECURITIES, LLC,

as JOINT LEAD ARRANGERS,

DEUTSCHE BANK SECURITIES INC.,

BANC OF AMERICA SECURITIES, LLC,

GE CAPITAL MARKETS, INC.

CREDIT SUISSE SECURITIES (USA) LLC

and

WELLS FARGO FOOTHILL, LLC

as JOINT BOOK-RUNNERS,

BANK OF AMERICA, N.A. as SYNDICATION AGENT,

and

CREDIT SUISSE SECURITIES (USA) LLC

GENERAL ELECTRIC CAPITAL CORPORATION

and

WELLS FARGO FOOTHILL, LLC

as DOCUMENTATION AGENTS

SYNDICATED FACILITY AGREEMENT – ABL REVOLVING FACILITY, dated as of September 30, 2009, among ACCO Brands Corporation (“Holdings”), each Domestic Subsidiary of Holdings set forth on the signature pages hereto (together with Holdings and each other Domestic Subsidiary of Holdings that becomes a U.S. Borrower pursuant to Section 9.14(c)(i), collectively, the “U.S. Borrowers”), each Australian Subsidiary of Holdings set forth on the signature pages hereto (together with each other Australian Subsidiary of Holdings that becomes an Australian Borrower pursuant to Section 9.14(c)(ii), collectively, the “Australian Borrowers”), each Canadian Subsidiary of Holdings set forth on the signature pages hereto (together with each other Canadian Subsidiary of Holdings that becomes a Canadian Borrower pursuant to Section 9.14(c)(ii), collectively, the “Canadian Borrowers”), each Dutch Subsidiary of Holdings set forth on the signature pages hereto (together with each other Dutch Subsidiary of Holdings that becomes a Dutch Borrower pursuant to Section 9.14(c)(ii), collectively, the “Dutch Borrowers”), each U.K. Subsidiary of Holdings set forth on the signature pages hereto (together with each other U.K. Subsidiary of Holdings that becomes a U.K. Borrower pursuant to Section 9.14(c)(ii), collectively, the “U.K. Borrowers”, together with the Australian Borrowers, Canadian Borrowers and Dutch Borrowers, collectively, the “Foreign Borrowers”, and the Foreign Borrowers together with the U.S. Borrowers, collectively, the “Borrowers”), the Lenders party hereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and Deutsche Bank AG New York Branch, Bank of America, N.A., and General Electric Capital Corporation, as Co-Collateral Agents.  All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H :

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the senior secured revolving credit facility provided for herein; and

WHEREAS, this Agreement constitutes (a) the “Credit Agreement” under, and for all purposes of, the Existing Senior Subordinated Notes Indenture and therefore also constitutes “Senior Indebtedness” thereunder and (b) the “ABL Credit Facility” under, and for all purposes of, the Senior Secured Notes Indenture;

NOW, THEREFORE, IT IS AGREED:

SECTION 1.  Definitions and Accounting Terms.

1.01. Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Credit Parties” shall mean each Australian Credit Party, each Canadian Credit Party, each Dutch Credit Party, each U.K. Credit Party and each U.S. Credit Party.

“ABL Jurisdictions” shall mean Australia, Canada, the Netherlands, the United Kingdom and the United States.

“ABL Priority Collateral” shall mean all of the ABL Credit Parties’ now owned or hereafter acquired right, title and interest in:

(a)         Accounts and “payment intangibles,” including tax refunds but excluding “payment intangibles” (in each case, as defined in Article 9 of the New York UCC) that constitute identifiable proceeds of Senior Secured Notes Priority Collateral;

(b)         “inventory” (as defined in Article 9 of the New York UCC) and all Indebtedness owed to Holdings or any of its Subsidiaries that arises from cash advances to enable the obligor thereof to acquire “inventory”;

(c)         “deposit accounts” (as defined in Article 9 of the New York UCC), “commodity accounts” (as defined in Article 9 of the New York UCC), “securities accounts” (as defined in Article 8 of the New York UCC) and all lock-boxes at any “bank” (as defined in Article 9 of the New York UCC), including all “money” (as defined in Article 1 of the New York UCC), “certificated securities,” “uncertificated securities,” “securities entitlements” and “investment property” (as defined in Article 8 or Article 9 of the New York UCC) or other assets credited thereto or deposited therein (including all cash, Cash Equivalents, marketable securities and other funds held in or on deposit in any such deposit account, commodity account or securities account, but excluding all equity interests owned by Holdings or the other ABL Credit Parties); “instruments” (as defined in Article 9 of the New York UCC), including intercompany notes (subject to the proviso in clause (e) below); “chattel paper” (as defined in Article 9 of the New York UCC); and all cash and cash equivalents, including cash and cash equivalents securing letters of credit or other Secured Obligations of the Credit Parties;

(d) “general intangibles” (as defined in Article 9 of the New York UCC), “chattel paper” (as defined in Article 9 of the New York UCC) or “instruments” (as defined in Article 9 of the New York UCC) pertaining to the other items of property included within clauses (a), (b), (c), (e) , (f) and (g) of this definition;

(e) all indebtedness of Holdings and each Subsidiary of Holdings that is owing to Holdings or any other ABL Credit Party provided that ABL Collateral shall not include intercompany indebtedness from Foreign Subsidiaries owed to Holdings or any other U.S. Credit Party up to an aggregate amount of $30.0 million;

(f) books and “records” (as defined in Article 9 of the New York UCC), “documents” (as defined in Article 9 of the New York UCC) and related “letters of credit” (as defined in Article 5 of the New York UCC) and “commercial tort claims” (as defined in Article 9 of the New York UCC) or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(g) all substitutions, replacements, accessions, products, “supporting obligations” (as defined in Article 9 of the New York UCC) and “proceeds” (as defined in Article 9 of the New York UCC) (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

except to the extent that any item of property included in clauses (a) through (g) constitutes an Excluded Asset (as defined in the U.S. Security Agreement) and provided that in no case shall any item included in clause (a) through (g) include any identifiable cash proceeds in respect of Senior Secured Notes Priority Collateral or any net proceeds from a sale of Senior Secured Notes Priority Collateral to the extent that such item includes identifiable cash proceeds in respect of Senior Secured Notes Priority Collateral or any net proceeds from a sale of Senior Secured Notes Priority Collateral that have been (or should have been) deposited in the Asset Sales Proceeds Account in accordance with the Intercreditor Agreement until such time as such net proceeds are released therefrom in accordance with the terms of the Senior Secured Notes Indenture.

“Account” shall mean, without duplication, (i) an “account” as such term is defined in Article 9 of the New York UCC, as applicable, (ii) any and all supporting obligations in respect thereof and (iii) any right to payment of a monetary obligation,  whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (b) for services rendered or to be rendered. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“Account Debtor” shall mean each Person who is obligated on an Account.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of Holdings or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Subsidiary of Holdings (or shall be merged with and into a Borrower or another Wholly-Owned Subsidiary of Holdings that is a Subsidiary Guarantor, with such Borrower or such Subsidiary Guarantor being the surviving or continuing Person).

“Additional Margin” shall have the meaning provided in Section 2.14(a).

“Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Administrative Agent” shall mean Deutsche Bank AG New York Branch, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Agent Advance” shall have the meaning provided in Section 2.01(e).

“Agent Advance Amount” shall have the meaning provided in Section 2.01(e).

“Agent Advance Period” shall have the meaning provided in Section 2.01(e).

“Agents” shall mean and include the Administrative Agent, the Collateral Agent and the Co-Collateral Agents.

“Aggregate Australian Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Australian Borrower Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) outstanding at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (b) the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit issued for the account of any Australian Borrower (exclusive of such Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Australian Borrower Revolving Loans or Australian Borrower Swingline Loans) and (c) the aggregate principal amount of all Australian Borrower Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) outstanding at such time (exclusive of Australian Borrower Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Australian Borrower Revolving Loans).

“Aggregate Canadian Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Canadian Borrower Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) outstanding at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (b) the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit issued for the account of any Canadian Borrower (exclusive of such Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Canadian Borrower Revolving Loans or Canadian Borrower Swingline Loans) and (c) the aggregate principal amount of all Canadian Borrower Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) outstanding at such time (exclusive of Canadian Borrower Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Canadian Borrower Revolving Loans).

“Aggregate Dutch Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Dutch Borrower Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) outstanding at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (b) the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit issued for the account of any Dutch Borrower (exclusive of such Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Dutch Borrower Revolving Loans or Dutch Borrower Swingline Loans) and (c) the aggregate principal amount of all Dutch Borrower Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) outstanding at such time (exclusive of Dutch Borrower Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Dutch Borrower Revolving Loans).

“Aggregate Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) then outstanding (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (b) the aggregate amount of all Letter of Credit Outstandings at such time (exclusive of Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Loans) and (c) the aggregate principal amount of all Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) then outstanding (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans).

“Aggregate U.K. Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all U.K. Borrower Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) outstanding at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (b) the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit issued for the account of any U.K. Borrower (exclusive of such Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of U.K. Borrower Revolving Loans or U.K. Borrower Swingline Loans) and (c) the aggregate principal amount of all U.K. Borrower Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) outstanding at such time (exclusive of U.K. Borrower Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of U.K. Borrower Revolving Loans).

“Aggregate U.S. Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of all U.S. Borrower Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) outstanding at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (b) the aggregate amount of all Letter of Credit Outstandings at such time in respect of Letters of Credit issued for the account of any U.S. Borrower (exclusive of such Letter of Credit Outstandings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of U.S. Borrower Revolving Loans or U.S. Borrower Swingline Loans) and (c) the aggregate principal amount of all U.S. Borrower Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) outstanding at such time (exclusive of U.S. Borrower Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of U.S. Borrower Revolving Loans).

“Agreed Security Principles” shall mean those principles set forth on Schedule 1.01(e) hereto.

“Agreement” shall mean this Syndicated Facility Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Anti-Terrorism Laws” shall have the meaning provided in Section 8.23(a).

“Applicable Commitment Fee Percentage” shall mean (i) for any day on which the Aggregate Exposure is less than or equal to 33.3% of the Total Commitment then in effect, 1.00%, (ii)  for any day on which the Aggregate Exposure exceeds 33.3% of the Total Commitment then in effect but is less than or equal to 66.7% of the Total Commitment then in effect, 0.75% and (ii) for any day on which the Aggregate Exposure exceeds 66.7% of the Total Commitment then in effect, 0.50%.

“Applicable Eligible Jurisdiction” shall mean (i) in the case of Eligible U.S. Accounts, the United States or Canada, (ii) in the case of Eligible U.S. Inventory, the United States, (iii) in the case of Eligible Canadian Accounts, Canada, (iv) in the case of Eligible Canadian Inventory, each Province of Canada other than Quebec, and each other Canadian jurisdiction where the Collateral Agent has a First Priority Lien on the Inventory of the applicable Canadian Credit Party located in such jurisdiction, (v) in the case of Eligible U.K. Accounts, England and Wales the United States and, to the extent the underlying contract in respect of such Eligible U.K. Account is governed by the laws of England and Wales, each other jurisdiction in the United Kingdom, (vi) in the case of Eligible U.K. Inventory, England and Wales, (vii) in the case of Eligible Dutch Accounts, the Netherlands, (viii) in the case of Eligible Dutch Inventory, the Netherlands, (ix) in the case of Eligible Australian Accounts, Australia and (x) in the case of Eligible Australian Inventory, Australia.

“Applicable Margin” initially shall mean a percentage per annum equal to (i) in the case of Revolving Loans maintained as (A) Base Rate Loans or Canadian Prime Rate Loans, 3.00% and (B) Euro Rate Loans or Bankers’ Acceptance Loans, 4.00%; and (ii) in the case of Swingline Loans, 3.00%.  From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for any  Loans than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Loans (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Historical Excess Availability indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Level	Historical Excess Availability	Revolving Loans Maintained as Euro Rate Loans or Bankers’ Acceptance Loans	Revolving Loans and Swingline Loans Maintained as Base Rate Loans or Canadian Prime Rate Loans

I	Greater than 66.7% of Total Commitments	3.75%	2.75%

II	Equal to or less than 66.7% of Total Commitments but greater than 33.3% of Total Commitments	4.00%	3.00%

III	Equal to or less than 33.3% of Total Commitments	4.25%	3.25%

The Historical Excess Availability used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of Holdings (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of Holdings to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 5 days of the last day of any fiscal quarter of Holdings, which Quarterly Pricing Certificate shall set forth the calculation of the Historical Excess Availability as at the last day of the Test Period ended immediately prior to the relevant Start Date; provided that at the time of the consummation of any Permitted Acquisition or any Significant Asset Sale an Authorized Officer of Holdings shall deliver to the Administrative Agent a Quarterly Pricing Certificate setting forth the calculation of the Historical Excess Availability on a Pro Forma Basis (solely to give effect to all Permitted Acquisitions and all Significant Asset Sales, if any consummated on or prior to the date of the delivery of such Quarterly Pricing Certificate) as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or such Significant Asset Sale is consummated, and the date of such consummation shall be deemed to be a Start Date and the Adjustable Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Historical Excess Availability as so calculated.  The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Significant Asset Sale is consummated or (z) the date which is 5 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no Quarterly Pricing Certificate has been delivered to the Administrative Agent indicating an entitlement to new Adjustable Applicable Margins (and thus commencing a new Start Date), the Adjustable Applicable

Margins shall be those that correspond to a Historical Excess Availability at Level I (such Adjustable Applicable Margins as so determined, the “Highest Adjustable Applicable Margins”).  Notwithstanding anything to the contrary contained above in this definition, (i) at all times prior to the date of delivery of the Quarterly Pricing Certificate for the fiscal quarter of Holdings ended December 31, 2009 the Adjustable Applicable Margins shall be maintained at Level II above and (ii) from and after the most recent Incremental Commitment Date for any Incremental Commitment Agreement pursuant to which the Applicable Margins and Adjustable Applicable Margins have been increased above the Applicable Margins and the Adjustable Applicable Margins in effect immediately prior to such Incremental Commitment Date, each of the Applicable Margins and the Adjustable Applicable Margins shall be increased to those respective percentages per annum set forth in the applicable Incremental Commitment Agreement.

“ASIC” shall mean the Australian Securities and Investments Commission or any successor authority thereto.

“Asset Sale” shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person), but (x) excluding sales of assets pursuant to Sections 10.02(ii), (vi), (vii) (viii), (ix), (x) and (xii), and (y) any other sale, transfer or disposition (for such purpose, treating any series of related sales, transfers or dispositions as a single such transaction) that generates Net Sale Proceeds of less than $2,500,000.

“Asset Sale Proceeds Account” shall mean one or more deposit accounts or securities accounts holding the proceeds of any sale or other disposition of any Senior Secured Notes Priority Collateral (and only such Collateral) that are required to be held in such account or accounts pursuant to the terms of the Senior Secured Notes Indenture.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J.

“Associate” has the meaning given in section 128F(9) of the Australian Tax Act.

“Australian Borrower” and “Australian Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Australian Borrower Loans” shall mean each Australian Borrower Revolving Loan and each Australian Borrower Swingline Loan.

“Australian Borrower Obligations” shall mean all Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by any Australian Borrower.

“Australian Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Australian Borrower Revolving Note” shall have the meaning provided in Section 2.05(a).

“Australian Borrower Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Australian Borrower Swingline Note” shall have the meaning provided in Section 2.05(a).

“Australian Borrowing Base” shall mean, as of any date of calculation, the amount equal to, without duplication, the sum of (a) 85% of Eligible Australian Accounts, plus (b) the least of (i) 65% of the respective Value of each category of Eligible Australian Inventory (i.e., raw materials, work in process and finished goods), (ii) 85% of the then extant Net Orderly Liquidation Value of each such category of Eligible Australian Inventory (i.e., raw materials, work in process and finished goods) and (iii) the amount that would represent 60% of the sum of preceding clause (a) and this clause (b)(iii) if such amount was used under this clause (b)(iii) in the calculation of the Australian Borrowing Base minus (c) the sum (without duplication) of (i) the Australian Qualified Secured Hedging Agreement Reserve, (ii) the Australian Qualified Secured Cash Management Agreement Reserve and (iii) the Reserves then established by the Co-Collateral Agents with respect to the Australian Borrowing Base.  The Co-Collateral Agents shall have the right (but no obligation) to review such computations and if, in their Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Co-Collateral Agents shall have the right to correct any such errors in such manner they shall determine in their Permitted Discretion and the Collateral Agent will notify Holdings promptly after making any such correction.

“Australian Collection Account” shall mean each account established at a Australian Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(c).

“Australian Collection Banks” shall have the meaning provided in Section 5.03(c).

“Australian Credit Parties” shall mean each Australian Borrower and each Foreign Subsidiary Guarantor that is an Australian Subsidiary of Holdings.

“Australian Dilution Reserve” shall mean, as of any date of determination, as to the Accounts owned by the Australian Credit Parties, an amount sufficient to reduce the advance rate against Eligible Accounts owned by the Australian Credit Parties (determined without regard to the application of clause (x) of the fourth sentence of the definition of “Eligible Accounts”) by one (1) percentage point (1.00%) for each percentage point by which Dilution of the Accounts owned by the Australian Credit Parties is in excess of 5.00%.

“Australian Disbursement Account” shall mean each checking and/or disbursement account maintained by each Australian Credit Party for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses (other than a disbursement account that is an Excluded Account) and funded by such Australian Credit Party in the ordinary course of business consistent with past practices.

“Australian Dollar Denominated Revolving Loans” shall mean each Revolving Loan denominated in Australian Dollars at the time of the incurrence thereof.

“Australian Dollar Rate” shall mean the higher of (i), on any Australian Interest Determination Date in respect of an Interest Period (a) the rate, expressed as a yield per cent per annum, that is quoted as the average bid rate on the Reuters screen BBSY page (or any page that replaces that page) at about 10.30 am (Sydney, Australia time) on the Australian Interest Determination Date for Bank Bills that have a tenor equivalent to that Interest Period, or (b) if the rate described in (a) above is not displayed, the rate determined by the Administrative Agent to be the average of the buying rates quoted to the Administrative Agent by 3 Australian Reference Banks at about 11.00 am (Sydney, Australia time) on the Australian Interest Determination Date for Bank Bills that have a tenor equivalent to that Interest Period, or (c) if there are less than 3 Australian Reference Banks quoting buying rates described in paragraph (b) above, the rate set on that day by the Administrative Agent in good faith having regard to the Lenders that are providing Australian Dollar Denominated Revolving Loans cost of funding for the Interest Period and comparable indices then available in current markets and (ii) 1.50% per annum.

“Australian Dollars” and “A$” shall mean freely transferable lawful currency of the Commonwealth of Australia (expressed in Australian dollars).

“Australian Employee Liability Reserves” shall mean, with respect to each Australian Credit Party, such amount as the Co-Collateral Agents may from time to time determine, which amount shall represent an amount payable by such Australian Credit Party pursuant to sections 433(4), 444DA, 556(1)(e), 556(1)(g) and 556(1)(h) of the Corporations Act (Cth) as amended.

“Australian Interest Determination Date” shall mean, with respect to any Australian Dollar Denominated Revolving Loans, the first day of an Interest Period.

“Australian Perfection Certificate” shall mean the Australian Perfection Certificate in the form thereof included in Exhibit D-4 or any other form approved by the Administrative Agent, as the same may be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Australian Priority Payables” shall mean, at any time, with respect to the Australian Borrowing Base, the amount past due and owing by any Australian Credit Party (or any other Person for which any Australian Credit Party has joint and several liability), or the accrued amount for which each Australian Credit Party has an obligation (whether several, or joint and several) to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations, (ii) employment insurance, (iii) workers’ compensation, (iv) wages, salaries, commission or compensation, including vacation pay, and (v) other charges and demands; in each case in respect of which any Governmental Authority or other Person may claim a security interest, hypothec, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted pursuant to the Security Documents in the ABL Priority Collateral.

“Australian Priority Payables Reserve” shall mean, on any date of determination of the Australian Borrowing Base, a reserve established from time to time by the Co-Collateral Agents in their Permitted Discretion in such amount as the Co-Collateral Agents may determine in respect of Australian Priority Payables of the Australian Credit Parties.

“Australian Qualified Secured Cash Management Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the Australian Qualified Secured Cash Management Agreements, which reserve shall be in an amount equal to the aggregate amount of all reserves agreed upon from time to time by the applicable Lender and the applicable Australian Credit Party and notified in writing to the Administrative Agent by such Lender (or affiliate thereof) and the applicable Australian Credit Party to be maintained with respect to such Australian Qualified Secured Cash Management Agreements in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion).  The determination as to whether any such reserve shall be established with respect to any such Australian Qualified Secured Cash Management Agreement shall be subject to the agreement between the applicable Australian Credit Party and the applicable Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a Australian Qualified Secured Cash Management Agreement.

“Australian Qualified Secured Cash Management Agreements” shall mean each Qualified Secured Cash Management Agreement between a Lender (or an affiliate thereof) (as determined at the time such Secured Cash Management Agreement is designated as a Qualified Secured Cash Management Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and an Australian Credit Party.

“Australian Qualified Secured Hedging Agreement” shall mean any Qualified Secured Hedging Agreement between a Lender (or an affiliate thereof) (as determined at the time such Interest Rate Protection Agreement or Other Hedging Agreement is designated as a Qualified Secured Hedging Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and an Australian Credit Party.

“Australian Qualified Secured Hedging Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the Australian Qualified Secured Hedging Agreements, which reserve shall be in an amount of the aggregate U.S. Dollar Equivalent marked to market exposure thereunder as calculated by the applicable Australian Credit Party and the Lender or affiliate of such Lender party to such Australian Qualified Secured Hedging Agreement in accordance with GAAP (based on the valuation methodology agreed between Holdings and the Lender or affiliate of such Lender party to such Australian Qualified Secured Hedging Agreements) at the time such Secured Hedging Agreement is designated as a Qualified Secured Hedging Agreement in accordance with Section 13.22 and/or as otherwise agreed as among such parties, in each case, to be notified to the Administrative Agent from time to time by written notice from the Lender (or such affiliate) and the applicable Australian Credit Party party to such agreement in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion). The determination as to whether any such reserve shall be established with respect to any such Australian Qualified Secured Hedging Agreement shall be subject to the agreement between the applicable Australian Credit Party and the applicable Australian Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as an Australian Qualified Secured Hedging Agreement.

“Australian Reference Bank” shall mean each of Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited, St. George Bank Limited and Westpac Banking Corporation.

“Australian Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated, organized or established under the laws of Australia.

“Australian Tax Act” shall mean the Income Tax Assessment Act 1936 (Cth) as amended or the Income Tax Assessment Act 1997 (Cth) as amended, as the context requires.

“Australian Unpaid Supplier Reserve” shall mean, with respect to the Australian Credit Parties, a reserve established by the Co-Collateral Agents in respect of any Inventory which is subject to rights of a supplier to repossess goods pursuant to a contractual provision providing for retention of title or any other laws of Australia which grants repossession, revendication or similar rights to an unpaid supplier, in each case, where such supplier’s right ranks or is capable of ranking in priority to, or pari passu with one or more of the Liens granted in the Security Documents in the ABL Priority Collateral.

“Australian Whitewash Documents” shall mean all documents (including all resolutions, notices of meeting, explanatory statements and forms) which are required to be lodged with ASIC in connection with the giving of financial assistance by a Credit Party.

“Authorized Officer” shall mean, with respect to (a) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors of the respective Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (b) delivering financial information and officer’s certificates pursuant to this Agreement, a director, a managing member, the chief financial officer, the treasurer or the principal accounting officer of Holdings or the respective Credit Party, as applicable, and (c) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the respective Credit Party.

“Availability Condition” shall mean (a) in the case of determining whether a Dominion Period is in effect, the greater of (i) $30,000,000 and (ii) 20% of the Total Commitment as then in effect, and (b) in the case of determining whether a Compliance Period is in effect, the greater of (i) $20,000,000 and (ii) 15% of the Total Commitment as then in effect.

“Available Currency” shall mean (i) with respect to Revolving Loans, U.S. Dollars, Canadian Dollars, Australian Dollars, Pounds Sterling and Euros and (ii) with respect to Swingline Loans, U.S. Dollars and Canadian Dollars.

“Average Aggregate Availability” shall mean, for any period, the daily average Excess Availability during such period.

“B/A Discount Proceeds” shall mean, in respect of any Bankers’ Acceptance or Draft to be purchased by a Lender on any date pursuant to Section 2.01(a) and Schedule 1.01(b), the difference between (i) the result (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing the aggregate Face Amount of such Bankers’ Acceptance or Draft by the sum of one plus the product of (x) the Reference Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance or Draft multiplied by (y) a fraction, the numerator of which is the number of days in the term of such Bankers’ Acceptance or Draft and the denominator of which is 365 (with such product being rounded up or down to the fifth decimal place and with .000005 being rounded up), and (ii) the aggregate applicable Drawing Fee.

“B/A Equivalent Note” shall have the meaning provided in Schedule 1.01(b).

“B/A Instruments” shall mean, collectively, Bankers’ Acceptances, Drafts and B/A Equivalent Notes, and, in the singular, any one of them.

“B/A Lender” shall mean any Lender that is a bank listed in Schedule I or II to the Bank Act (Canada)  as amended and that is not a Non-B/A Lender.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Bank Bill” shall mean a Bill of Exchange that has been accepted by an Australian Reference Bank.

“Bankers’ Acceptance” shall mean a Draft drawn by a Borrower and accepted by a Lender pursuant to Section 2.01(a) and Schedule 1.01(b).

“Bankers’ Acceptance Loans” shall mean (i) the creation of Bankers’ Acceptances or (ii) the creation and purchase of completed Drafts and, if requested by a Non-B/A Lender, the exchange of such Drafts for B/A Equivalent Notes, in each case as contemplated in Section 2.01(a) and Schedule 1.01(b).

“Bankruptcy Code” shall have the meaning provided in Section 11.01(e).

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time, (iii) the sum of (x) the Eurodollar Rate for an Interest Period of one month determined on the second full Business Day prior to such day (calculated without giving effect to the rounding requirement set forth in the definition of Eurodollar Rate) plus (y) the excess of the Applicable Margin for Euro Rate Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day, and (iv) 2.50%.

“Base Rate Loan” shall mean (a) each U.S. Dollar Denominated Swingline Loan and (b) each U.S. Dollar Denominated Revolving Loan designated or deemed designated as such by the relevant Borrower of such U.S. Dollar Denominated Revolving Loan at the time of the incurrence thereof or conversion thereto.

“Bill of Exchange” shall mean a bill of exchange (as defined in the Bills of Exchange Act 1909 (Cth)) (Australia) as amended.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Book-Runners” shall mean Deutsche Bank Securities Inc., Banc of America Securities, LLC, GE Capital Markets, Inc., Credit Suisse Securities (USA) LLC, and Wells Fargo Foothill, LLC, in their capacities as Joint Book-Runners in respect of the credit facilities hereunder, and any successors thereto.

“Borrower” and “Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower Obligations” shall mean the Australian Borrower Obligations, the Canadian Borrower Obligations, the Dutch Borrower Obligations, the U.K. Borrower Obligations and/or the U.S. Borrower Obligations, as applicable.

“Borrowing” shall mean the borrowing of one Type of Loan denominated in a single Available Currency by a Borrower from all the Lenders having Commitments (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Euro Rate Loans.

“Borrowing Base” shall mean the Australian Borrowing Base, the Canadian Borrowing Base, the Dutch Borrowing Base, the U.K. Borrowing Base, the U.S. Borrowing Base and/or the Total Borrowing Base, as applicable.

“Borrowing Base Certificate” shall have the meaning provided in Section 9.01(j).

“Business” shall mean any corporation, limited liability company, unlimited liability company, limited or general partnership or other business entity (or the adjectival form thereof, where appropriate) or the equivalent of the foregoing in any foreign jurisdiction.

“Business Day” shall mean (a) for all purposes other than as covered by clauses (b), (c), (d) and (e) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank eurodollar market, (c) with respect to all notices and determinations in connection with, and payments of principal (or, Face Amount, as applicable) and interest on, Canadian Dollar Denominated Loans, any day which is a Business Day described in clause (a) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario, (d) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Sterling Denominated Revolving Loans and Euro Denominated Revolving Loans, any day which is a Business Day described in clause (a) and which is also (i) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, England and (ii) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer 2 (TARGET 2) System is open and (e) with respect to all notices and determinations in connection with, and payments of principal and interest on, Australian Dollar Denominated Revolving Loans, any day which is a Business Day described in clause (a) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Sydney, Australia.

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, any Significant Asset Sale or other event for which financial statements have been delivered to the Lenders pursuant to Section 9.01(b) or (c), as applicable.

“Canadian Borrower” and “Canadian Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Canadian Borrower Loans” shall mean each Canadian Borrower Revolving Loan and each Canadian Borrower Swingline Loan.

“Canadian Borrower Obligations” shall mean all Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by any Canadian Borrower.

“Canadian Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Canadian Borrower Revolving Note” shall have the meaning provided in Section 2.05(a).

“Canadian Borrower Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Canadian Borrower Swingline Note” shall have the meaning provided in Section 2.05(a).

“Canadian Borrowing Base” shall mean, as of any date of calculation, the amount equal to, without duplication, the sum of (a) 85% of Eligible Canadian Accounts, plus (b) the least of (i) 65% of the respective Value of each category of Eligible Canadian Inventory (i.e., raw materials, work in process and finished goods), (ii) 85% of the then extant Net Orderly Liquidation Value of each such category of Eligible Canadian Inventory (i.e., raw materials, work in process and finished goods) and (iii) the amount that would represent 60% of the sum of preceding clause (a) and this clause (b)(iii) if such amount was used under this clause (b)(iii) in the calculation of the Canadian Borrowing Base minus (c) the sum (without duplication) of (i) the Canadian Qualified Secured Hedging Agreement Reserve, (ii) the Canadian Qualified Secured Cash Management Agreement Reserve  and (iii) the Reserves then established by the Co-Collateral Agents with respect to the Canadian Borrowing Base.  The Co-Collateral Agents shall have the right (but no obligation) to review such computations and if, in their Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Co-Collateral Agents shall have the right to correct any such errors in such manner they shall determine in their Permitted Discretion and the Collateral Agent will notify Holdings promptly after making any such correction.

“Canadian Collection Account” shall mean each account established at a Canadian Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(d).

“Canadian Collection Banks” shall have the meaning provided in Section 5.03(d).

“Canadian Credit Parties” shall mean each Canadian Borrower and each Foreign Subsidiary Guarantor that is a Canadian Subsidiary of Holdings.

“Canadian Credit Party Obligations” shall mean all Canadian Borrower Obligations and any guarantees thereof by the Credit Parties (including by the U.S. Credit Parties) pursuant to any Guaranty or pursuant to any other Credit Document.

“Canadian Dilution Reserve” shall mean, as of any date of determination, as to the Accounts owned by the Canadian Credit Parties, an amount sufficient to reduce the advance rate against Eligible Accounts owned by the Canadian Credit Parties (determined without regard to the application of clause (x) of the fourth sentence of the definition of “Eligible Accounts”) by one (1) percentage point (1.00%) for each percentage point by which Dilution of the Accounts owned by the Canadian Credit Parties is in excess of 5.00%.

“Canadian Disbursement Account” shall mean each checking and/or disbursement account maintained by each Canadian Credit Party for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses (other than a disbursement account that is an Excluded Account) and funded by such Canadian Credit Party in the ordinary course of business consistent with past practices.

“Canadian Dollar Denominated Loans” shall mean each Loan denominated in Canadian Dollars at the time of the incurrence thereof.

“Canadian Dollar Denominated Revolving Loans” shall mean each Revolving Loan denominated in Canadian Dollars at the time of the incurrence thereof.

“Canadian Dollar Denominated Swingline Loans” shall mean each Swingline Loan denominated in Canadian Dollars at the time of the incurrence thereof.

“Canadian Dollars” and “Cdn.$” shall mean freely transferable lawful money of Canada (expressed in Canadian dollars).

“Canadian Insolvency Law” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law seeking an arrangement of, or stay of proceedings to enforce, some or all of the debts of the corporation.

“Canadian Pension Plan” shall mean any plan that is or is intended to be a “registered pension plan” as such term is defined in the Income Tax Act (Canada) as amended that is sponsored or maintained by or under which Holdings or any of its Subsidiaries has any liability whatsoever.

“Canadian Pension Plan Event” shall mean (a) either (i) the termination in whole or in part of a Canadian Pension Plan or (ii) the cessation of participation of Holdings or any of its Subsidiaries (or any Affiliate or other related party thereto with whom there is statutory joint and several liability under pension standards legislation) in any Canadian Pension Plan, including a multi-employer pension plan (within the meaning of applicable pension standards legislation), in either case, for any reason and which event gives rise to an obligation on such entity to make contributions in respect of any past service unfunded liability of such plan, (b) the issuance of a notice (or a notice of intent to issue such a notice) to terminate in whole or in part any Canadian Pension Plan with a defined benefit provision or the receipt of a notice of intent from a Governmental Authority to require the termination in whole or in part of any Canadian Pension Plan, revoking the registration of same or appointing a new administrator of such a plan, (c) an event or condition which constitutes grounds under applicable pension standards or tax legislation for the issuance of an order, direction or other communication from any Governmental Authority or a notice of an intent to issue such an order, direction or other communication requiring Holdings or any of its Subsidiaries to take or refrain from taking any action in respect of a Canadian Pension Plan, (d) the issuance of either any order (including an order to remit payments in respect of the PBGF) or charges which may give rise to the imposition of any fines or penalties to or in respect of any Canadian Pension Plan or the issuance of such fines or penalties, (e) the failure to remit by Holdings or any of its Subsidiaries or any of their Affiliates any contribution to a Canadian Pension Plan when due or the receipt of any notice from an administrator, a trustee or other funding agent or any other Person that Holdings or any of its Subsidiaries or any of their Affiliates have failed to remit any contribution to a Canadian Pension Plan or a similar notice from a Governmental Authority relating to a failure to pay any fees or other amounts (including payments in respect of the PBGF), (f) the non-compliance by Holdings or any of its Subsidiaries or with any law applicable to the Canadian Pension Plans in any material respect, and (g) the existence of a solvency deficiency with respect to any Canadian Pension Plan, which events under clauses (a) through (g) above, either individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

“Canadian Perfection Certificate” shall mean the Canadian Perfection Certificate in the form thereof included in Exhibit D-2 or any other form approved by the Administrative Agent, as the same may be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Canadian Prime Rate” shall mean, for any day, the rate of interest per annum expressed on the basis of a 365-day year equal to the greatest of (i) the per annum rate of interest quoted or established as the “prime rate” of DB Canada (or similar entity of a successor Administrative Agent hereunder) which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers, (ii) the average rate for Canadian Dollar bankers’ acceptances having a term of 30 days that appears on Reuters Screen CDOR Page (or such other page as may be selected by DB Canada (or similar entity of a successor Administrative Agent hereunder) as a replacement page for such bankers’ acceptances if such screen is not available) at approximately 10:00 A.M. (Toronto time) on such day plus the excess of the Applicable Margin for Banker’s Acceptance Loans over the Applicable Margin for Canadian Prime Rate Loans, in each instance, as of such day, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person and (iii) 2.50% per annum. Any change in the Canadian Prime Rate due to a change in the “prime rate” or the average rate for Canadian Dollar bankers’ acceptances shall be effective as of the opening of business on the effective day of such change in the “prime rate” or the average rate for Canadian Dollar bankers’ acceptances, respectively.

“Canadian Prime Rate Loans” shall mean (a) each Canadian Dollar Denominated Swingline Loan and (b) each Canadian Dollar Denominated Revolving Loan during the period which it bears interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Priority Payables” shall mean, at any time, with respect to the Canadian Borrowing Base:

(a) the amount past due and owing by any Canadian Credit Party (or any other Person for which any Canadian Credit Party has joint and several liability), or the accrued amount for which each Canadian Credit Party has an obligation (whether several, or joint and several) to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations, (ii) employment insurance, (iii) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld, (iv) workers’ compensation, (v) wages, salaries, commission or compensation, including vacation pay, and (vi) other charges and demands; in each case in respect of which any Governmental Authority or other Person may claim a security interest, hypothec, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted pursuant to the Security Documents in the ABL Priority Collateral; and

(b) the aggregate amount of any other liabilities of the Canadian Credit Parties (or any other Person for which the Canadian Credit Parties have joint and several liability) (i) in respect of which a trust has been or may be imposed on any Accounts or Inventory of any Canadian Credit Party to provide for payment or (ii) which are secured by a security interest, hypothecation, prior claim, pledge, charge, right, or claim or other Lien on any ABL Priority Collateral of any Canadian Credit Party, in each case pursuant to any applicable law, rule or regulation and which trust, security interest, hypothecation, prior claim, pledge, charge, right, claim or other Lien ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents in such ABL Priority Collateral.

“Canadian Priority Payables Reserve” shall mean, on any date of determination for the Canadian Borrowing Base, a reserve established from time to time by the Co-Collateral Agents in their Permitted Discretion in such amount as the Co-Collateral Agents may determine in respect of Canadian Priority Payables of the Canadian Credit Parties.

“Canadian Qualified Secured Cash Management Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the Canadian Qualified Secured Cash Management Agreements, which reserve shall be in an amount equal to the aggregate amount of all reserves agreed upon from time to time by the applicable Lender and the applicable Canadian Credit Party and notified in writing to the Administrative Agent by such Lender (or affiliate thereof) and the applicable Canadian Credit Party to be maintained with respect to such Canadian Qualified Secured Cash Management Agreements in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion). The determination as to whether any such reserve shall be established with respect to any such Canadian Qualified Secured Cash Management Agreement shall be subject to the agreement between the applicable Canadian Credit Party and the applicable Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a Canadian Qualified Secured Cash Management Agreement.

“Canadian Qualified Secured Cash Management Agreements” shall mean each Qualified Secured Cash Management Agreement between a Lender (or an affiliate thereof) (as determined at the time such Secured Cash Management Agreement is designated as a Qualified Secured Cash Management Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and a Canadian Credit Party.

“Canadian Qualified Secured Hedging Agreement” shall mean any Qualified Secured Hedging Agreement between a Lender (or an affiliate thereof) (as determined at the time such Interest Rate Protection Agreement or Other Hedging Agreement is designated as a Qualified Secured Hedging Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and a Canadian Credit Party.

“Canadian Qualified Secured Hedging Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the Canadian Qualified Secured Hedging Agreements, which reserve shall be in an amount of the aggregate U.S. Dollar Equivalent marked to market exposure thereunder as calculated by the applicable Canadian Credit Party and the Lender or affiliate of such Lender party to such Canadian Qualified Secured Hedging Agreement in accordance with GAAP (based on the valuation methodology agreed between Holdings and the Lender or affiliate of such Lender party to such Canadian Qualified Secured Hedging Agreements) at the time such Secured Hedging Agreement is designated as a Qualified Secured Hedging Agreement in accordance with Section 13.22 and/or as otherwise agreed as among such parties, in each case, to be notified to the Administrative Agent from time to time by written notice from the Lender (or such affiliate) and the applicable Canadian Credit Party party to such agreement in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion). The determination as to whether any such reserve shall be established with respect to any such Canadian Qualified Secured Hedging Agreement shall be subject to the agreement between the applicable Canadian Credit Party and the applicable Canadian Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a Canadian Qualified Secured Hedging Agreement.

“Canadian Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated, organized, or established or resident for the purposes of the Income Tax Act (Canada) as amended, in Canada or any province or territory thereof.

“Canadian Unpaid Supplier Reserve” shall mean, with respect to the Canadian Credit Parties, a reserve established by the Co-Collateral Agents in their Permitted Discretion in respect of any Inventory which is subject to rights of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) as amended or any other laws of Canada which grants repossession, revendication or similar rights to an unpaid supplier, in each case, where such supplier’s right ranks or is capable of ranking in priority to, or pari passu with one or more of the Liens granted in the Security Documents in the ABL Priority Collateral.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of the principal portion of all Capitalized Lease Obligations incurred by such Person.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Equivalents” shall mean:

(i)           securities issued by, or unconditionally fully guaranteed by the governments of the United States, Australia, Canada, Switzerland and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) and in each case maturing within 12 months from the date of acquisition thereof;

(ii)           marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within 12 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(iii)           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody’s;

(iv)           (x) time deposits, demand deposits, bearer deposit notes, certificates of deposit, eurodollar time deposits, bankers’ acceptances or similar instruments of deposit, in each case, having a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than 12 months from the date of acquisition by such Person, and (y) overnight bank deposits, in each case, issued by (i) any commercial bank organized under the laws of Australia, Canada, the United States of America or any State thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000 or (ii) any commercial bank organized under the laws of any member state of the European Union, as of the date hereof, or Switzerland having combined capital and surplus in excess of the applicable foreign currency equivalent of $500,000,000; provided that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Australia, Canada, Switzerland, the Netherlands or England, such cash may be retained and invested in obligations of the type described in clauses (i) through (v) of this definition to the extent such obligations have a credit rating equal to the sovereign rating of such jurisdiction;

(v)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above;

(vi)           investments of the type and maturity described in clause (i) though (v) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies;

(vii)            investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above; and

(viii)            deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debt card, electronic funds transfer and other cash management arrangements.

“Cash Management Control Agreement” shall mean a power of attorney, or signing rights “control agreement” or other agreement, in each case in form and substance reasonably acceptable to the Administrative Agent which, in the case of the U.K. Credit Parties, can be incorporated within the relevant Security Document governed by the laws of England and Wales (unless a separate control agreement is deemed advisable by the Administrative Agent), and containing terms regarding the treatment of all cash and other amounts on deposit in (or credited to) the respective Deposit Account governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03.

“Cash Management Creditors” shall mean, collectively, each Lender and/or any affiliate thereof that has entered into one or more Secured Cash Management Agreements, even if the respective Lender subsequently ceases to be a Lender under this Agreement for any reason, together with such Lender’s or such affiliate’s successors and assigns, if any.

“Cash Management Obligations” shall have the meaning specified in the definition of “Secured Obligations”.

“Centre of Main Interests” shall have the meaning provided in Article 3(1) of Council Regulation (EC) No 1346/2000 of May 29, 2000 on Insolvency Proceedings.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change in Law” shall have the meaning provided in Section 11.01(f).

“Change of Control” shall mean (i) except as otherwise permitted pursuant to Section 10.02, Holdings shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the Equity Interests of each of the Borrowers (other than Holdings), (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the economic or voting interests in Holdings’ capital stock, (iii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (iv) a “change of control” or similar event shall occur as provided in (w) any Existing Senior Subordinated Notes Document, (x) any Senior Secured Notes Documents, (y) any Qualified Preferred Stock (or the documentation governing the same) or (z) any other Indebtedness of Holdings or any of its Subsidiaries with an aggregate principal amount of at least $10,000,000 which would permit the acceleration of, or require the repurchase of, such Indebtedness.

“Chattel Paper” shall mean “chattel paper” (as such term is defined in Article 9 of the UCC or the PPSA, as applicable).  Without limiting the foregoing, the term “Chattel Paper” shall in any event include all “tangible chattel paper” and all “electronic chattel paper”, as each term is defined in Article 9 of the UCC as in effect in the State of New York.

“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.

“Claims” shall have the meaning provided in the definition of “Environmental Claims”.

“Co-Collateral Agent” and “Co-Collateral Agents” shall mean Deutsche Bank AG New York Branch, Bank of America, N.A. and General Electric Capital Corporation in their capacity as co-collateral agents for the Secured Parties pursuant to this Agreement.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and any final or temporary regulations promulgated and in effect thereunder.

Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Collateral” shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Collateral as described in any Pledge Agreement, all Collateral as described in the U.S. Security Agreement, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 or 11.

“Collateral Access Agreement” shall mean an agreement, in form and substance satisfactory to the Administrative Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Collateral Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents (as defined in the UCC) in its possession relating to the Collateral as agent for the Collateral Agent, and agrees to deliver the Collateral to the Collateral Agent upon request; and (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Collateral Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Collateral Agent upon request.

“Collateral Agent” shall mean the Administrative Agent in its capacity as collateral agent for the Secured Parties pursuant to the Security Documents, and shall include any successor to the Collateral Agent as provided in Section 12.09.

“Collateral and Guaranty Requirements” shall mean, at any time, the requirement that:

(a)         the Administrative Agent shall have received from each U.S. Guarantor either (i) a counterpart of the U.S. Guaranty duly executed and delivered by such U.S. Guarantor dated as of the Effective Date or (ii) in the case of any Person that becomes a U.S. Guarantor after the Effective Date, a supplement to the U.S. Guaranty, in the form specified therein, duly executed and delivered by such U.S. Guarantor;

(b)         the Administrative Agent shall have received from each Foreign Guarantor either (i) a counterpart of the Foreign Guaranty duly executed and delivered by such Foreign Guarantor dated as of the Effective Date or (ii) in the case of any Person that becomes a Foreign Guarantor after the Effective Date, a supplement to the Foreign Guaranty, in the form specified therein, duly executed and delivered by such Foreign Guarantor;

(c)         the Administrative Agent shall have received from each U.S. Credit Party either (i) a counterpart of the U.S. Security Agreement duly executed and delivered by such U.S. Credit Party in favor of the Collateral Agent dated as of the Effective Date or (ii) in the case of any Person that becomes a U.S. Credit Party after the Effective Date, a supplement to the U.S. Security Agreement in favor of the Collateral Agent, in the form specified therein, duly executed and delivered by such U.S. Credit Party;

(d)         the Administrative Agent shall have received from each Canadian Credit Party (i) a general security agreement executed and delivered by each such Canadian Credit Party in favor of the Collateral Agent, dated as of the Effective Date and in form and substance acceptable to the Administrative Agent, constituting a First Priority Lien on all ABL Priority Collateral from time to time of each such Canadian Credit Party of the type covered by such form, subject only to Permitted Liens, (ii) if at any time any of the Canadian Credit Parties have ABL Priority Collateral with an aggregate Fair Market Value of at least $2,000,000 located in Quebec (the “Quebec Assets”), such hypothecations, bonds and other security documents executed and delivered by such Canadian Credit Party and the Collateral Agent, dated as of the date of its execution and delivery and in form and substance acceptable to the Administrative Agent, as may be necessary for the purpose of creating and preserving in the Province of Quebec the Liens constituted by any of the foregoing subclauses in this clause (d) on the Quebec Assets, and (iii)  in the case of any Person that becomes a Canadian Credit Party after the Effective Date, the security documents required by sub-clauses (i) and (ii) above or supplements to such security documents (in the form specified therein) required to satisfy such requirements as reasonably determined by the Administrative Agent, based on the advice of counsel, duly executed and delivered by such Canadian Credit Party;

(e)         the Administrative Agent shall have received from each U.K. Credit Party (i) a debenture duly executed and delivered by each such U.K. Credit Party in favor of the Collateral Agent, dated as of the Effective Date and in form and substance satisfactory to the Administrative Agent, constituting a First Priority Lien on all ABL Priority Collateral from time to time of each such U.K. Credit Party of the type covered by such form, subject only to Permitted Liens, (ii) a security trust deed duly executed and delivered by each such U.K. Credit Party, dated as of the Effective Date and in form and substance satisfactory to the Administrative Agent, and (iii) in the case of any Person that becomes a U.K. Credit Party after the Effective Date, the security documents required by sub-clauses (i) and (ii) above or supplements to such security documents (in the form specified therein) required to satisfy such requirements as reasonably determined by the Administrative Agent, based on the advice of counsel, duly executed and delivered by such U.K. Credit Party;

(f)         the Administrative Agent shall have received from each Australian Credit Party (i) a fixed and floating charge duly executed and delivered by each such Australian Credit Party in favor of the Collateral Agent, dated as of the Effective Date and in form and substance acceptable to the Administrative Agent, constituting a First Priority Lien on all ABL Priority Collateral from time to time of each such Australian Credit Party of the type covered by such form, subject only to Permitted Liens, (ii) a security trust deed duly executed and delivered by each such Australian Credit Party, dated as of the Effective Date and in form and substance satisfactory to the Administrative Agent, and (iii) in the case of any Person that becomes an Australian Credit Party after the Effective Date, the security documents required by sub-clauses (i) and (ii) above or supplements to such security documents (in the form specified therein) required to satisfy such requirements as reasonably determined by the Administrative Agent, based on the advice of counsel, duly executed and delivered by such Australian Credit Party;

(g)         the Administrative Agent shall have received from each Dutch Credit Party (i) one or more general security agreements duly executed and delivered by each such Dutch Credit Party in favor of the Collateral Agent, dated as of the Effective Date and in form and substance acceptable to the Administrative Agent, constituting a First Priority Lien on all ABL Priority Collateral from time to time of each such Dutch Credit Party of the type covered by such form, subject only to Permitted Liens, and (ii) in the case of any Person that becomes a Dutch Credit Party after the Effective Date, the security documents required by sub-clause (i) above or supplements to such security documents (in the form specified therein) required to satisfy such requirements as reasonably determined by the Administrative Agent, based on the advice of counsel, duly executed and delivered by such Dutch Credit Party;

(h)         (x) the Administrative Agent shall have received from each U.S. Credit Party that directly holds any Equity Interests in any other Subsidiary of Holdings (i) the Pledge Agreements duly executed and delivered by each such U.S. Credit Party in favor of the Collateral Agent, that it determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of all such Equity Interests (provided that the Administrative Agent shall only make a determination to require a U.S. Credit Party to pledge Equity Interests under a Foreign Pledge Agreement to the extent that such Equity Interests are pledged, or required to be pledged, under a local law pledge agreement (or foreign equivalent) to secure the Senior Secured Noteholder Obligations), including the U.S. Pledge Agreement and the Foreign Pledge Agreements specified on Schedule 1.01(g) dated as of the Effective Date, and (ii) in the case of any Person that becomes a U.S. Credit Party after the Effective Date, the Pledge Agreements required by sub-clause (i) above or any supplements to such Pledge Agreements (in the form specified therein), based on the advice of counsel, duly executed and delivered by such U.S. Credit Party and (y) subject to the Intercreditor Agreement, the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (other than uncertificated Equity Interests) pledged in sub-clause (x) above together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(i)         all indebtedness of Holdings, the other Borrowers and each Subsidiary of Holdings that is owing to any ABL Credit Party (other than obligations owing to the ABL Credit Parties that do not individually or in the aggregate exceed $2,000,000) shall be evidenced by an Intercompany Note or by a promissory note or an instrument in form reasonably satisfactory to the Administrative Agent and, shall have been pledged pursuant to the U.S. Security Agreement (or other applicable Security Document) and the Collateral Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(j)         the Administrative Agent shall have received (i) counterparts of, or to the extent available and legally effective, authorization to electronically register, a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner or lessee of such Mortgaged Property, constituting a Second Priority Lien on all

Mortgaged Property from time to time owned by each U.S. Credit Party, subject to Permitted Liens, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage covering Real Property, as a valid Second Priority Lien on the Mortgaged Property described therein, free of any other Liens other than Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such surveys, abstracts, legal opinions, abstracts of title, flood certificates and other documents as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property, it being agreed that the Borrowers shall not be required to provide new surveys if the applicable title insurance company will waive survey exceptions based on existing surveys;

(k)         the Administrative Agent shall have received from each Borrower and each other ABL Credit Party fully executed Cash Management Control Agreements with respect to their Core Concentration Accounts, Collection Accounts and other Deposit Accounts (other than Excluded Accounts and Disbursement Accounts) within 60 days, or solely in the case of U.K. Credit Parties 90 days, after the Effective Date (in each case, as such date may be extended from time to time by the Administrative Agent in its sole discretion, or, with respect to any extension of the period for compliance with this paragraph (k) beyond (i) with respect Core Concentration Accounts, 120 days and (ii) with respect to Collection Accounts and other Deposit Accounts (other than Core Concentration Accounts) 150 days, in each case, after such end of period for compliance with this paragraph (k) (without giving effect to any extension by the Administrative Agent), by the Co-Collateral Agents in their sole discretion);

(l)         all documents, instruments, forms and statements, required by law or reasonably requested by the Administrative Agent to be filed, registered, duly stamped or recorded to create the Liens intended to be created by the applicable Security Documents and perfect such Liens to the extent required by, and with the priority required by, such Security Document, shall have been filed, registered, duly stamped or recorded or delivered to the Collateral Agent for filing, registration, stamping or recording and all filing, registration, stamping or recording duty or other fee shall have been paid (at the expense of the Borrowers);

(m)                   to the extent requested by the Administrative Agent in its reasonable discretion, the Administrative Agent shall have received evidence that with respect to an Australian Credit Party, (i) all board and shareholder resolutions of such Australian Credit Party which are required to be passed under the Corporations Act to approve the giving of financial assistance by such Australian Credit Party in connection with the entering into and performance of each of the Credit Documents by such Australian Credit Party are passed, and (ii) all Australian Whitewash Documents in respect of such Australian Credit Party are lodged with ASIC in accordance with the Corporations Act, on or prior to the date required by the Administrative Agent;

(n)         each ABL Credit Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder; and

(p)         the Administrative Agent shall have received (i) a counterpart of the Intercreditor Agreement duly executed and delivered by each U.S. Credit Party and the Noteholder Collateral Agent and (ii) in the case of any Person that becomes a U.S. Credit Party after the Effective Date, a supplement or joinder to the Intercreditor Agreement, in the form specified therein, duly executed and delivered by such Credit Party;

provided, that the foregoing definition shall be subject to the Agreed Security Principles.  The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or legal opinions with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the ABL Credit Parties (other than ABL Priority Collateral)) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

“Collection Accounts” shall mean, collectively, the U.S. Collection Accounts, the Australian Collection Accounts, the Canadian Collection Accounts, the Dutch Collection Accounts and the U.K. Collection Accounts.

“Collection Banks” shall mean, collectively, the U.S. Collection Banks, the Australian Collection Banks, the Canadian Collection Banks, the Dutch Collection Banks and the U.K. Collection Banks.

“Collective Bargaining Agreements” shall have the meaning provided in Section 6.05.

“Commingled Inventory” shall mean Inventory of any ABL Credit Party that is commingled (whether pursuant to a consignment (as defined in Section 9-102 of the UCC), a toll manufacturing agreement or otherwise) with Inventory of another Person (other than another ABL Credit Party organized under the same jurisdiction of such ABL Credit Party) at a location owned or leased by an ABL Credit Party to the extent that such Inventory of such ABL Credit Party is not readily identifiable.

“Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(a) directly below the column entitled “Commitment”, as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 or 13.04(b), or (z) increased from time to time pursuant to Section 2.14.

“Commitment Fees” shall have the meaning provided in Section 4.01(a).

“Compliance Period” shall mean any period (x) commencing on the date on which the Excess Availability is less than or equal to the Availability Condition and (y) ending on the first date thereafter on which the Excess Availability has been greater than the Availability Condition for 30 consecutive days.

“Confidential Information” shall mean all information and data, including, without limitation, technical, business, marketing and financial information, disclosed to the Agents (or any of them), any Issuing Lender or any Lender by Holdings or any of its Subsidiaries in connection with this Agreement, any other Credit Document or any of the Transactions, whether tangible, intangible, electronic, verbal or written form or by observation and all memoranda, summaries, samples, notes, analyses, compilations, studies, or other documents prepared by the Agents (or any of them), any Issuing Lender or any Lender which contain, reflect or are derived from such information and/or data; provided however, the term “Confidential Information” shall not include information or data which (a) is, or becomes, generally available other than as a result of a disclosure by the respective Agent, Issuing Lender or Lender in violation of any Credit Document, (b) is, or becomes, available to an Agent, any Issuing Lender or Lender from a source other than Holdings or any of its Subsidiaries or its representatives, provided that such source is not, and was not, actually known by such Agent, Issuing Lender or Lender, as the case may be, to be prohibited from transmitting such information or data by any contractual, fiduciary or other legal obligation of confidentiality to Holdings or any of its Subsidiaries, (c) was available to an Agent, an Issuing Lender or a Lender on a non-confidential basis prior to disclosure by Holdings or any of its Subsidiaries or their respective representatives or (d) is or was independently developed by an Agent, an Issuing Lender or a Lender without use of the Confidential Information.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period (without giving effect to (x) any extraordinary gains, (y) any non-cash income, and (z) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) adjusted by adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of Holdings and its Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for Holdings and its Subsidiaries determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of Holdings and its Subsidiaries determined on a consolidated basis for such period, (iv) in the case of any period including the fiscal quarter of Holdings and its Subsidiaries ended September 30, 2009, the amount of all fees and expenses incurred in connection with the Transaction during such fiscal quarter, (v) any non-cash charges, losses or expenses of Holdings and its Subsidiaries for such period (but excluding any non-cash charge, loss or expense in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any Permitted Acquisition) and (vi) restructuring charges and other associated charges incurred or taken prior to the Effective Date as set forth on Schedule 1.01(f).  For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA of Holdings and its Subsidiaries for such period, minus the lesser of (x) the aggregate amount of all Capital Expenditures made by Holdings and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale net proceeds, insurance proceeds or Indebtedness (other than Loans)) and (y) the Consolidated EBITDA of Holdings and its Subsidiaries for such period, to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” shall mean, for any period, the sum of (1) the scheduled principal amount of all amortization payments made during such period on all Indebtedness of Holdings and its Subsidiaries for such period (including the principal component of all Capitalized Lease Obligations) as determined on the first day of such period (or, with respect to a given issue of Indebtedness incurred thereafter, on the date of the incurrence thereof) net of the proceeds of any other Indebtedness the proceeds of which are used to make such payment (other than with proceeds of Loans) plus (2) Consolidated Interest Expense of Holdings and its Subsidiaries for such period plus (3) the amount of all cash payments made by Holdings and its Subsidiaries in respect of income taxes or income tax liabilities (net of cash income tax refunds) during such period (excluding such cash payments related to asset sales not in the ordinary course of business) plus (4) without duplication of any amounts included in clause (3) above, the aggregate amount of all cash Dividends paid by Holdings as permitted under Section 10.03 for such period plus (5) any cash restructuring charges and other associated cash charges set forth in paragraph (vi) of the definition of Consolidated EBITDA made during such period in excess of $15,000,000 provided that this sub-clause (5) shall not be included in the calculation of Consolidated Fixed Charge Coverage Ratio in connection with the delivery of a Compliance Certificate pursuant to Section 9.01(f)(ii) so long as no Dominion Period then exists.

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of Holdings and its Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit and Interest Rate Protection Agreements) for such period (calculated without regard to any limitations on payment thereof), adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs (including, without limitation, amortization of original issue discount) for such period and any interest expense actually “paid in kind” or accreted during such period, plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries on a consolidated basis representing the interest factor for such period and (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of Holdings and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):  (i) the net income (or loss) of any Person in which a Person or Persons other than Holdings and its Wholly-Owned

Subsidiaries has an Equity Interest(s) to the extent of such Equity Interest(s) held by Persons other than Holdings and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary, (iii) the net income of any Subsidiary (other than Wholly-Owned Subsidiaries) other than with respect to any cash dividends or similar cash distributions or other lending or transfer (including funds from intercompany loans or transfers) made by such Subsidiary to Holdings and its Wholly-Owned Subsidiaries and (iv) the amount of any cash payments in such period in respect of non-cash charges expensed in any earlier period.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (solely for the purpose of this definition, “primary obligations”) of any other Person (solely for the purpose of this definition, the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of Holdings on the Effective Date and each other director if such director’s nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Core Australian Concentration Account” shall have the meaning provided in Section 5.03(g).

“Core Canadian Concentration Account” shall have the meaning provided in Section 5.03(g).

“Core Concentration Accounts” shall mean, collectively, the Core U.S. Concentration Accounts, the Core Australian Concentration Accounts, the Core Canadian Concentration Accounts, the Core Dutch Concentration Accounts and the Core U.K. Concentration Accounts.

“Core Dutch Concentration Account” shall have the meaning provided in Section 5.03(g).

“Core U.K. Concentration Account” shall have the meaning provided in Section 5.03(g).

“Core U.S. Concentration Account” shall have the meaning provided in Section 5.03(e).

“Corporations Act” means the Corporations Act 2001 (Cth) (Australia) as amended.

“Credit Account” shall have the meaning provided in Section 5.03(m).

“Credit Document Obligations” shall have the meaning specified in the definition of “Secured Obligations”.

“Credit Documents” shall mean this Agreement, each Subsidiaries Guaranty, each Pledge Agreement, the U.S. Security Agreement, each Mortgage, the Intercreditor Agreement, and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Incremental Commitment Agreement, each Note, each Joinder Agreement and each other Security Document.

“Credit Event” shall mean the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit (other than any amendment, extension or renewal that does not increase the maximum Stated Amount of such Letter of Credit).

“Credit Party” shall mean each U.S. Credit Party, each Australian Credit Party, each Canadian Credit Party, each Dutch Credit Party, each U.K. Credit Party, and each other Foreign Credit Party.

“DB Australian Account” shall have the meaning provided in Section 5.03(i).

“DB Canada” shall mean Deutsche Bank AG, Canada Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise acting in respect of its Canadian banking business.

“DB Canadian Account” shall have the meaning provided in Section 5.03(j).

“DB Dutch Account” shall have the meaning provided in Section 5.03(k).

“DB U.K. Account” shall have the meaning provided in Section 5.03(l).

“DB U.S. Account” shall have the meaning provided in Section 5.03(h).

“DBNY” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation by merger, consolidation or otherwise.

“Decree” shall mean the Besluit definitiebepalingen Wft, dated 12 October 2006, as amended from time to time.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, at any time of determination thereof, any Lender that (i) has failed to fund any portion of the Revolving Loans, participations in Letter of Credit Outstandings or participations in Swingline Loans required to be funded by it hereunder (including its obligations under Section 2.01(a) or (c), Section 2.04 or Section 3), (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, (iii) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a takeover (in receivership or similar proceeding) by a Governmental Authority, (iv) does not meet a capital adequacy or liquidity requirement applicable to such Lender as determined by the relevant Governmental Authority or (v) has notified Holdings, any Issuing Lender, the Swingline Lender and/or the Administrative Agent of any of the foregoing (including any notification of its intent not to comply with its funding obligations described in preceding clause (i)); provided that for purposes of Section 2.01 with respect to Swingline Loans, Section 3 and any documentation entered into pursuant to the Back-Stop Arrangements only, the term “Defaulting Lender” shall also include (a) any Lender with an affiliate that (x) either (A) Controls such Lender or (B) at the election of the Administrative Agent, is under common Control with such Lender and (y) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a takeover by a Governmental Authority or does not meet a capital adequacy or liquidity requirement applicable to such affiliate as determined by the relevant Governmental Authority, (b) any Lender that previously constituted a “Defaulting Lender” under this Agreement, unless such Lender has ceased to constitute a “Defaulting Lender” for a period of at least 90 consecutive days, and (c) any Lender that the Swingline Lender, any Issuing Lender or the Administrative Agent believes in good faith has defaulted in its obligations under any other credit facility to which such Lender is a party.

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization.

“Dilution” shall mean, as of any date of determination, as to the Accounts owned by any Persons, a percentage, based upon the experience of the immediately prior twelve consecutive months, that is the result of dividing the U.S. Dollar amount (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) of (a) bad debt write-downs, discounts, advertising allowances, credits, rebates, returns or other dilutive items with respect to such Person’s Accounts during such period, by (b) such Person’s billings with respect to their Accounts during such period.

“Disbursement Accounts” shall mean, collectively, the U.S. Disbursement Accounts, the Australian Disbursement Accounts, the Canadian Disbursement Accounts, the Dutch Disbursement Accounts and the U.K. Disbursement Accounts.

“Disbursement Banks” shall mean, collectively, the U.S. Disbursement Banks, the Australian Disbursement Banks, the Canadian Disbursement Banks, the Dutch Disbursement Banks and the U.K. Disbursement Banks.

“Discharge of Secured Obligations” shall mean the date upon which (1) all Secured Obligations of the Credit Parties (other than Unasserted Obligations) having been indefeasibly paid in full in cash (or, solely in the case of Secured Obligations (x) with respect to the Secured Hedging Agreements to the extent such Secured Obligations have not been indefeasibly paid in full in cash, if Holdings has certified that no payment default exists with respect to any Secured Hedging Agreements and (y) with respect to the Secured Cash Management Agreements to the extent such Secured Obligations have not been indefeasibly paid in full in cash or cash collateralized, if Holdings has certified that no payment obligation is outstanding with respect to any Secured Cash Management Agreements), (2) the Lenders having no further commitment to lend under this Agreement, (3) the Stated Amount of all Letters of Credit having been reduced to zero (or, with respect to each outstanding Letter of Credit, the applicable Issuing Lender has entered into arrangements, including without limitation cash collateralization, satisfactory to it in its sole discretion to eliminate such Issuing Lender’s risk with respect to each applicable outstanding Letter of Credit, and (4) the Issuing Lenders having no further obligation to issue Letters of Credit under this Agreement.

“Discharge of Senior Secured Notes Obligations” shall have the meaning specified in the Intercreditor Agreement.

“Disclosed Schemes” shall mean the GBC (UK) Ltd Staff Pension Plan and the Acco Europe Pension Plan.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Equity Interests of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests).  Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

“Documentation Agents” shall mean Credit Suisse Securities (USA) LLC, General Electric Capital Corporation and Wells Fargo Foothill, LLC, in their capacities as Documentation Agents in respect of the credit facilities hereunder, and any successors thereto.

“Documents” shall mean, collectively, (i) the Credit Documents, (ii) the Refinancing Documents, (iii) the Senior Secured Notes Documents, and (iv) the Existing Senior Subordinated Notes Documents.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District or Columbia.

“Dominion Period” shall mean any period (i) commencing on the date on which (x) an Event of Default has occurred and is continuing, (y) the Excess Availability is less than or equal to the Availability Condition and (ii) ending on the first date thereafter on which (x) no Event of Default exists and (y) the Excess Availability has been greater than the Availability Condition, for 30 consecutive days.

“Draft” shall mean, at any time, either a depository bill within the meaning of the Depository Bills and Notes Act (Canada) as amended, or a bill of exchange, within the meaning of the Bills of Exchange Act (Canada) as amended, drawn by a Borrower in Canadian Dollars on a Lender and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time has not been completed or accepted by such Lender.

“Drawing” shall have the meaning provided in Section 3.05(b).

“Drawing Date” shall mean the date on which a Draft is drawn.

“Drawing Fee” shall mean, in respect of a Draft drawn by a Borrower hereunder and accepted by a B/A Lender or a Draft (or B/A Equivalent Note exchanged therefor) purchased by a Non-B/A Lender, a fee calculated on the Face Amount of such Draft (or B/A Equivalent Note exchanged therefor) at a rate per annum equal to the Applicable Margin for Banker’s Acceptance Loans on the Drawing Date of such Draft (or B/A Equivalent Note exchanged therefor).  Drawing Fees shall be calculated on the basis of the term to maturity of the Draft (or B/A Equivalent Note exchanged therefor) and a year of 365 days.

“Dutch Banking Act” shall mean the Act on the Supervision of the Financial Markets of 28 September 2006 (Wet op het financieel toezicht) as amended from time to time including any regulations pursuant to it.

“Dutch Borrower” and “Dutch Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Dutch Borrower Loans” shall mean each Dutch Borrower Revolving Loan and each Dutch Borrower Swingline Loan.

“Dutch Borrower Obligations” shall mean all Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by any Dutch Borrower.

“Dutch Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Dutch Borrower Revolving Note” shall have the meaning provided in Section 2.05(a).

“Dutch Borrower Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Dutch Borrower Swingline Note” shall have the meaning provided in Section 2.05(a).

“Dutch Borrowing Base” shall mean, as of any date of calculation, the amount equal to, without duplication, the sum of (a) 85% of Eligible Dutch Accounts, plus (b) the lesser of (i) 65% of the respective Value of each category of Eligible Dutch Inventory (i.e., raw materials, work in process and finished goods) and (ii) 85% of the then extant Net Orderly Liquidation Value of each such category of Eligible Dutch Inventory (i.e., raw materials, work in process and finished goods) minus (c) the sum (without duplication) of (i) the Dutch Qualified Secured Hedging Agreement Reserve, (ii) the Dutch Qualified Secured Cash Management Agreement Reserve and (iii) the Reserves then established by the Co-Collateral Agents with respect to the Dutch Borrowing Base.  The Co-Collateral Agents shall have the right (but no obligation) to review such computations and if, in their Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Co-Collateral Agents shall have the right to correct any such errors in such manner they shall determine in their Permitted Discretion and the Collateral Agent will notify Holdings promptly after making any such correction.

“Dutch Collection Account” shall mean each account established at a Dutch Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(e).

“Dutch Collection Banks” shall have the meaning provided in Section 5.03(e).

“Dutch Credit Parties” shall mean each Dutch Borrower and each Foreign Subsidiary Guarantor that is a Dutch Subsidiary of Holdings.

“Dutch Credit Party Obligations” shall mean all Dutch Borrower Obligations and any guarantees thereof by the Credit Parties (including by the U.S. Credit Parties) pursuant to any Guaranty or pursuant to any other Credit Document.

“Dutch Dilution Reserve” shall mean, as of any date of determination, as to the Accounts owned by the Dutch Credit Parties, an amount sufficient to reduce the advance rate against Eligible Accounts owned by the Dutch Credit Parties (determined without regard to the application of clause (x) of the fourth sentence of the definition of “Eligible Accounts”) by one (1) percentage point (1.00%) for each percentage point by which Dilution of the Accounts owned by the Dutch Credit Parties is in excess of 5.00%.

“Dutch Disbursement Account” shall mean each checking and/or disbursement account maintained by each Dutch Credit Party for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses (other than a disbursement account that is an Excluded Account) and funded by such Dutch Credit Party in the ordinary course of business consistent with past practices.

“Dutch Perfection Certificate” shall mean the Dutch Perfection Certificate in the form thereof included in Exhibit D-5 or any other form approved by the Administrative Agent, as the same may be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Dutch Priority Payables” shall mean at any time, with respect to the Dutch Borrowing Base, the aggregate amount of any liability of the Dutch Credit Parties (or any other Person for which the Dutch Credit Parties have joint and several liability) which are secured by a right of pledge (pandrecht) or right of mortgage (hypotheekrecht) on any ABL Priority Collateral of any Dutch Credit Party or in relation to which a right of priority (voorrecht) on any ABL Priority Collateral of any Dutch Credit Party exists or any similar security right or other right, in each case pursuant to any applicable law, and which right of pledge, right of mortgage, right of priority or any similar security right or other right, in each case pursuant to any applicable law, ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents in such ABL Priority Collateral.

“Dutch Priority Payables Reserve” shall mean, on any date of determination for the Dutch Credit Parties Base, a reserve established from time to time by the Co-Collateral Agents in their Permitted Discretion in such amount as the Co-Collateral Agents may determine in respect of Dutch Priority Payables of the Dutch Credit Parties.

“Dutch Qualified Secured Cash Management Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the Dutch Qualified Secured Cash Management Agreements, which reserve shall be in an amount equal to the aggregate amount of all reserves agreed upon from time to time by the applicable Lender and the applicable Dutch Credit Party and notified in writing to the Administrative Agent by such Lender (or affiliate thereof) and the applicable Dutch Credit Party to be maintained with respect to such Dutch Qualified Secured Cash Management Agreements in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion). The determination as to whether any such reserve shall be established with respect to any such Dutch Qualified Secured Cash Management Agreement shall be subject to the agreement between the applicable Dutch Credit Party and the applicable Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a Dutch Qualified Secured Cash Management Agreement.

“Dutch Qualified Secured Cash Management Agreements” shall mean each Qualified Secured Cash Management Agreement between a Lender (or an affiliate thereof) (as determined at the time such Secured Cash Management Agreement is designated as a Qualified Secured Cash Management Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and a Dutch Credit Party.

“Dutch Qualified Secured Hedging Agreement” shall mean any Qualified Secured Hedging Agreement between a Lender (or an affiliate thereof) (as determined at the time such Interest Rate Protection Agreement or Other Hedging Agreement is designated as a Qualified Secured Hedging Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and a Dutch Credit Party.

“Dutch Qualified Secured Hedging Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the Dutch Qualified Secured Hedging Agreements, which reserve shall be in an amount of the aggregate U.S. Dollar Equivalent marked to market exposure thereunder as calculated by the applicable Dutch Credit Party and the Lender or affiliate of such Lender party to such Dutch Qualified Secured Hedging Agreement in accordance with GAAP (based on the valuation methodology agreed between Holdings and the Lender or affiliate of such Lender party to such Dutch Qualified Secured Hedging Agreements) at the time such Secured Hedging Agreement is designated as a Qualified Secured Hedging Agreement in accordance with Section 13.22 and/or as otherwise agreed as among such parties, in each case, to be notified to the Administrative Agent from time to time by written notice from the Lender (or such affiliate) and the applicable Dutch Credit Party party to such agreement in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion).  The determination as to whether any such reserve shall be established with respect to any such Dutch Qualified Secured Hedging Agreement shall be subject to the agreement between the applicable Dutch Credit Party and the applicable Dutch Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a Dutch Qualified Secured Hedging Agreement.

“Dutch Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated, organized or established under the laws of the Netherlands.

“Dutch Unpaid Supplier Reserve” shall mean, with respect to the Dutch Credit Parties, a reserve established by the Co-Collateral Agents in respect of any Inventory which is subject to rights of a supplier to repossess goods pursuant to retention of title rights (recht van eigendomsvoorbehad) or rights of retention (retentierechten) or any other laws of the Netherlands which grants repossession, revendication or similar rights to an unpaid supplier, in each case, where such supplier’s right ranks or is capable of ranking in priority to, or pari passu with one or more of the Liens granted in the Security Documents in the ABL Priority Collateral.

“Effective Date” shall have the meaning provided in Section 13.10.

“Eligible Accounts” shall mean each Account created by one of the ABL Credit Parties in the ordinary course of its business, that arises out of its sale of goods (other than promotional products not held for sale) or rendition of services, that complies in all material respects with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below.  The Co-Collateral Agents shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in their Permitted Discretion.  In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, bonding subrogation rights to the extent not cash collateralized, any and all returns, rebates, discounts (which may, at the Co-Collateral Agents’ option, be calculated on shortest terms), credits, allowances or sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.  Eligible Accounts shall not include the following:

(a)           Accounts which either (x) are 60 days or more past due or (y) are unpaid more than 120 days after the original invoice date other than Accounts unpaid more than 120 days, but not more than 180 days, after the original invoice date up to an aggregate amount for all Borrowing Bases not exceeding $5,000,000;

(b)           Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (and its Affiliates) are deemed ineligible hereunder as a result of the application of preceding clause (a);

(c)           Accounts with respect to which the Account Debtor is (i) a Subsidiary of Holdings or (ii) an employee or agent of Holdings or any Subsidiary of Holdings;

(d)           Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by an Account Debtor may be conditional;

(e)           Intentionally Omitted;

(f)           Accounts with respect to which the Account Debtor is a non Governmental Authority unless:  (i) the Account Debtor either (A) maintains its Chief Executive Office in an Applicable Eligible Jurisdiction, (B) is organized under the laws of an Applicable Eligible Jurisdiction, or any state, territory, province or subdivision thereof, or (c) to the extent permitted by the Co-Collateral Agents in their Permitted Discretion, maintains substantial operations in an Applicable Eligible Jurisdiction, or (ii) the Account is supported by an irrevocable letter of credit, credit insurance or acceptance terms satisfactory to the Co-Collateral Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent; provided that Accounts of an ABL Credit Party with respect to which the respective Account Debtor is located in a country other than the United States up to an aggregate amount for all Borrowing Bases not exceeding $5,000,000 shall not be considered excluded under this sub-clause (f);

(g)           Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof unless (i) the Account is supported by an irrevocable letter of credit satisfactory to the Co-Collateral Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to the Co-Collateral Agents, in their Permitted

Discretion, or (iii) the Account Debtor is the government of Australia or any political subdivision thereof or such other foreign country or sovereign state (or political subdivision thereof), in each case, to the extent approved by the Co-Collateral Agents in their Permitted Discretion;

(h)           Accounts with respect to which the Account Debtor is the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which the a U.S. Borrower has complied, to the reasonable satisfaction of the Co-Collateral Agents, with the Assignment of Claims Act, 31 USC § 3727) or Accounts with respect to which the Account Debtor is the federal government of Canada or the Province of Alberta, Manitoba or New Brunswick or the Territory of Northwest Territories or Nunavut or any other province or territory of Canada which has legislation which restricts the collateral assignment of Crown obligations which are Accounts or, in each case, of any department, agency or instrumentality thereof;

(i)           Accounts with respect to which the Account Debtor is a creditor of Holdings or any Subsidiary of Holdings, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, in each case, to the extent (including, without limitation, with respect to rebates, including cash rebates) of such claim, right of setoff, or dispute;

(j)           Accounts with respect to an Account Debtor (and its Affiliates) whose total obligations owing to the ABL Credit Parties exceed 10% (or, in the case of those Account Debtors (and their respective Affiliates) listed on Schedule 1.01(c), exceed the respective percentages set forth opposite the names of such Account Debtors on such Schedule 1.01(c)) (such percentages as applied to a particular Account Debtor (and its Affiliates) being subject to (x) increase by the Co-Collateral Agents, in their Permitted Discretion, so long as such percentage shall not exceed 30% at any time and (y) reduction by the Co-Collateral Agents, in their Permitted Discretion, if the creditworthiness of such Account Debtor (and its Affiliates) deteriorates or is otherwise unacceptable to the Co-Collateral Agents) of all Accounts of the Borrowers, to the extent of the obligations owing by such Account Debtor (and its Affiliates) in excess of such percentages; provided, however that at the request of Holdings, and with the consent of the Co-Collateral Agents, names (and corresponding concentration limits subject to the provisions above in this definition) may be added to, and/or removed from, Schedule 1.01(c) from time to time;

(k)           Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, has gone out of business, or as to which Holdings or any other ABL Credit Party has received notice of an imminent insolvency proceeding or a material impairment of the financial condition of such Account Debtor unless (x) such Account is supported by a letter of credit satisfactory to the Co-Collateral Agents, in their Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent or (y) such Account Debtor has received debtor-in-possession financing sufficient as determined by the Co-Collateral Agents in their Permitted Discretion to finance its ongoing business activities;

(l)           Accounts that are not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document as provided in the Intercreditor Agreement;

(m)           Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor (other than customary maintenance contracts);

(n)           Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by an ABL Credit Party of the subject contract for goods or services (other than customary maintenance contracts);

(o)           Accounts with respect to which any return, rejection or repossession of any of the merchandise giving rise to such Account has occurred, but only to the extent of the value of the goods returned, rejected or repossessed;

(p)           Accounts with respect to which the sale to the respective Account Debtor is “cash on delivery”;

(q)           Accounts that are evidenced by Chattel Paper;

(r)           Accounts with respect to which the applicable ABL Credit Party has made any agreement with any Account Debtor (i) for any deduction therefrom (but only to the extent of such deductions from time to time), except for (x) volume discounts, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto and (y) returns, rebates or credits reflected in the calculation of the face value of each such amount or (ii) for any adjustment, extension, compromise or settlement thereof, except for adjustments, extensions, compromises and settlements made in the ordinary course of business for prompt payment (and not related to the creditworthiness of the Account Debtor);

(s)           Any Account that has not been invoiced, has not been billed and has not been recognized as received by the applicable Account Debtor;

(t)           Any Account with respect to which a partial payment of such Account has been made by the respective Account Debtor; provided that to the extent such Account consists of multiple separate line-items, only the line items that have been partially paid shall be excluded;

(u)           Accounts that are not payable to an ABL Credit Party;

(v)           Accounts with respect to which the agreements evidencing such Accounts are not governed by the laws of a jurisdiction which is not an Applicable Eligible Jurisdiction for the Accounts of such ABL Credit Party;

(w)           Accounts to the extent representing service charges or late fees;

(x)           Accounts to the extent representing royalties due;

(y)           Accounts to the extent representing goods and services tax, value added tax and provincial sales tax, in each case that has not yet been paid to the applicable Government Authority or has not been Reserved for; or

(z)           Accounts to the extent representing unapplied cash balances.

“Eligible Australian Accounts” shall mean the Eligible Accounts owned by the Australian Credit Parties.

“Eligible Australian Inventory” shall mean the Eligible Inventory owned by the Australian Credit Parties.

“Eligible Canadian Accounts” shall mean the Eligible Accounts owned by the Canadian Credit Parties.

“Eligible Canadian Inventory” shall mean the Eligible Inventory owned by the Canadian Credit Parties.

“Eligible Dutch Accounts” shall mean the Eligible Accounts owned by the Dutch Credit Parties.

“Eligible Dutch Inventory” shall mean the Eligible Inventory owned by the Dutch Credit Parties.

“Eligible Inventory” shall mean all of the Inventory owned by one of the ABL Credit Parties except any Inventory to which any of the exclusionary criteria set forth below applies.  The Co-Collateral Agents shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in their Permitted Discretion.  Eligible Inventory shall not include any Inventory of an ABL Credit Party that:

(a) is (i) not subject to a First Priority Lien in favor of the Collateral Agent on behalf of the Secured Parties or (ii) not owned by an ABL Credit Party free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure an ABL Credit Party’s performance with respect to that Inventory), except (x) the First Priority Lien in favor of the Collateral Agent on behalf of the Secured Parties, the junior Lien in favor of the Noteholder Collateral Agent on behalf of the Senior Secured Noteholder thereunder and (y) Permitted Liens in favor of bailees, landlords, suppliers, mechanics, carriers, freight handlers, freight forwarders, shippers, materialmen, warehousemen and workmen to the extent permitted in the provisions of this Agreement (it being understood and agreed that the Co-Collateral Agents in their Permitted Discretion may establish Reserves for the estimated amount of any claims secured by such Liens referred to in this clause (y));

(b) (i) is located on premises leased or rented by an ABL Credit Party, or (ii) is stored with a bailee at a leased location, or (iii) is stored with a bailee or warehouseman, or (iv) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than the Collateral Agent or the Noteholder Collateral Agent, or (v) is located on premises owned, leased or rented by a customer of an ABL Credit Party, or (vi) is located at a third party processor, other than in each such case (x) a Collateral Access Agreement has been delivered to the Administrative Agent with respect to such case or (y) Reserves reasonably satisfactory to the Co-Collateral Agents in their Permitted Discretion have been established with respect to such case;

(c) is placed on consignment unless the applicable ABL Credit Party has entered into a consignment agreement with the consignees in form and substance reasonably satisfactory to the Co-Collateral Agents in their Permitted Discretion;

(d) is in transit, except Inventory that is in transit (A) between locations owned or leased by one or more ABL Credit Parties, (B) within an Applicable Eligible Jurisdiction (it being understood that Reserves may be established in the Co-Collateral Agents’ Permitted Discretion with respect to Inventory that is in transit within an Applicable Eligible Jurisdiction) or (C) and it (i) is subject to a negotiable document showing the Co-Collateral Agents (or, with the consent of the Co-Collateral Agents in their Permitted Discretion, the applicable ABL Credit Party) as consignee, which document is in the possession of the Collateral Agent or such other Person as the Collateral Agent shall approve; (ii) is fully insured in a manner satisfactory to the Co-Collateral Agents in their Permitted Discretion; (iii) has been identified to the applicable sales contract and title has passed to the applicable ABL Credit Party; (iv) is not sold by a vendor that has a right to claim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory, or with respect to whom any ABL Credit Party is in default of any obligations; (v) is subject to purchase orders and other sale documentation satisfactory to the Co-Collateral Agents in their Permitted Discretion; (vi) is shipped by a common carrier that is not affiliated with the vendor; and (vii) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Collateral Access Agreement; provided that, for purposes of any calculation of Eligible Inventory under this Agreement or any other Credit Document, any amount of Eligible Inventory calculated pursuant to this clause (d) shall be net of any attributable freight, insurance or similar fees or expenses;

(e) is covered by a negotiable document of title, unless such document has been delivered to the Collateral Agent or an agent thereof and such ABL Credit Party takes such other actions as the Administrative Agent reasonably requests in order to create a perfected First Priority security interest in favor of the Collateral Agent in such Inventory with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent, those referred to in the definition of “First Priority”, those in favor of the Noteholder Collateral Agent and those Liens referred to in clause (a) of this definition (it being understood and agreed that the Co-Collateral Agents in their Permitted Discretion may establish Reserves for the estimated amount of any claims secured by such Liens);

(f) is excess or obsolete (to the extent not included in determining Net Orderly Liquidation Value), unsalable, seconds, defective, damaged or unfit for sale;

(g) consists of goods that are slow moving (to the extent not included in determining Net Orderly Liquidation Value) or constitute spare parts (not intended for sale), packaging and shipping materials, promotional products (not intended for sale), supplies used or consumed in an ABL Credit Party’s business;

(h) consists of any gross profit mark-up in connection with the sale and distribution thereof to any division of any ABL Credit Party or Subsidiary of such ABL Credit Party, to the extent of such gross profit mark-up;

(i) consists of goods that have been returned or rejected by the buyer and are not in salable condition;

(j) is not of a type held for sale in the ordinary course of any ABL Credit Party’s business;

(k) breaches in any material respect any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

(l) does not conform in all material respects to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(m) is Commingled Inventory;

(n) is located outside of an Applicable Eligible Jurisdiction;

(o) is subject to a license agreement or other arrangement with a third party which, in the Co-Collateral Agents’ Permitted Discretion, restricts the ability of the Administrative Agent or the Collateral Agent to exercise its rights under the Credit Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Administrative Agent or the Collateral Agent to exercise its rights with respect to such Inventory or the Co-Collateral Agents have otherwise agreed to allow such Inventory to be eligible in the Co-Collateral Agents’ Permitted Discretion;

(p) is repriced down or the market value of which is lower than the cost thereof (to the extent of the amount of such write down or reduction in market value);

(q) is not subject to a First Priority Lien in favor of the Collateral Agent on behalf of the Secured Parties as provided in the Intercreditor Agreement; provided that no Inventory subject to a Permitted Lien shall be Eligible Inventory to the extent, but only to the extent, a Permitted Lien primes the First Priority Lien granted to the Collateral Agent, as determined by the Co-Collateral Agents in their Permitted Discretion;

(r) is not covered by casualty insurance as required by the terms of this Agreement; or

(s) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other

“accredited investor” (as defined in Regulation D of the Securities Act); provided that an Eligible Transferee shall exclude individuals and Holdings and its Subsidiaries and Affiliates.

“Eligible U.K. Accounts” shall mean the Eligible Accounts owned by the U.K. Credit Parties (other than any U.K. Credit Party which is a limited partnership, including without limitation, ACCO Europe Finance LP and ACCO Brands Europe Holding LP).

“Eligible U.K. Inventory” shall mean the Eligible Inventory owned by the U.K. Credit Parties (other than any U.K. Credit Party which is a limited partnership, including without limitation, ACCO Europe Finance LP and ACCO Brands Europe Holding LP).

“Eligible U.S. Accounts” shall mean the Eligible Accounts owned by the U.S. Credit Parties.

“Eligible U.S. Inventory” shall mean the Eligible Inventory owned by the U.S. Credit Parties.

“Employee Benefit Plans” shall have the meaning provided in Section 6.05.

“Employee Liability Reserves” shall mean, with respect to each U.K. Borrower, such amount as the Co-Collateral Agents may from time to time determine, which amount shall represent an amount payable by such U.K. Borrower to preferential creditors pursuant to Schedule 6 of the Insolvency Act of 1986 (as amended).

“Employment Agreements” shall have the meaning provided in Section 6.05.

“EMU Legislation” shall mean the legislative measures of the European Union for the introduction of changeover to or operation of the Euro in one or more member states being in part legislative measures to implement the third stage of the European Monetary Union.

“End Date” shall have the meaning provided in the definition of Applicable Margin.

“Enterprise Act Reserves” shall mean, at any time, with respect to each U.K. Borrower, the maximum amount which would be required to be made available by such U.K. Borrower to unsecured creditors if section 176A of the Insolvency Act of 1986 (as amended) applied (with such amount being equal to £600,000 as at the date of this Agreement).

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

“Environmental Law” shall mean any Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect (including agreements with any Governmental Authority) and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, Preferred Stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any of its Subsidiaries would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

“Euro Denominated Revolving Loans” shall mean each Revolving Loan denominated in Euros at the time of the incurrence thereof.

“Euro LIBOR” shall mean, with respect to each Borrowing of Euro Denominated Revolving Loans, the higher of (x) (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Euro Denominated Loan then being made by the various Lenders) with maturities comparable to the Interest Period to be applicable to such Loan, determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such

Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Euro Denominated Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of such Euro Denominated Revolving Loans, the Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Revolving Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto and (y) 1.50% per annum.

“Euro Rate” shall mean and include each of the Eurodollar Rate, the Sterling Rate, Euro LIBOR and the Australian Dollar Rate.

“Euro Rate Loan” shall mean each Eurodollar Loan, each Sterling Denominated Revolving Loan, each Euro Denominated Revolving Loan and each Australian Dollar Denominated Revolving Loan.

“Eurodollar Loan” shall mean each U.S. Dollar Denominated Loan designated as such by the Borrower of such U.S. Dollar Denominated Loan at the time of the incurrence thereof or conversion thereto bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” shall mean the higher of (i) (a) the rate appearing on Reuters Screen Libor 01 (or on any successor or substitute page of such screen, or any successor to or substitute for such screen, providing rate quotations comparable to those currently provided on such page of such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the  applicable Interest Determination Date, as the rate for dollar deposits with a maturity comparable to such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) and (ii) 1.50% per annum.

“Euros” and the designation “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

“Event of Default” shall have the meaning provided in Section 11.01.

“Excess Availability” shall mean, as of any date of determination, the remainder of (a) the lesser of (i) the Total Commitment at such time and (ii) the Total Borrowing Base at such time minus (b) the Aggregate Exposure at such time.

“Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean (x) disbursement accounts established solely for the payment of medical and dental expenses in connection with health insurance programs for employees of Holdings and its Subsidiaries, (y) petty cash accounts established (or otherwise maintained) (i) by the any U.S. Credit Party that do not have cash balances at any time exceeding $50,000 in the aggregate for all such petty cash accounts of the U.S. Credit Parties, (ii) by any Australian Credit Party that do not have cash balances at any time exceeding the U.S. Dollar Equivalent of $50,000 in the aggregate for all such petty cash accounts of the Australian Credit Parties, (iii) by any Canadian Credit Party that do not have cash balances at any time exceeding the U.S. Dollar Equivalent of $50,000 in the aggregate for all such petty cash accounts of the Canadian Credit Parties, (iv) by any Dutch Credit Party that do not have cash balances at any time exceeding the U.S. Dollar Equivalent of $50,000 in the aggregate for all such petty cash accounts of the Dutch Credit Parties, and (v) by any U.K. Credit Party that do not have cash balances at any time exceeding the U.S. Dollar Equivalent of $50,000 in the aggregate for all such petty cash accounts of the U.K. Credit Parties; provided in no event shall Excluded Accounts include any Collection Accounts, Disbursement Accounts, Core Concentration Accounts, Asset Sale Proceeds Account or any other account pursuant to which an account control agreement has been executed and delivered to the Collateral Agent pursuant to any Security Document.

“Executive Order” shall have the meaning provided in Section 8.23(a).

“Exempted Foreign Entity” shall have the meaning specified in the U.S. Security Agreement.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of August 17, 2005, among Holdings, ACCO Brands Europe Ltd., ACCO Netherlands Holdings B.V> (as successor to Furlon Holding B.V.), Citicorp North America, Inc. as administrative agent, and the other lenders party thereto (as amended, restated, supplemented or otherwise modified through and including the Effective Date).

“Existing Cross Currency Swap” shall mean that certain ISDA Master Agreement dated as of October 1, 2005, between Holdings and Wachovia Bank, National Associate, together with the Schedule (as defined therein) and all Confirmations (as defined therein) exchanged between the parties confirming the Transactions (as defined therein) (in each case, as amended, restated, supplemented or otherwise modified through and including the Effective Date).

“Existing Indebtedness” shall have the meaning provided in Section 6.07(c).

“Existing Indebtedness Agreements” shall have the meaning provided in Section 6.05.

“Existing Letters of Credit” shall have the meaning provided in Section 3.01(a)(B).

“Existing Letter of Credit Facility” shall mean the letter of credit facility, dated as of March 31, 2009, among Holdings and Bank of America, N.A. (as amended, restated, supplemented or otherwise modified through and including the Effective Date).

“Existing Securitization Facilities” shall mean the receivables securitization facility established pursuant to that certain Receivables Sale and Contribution Agreement, dated as of January 9, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time through and including the Effective Date) by and between ACCO Brands USA LLC, as originator,  and ACCO Brands Receivables Funding LLC, as buyer, and pursuant to that certain Receivables Purchase Agreement, dated as of January 9, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time through and including the Effective Date) by and among ACCO Brands Receivables Funding LLC, as seller, ACCO Brands USA LLC, as servicer, Gotham Funding Corporation, as purchaser, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent, (together, the “Funding Agreements”) and the other documents, instruments, agreements and certificates delivered in connection with the Funding Agreements.

“Existing Senior Subordinated Notes” shall mean those certain 7-5/8% Senior Subordinated Notes due August 15, 2015 issued by Holdings pursuant to the Existing Senior Subordinated Notes Indentures by Holdings.

“Existing Senior Subordinated Notes Documents” shall mean the Existing Senior Subordinated Notes Indentures, the Existing Senior Subordinated Notes and each other document or agreement relating to the issuance of the Existing Senior Subordinated Notes.

“Existing Senior Subordinated Notes Indenture” shall mean the Indenture, dated as of August 5, 2005, among ACCO Finance I, Inc., as issuer, the U.S. Guarantors party thereto as guarantors and Wachovia Bank, National Association, as trustee thereunder, and the Supplemental Indenture, dated as of August 17, 2005, among Holdings, as successor issuer to ACCO Finance I, Inc., the U.S. Guarantors party thereto as guarantors and Wachovia Bank, National Association, as trustee thereunder, in each case, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Expenses” shall mean all present and future reasonable expenses incurred by or on behalf of the Administrative Agent, the Collateral Agent, the Co-Collateral Agents or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Agreement, a Co-Collateral Agent under the Credit Documents or the Collateral Agent under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the expenses set forth in Section 13.01, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent (and the Collateral Agent and the Co-Collateral Agents) in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent (and the Collateral Agent and the Co-Collateral Agents) due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent and the Co-Collateral Agents) relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent, the Collateral Agent and the Co-Collateral Agents, fees and taxes related to the filing of financing statements, costs of preparing and recording any other Credit

Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

“Face Amount” shall mean, in respect of a Draft, Bankers’ Acceptance or B/A Equivalent Note, as the case may be, the amount payable to the holder thereof on its maturity.  The Face Amount of any Bankers’ Acceptance Loan shall be equal to the aggregate Face Amounts of the underlying Bankers’ Acceptances, B/A Equivalent Notes or Drafts, as the case may be.

“Facing Fee” shall have the meaning provided in Section 4.01(c).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer and a willing seller (who are not Affiliates of each other) who does not have to sell would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of Holdings, or the Subsidiary of Holdings selling such asset.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“FEMA” shall mean the Federal Emergency Management Agency.

“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than (a) any Permitted Liens (excluding Permitted Liens as described in clause (y) of Section 10.01(iv)) applicable to such Collateral which as a matter of law (but which are not consensual in nature or perfected through the filing of a financing statement or similar statement) (and giving effect to any actions taken pursuant to the last paragraph of Section 10.01) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document, (b) Liens (but only on the relevant goods being imported, shipped, stored, supplied or otherwise subject to the actions described in Section 10.01(ii) or (xvi), as the case may be) permitted pursuant to Sections 10.01(ii) and (xvi), and (c) Liens on deposits (not in a deposit account maintained by any Credit Party unless such deposit account is an Excluded Account) as permitted pursuant to Sections 10.01(xi) and (xii).

“Foreign ABL Credit Party” shall mean each ABL Credit Party other than each U.S. Credit Party.

“Foreign Borrower” and “Foreign Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Foreign Borrower Loans” shall mean each Foreign Borrower Revolving Loan and each Foreign Borrower Swingline Loan.

“Foreign Borrower Obligations” shall mean each Australian Borrower Obligation, each Canadian Borrower Obligation, each Dutch Borrower Obligation and each U.K. Borrower Obligation.

“Foreign Borrower Revolving Loans” shall mean each Australian Revolving Loan, each Canadian Revolving Loan, each Dutch Revolving Loan and each U.K. Revolving Loan.

“Foreign Borrower Swingline Loans” shall mean each Australian Borrower Swingline Loan, each Canadian Borrower Swingline Loan, each Dutch Borrower Swingline Loan and each U.K. Borrower Swingline Loan.

“Foreign Credit Parties” shall mean each Foreign Borrower and each Foreign Guarantor.

“Foreign Credit Party Obligations” shall mean (i) all Foreign Borrower Obligations, (ii) all Hedging Obligations owing to Hedging Creditors by any ABL Credit Party (other than any U.S. Credit Party), (iii) all Cash Management Obligations owing to Cash Management Creditors by any ABL Credit Party (other than any U.S. Credit Party), and (iv) any guarantees of the obligations described in paragraphs (i), (ii) or (iii) by the Credit Parties pursuant to any Guaranty or pursuant to any other Credit Document.

“Foreign Guarantors” shall mean and include each Foreign Borrower (in its capacity as a guarantor under the Foreign Guaranty) and each Foreign Subsidiary Guarantor.

“Foreign Guaranty” shall mean the Foreign Guaranty dated as of the Effective Date in the form of Exhibit P, as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Subsidiaries (other than Immaterial Subsidiaries) primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code; provided that a Foreign Pension Plan shall not include a Canadian Pension Plan.

“Foreign Pledge Agreements” shall mean (a) those pledge agreements, share mortgages and charges listed on Schedule 1.01(g), reasonably satisfactory in form and substance to the Administrative Agent, executed by certain U.S. Credit Parties in favor of the Collateral Agent and (b) any other pledge agreement, share mortgages, memorandum of charge over shares or similar document or instrument reasonably satisfactory in form and substance to the Administrative Agent executed by any Credit Party in favor of the Collateral Agent pursuant to which a security interest or Lien in any Equity Interests of a Foreign Subsidiary of a U.S. Credit Party is granted securing the applicable Secured Obligations.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Foreign Subsidiary Guarantor” shall mean (a) each Person identified on Schedule 8.13 as a Foreign Subsidiary Guarantor, (b) subject to the Agreed Security Principles, each Foreign Subsidiary of Holdings (other than (x) any Foreign Borrowers or (y) any Immaterial Subsidiaries) that is organized under the laws of a jurisdiction in which any Foreign Credit Party is organized whether existing on the Effective Date or established, created or acquired after the Effective Date, and (c) subject to the Agreed Security Principles, unless the Administrative Agent, in consultation with Holdings, reasonably determines in good faith that the cost of providing a Foreign Guaranty (taking into account any adverse tax consequences to Holdings and its Subsidiaries (including the imposition of withholding or other material taxes on Lenders)) shall be excessive in view of the benefits to be obtained by the Lenders therefrom, or the benefit to the Lenders of receiving such a Foreign Guaranty shall be outweighed by any disadvantage to the Lenders or to Holdings and its Subsidiaries (including a violation of applicable law) arising as a result thereof, each Foreign Subsidiary of Holdings (other than any Immaterial Subsidiaries) that is organized under the laws of any jurisdiction in which no other Foreign Subsidiary of Holdings is at such time organized whether existing on the Effective Date or established, created or acquired after the Effective Date, in each case unless and until such time as the respective Foreign Subsidiary is released from all of its obligations under the Foreign Guaranty and the Security Documents (if any) to which it is a party in accordance with the terms and provisions thereof.

“Fronting Lender” shall mean DBNY, in its individual capacity or any Person serving as a successor Administrative Agent hereunder, in its individual capacity as a Fronting Lender.

“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time; provided that determinations in accordance with GAAP for purposes of Sections 5.02, 9.16 and 10, including defined terms as used therein, and for all purposes of determining the Consolidated Fixed Charge Coverage Ratio, are subject (to the extent provided therein) to Section 13.07(a).

“General Intangibles” shall mean “general intangibles” as such term is defined in Article 9 of the UCC.

“Governmental Authority” shall mean the government of the United States of America, England and Wales, the Netherlands, Australia, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantors” shall mean and include each U.S. Guarantor and each Foreign Guarantor.

“Guaranty” shall mean and include each of the U.S. Guaranty and the Foreign Guaranty.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any Governmental Authority.

“Hedging Creditors” shall mean, collectively, each Lender and/or any affiliate thereof that has entered into one or more Secured Hedging Agreements, even if the respective Lender subsequently ceases to be a Lender under this Agreement for any reason, together with such Lender’s or such affiliate’s successors and assigns, if any.

“Hedging Obligations” shall have the meaning specified in the definition of “Secured Obligations”.

“Highest Adjustable Applicable Margins” shall have the meaning provided in the definition of Applicable Margin.

“Historical Excess Availability” shall mean, on any date of determination, the average Excess Availability for the Test Period most recently ended on or prior to such date; provided that Excess Availability shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.

“Holdings” shall have the meaning provided in the first paragraph of this Agreement.

“Holdings’ Public Filings” shall mean all filings with the SEC that Holdings has been required to make and have been made within the past three (3) years under the Securities Act and the Exchange Act, including, without limitation, (a) Holdings’ Annual Reports on Form 10-K for the years ended December 31, 2006, 2007 and 2008 as filed with the SEC and (b) Holdings’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 as filed with the SEC.

“Hong Kong Dollars” and “HK$” shall mean freely transferable lawful money of Hong Kong.

“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary, or group of Subsidiaries, of Holdings (other than any Borrower) that (i) contributed, together with its Subsidiaries, less than 2% of Consolidated EBITDA for the Test Period most recently ended for which Holdings has delivered financial statements to the Administrative Agent prior to the date of determination, (ii) had, together with its Subsidiaries, Accounts, Inventory and property, plant and equipment of less than $5,000,000 and (iii) does not directly own any Equity Interests in any Credit Party.

“Incremental Commitment” shall mean, for any Lender, any Commitment provided by such Lender after the Effective Date in an Incremental Commitment Agreement delivered pursuant to Section 2.14; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.14.

“Incremental Commitment Agreement” shall mean each Incremental Commitment Agreement in substantially the form of Exhibit N (appropriately completed, and with such modifications as may be reasonably satisfactory to the Administrative Agent) executed and delivered in accordance with Section 2.14.

“Incremental Commitment Date” shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.14(b).

“Incremental Commitment Requirements” shall mean, with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on the Incremental Commitment Date of the respective Incremental Commitment Agreement:  (i) no Default or Event of Default exists or would exist after giving effect thereto; (ii) all of the representations and warranties contained in the Credit Documents shall be true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); (iii) the delivery by Holdings to the Administrative Agent of an acknowledgment, in form and substance satisfactory to the Administrative Agent and executed by each Credit Party, acknowledging that such Incremental Commitment and all Revolving Loans subsequently incurred, and Letters of Credit issued, as applicable, pursuant to such Incremental Commitment shall constitute Obligations under the Credit Documents and secured on a pari passu basis with the Obligations under the Security Documents; (iv) the delivery by Holdings to the Administrative Agent of an opinion, in form and substance satisfactory to the Administrative Agent, from counsel to Holdings satisfactory to the Administrative Agent and dated such date, covering such matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (v) the delivery by each Credit Party to the Administrative Agent of such other officers’ certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as the Administrative Agent shall reasonably request;

(vi) the incurrence of Revolving Loans in an aggregate principal amount equal to the Total Commitment (including such Incremental Commitment then being obtained) shall be permitted at such time under the Existing Senior Subordinated Notes Documents, the Senior Secured Notes Documents and any other indenture, loan agreement or other material agreement to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject; (vii) the Total Borrowing Base shall be at least equal to the Aggregate Exposure at such time after giving effect to such Incremental Commitment and assuming that Loans in an aggregate principal amount equal to the Total Commitment (including such Incremental Commitment then being obtained) are outstanding on such Incremental Commitment Date; (viii) Holdings shall have delivered a certificate executed by an Authorized Officer of Holdings, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i), (ii), (vi) and (vii) and containing the calculations (in reasonable detail) required by preceding clauses (vi) and (vii) and shall have delivered a Borrowing Base Certificate pursuant to Section 9.01(j); and (ix) the completion by each Credit Party of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Commitment in order to create, continue or maintain the security interests of the Collateral Agent in the Collateral and the perfection thereof (including, without limitation, any amendments to Security Documents, additional Security Documents, any mortgage amendments, title insurance policies and such other documents reasonably requested by the Administrative Agent to be delivered in connection therewith).

“Incremental Lender” shall have the meaning provided in Section 2.14(b).

“Incremental Security Documents” shall have the meaning provided in Section 2.14(b).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or any type of financial accommodation whatsoever or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties, surety and appeal bonds and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates), (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Individual Exposure” of any Lender shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender (and the aggregate principal amount of all Specified Foreign Currency Loans in which participations have been acquired by such Lender pursuant to Section 15) and then outstanding (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), (b) such Lender’s RL Percentage in the aggregate principal amount of all Swingline Loans (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) then outstanding and (c) such Lender’s RL Percentage in the aggregate amount of all Letter of Credit Outstandings at such time.  For purposes of this definition, the amount of Revolving Loans made by the Fronting Lender shall be reduced by the aggregate amount of Specified Foreign Currency Participations therein purchased by the other Lenders in such Revolving Loans pursuant to Section 15.

“Insolvency Proceeding” shall mean any proceeding, corporate action or other step is commenced or taken by or against any Person under any provision of the Bankruptcy Code or under any state or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, reorganizations, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief including any proceeding commenced by or against any Person under any Canadian Insolvency Law.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings or any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings.

“Intercompany Loans” shall have the meaning provided in Section 10.05(viii).

“Intercompany Note” shall mean a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit K (or such other form as shall be reasonably satisfactory to the Administrative Agent), with blanks completed in conformity herewith.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated as of the Effective Date in the form of Exhibit G, as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof.

“Interest Determination Date” shall mean, (i) with respect to any Euro Rate Loan (other than a Sterling Denominated Revolving Loan), the second Business Day prior to the commencement of any Interest Period relating to such Euro Rate Loan and (ii) with respect to any Sterling Denominated Revolving Loan, the same Business Day as the commencement of any Interest Period relating to such Sterling Denominated Revolving Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Inventory” shall mean “inventory” as such term is defined in Article 9 of the UCC or the PPSA, as applicable.

“Investments” shall have the meaning provided in Section 10.05.

“Issuing Lender” shall mean each of DBNY (except as otherwise provided in Section 12.09), Bank of America, N.A. and any other Lender reasonably acceptable to the Administrative Agent and Holdings which agrees to issue Letters of Credit hereunder.  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents).

“Joinder Agreement” shall mean a Joinder Agreement substantially in the form of Exhibit L (appropriately completed).

“Judgment Currency” shall have the meaning provided in Section 13.20.

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.20.

“L/C Supportable Obligations” shall mean (i) obligations of Holdings or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of Holdings or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of (w) the Existing Senior Subordinated Notes, (x) the Senior Secured Notes, (y) any other Indebtedness or other obligations that are subordinated in right of payment to the Obligations and (z) any Equity Interests).

“Lead Arrangers” shall mean Deutsche Bank Securities Inc. and Banc of America Securities, LLC, in their capacities as Joint Lead Arrangers in respect of the credit facilities hereunder, and any successors thereto.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, Section 2.14 or Section 13.04(b).

“Lender Creditors” shall mean, collectively, the Lenders, each Issuing Lender, the Swingline Lender, the Fronting Lender, the Administrative Agent, the Co-Collateral Agents and the Collateral Agent.

“Letter of Credit” shall have the meaning provided in Section 3.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 3.03(b).

“Letter of Credit Fee” shall have the meaning provided in Section 4.01(b).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (a) the Stated Amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 3.03(a).

“Lien” shall mean any security interest, mortgage, pledge, charge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each Revolving Loan and each Swingline Loan.

“Mandatory Borrowing” shall have the meaning provided in Section 2.01(c).

“Mandatory Cost” shall mean the cost imputed to each Lender of compliance with the cash ratios and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions), as determined in accordance with Schedule 1.01(d).

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any event, change, condition, occurrence or circumstance which, either individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on (w) the property, assets, business, operations, liabilities or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole, (x) a material portion of the ABL Priority Collateral of the ABL Credit Parties taken as a whole, (y) the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document or (z) the ability of any Credit Party to perform its obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document.

“Maturity Date” shall mean the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

“Maximum Letter of Credit Amount” shall have the meaning provided in Section 3.02(a).

“Maximum Swingline Amount” shall mean $20,000,000.

“Minimum Borrowing Amount” shall mean (a) for Base Rate Loans and Canadian Prime Rate Loans (in each case, other than Swingline Loans), $500,000, (b) for Euro Rate Loans, $500,000, (c) for Bankers’ Acceptance Loans, $500,000 and (d) for Swingline Loans, $100,000; provided that during a Dominion Period there shall be no Minimum Borrowing Amount with respect to (a) and (d) above.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, leasehold mortgage, charge, debenture, immovable hypothecation, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” shall mean, initially, each parcel of Real Property and the improvements thereto owned or leased by a U.S. Credit Party and identified on Schedule 8.12, and includes each other parcel of Real Property and improvements thereto owned or leased by a U.S. Credit Party with respect to which a Mortgage is granted pursuant to Sections 9.13 and/or 9.14.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which contributions are (or are required to be), or within the immediately preceding five-year period have been (or have been required to have been), made by Holdings, any of its Subsidiaries or an ERISA Affiliate.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Cash Proceeds” shall mean for any incurrence of Indebtedness requiring a mandatory prepayment pursuant to Section 5.02(b), the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such incurrence, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds received by the respective Person in connection with such Recovery Event (net of (a) reasonable costs and taxes incurred in connection with such Recovery Event and (b) required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents and the Senior Secured Notes Security Documents) which is secured by the respective assets the subject of such Recovery Event).

“Net Orderly Liquidation Value” shall mean the “net orderly liquidation value” determined by an unaffiliated valuation company acceptable to the Co-Collateral Agents after performance of an inventory valuation to be done at the Co-Collateral Agents’ request and the Borrowers’ expense, less the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designated to maximize the resale value of such

Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory and expressed as a percentage of the net book value of such Inventory.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income or other similar taxes which will be payable by Holdings’ consolidated group or any Subsidiary of Holdings with respect to the fiscal year of Holdings in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Lenders a certificate signed by an Authorized Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale or other disposition.

“Non-B/A Lender” shall mean any Lender which is unwilling or unable to create Bankers’ Acceptances by accepting Drafts and which has identified itself as a “Non-B/A Lender” by written notice to the Administrative Agent and Holdings.

“Non-Defaulting Lender” shall mean and include each Lender, but shall exclude a Defaulting Lender; provided, however, solely for purposes of Section 4.01(a), a Lender that is a Defaulting Lender solely under clause (iii), (iv) or (v) (but, in the case of such clause (v), only to the extent relating to either clause (iii) or (iv)) of the definition thereof shall be treated as a Non-Defaulting Lender and not as a Defaulting Lender.

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Australian Borrower Revolving Note, each Canadian Borrower Revolving Note, each Dutch Borrower Revolving Note, each U.K. Borrower Revolving Note, each U.S. Borrower Revolving Note, the Australian Borrower Swingline Note, the Canadian Borrower Swingline Note, the Dutch Borrower Swingline Note, the U.K. Borrower Swingline Note and the U.S. Borrower Swingline Note.

“Noteholder Collateral Agent” shall mean U.S. Bank National Association, in its capacity as noteholder collateral agent under the Senior Secured Notes Documents, and its successors and assigns in such capacity.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, NYC60-0208, 2nd Floor, New York, New York 10005-2858, Attention:  Enrique Landaeta, Telephone No.: (212) 250-6105, Telecopier No.: (212) 797-4655, and email:  enrique.landaeta@db.com and (ii) for operational notices, the office of the Administrative Agent located at 5022 Gate Parkway, Suite 100, Jacksonville, Florida 32256, Attention:  Michael Pizarro, Telephone No.: (904) 527-6605, Telecopier No.: (732) 380-3355, and e-mail:  michael.pizarro@db.com; provided that in the case of all Borrowings of Canadian Borrower Revolving Loans denominated in Canadian Dollars, a copy of such notice also shall be delivered simultaneously to DB Canada located at 199 Bay Street, Suite 4700, Commerce Court West, P.O. Box 263, Toronto, Ontario, Canada M5L 1E9, Attention:  Marcellus Leung, Telephone No.: (416) 682-8252, and Telecopier No.: (416) 682-8484; or (in either case) such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligation Currency” shall have the meaning provided in Section 13.20.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Co-Collateral Agents, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all amounts in respect of any principal (or Face Amount, as applicable), premium (if any), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses (including Expenses), indemnifications, reimbursements (including Unpaid Drawings with respect to Letters of Credit), damages and other liabilities, and guarantees in each case of the foregoing amounts.

“OFAC” shall have the meaning provided in Section 8.23(a).

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Offshore Associate” means an Associate:

(a)           which is a non-resident of Australia for tax purposes and does not acquire, or would not acquire, the participations in the facility in carrying on a business in Australia at or through a Permanent Establishment of the Associate in Australia; or

(b)           which is a Resident of Australia and which acquires, or would acquire, the participations in the facility in carrying on a business in a country outside Australia at or through a Permanent Establishment of the Associate in that country, and which, in either case, is not acquiring the participations in the facility or receiving payment in the capacity of a:

 (c)           dealer, manager or underwriter in relation to the placement of the debenture or debt interest; or

(d)           clearing house, custodian, funds manager or responsible entity of a registered managed investment scheme.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Participant” shall have the meaning provided in Section 3.04(a).

“Participating Member State” shall mean, at any time, any member state of the European Union which has adopted the Euro as its lawful currency at such time.

“Participating Specified Foreign Currency Lender” shall have the meaning provided in Section 15.01.

“Patriot Act” shall have the meaning provided in Section 13.17.

“Payment Conditions” shall mean that each of the following conditions are satisfied at the time of each action or proposed action and after giving effect thereto:  (i) no Default or an Event of Default shall have occurred and be continuing, (ii) Excess Availability (on the date of such action or proposed action) and Average Aggregate Availability (for the 30-day period ending on the date of such action or proposed action), in each case, calculated on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such measurement period, shall exceed the greater of (A) $40,000,000 and (B) 25% of the Total Commitment as then in effect, (iii) Holdings shall be in compliance with a Consolidated Fixed Charge Coverage Ratio of not less than 1.10:1.00 for the Test Period then most recently ended on a Pro Forma Basis as if such action or proposed action had occurred on the first day of such Test Period, and (iv) Holdings shall have delivered to the Administrative Agent a certificate of an Authorized Officer of Holdings certifying as to compliance with preceding clauses (i) through (iii) and demonstrating (in reasonable detail) the calculations required by preceding clauses (ii) and (iii).

“Payment Office” shall mean (i) except as provided in clause (ii) below, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 and (ii) in

the case of all payments with respect to Canadian Dollar Denominated Revolving Loans, the office of DB Canada located at 199 Bay Street, Suite 4700, Commerce Court West, P.O. Box 263, Toronto, Ontario, Canada M5L 1E9, or (in either case) such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“PBGF” shall mean the Pension Benefits Guaranty Fund of Ontario.

“Pensions Act 2004” shall mean the United Kingdom Pensions Act 2004 as amended.

“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Perfection Certificate” shall mean each of the U.S. Perfection Certificate, the Canadian Perfection Certificate, the Australian Perfection Certificate and the Dutch Perfection Certificate.

“Perfection Certificate Supplement” shall mean a Perfection Certificate supplement in the form thereof included in Exhibit F or any other form approved by the Administrative Agent.

“Permanent Establishment” shall have the meaning given in section 6(1) of the Australian Tax Act or the meaning given in an agreement contained in the International Tax Agreements Act 1953 (Cth) as amended, as the context requires.

“Permitted Acquisition” shall mean the acquisition by Holdings or a Wholly-Owned Subsidiary of Holdings which is a Credit Party of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into Holdings (so long as Holdings is the surviving corporation) or a Wholly-Owned Subsidiary of Holdings which is a Credit Party (so long as the Credit Party is the surviving corporation)), provided that (in each case) (A) the consideration paid or to be paid by Holdings or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans or Swingline Loans), common Equity Interests of Holdings, Qualified Preferred Stock, the issuance or incurrence of Indebtedness otherwise permitted by Section 10.04 and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 10.04, (B) in the case of the acquisition of 100% of the Equity Interests of any Acquired Entity or Business (including by way of merger), such Acquired Entity or Business shall own no Equity Interests of any other Person unless either (x) such Acquired Entity or Business owns 100% of the Equity Interests of such other Person or (y) if such Acquired Entity or Business owns Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of such Acquired Entity or Business, (1) such Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) any such Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of such Acquired Entity or Business prior to the date of the respective Permitted Acquisition and shall not have been created or established in contemplation thereof and (3) such Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 90% of the total value of all the assets owned by such Acquired Entity or Business and its subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (C) all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in a jurisdiction of a Credit Party or any such other jurisdiction reasonably acceptable to the Administrative Agent, (D) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.16 and (E) all requirements of Sections 9.16, 10.02 and 10.12 applicable to Permitted Acquisitions are satisfied.  Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Discretion” shall mean the exercise of the Administrative Agent’s or the Co-Collateral Agents’ good faith judgment (as applicable) in consideration of any factor which is reasonably likely to (i) adversely affect the value of any ABL Priority Collateral, the enforceability or priority of the Liens thereon or the amount that the Administrative Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, (ii) suggest that any collateral report or financial information delivered to the Administrative Agent, the Co-Collateral Agents or the Lenders by any Person on behalf of Holdings or any of its Subsidiaries is incomplete, inaccurate or misleading in any material respect, or (iii) materially increase the likelihood that the Secured Parties would not receive payment in full in cash for all of the Secured Obligations of the Credit Parties.  In exercising such judgment, the Administrative Agent or the Co-Collateral Agents, as applicable, may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following:  (i) the changes in collection history and dilution or collectability with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; (iii) changes in any concentration of risk with respect to the respective ABL Credit Party’s Accounts or Inventory; and (iv) any other factors that change the credit risk of lending to any Borrower on the security of any ABL Credit Party’s Accounts or Inventory; provided that the Administrative Agent and the Co-Collateral Agents shall not “double count.”  The burden of establishing lack of good faith hereunder shall be on the Borrowers.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the policy or policies of title insurance issued by a nationally recognized title insurance company delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unlimited liability company, unincorporated association, joint venture or other entity or Governmental Authority.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.  For avoidance of doubt, a Plan shall not include a Canadian Pension Plan or a Foreign Pension Plan.

“Pledge Agreement” shall mean each of the U.S. Pledge Agreement and each Foreign Pledge Agreement, in each case as amended, modified, restated or supplemented from time to time.

“PMP” shall mean a professional market party, as defined in the Dutch Banking Act as amended, being (a) a qualified investor, including, but not limited to, a legal person or a company that holds a license or is otherwise regulated to be active in the financial markets; (b) a subsidiary of a qualified investor that is included in the supervision of the qualified investor on a consolidated basis; or (c) any other person or company designated by the Decree as a professional market party.

“Pounds Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).

“PPSA” shall mean the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by a Personal Property Security Act as in effect in a Canadian jurisdiction other than Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority in such Collateral.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock of Holdings.

“Primary Australian Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Primary Canadian Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Primary Dutch Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Primary Foreign Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Primary Obligations” shall have the meaning specified in Section 11.02(b).

“Primary U.K. Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Primary U.S. Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes.  The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance a Permitted Acquisition or to finance any other acquisition of an Acquired Entity or Business) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, (b) the permanent repayment of any Indebtedness (other than revolving Indebtedness, except to the extent accompanied by a corresponding voluntary permanent commitment reduction) after the first day of the relevant Test Period or Calculation Period, as the case may be, as if such Indebtedness had been retired or repaid on the first day of such Test Period or Calculation Period, as the case may be, and (c) any Permitted Acquisition, any Significant Asset Sale or any other acquisition of an Acquired Entity or Business then being consummated as well as any other Permitted Acquisition or any other Significant Asset Sale, any such other acquisition or any such other Significant Asset Sale if consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition or other acquisition or Significant Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:

(i)           all Indebtedness (A) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, to finance Permitted Acquisitions or to finance any other acquisition of an Acquired Entity or Business) incurred or issued after the first day of the relevant Test Period or Calculation Period (whether incurred to finance a Permitted Acquisition or such other acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of such Test Period or Calculation Period, as the case may be, and remain outstanding through the date of determination and (B) (other than revolving Indebtedness, except to the extent accompanied by a corresponding voluntary permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period or Calculation Period shall be deemed to have been retired or redeemed on the first day of such Test Period or Calculation Period, as the case may be, and remain retired through the date of determination;

(ii)           all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (A) the rate applicable thereto, in the case of fixed rate indebtedness, or (B) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

(iii)           in making any determination of Consolidated EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Permitted Acquisition, any Significant Asset Sale, any other acquisition of an Acquired Entity or Business if effected during the respective Calculation Period or Test Period as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, and taking into account factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Pro Rata Share” shall have the meaning specified in Section 11.02(b).

“Projections” shall mean the projections that are contained in the Confidential Information Memorandum dated August, 2009 and that were prepared by or on behalf of Holdings in connection with this Agreement and delivered to the Administrative Agent and the Lenders prior to the Effective Date.

“Qualified Preferred Stock” shall mean any Preferred Equity of Holdings so long as the terms of any such Preferred Equity (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the one year anniversary of the Revolving Loan Maturity Date, (w) do not require the cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement or any other agreement or contract of Holdings or any of its Subsidiaries, (x) do not contain any covenants (other than periodic reporting requirements), (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Holdings, or liquidations involving Holdings, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

“Qualified Secured Cash Management Agreement Reserve” shall mean each Australian Qualified Secured Cash Management Agreement Reserve, Canadian Qualified Secured Cash Management Agreement Reserve, Dutch Qualified Secured Cash Management Agreement Reserve, U.K. Qualified Secured Cash Management Agreement Reserve and U.S. Qualified Secured Cash Management Agreement Reserve.

“Qualified Secured Cash Management Agreements” shall have the meaning provided in Section 13.22.

“Qualified Secured Hedging Agreement Reserve” shall mean each Australian Qualified Secured Hedging Agreement Reserve, Canadian Qualified Secured Hedging Agreement Reserve, Dutch Qualified Secured Hedging Agreement Reserve, U.K. Qualified Secured Hedging Agreement Reserve and U.S. Qualified Secured Hedging Agreement Reserve.

“Qualified Secured Hedging Agreements” shall have the meaning provided in Section 13.22.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Effective Date.

“Quarterly Pricing Certificate” shall have the meaning provided in the definition of Applicable Margin.

“Quebec Assets” shall have the meaning provided in the definition of “Collateral and Guaranty Requirements”.

“Quebec Secured Obligations” shall have the meaning provided in Section 12.12.

“Quebec Secured Parties” shall have the meaning provided in Section 12.12.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries or (ii) under any policy of insurance maintained by any of them.

“Reference Discount Rate” shall mean, in respect of any Bankers’ Acceptances or completed Drafts to be purchased by a Lender pursuant to Section 2.01(a) and Schedule 1.01(b), the higher of (x) (i) by a Schedule I chartered bank, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) for the appropriate term as quoted on Reuters Screen CDOR Page (or such other page as may be selected by DB Canada as a replacement page for such Banker’s Acceptances if such screen is not available) at 10:00 A.M. (Toronto time); and (ii) by any other Lender, the lesser of (A) the rate specified in (i) plus 0.10% and (B) the discount rate (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five thousandths of 1% being rounded up) quoted by DB Canada at 10:00 A.M. (Toronto time) as the discount rate at which DB Canada would purchase, on the relevant Drawing Date, its own bankers’ acceptances or Drafts having an aggregate Face Amount equal to, and with a term to maturity the same as, the Bankers’ Acceptances or Drafts, as the case may be, to be acquired by such Lender on such Drawing Date and (y) 1.50% per annum.

“Refinancing” shall mean the refinancing transactions described in Section 6.07.

“Refinancing Documents” shall mean all pay-off letters, guaranty releases, Lien releases (including, without limitation, UCC termination statements) and other documents and agreements entered into in connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Reinvestment Period” shall mean, with respect to any Asset Sale, the date occurring 365 days following the receipt of Net Cash Proceeds by Holdings or any of its Subsidiaries from such Asset Sale (or, if a definitive letter of intent or agreement has been executed during such 365 days period with respect to the reinvestment of such Net Cash Proceeds, within 545 days following the receipt of such Net Cash Proceeds) (or within such longer period as may be agreed in writing by the Administrative Agent in its sole discretion).

“Rent Reserve” shall mean a reserve established by the Co-Collateral Agents in their Permitted Discretion in respect of rent payments made by an ABL Credit Party for each location at which Inventory of an ABL Credit Party is located that is not subject to a Collateral Access Agreement (as reported to the Co-Collateral Agents by Holdings from time to time as requested by the Co-Collateral Agents), as adjusted from time to time by the Co-Collateral Agents in their Permitted Discretion equal to three months base rent or service charges or such lesser amount as is acceptable to the Co-Collateral Agents; provided that the Rent Reserve for any location shall not exceed the amount advanced against the Inventory located at the applicable location pursuant to the applicable Borrowing Base; provided that no Rent Reserve shall be established prior to the 60th day after the Effective Date.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Lenders” shall mean, at any time, Non-Defaulting Lenders the sum of whose Commitments (or, after the termination of all Commitments, outstanding Individual Exposures) at such time represents at least a majority of the Total Commitment in effect at such time less the Commitments of all Defaulting Lenders (or, after the termination of all Commitments, the sum of then total outstanding Individual Exposures of all Non-Defaulting Lenders, at such time.

“Reserves” shall mean reserves, if any, established by the Co-Collateral Agents from time to time hereunder in their Permitted Discretion against any or all of the Borrowing Bases, including, without limitation and duplication, (i) Rent Reserves, (ii) ROT Reserves, (iii) freight costs related to Eligible Inventory in transit, (iv) in the case of the Canadian Borrowing Base, the Canadian Dilution Reserves, the Canadian Priority Payables Reserves and the Canadian Unpaid Supplier Reserve, (v) in the case of the Australian Borrowing Base, the Australian Dilution Reserves, the Australian Priority Payable Reserves, the Australian Employee Liability Reserves and the Australian Unpaid Supplier Reserves, (vi) in the case of the Dutch Borrowing Base, the Dutch Dilution Reserves, the Dutch Priority Payables Reserve and the Dutch Unpaid Supplier Reserve, (vii) in the case of the U.K. Borrowing Base, the U.K. Dilution Reserves, the Enterprise Act Reserves and the Employee Liability Reserves, (viii) in the case of the U.S. Borrowing Base, the U.S. Dilution Reserves, (ix) sums that the Borrowers are or will be required to pay (such as taxes, assessments and insurance premiums) and have not yet paid, (x) amounts owing by any Credit Party to any Person to the extent secured by a Lien on, or trust over, any ABL Priority Collateral and (xi) such other events, conditions or contingencies as to which the Co-Collateral Agents, in their Permitted Discretion, determine reserves should be established from time to time hereunder.

“Resident” shall have the meaning given in section 6(1) of the Australian Tax Act.

“Restricted” shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of Holdings or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Parties or (iii) are not otherwise generally available for use by Holdings or such Subsidiary.

“Returns” shall have the meaning provided in Section 8.09.

“Revolving Loan” shall have the meaning provided in Section 2.01(a).

“Revolving Loan Maturity Date” shall mean September 30, 2013.

“Revolving Note” shall have the meaning provided in Section 2.05(a).

“RL Percentage” of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the RL

Percentages of such Lender shall mean a fraction (expressed as a percentage) the numerator of which is such Lender’s Individual Exposure at such time and the denominator of which is the Aggregate Exposure at such time.

“ROT Reserve” shall mean a reserve established by the Co-Collateral Agents in their Permitted Discretion in respect of Eligible Inventory owned by an ABL Credit Party that is subject to retention or title, as adjusted from time to time by the Co-Collateral Agents in their Permitted Discretion.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“SEC” shall have the meaning provided in Section 9.01(h).

“Second Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to the Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) Section 10.01(iv) on the Senior Secured Notes Priority Collateral owned by the U.S. Credit Parties and created by or pursuant to the Senior Secured Notes Security Documents and having priority over the Secured Obligations of the U.S. Credit Parties pursuant to the Intercreditor Agreement and (y) Permitted Liens permitted to be prior to the Liens on the Collateral in accordance with the definition “First Priority” contained herein; provided that in no event shall any such Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the Security Documents.

“Secondary Australian Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Secondary Canadian Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Secondary Dutch Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Secondary Foreign Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Secondary Obligations” shall have the meaning specified in Section 11.02(b).

“Secondary U.K. Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Secondary U.S. Credit Party Obligations” shall have the meaning specified in Section 11.02(b).

“Section 5.04(b)(ii) Certificate” shall have the meaning provided in Section 5.04(b)(ii).

“Secured Cash Management Agreements” shall mean each Cash Management Agreement entered into by an ABL Credit Party with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Secured Cash Management Agreement.

“Secured Hedging Agreements” shall mean each Interest Rate Protection Agreement and/or Other Hedging Agreement entered into by an ABL Credit Party with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement and/or Other Hedging Agreement.

“Secured Obligations” shall mean and include, as to any Credit Party, all of the following:

(i)           the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of such Credit Party to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document to which such Credit Party is a party (including, without limitation, in the event such Credit Party is a Guarantor, all such obligations, liabilities and indebtedness of such Credit Party under each Guaranty to which it is a party) (all such Obligations under this clause (i), except to the extent consisting of Hedging Obligations or Cash Management Obligations, being herein collectively called the “Credit Document Obligations”);

(ii)           the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Credit Party to the extent it is an ABL Credit Party to the Hedging Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the event such Credit Party to the extent it is an ABL Credit Party is a Guarantor, all obligations, liabilities and indebtedness of such Credit Party to the extent it is an ABL Credit Party under each Guaranty, to which it is a party, in respect of the Secured Hedging Agreements), and the due performance and compliance by such Credit Party to the extent it is an ABL Credit Party with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Hedging Obligations”);

(iii)           the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Credit Party to the extent it is an ABL Credit Party to the Cash Management Creditors, whether now existing or hereafter incurred under, arising out of or in connection with any Secured Cash Management Agreement, whether such Secured Cash Management Agreement is now in existence or hereinafter arising (including, without limitation, in the event such Credit Party to the extent it is an ABL Credit Party is a Guarantor, all obligations, liabilities and indebtedness of such Credit Party to the extent it is an ABL Credit Party under each Guaranty, to which it is a party, in respect of the Secured Cash Management Agreements), and the due performance and compliance by such Credit Party to the extent it is an ABL Credit Party with all of the terms, conditions and agreements contained in each such Secured Cash Management Agreement (all such obligations, liabilities and indebtedness under this clause (iii) being herein collectively called the “Cash Management Obligations”);

(iv)           any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(v)           in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Credit Party referred to in clauses (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(vi)           all amounts paid (or incurred) by any Indemnified Party as to which such Indemnified Party has the right to reimbursement under Section 13.01 or any indemnity contained in any Security Document;

it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or any Security Document or extended from time to time after the date of this Agreement or any Security Document.

“Secured Parties” shall mean, collectively, the Lender Creditors, the Hedging Creditors and the Cash Management Creditors.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Document” shall mean and include each of the U.S. Security Agreement, each Pledge Agreement, each Incremental Security Document, each Cash Management Control Agreement, each Mortgage, the Intercreditor Agreement and each other security agreement, hypothecation, bond, pledge or other instrument, document, agreement or grant executed and delivered pursuant to the Collateral and Guaranty Requirements or pursuant to Section 9.13 or 9.14 to secure any of the Secured Obligations of any Credit Party; provided, that any cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Sections 8.03 and 10.01(iv) and (y) the term “Credit Documents” as used in Sections 10.04(i), 10.09 and 13.01.

“Senior Secured Noteholder Obligations” shall have the meaning specified in the Intercreditor Agreement.

“Senior Secured Noteholder Secured Parties” shall have the meaning specified in the Intercreditor Agreement.

“Senior Secured Noteholders” shall mean the holders of the Senior Secured Notes.

“Senior Secured Notes” shall mean Holding’s 10.625% Senior Secured Notes due March, 2015, issued pursuant to the Senior Secured Note Indenture, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Documents” shall mean the Senior Secured Notes, the Senior Secured Notes Indenture, the Senior Secured Notes Security Documents and all other documents executed and delivered with respect to the Senior Secured Notes or Senior Secured Notes Indenture, as in effect on the Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Indenture” shall mean the Indenture, dated as of September 30, 2009, among Holdings as issuer, the other U.S. Borrowers and the U.S. Subsidiary Guarantors as guarantors and U.S. Bank National Association, as trustee, as in effect on the Effective Date and as thereafter amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Senior Secured Notes Obligations Termination Date” shall mean that date upon which the Discharge of Senior Secured Notes Obligations shall have occurred with respect to the Senior Secured Noteholder Obligations.

“Senior Secured Notes Priority Collateral” shall mean any and all Collateral other than the ABL Priority Collateral.

“Senior Secured Notes Security Documents” shall mean the “Security Documents” as defined in the Senior Secured Notes Indenture.

“Settlement Date” shall have the meaning provided in Section 2.04(b)(i).

“Shareholders’ Agreements” shall have the meaning provided in Section 6.05.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $5,000,000.

“Specified Default” shall mean a Default specified in Section 11.01(a) or 11.01(e).

“Specified Foreign Currency Funding Capacity” at any date of determination, for any Lender, shall mean the ability of such Lender to fund Revolving Loans denominated in Australian Dollars, Canadian Dollars, Pounds Sterling and/or Euros, as set forth in the records of the Administrative Agent pursuant to the receipt by the Administrative Agent of a notification in writing by such Lender to the Administrative Agent within three (3) Business Days prior to such Lender becoming a Lender hereunder.

“Specified Foreign Currency Loan” shall have the meaning provided in Section 15.01.

“Specified Foreign Currency Participation” shall have the meaning provided in Section 15.01.

“Specified Foreign Currency Participation Fee” shall have the meaning provided in Section 15.06.

“Specified Foreign Currency Participation Settlement” shall have the meaning provided in Section 15.02(a).

“Specified Foreign Currency Participation Settlement Amount” shall have the meaning provided in Section 15.02(b).

“Specified Foreign Currency Participation Settlement Date” shall have the meaning provided in Section 15.02(a).

“Specified Foreign Currency Participation Settlement Period” shall have the meaning provided in Section 15.02(a).

“Specified Reserves” shall mean any Reserves which (a) constitute either (i) any Rent Reserves or (ii) other reserves under clause (xi) of the definition of “Reserves” established by the Co-Collateral Agents to the extent such Reserves relate to the ability of the Collateral Agent to obtain access to Accounts and Inventory and (b) the Administrative Agent in its Permitted Discretion has deemed to be a “Specified Reserve”.

“Start Date” shall have the meaning provided in the definition of Applicable Margin.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); provided that the “Stated Amount” of each Letter of Credit denominated in Canadian Dollars, Australian Dollars, Hong Kong Dollars, Pounds Sterling or Euro shall be, on any date of calculation, the U.S. Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met).

“Sterling Denominated Revolving Loans” shall mean each Revolving Loan denominated in Pounds Sterling at the time of the incurrence thereof.

“Sterling Rate” shall mean, with respect to each Borrowing of Sterling Denominated Revolving Loans, the higher of (x) (i) the rate per annum that appears on page Reuters Page Libor01 (or any successor page) for Pounds Sterling deposits with maturities comparable to the Interest Period applicable to the Sterling Loans subject to the respective Borrowing as of 11:00 A.M. (London time) on the date of the proposed commencement of such Interest Period or (ii) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank market by the Administrative Agent for Pounds Sterling deposits of amounts in immediately available funds comparable to the principal amount of the Sterling Denominated Revolving Loan to be made by the Administrative Agent as part of such Borrowing (or, if the Administrative Agent is not lending any part of such Borrowing, the Lenders with the largest percentage of the respective such Borrowing) with maturities comparable to the Interest Period applicable to such Sterling Denominated Revolving Loan as of 11:00 A.M. (London time) on the date of the proposed commencement of such Interest Period, provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Sterling Denominated Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of such Sterling Denominated Revolving Loans, the Sterling Rate determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund a Borrowing of Revolving Loans denominated in Pounds Sterling with maturities comparable to the Interest Period applicable thereto and (y) 1.50% per annum.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” shall mean each U.S. Subsidiary Guarantor and each Foreign Subsidiary Guarantor.

“Supermajority Lenders” shall mean those, Non-Defaulting Lenders (other than Affiliated Lenders) which would constitute the Required Lenders under, and as defined in, this Agreement, if the reference to “a majority” contained therein were changed to “80%”.

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 2.01(b).

“Swingline Expiry Date” shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

“Swingline Loan” shall have the meaning provided in Section 2.01(b).

“Swingline Note” shall have the meaning provided in Section 2.05(a).

“Syndication Agent” shall mean Bank of America, N.A., in its capacity as Syndication Agent in respect of the credit facilities hereunder, and any successors thereto.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Tax Sharing Agreements” shall have the meaning provided in Section 6.05.

“Taxes” shall have the meaning provided in Section 5.04(a).

“Tertiary Obligations” shall mean (i) all Hedging Obligations under Secured Hedging Agreements that are not Qualified Secured Hedging Agreements and (ii) all Cash Management Obligations under Secured Cash Management Agreements that are not Qualified Secured Cash Management Agreements.

“Test Period” shall mean each period of 12 consecutive fiscal months of Holdings then last ended, in each case taken as one accounting period; provided that in the case of any Test Period which includes any fiscal month ended on or prior to August 31, 2009, the rules set forth in the immediately succeeding clause shall apply; provided further, that in the case of determinations of the Consolidated Fixed Charge Coverage Ratio pursuant to this Agreement, such further adjustments (if any) as described in the proviso to the definition of “Consolidated Fixed Charge Coverage Ratio” contained herein shall be made to the extent applicable.

“Total Borrowing Base” shall mean, as of any date of determination, the sum of the Australian Borrowing Base, the Canadian Borrowing Base, the Dutch Borrowing Base, the U.K. Borrowing Base and the U.S. Borrowing Base, in each case, at such date.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Unutilized Commitment” shall mean, at any time, an amount equal to the remainder of (a) the Total Commitment in effect at such time less (b) the Aggregate Exposure at such time.

“Transaction” shall mean, collectively, (a) the consummation of the Refinancing, (b) the execution, delivery and performance by each U.S. Credit Party of the Senior Secured Notes Documents to which it is a party, the issuance of the Senior Secured Notes and the use of proceeds thereof, (c) the execution, delivery and performance by each Credit Party of the Credit

Documents to which it is a party, the incurrence of Loans on the Effective Date and the use of proceeds thereof and (d) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, costs and expenses (including legal fees and expenses, and (if any) title premiums, survey charges, and recording taxes and fees) payable to third-parties by Holdings or any of its Subsidiaries on or before the first anniversary of the Effective Date and incurred in order to consummate the transactions contemplated by the Credit Documents or the Senior Secured Notes Documents.

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan, a Eurodollar Loan, a Canadian Prime Rate Loan, a Bankers’ Acceptance Loan, an Australian Dollar Denominated Revolving Loan, a Sterling Denominated Revolving Loan or a Euro Denominated Revolving Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“U.K. Borrower” and “U.K. Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“U.K. Borrower Loans” shall mean each U.K. Borrower Revolving Loan and each U.K. Borrower Swingline Loan.

“U.K. Borrower Obligations” shall mean all Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by any U.K. Borrower.

“U.K. Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“U.K. Borrower Revolving Note” shall have the meaning provided in Section 2.05(a).

“U.K. Borrower Swingline Loan” shall have the meaning provided in Section 2.01(b).

“U.K. Borrower Swingline Note” shall have the meaning provided in Section 2.05(a).

“U.K. Borrowing Base” shall mean, as of any date of calculation, the amount equal to, without duplication, the sum of (a) 85% of Eligible U.K. Accounts, plus (b) the least of (i) 65% of the respective Value of each category of Eligible U.K. Inventory (i.e., raw materials, work in process and finished goods), (ii) 85% of the then extant Net Orderly Liquidation Value of each such category of Eligible U.K. Inventory (i.e., raw materials, work in process and finished goods) and (iii) the amount that would represent 60% of the preceding clause (a) and this clause (b)(iii) if such amount was used under this clause (b)(iii) in the calculation of the U.K. Borrowing Base minus (c) the sum (without duplication) of (i) the U.K. Qualified Secured Hedging Agreement Reserve, (ii) the U.K. Qualified Secured Cash Management Agreement

Reserve and (iii) the Reserves then established by the Co-Collateral Agents with respect to the U.K. Borrowing Base.  The Co-Collateral Agents shall have the right (but no obligation) to review such computations and if, in their Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Co-Collateral Agents shall have the right to correct any such errors in such manner they shall determine in their Permitted Discretion and the Collateral Agent will notify Holdings promptly after making any such correction.

“U.K. Collection Account” shall mean each account established at a U.K. Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(f).

“U.K. Collection Banks” shall have the meaning provided in Section 5.03(f).

“U.K. Credit Parties” shall mean each U.K. Borrower and each Foreign Subsidiary Guarantor that is a U.K. Subsidiary of Holdings.

“U.K. Credit Party Obligations” shall mean all U.K. Borrower Obligations and any guarantees thereof by the Credit Parties (including by the U.S. Credit Parties) pursuant to any Guaranty or pursuant to any other Credit Document.

“U.K. Dilution Reserve” shall mean, as of any date of determination, as to the Accounts owned by the U.K. Credit Parties, an amount sufficient to reduce the advance rate against Eligible Accounts owned by the U.K. Credit Parties (determined without regard to the application of clause (x) of the fourth sentence of the definition of “Eligible Accounts”) by one (1) percentage point (1.00%) for each percentage point by which Dilution of the Accounts owned by the U.K. Credit Parties is in excess of 5.00%.

“U.K. Disbursement Account” shall mean each checking and/or disbursement account maintained by each U.K. Credit Party for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses (other than a disbursement account that is an Excluded Account) and funded by such U.K. Credit Party in the ordinary course of business consistent with past practices.

“U.K. Qualified Secured Cash Management Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the U.K. Qualified Secured Cash Management Agreements, which reserve shall be in an amount equal to the aggregate amount of all reserves agreed upon from time to time by the applicable Lender and the applicable U.K. Credit Party and notified in writing to the Administrative Agent by such Lender (or affiliate thereof) and the applicable U.K. Credit Party to be maintained with respect to such U.K. Qualified Secured Cash Management Agreements in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion).  The determination as to whether any such reserve shall be established with respect to any such U.K. Qualified Secured Cash Management Agreement shall be subject to the agreement between the applicable U.K. Credit Party and the applicable Lender (or affiliate thereof) party to such agreement (as modified by the

Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a U.K. Qualified Secured Cash Management Agreement.

“U.K. Qualified Secured Cash Management Agreements” shall mean each Qualified Secured Cash Management Agreement between a Lender (or an affiliate thereof) (as determined at the time such Secured Cash Management Agreement is designated as a Qualified Secured Cash Management Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and a U.K. Credit Party.

“U.K. Qualified Secured Hedging Agreement” shall mean any Qualified Secured Hedging Agreement between a Lender (or an affiliate thereof) (as determined at the time such Interest Rate Protection Agreement or Other Hedging Agreement is designated as a Qualified Secured Hedging Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and a U.K. Credit Party.

“U.K. Qualified Secured Hedging Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the U.K. Qualified Secured Hedging Agreements, which reserve shall be in an amount of the aggregate U.S. Dollar Equivalent marked to market exposure thereunder as calculated by the applicable U.K. Credit Party and the Lender or affiliate of such Lender party to such U.K. Qualified Secured Hedging Agreement in accordance with GAAP (based on the valuation methodology agreed between Holdings and the Lender or affiliate of such Lender party to such U.K. Qualified Secured Hedging Agreements) at the time such Secured Hedging Agreement is designated as a Qualified Secured Hedging Agreement in accordance with Section 13.22 and/or as otherwise agreed as among such parties, in each case, to be notified to the Administrative Agent from time to time by written notice from the Lender (or such affiliate) and the applicable U.K. Credit Party party to such agreement in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion).  The determination as to whether any such reserve shall be established with respect to any such U.K. Qualified Secured Hedging Agreement shall be subject to the agreement between the applicable U.K. Credit Party and the applicable U.K. Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a U.K. Qualified Secured Hedging Agreement.

“U.K. Security Documents” mean any Security Document expressed to be governed by the laws of England and Wales.

“U.K. Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or established under the laws of England and Wales.

“Unasserted Obligations” shall mean, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of and interest on, and fees relating to, any Loan and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under, and fees relating to, Letters of Credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“United States” and “U.S.” shall each mean the United States of America.

“Unpaid Drawing” shall have the meaning provided in Section 3.05(a).

“Unrestricted” shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

“Unutilized Commitment” shall mean, with respect to any Lender at any time, such Lender’s Commitment at such time less the sum of (a) the aggregate outstanding principal amount of all Revolving Loans (taking the U.S. Dollar Equivalent of any such Revolving Loans denominated in a currency other than U.S. Dollars) made by such Lender at such time, (b) such Lender’s RL Percentage of the Letter of Credit Outstandings at such time (taking the U.S. Dollar Equivalent of any Letter of Credit denominated in a currency other than U.S. Dollars) and (c) solely in the case such Lender that is the Swingline Lender, its RL Percentage of the aggregate outstanding principal amount of Swingline Loans at such time (taking the U.S. Dollar Equivalent of any such Swingline Loans denominated in a currency other than U.S. Dollars.

“U.S. Borrower” and “U.S. Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“U.S. Borrower Loans” shall mean each U.S. Borrower Revolving Loan and each U.S. Borrower Swingline Loan.

“U.S. Borrower Obligations” shall mean all Obligations owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender by any U.S. Borrower.

“U.S. Borrower Revolving Loan” shall have the meaning provided in Section 2.01(a).

“U.S. Borrower Revolving Note” shall have the meaning provided in Section 2.05(a).

“U.S. Borrower Swingline Loan” shall have the meaning provided in Section 2.01(b).

“U.S. Borrower Swingline Note” shall have the meaning provided in Section 2.05(a).

“U.S. Borrowing Base” shall mean, as of any date of calculation, the amount equal to, without duplication, the sum of (a) 85% of Eligible U.S. Accounts, plus (b) the least of

(i) 65% of the respective Value of each category of Eligible U.S. Inventory (i.e., raw materials, work in process and finished goods), (ii) 85% of the then extant Net Orderly Liquidation Value of each such category of Eligible U.S. Inventory (i.e., raw materials, work in process and finished goods) and (iii) the amount that would represent 60% of the sum of the preceding clause (a) and this clause (b)(iii) if such amount was used under this clause (b)(iii) in the calculation of the U.S. Borrowing Base minus (c) the sum (without duplication) of (i) the U.S. Qualified Secured Hedging Agreement Reserve, (ii) the U.S. Qualified Secured Cash Management Agreement Reserve and (iii) the Reserves then established by the Co-Collateral Agents with respect to the U.S. Borrowing Base.  The Co-Collateral Agents shall have the right (but no obligation) to review such computations and if, in their Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Co-Collateral Agents shall have the right to correct any such errors in such manner they shall determine in their Permitted Discretion and the Collateral Agent will notify Holdings promptly after making any such correction.

“U.S. Collection Account” shall mean each account established at a U.S. Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

“U.S. Collection Banks” shall have the meaning provided in Section 5.03(b).

“U.S. Credit Parties” shall mean Holdings, each other U.S. Borrower and each U.S. Guarantor.

“U.S. Credit Party Obligations” shall mean (i) all U.S. Borrower Obligations, (ii) all Hedging Obligations owing to Hedging Creditors by any U.S. Credit Party, (iii) all Cash Management Obligations owing to Cash Management Creditors by any U.S. Credit Party, and (iv) any guarantees of the obligations described in clause (i), (ii) or (iii) hereof by the U.S. Credit Parties pursuant to the U.S. Guaranty or pursuant to any other Credit Document.

“U.S. Dilution Reserve” shall mean, as of any date of determination, as to the Accounts owned by the U.S. Credit Parties, an amount sufficient to reduce the advance rate against Eligible Accounts owned by the U.S. Credit Parties (determined without regard to the application of clause (x) of the fourth sentence of the definition of “Eligible Accounts”) by one (1) percentage point (1.00%) for each percentage point by which Dilution of the Accounts owned by the U.S. Credit Parties is in excess of 5.00%.

“U.S. Disbursement Account” shall mean each checking and/or disbursement account maintained by each U.S. Credit Party for their respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses (other than a disbursement account that is an Excluded Account) and funded by such U.S. Credit Party in the ordinary course of business consistent with past practices.

“U.S. Dollar Denominated Loans” shall mean each Loan denominated in U.S. Dollars at the time of the incurrence thereof.

“U.S. Dollar Denominated Revolving Loans” shall mean each Revolving Loan denominated in U.S. Dollars at the time of the incurrence thereof.

“U.S. Dollar Denominated Swingline Loans” shall mean each Swingline Loan denominated in U.S. Dollars at the time of the incurrence thereof.

“U.S. Dollar Equivalent” of an amount denominated in a currency other than U.S. Dollars shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof (or, in the case of amount denominated in Sterling on the date of any determination thereof), for purchase on such date (or on the date of the respective unreimbursed payment under a Letter of Credit denominated in a currency other than U.S. Dollars as provided in Sections 3.04(c) and 3.05(a), as the case may be); provided that for purposes of (x) determining compliance with Sections 2.01(c), 2.01(d), 3.02, 5.02(a), 7.01, 7.03 and 7.04 and (y) calculating Fees pursuant to Section 4.01 (except Fees which are expressly required to be paid in a currency other than U.S. Dollars pursuant to Section 4.01), the U.S. Dollar Equivalent of any amounts denominated in a currency other than U.S. Dollars shall be revalued on each Credit Event or loan repricing date using the spot exchange rates therefor as quoted on Bloomberg (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the immediately preceding Business Day, provided, however, that at any time, if the Aggregate Exposure (for the purposes of the determination thereof, using the U.S. Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted on Bloomberg (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Commitment or the Total Borrowing Base, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the U.S. Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted on Bloomberg (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the date of a Credit Event or loan repricing or such earlier date, if any, as the rate is reset pursuant to this proviso.  Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the U.S. Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than U.S. Dollars on any date in its sole discretion in accordance with the foregoing methodology.

“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“U.S. Guarantors” shall mean and include each U.S. Borrower (in its capacity as a guarantor under the U.S. Guaranty) and each U.S. Subsidiary Guarantor.

“U.S. Guaranty” shall mean the U.S. Guaranty dated as of the Effective Date in the form of Exhibit Q, as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof.

“U.S. Perfection Certificate” shall mean the U.S. Perfection Certificate in the form thereof included in Exhibit D-1 or any other form approved by the Administrative Agent, as the same may be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“U.S. Pledge Agreement” shall mean the U.S. Pledge Agreement dated as of the Effective Date in the form of Exhibit R, as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof.

“U.S. Qualified Secured Cash Management Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the U.S. Qualified Secured Cash Management Agreements, which reserve shall be in an amount equal to the aggregate amount of all reserves agreed upon from time to time by the applicable Lender and the applicable U.S. Credit Party and notified in writing to the Administrative Agent by such Lender (or affiliate thereof) and the applicable U.S. Credit Party to be maintained with respect to such U.S. Qualified Secured Cash Management Agreements in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion).  The determination as to whether any such reserve shall be established with respect to any such U.S. Qualified Secured Cash Management Agreement shall be subject to the agreement between the applicable U.S. Credit Party and the applicable Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as a U.S. Qualified Secured Cash Management Agreement.

“U.S. Qualified Secured Cash Management Agreements” shall mean each Qualified Secured Cash Management Agreement between a Lender (or an affiliate thereof) (as determined at the time such Secured Cash Management Agreement is designated as a Qualified Secured Cash Management Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and an U.S. Credit Party.

“U.S. Qualified Secured Hedging Agreement” shall mean any Qualified Secured Hedging Agreement between a Lender (or an affiliate thereof) (as determined at the time such Interest Rate Protection Agreement or Other Hedging Agreement is designated as a Qualified Secured Hedging Agreement without regard as to whether such Person is currently a Lender or an affiliate thereof) and a U.S. Credit Party.

“U.S. Qualified Secured Hedging Agreement Reserve” shall mean a reserve to be established by the Administrative Agent from time to time in respect of the U.S. Qualified Secured Hedging Agreements, which reserve shall be in an amount of the aggregate U.S. Dollar Equivalent marked to market exposure thereunder as calculated by the applicable U.S. Credit Party and the Lender or affiliate of such Lender party to such U.S. Qualified Secured Hedging Agreement in accordance with GAAP (based on the valuation methodology agreed between Holdings and the Lender or affiliate of such Lender party to such U.S. Qualified Secured Hedging Agreements) at the time such Secured Hedging Agreement is designated as a Qualified Secured Hedging Agreement in accordance with Section 13.22 and/or as otherwise agreed as among such parties, in each case, to be notified to the Administrative Agent from time to time by written notice from the Lender (or such affiliate) and the applicable U.S. Credit Party party to such agreement in accordance with Section 13.22 (it being understood and agreed that such reserve may be increased or reduced by the Co-Collateral Agents in their Permitted Discretion).

The determination as to whether any such reserve shall be established with respect to any such U.S. Qualified Secured Hedging Agreement shall be subject to the agreement between the applicable U.S. Credit Party and the applicable Lender (or affiliate thereof) party to such agreement (as modified by the Administrative Agent in its Permitted Discretion), but absence of any such reserve shall not impact the designation thereof as an U.S. Qualified Secured Hedging Agreement.

“U.S. Security Agreement” shall mean the U.S. Security Agreement dated as of the Effective Date in the form of Exhibit S, as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof.

“U.S. Subsidiary Guarantors” shall mean (a) each Person identified on Schedule 8.13 as a U.S. Subsidiary Guarantor, (b) each Domestic Subsidiary of Holdings (other than any (x) U.S. Borrowers or (y) Immaterial Subsidiaries), whether existing on the Effective Date or established, created or acquired after the Effective Date, and (c) each Subsidiary of Holdings (other than any U.S. Borrowers), which guarantees obligations under the Senior Secured Notes Documents or Existing Senior Subordinated Notes Documents, whether existing on the Effective Date or established, created or acquired after the Effective Date, in each case unless and until such time as the respective Domestic Subsidiary is released from all of its obligations under the U.S. Guaranty and the Security Documents to which it is a party in accordance with the terms and provisions thereof.

“Value” shall mean, with respect to Eligible Inventory, the lower of (i) the cost thereof computed on a first-in first-out basis in accordance with GAAP and (ii) the market value thereof (net of any intercompany profit).

“VAT” shall mean value added tax as provided for in the United Kingdom’s Value Added Tax Act 1994 as amended and any other tax of a similar nature in any jurisdiction.

“Weekly Borrowing Base Period” shall mean any period (x) commencing on the date on which the Excess Availability is less than or equal to the greater of (i) $30,000,000 and (ii) 20% of the Total Commitment as then in effect and (y) ending on the first date thereafter on which the Excess Availability has been greater than the greater of (i) $30,000,000 and (ii) 20% of the Total Commitment as then in effect for 30 consecutive days.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, unlimited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of Holdings with respect to the preceding clauses (i) and

(ii), directors’ qualifying shares and/or other nominal amounts of shares required to be held by Persons other than Holdings and its Subsidiaries under applicable law).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02. References to “UCC”.  Where the context so requires, (i) any term defined herein by reference to the “UCC” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act of each province of Canada, the Securities Transfer Act of each province of Canada, the Civil Code of Quebec, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Administrative Agent, and (ii) all references herein to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws.

1.03. Dutch Terms.  In this Agreement, where it relates to an entity organized under the laws of the Netherlands, a reference to:

(a) a winding-up, administration or dissolution includes an entity organized under the laws of the Netherlands being:

(i)     declared bankrupt (failliet verklaard);

(ii)    dissolved (ontbonden);

(b) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(c) a trustee in bankruptcy includes a curator;

(d) an administrator (or similar person) includes a bewindvoerder;

(e) a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(f) an attachment includes a beslag.

SECTION 2.  Amount and Terms of Credit.

2.01           The Commitments.  (a)  Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 6 and 7), each Lender with a Commitment severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Revolving Loan Maturity Date, (v) a revolving loan or revolving loans to any U.S. Borrower (on a joint and several basis with the other U.S. Borrowers) (each, a “U.S. Borrower Revolving Loan” and, collectively, the “U.S. Borrower

Revolving Loans”), (w) a revolving loan or revolving loans to any Australian Borrower (on a joint and several basis with the other Australian Borrowers) (each, a “Australian Borrower Revolving Loan” and, collectively, the “Australian Borrower Revolving Loans”), (x) a revolving loan or revolving loans to any Canadian Borrower (on a joint and several basis with the other Canadian Borrowers) (each, a “Canadian Borrower Revolving Loan” and, collectively, the “Canadian Borrower Revolving Loans”), (y) a revolving loan or revolving loans to any Dutch Borrower (on a joint and several basis with the other Dutch Borrowers) (each, a “Dutch Borrower Revolving Loan” and, collectively, the “Dutch Borrower Revolving Loans”) and (z) a revolving loan or revolving loans to any  U.K. Borrower (on a joint and several basis with the other U.K. Borrowers) (each, a “U.K. Borrower Revolving Loan” and, collectively, the “U.K. Borrower Revolving Loans” and, together with the U.S. Borrower Revolving Loans, Australian Borrower Revolving Loans, Canadian Borrower Revolving Loans and Dutch Borrower Revolving Loans, each, a “Revolving Loan” and, collectively, the “Revolving Loans”), which Revolving Loans:

(i) shall be made and maintained in an Available Currency;

(ii) except as hereafter provided, shall, at the option of the applicable Borrowers, be incurred and maintained as, and/or converted into, one or more Borrowings of (x) Base Rate Loans, Canadian Prime Rate Loans, Eurodollar Loans, Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans or (y) (A) in the case of a B/A Lender, Bankers’ Acceptances in Canadian Dollars by acceptance and purchase thereof on the terms and conditions provided for herein and in Schedule 1.01(b) or (B) in the case of a Non-B/A Lender, completed Drafts in Canadian Dollars purchased and, at the request of the Non-B/A Lender, exchanged for B/A Equivalent Notes, in each case on the terms and conditions provided for herein and in Schedule 1.01(b); provided that, except as otherwise specifically provided in Section 2.10(b), all Revolving Loans made as part of the same Borrowing shall at all times consist of Revolving Loans of the same Type;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made (and shall not be required to be made) by any such Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause (x) the Individual Exposure of such Lender to exceed the amount of its Commitment at such time or (y) the Aggregate Exposure to exceed (A) the Total Commitment at such time minus (B) the Specified Reserves at such time; and

(v) to the extent denominated in Australian Dollars, Canadian Dollars, Pounds Sterling or Euros and required to be made by a Participating Specified Foreign Currency Lender, shall, subject to Section 15, be made by the Fronting Lender.

(b) Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Sections 6 and 7), the Swingline Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Swingline

Expiry Date (v) a revolving loan or revolving loans to U.S. Borrower (on a joint and several basis with the other U.S. Borrowers) (each, a “U.S. Borrower Swingline Loan” and, collectively, the “U.S. Borrower Swingline Loans”), (w) a revolving loan or revolving loans to any Australian Borrower (on a joint and several basis with the other Australian Borrowers) (each, a “Australian Borrower Swingline Loan” and, collectively, the “Australian Borrower Swingline Loans”), (x) a revolving loan or revolving loans to any Canadian Borrower (on a joint and several basis with the other Canadian Borrowers) (each, a “Canadian Borrower Swingline Loan” and, collectively, the “Canadian Borrower Swingline Loans”), (y) a revolving loan or revolving loans to any Dutch Borrower (on a joint and several basis with the other Dutch Borrowers) (each, a “Dutch Borrower Swingline Loan” and, collectively, the “Dutch Borrower Swingline Loans”) and (z) a revolving loan or revolving loans to any  U.K. Borrower (on a joint and several basis with the other U.K. Borrowers) (each, a “U.K. Borrower Swingline Loan” and, collectively, the “U.K. Borrower Swingline Loans” and, together with the U.S. Borrower Swingline Loans, Australian Borrower Swingline Loans, Canadian Borrower Swingline Loans and Dutch Borrower Swingline Loans, each, a “Swingline Loan” and, collectively, the “Swingline Loans”), which Swingline Loans:

(i) shall be made and maintained in an Available Currency;

(ii) shall be made and maintained as Base Rate Loans or Canadian Prime Rate Loans;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made (and shall not be required to be made) if the making of same would cause the Aggregate Exposure (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed (A) the Total Commitment at such time minus (B) the Specified Reserves at such time; and

(v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 2.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Defaulting Lender exists unless the Swingline Lender has entered into arrangements satisfactory to it and Holdings to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Defaulting Lenders’ RL Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”), and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from any Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or an Event of Default by the Required Lenders.

(c) The Swingline Lender (x) may, in its sole discretion, on any Business Day, and (y) shall, on the penultimate Business Day of each week, give notice to the Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans to be made to, and maintained by, the Borrower of the outstanding Swingline Loan being funded by such Revolving Loan (or any other Borrower jointly and severally liable with such Borrower) in the same currency as the outstanding Swingline Loan being funded by such Revolving Loan (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.01(e) or upon the exercise of any of the remedies provided in the last paragraph of Section 11.01), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (in the case of Swingline Loans denominated in U.S. Dollars) or Revolving Loans constituting Canadian Prime Rate Loans (in the case of Swingline Loans denominated in Canadian Dollars), in each case, to be made to, and maintained by, the Borrower of the outstanding Swingline Loan being funded by such Revolving Loan (or any other Borrower jointly and severally liable with such Borrower) in the same currency as the outstanding Swingline Loan being funded by such Revolving Loan (each such Borrowing, a “Mandatory Borrowing”), shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender’s RL Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 11.01) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans; provided that such Revolving Loans which are denominated in Canadian Dollars and are required to be made by a Participating Specified Foreign Currency Lender shall, subject to Section 15, be made by the Fronting Lender.  Each Lender hereby irrevocably agrees to make Revolving Loans to the Borrower upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and currency and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of any Borrowing Base or the Total Commitment at such time.  In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding, corporate action or other step taken under the Bankruptcy Code (or any similar statute) with respect to any Borrower (including under any Canadian Insolvency Law, the Companies Act 1985 as amended (United Kingdom), the Insolvency Act 1986 as amended (United Kingdom), the Bankruptcy Act 1966 as amended (Cth) (Australia), or the Dutch Bankruptcy Act (faillissementswet) as amended then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 11.01), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, (A) in the case of a Mandatory Borrowing constituting Revolving Loans denominated in U.S. Dollars, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Revolving Loans denominated in U.S. Dollars, in each case maintained as Base Rate Loans hereunder for each day thereafter, and (B) in the case of a Mandatory Borrowing constituting Revolving Loans denominated in Canadian Dollars, at the cost to the Administrative Agent of acquiring the overnight funds in Canadian Dollars for the first three days and at the interest rate otherwise applicable to such Revolving Loans denominated in Canadian Dollars, in each case maintained as Canadian Prime Rate Loans hereunder for each day thereafter.  Notwithstanding anything to the contrary contained in this Section 2.01(c), if any Lender becomes a Defaulting Lender at any time that a Swingline Loan is outstanding, the Borrowers shall immediately prepay all outstanding Swingline Loans and in any event no later than two Business Days after the date such Lender becomes a Defaulting Lender.

(d) Notwithstanding anything to the contrary in Section 2.01(a) or (b), Section 7.03 or elsewhere in this Agreement, the Co-Collateral Agents shall have the right to establish Reserves in such amounts, and with respect to such matters, as the Co-Collateral Agents in their Permitted Discretion shall deem necessary or appropriate, against any Borrowing Base (with any establishment of or increase in Reserves to reduce such then existing Borrowing Base, as applicable, in an amount equal to such Reserves and any elimination of or reduction in any Reserves to increase such then existing Borrowing Base, as applicable, in an amount equal to such Reserves).

(e) In the event that the Borrowers are unable to comply with the conditions precedent to the making of Revolving Loans set forth in Section 7 (including, without limitation, the Borrowing Base limitations set forth in Section 7.03), the Lenders, subject to the immediately succeeding proviso, hereby authorize the Administrative Agent, for the account of the Lenders, to make U.S. Borrower Revolving Loans to any U.S. Borrower (on a joint and several basis with the other U.S. Borrowers), Australian Borrower Revolving Loans to any Australian Borrower (on a joint and several basis with the other Australian Borrowers), Canadian Borrower Revolving Loans to any Canadian Borrower (on a joint and several basis with the other Canadian Borrowers), Dutch Borrower Revolving Loans to any Dutch Borrower (on a joint and several basis with the other Dutch Borrowers) or U.K. Borrower Revolving Loans to any U.K. Borrower (on a joint and several basis with the other U.K. Borrowers) solely in the event that the Administrative Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, Expenses and Fees; provided that such Revolving Loans may only be made as Base Rate Loans or Canadian Prime Rate Loans, respectively, as determined by the Administrative Agent (each, an “Agent Advance”), for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earliest of (x) the twentieth Business Day after such date, (y) the date the respective Borrowers are again able to comply with the applicable Borrowing Base limitations and the conditions precedent to the making of Revolving Loans, or obtains an amendment or waiver with respect thereto and (z) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the “Agent Advance Period”); provided further that the Administrative Agent shall not make any Agent Advance to the extent that at the time of the making of such Agent Advance, (I) the amount of such Agent Advance when added to the aggregate outstanding amount of all other Agent Advances made to (u) the U.S. Borrowers at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), would exceed 5% of the U.S. Borrowing Base at such time, (v) the Australian Borrowers at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), would exceed 5% of the Australian Borrowing Base at such time, (w) the Canadian Borrowers at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), would exceed 5% of the Canadian Borrowing Base at such time, (x) the Dutch Borrowers at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), would exceed 5% of the Dutch Borrowing Base at such time, (y) the U.K. Borrowers at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), would exceed 5% of the U.K. Borrowing Base at such time or (z) all the Borrowers at such time (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars), would exceed 5% of the Total Commitment at such time (each, an “Agent Advance Amount”) or (II) (x) the amount of such Agent Advance when added to the Aggregate Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed (A) the Total Commitment at such time minus (B) the Specified Reserves at such time or (y) the amount of a Lender’s RL Percentage of such Agent Advance when added to the Individual Exposure of such Lender as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the amount of its Commitment at such time.  Agent Advances may be made by the Administrative Agent in its sole discretion and no Borrower shall have any right whatsoever to require that any Agent Advances be made.  Agent Advances will be subject to periodic settlement with the Lenders pursuant to Section 2.04(b).

2.02. Minimum Amount of Each Borrowing.  The aggregate principal amount of each Borrowing of Loans of a specific Type shall not be less than the Minimum Borrowing Amount applicable to such Type of Loans.  More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than (x) 15 Borrowings of Euro Rate Loans (or such greater number of Borrowings of Euro Rate Loans as may be agreed to from time to time by the Administrative Agent) in the aggregate for all Loans or (y) five (5) different maturity dates in the aggregate for all outstanding Bankers’ Acceptance Loans (or such greater number of maturity dates as may be agreed to from time to time by the Administrative Agent).

2.03. Notice of Borrowing.  (a)  Whenever a Borrower desires to incur (i) Euro Rate Loans or Bankers’ Acceptance Loans hereunder, such Borrower shall give the Administrative Agent at the Notice Office at least three Business Days’ prior notice of each Euro Rate Loan or Bankers’ Acceptance Loan to be incurred hereunder (or in the case of Australian Dollar Denominated Revolving Loans, at least four Business Day’s prior notice) and (ii) Base Rate Loans (including Agent Advances, but excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing) or Canadian Prime Rate Loans (including Agent Advances, but excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing or to the extent resulting from automatic conversions of Bankers’ Acceptance Loans as provided in Schedule 1.01(b)) hereunder, such Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan or Canadian Prime Rate Loan to be incurred hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before (x) 12:00 Noon (New York City time) on such day, in the case of U.S. Dollar Denominated Revolving Loans and Canadian Dollar Denominated Revolving Loans, and (y) 11:00 A.M. (New York City time) on such day, in the case of Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans and Euro Denominated Revolving Loans.  Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify:  (i) the aggregate principal amount or Face Amount, as the case may be, of the Loans to be incurred pursuant to such Borrowing (stated in the Available Currency), (ii) the date of such Borrowing (which shall be a Business Day), (iii) in the case of a Borrowing of Revolving Loans, whether the Revolving Loans made pursuant to such Borrowing constitute Agent Advances (it being understood that the Administrative Agent shall be under no obligation to make such Agent Advance), (iv) in the case of U.S. Dollar Denominated Revolving Loans, whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans, (v) in the case of Euro Rate Loans, the initial Interest Period to be applicable thereto, and (vi) in the case of Canadian Dollar Denominated Revolving Loans, whether the Revolving Loans being incurred pursuant to such Borrowing shall consist of Canadian Prime Rate Loans or Bankers’ Acceptance Loans and, if Bankers’ Acceptance Loans, the term thereof (which shall comply with the requirements of Schedule 1.01(b)).  Except in the case of Agent Advances, the Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) Whenever a Borrower desires to incur Swingline Loans hereunder, such Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder.  Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing (stated in the Available Currency).

(c) Mandatory Borrowings shall be made upon the notice specified in Section 2.01(c), with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 2.01(a).

(d) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of such Borrower, prior to receipt of written confirmation.  In each such case, such Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

2.04. Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(b) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York City time) on the date specified in Section 2.01(a)), each Lender, subject to Section 15, will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date.  All such amounts will be made available in U.S. Dollars (in the case of U.S. Dollar Denominated Loans), in Canadian Dollars (in the case of Canadian Dollar Denominated Loans), in Australian Dollars (in the case of Australian Dollar Denominated Revolving Loans), in Pounds Sterling (in the case of Sterling Denominated Revolving Loans) or Euros (in the case of Euro Denominated Revolving Loans), as the case may be, and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the relevant Borrower or Borrowers at the Payment Office the aggregate of the amounts so made available by the Lenders (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof).  Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the relevant Borrower or Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower or Borrowers, and the relevant Borrower or Borrowers shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent also shall be entitled to recover on demand from such Lender or the relevant Borrower or Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the relevant Borrower or Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate (or, in the case of Canadian Dollar Denominated Loans, Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans, the cost to the Administrative Agent of acquiring overnight funds in Canadian Dollars, Australian Dollars, Pounds Sterling or Euros, as the case may be) for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the relevant Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08.  Nothing in this Section 2.04(a) shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.  Notwithstanding this Section 2.04(a) and subject to the provisions of Section 15, (x) the Fronting Lender shall be obligated to make each Participating Specified Foreign Currency Lender’s pro rata portion of a Specified Foreign Currency Loan and (y) each Participating Specified Foreign Currency Lender shall not be obligated to make its pro rata portion of a Specified Foreign Currency Loan.

(b) Agent Advances made pursuant to Section 2.01(c) shall be subject to periodic settlement as follows:

(i) The amount of each Lender’s RL Percentage of Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent’s sole discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. (New York City time) on the last Business Day of each week, or such other period specified by the Administrative Agent (each such date, a “Settlement Date”).  The Lenders shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to the Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each Lender shall be equal to such Lender’s RL Percentage of the aggregate amount of Revolving Loans outstanding as of such Settlement Date.  If a notice from the Administrative Agent of any such necessary transfer is received by a Lender on or prior to 12:00 Noon (New York City time) on any Business Day, then such Lender shall make transfers described above in immediately available funds no later than 3:00 P.M. (New York City time) on the day such notice was received; and if such notice is received by a Lender after 12:00 Noon (New York City time) on any Business Day, such Lender shall make such transfers no later than 1:00 P.M. (New York City time) on the next succeeding Business Day.  The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to, or without representation or warranty by, the Administrative Agent.  Each of the Administrative Agent and each Lender agrees and the Lenders agree to mark their respective books and records on each Settlement Date to show at all times the dollar amount of their respective RL Percentage of the outstanding Revolving Loans on such date.  The provisions of this Section 2.04(b) with respect to Specified Foreign Currency Loans of a Participating Specified Foreign Currency Lender shall be subject to the terms of Section 15.

(ii) To the extent that the settlement described in preceding clause (i) shall not yet have occurred with respect to any particular Settlement Date, upon any repayment of Revolving Loans by any Borrower prior to such settlement, the Administrative Agent may apply such amounts repaid directly to the amounts that would otherwise be made available by the Administrative Agent pursuant to this Section 2.04(b).

(iii) Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender and the Administrative Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by the U.S. Borrowers, the Australian Borrowers, the Canadian Borrowers, the Dutch Borrowers or the U.K. Borrowers, as the case may be, in accordance with the terms of this Agreement or actually settled by the Administrative Agent or the applicable Lender as described in this Section 2.04(b).

2.05. Notes.  (a)  Each U.S. Borrower’s joint and several obligation, each Australian Borrower’s joint and several obligation, each Canadian Borrower’s joint and several obligation, each Dutch Borrower’s joint and several obligation and each U.K. Borrower’s joint and several obligation, as the case may be, to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of U.S. Borrower Revolving Loans, by a promissory note duly executed and delivered by each U.S. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “U.S. Borrower Revolving Note” and, collectively, the “U.S. Borrower Revolving Notes”), (ii) in the case of Australian Borrower Revolving Loans, by a promissory note duly executed and delivered by each Australian Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Australian Borrower Revolving Note” and, collectively, the “Australian Borrower Revolving Notes”), (iii) in the case of Canadian Borrower Revolving Loans, by a promissory note duly executed and delivered by each Canadian Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Canadian Borrower Revolving Note” and, collectively, the “Canadian Borrower Revolving Notes”), (iv) in the case of Dutch Borrower Revolving Loans, by a promissory note duly executed and delivered by each Dutch Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Dutch Borrower Revolving Note” and, collectively, the “Dutch Borrower Revolving Notes”), (v) in the case of U.K. Borrower Revolving Loans, by a promissory note duly executed and delivered by each U.K. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “U.K. Borrower Revolving Note” and, collectively, the “U.K. Borrower Revolving Notes” and together with the U.S. Borrower Revolving Notes, the Australian Borrower Revolving Notes, the Canadian Borrower Revolving Notes and the Dutch Borrower Revolving Notes, the “Revolving Notes”), (vi) in the case of U.S. Borrower Swingline Loans, by a promissory note duly executed and delivered by each U.S. Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the “U.S. Borrower Swingline Note”), (vii) in the case of Australian Borrower Swingline Loans, by a promissory note duly executed and delivered by each Australian Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Australian Borrower Swingline Note”), (viii) in the case of Canadian Borrower Swingline Loans, by a promissory note duly executed and delivered by each Canadian Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Canadian Borrower Swingline Note”), (ix) in the case of Dutch Borrower Swingline Loans, by a promissory note duly executed and delivered by each Dutch Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Dutch Borrower Swingline Note”) and (x) in the case of U.K. Borrower Swingline Loans, by a promissory note duly executed and delivered by each U.K. Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “U.K. Borrower Swingline Note” and together with the U.S. Borrower Swingline Note, the Australian Borrower Swingline Note, the Canadian Borrower Swingline Note and the Dutch Borrower Swingline Note, the “Swingline Notes”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.  Failure to make any such notation or any error in such notation shall not affect any Borrower’s obligations in respect of such Loans.

(c) Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes.  No failure of any Lender to request, obtain, maintain or produce a Note evidencing its Loans to any Borrower shall affect, or in any manner impair, the obligations of any Borrower to pay the Loans (and all related Obligations) incurred by such Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to any Credit Document.  Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b).  At any time when any Lender requests the delivery of a Note to evidence any of its Loans, each respective Borrower shall promptly execute and deliver to the respective Lender, at such Borrower’s expense, the requested Note in the appropriate amount or amounts to evidence such Loans.

2.06. Conversions.  (a)  Each Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of U.S. Dollar Denominated Loans made to it pursuant to one or more Borrowings of one or more Types of U.S. Dollar Denominated Revolving Loans into a Borrowing of another Type of U.S. Dollar Denominated Revolving Loan; provided that, (i) except as otherwise provided in Section 2.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Euro Rate Loans than is permitted under Section 2.02.  Each such conversion shall be effected by the relevant Borrower (of U.S. Dollar Denominated Revolving Loan being converted) by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York City time) at least (i) in the case of conversions of Base Rate Loans into Eurodollar Loans, three Business Days’ prior notice and (ii) in the case of conversions of Eurodollar Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case in the form of Exhibit A-2, appropriately completed to specify the U.S. Dollar Denominated Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such U.S. Dollar Denominated Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its U.S. Dollar Denominated Revolving Loans.

(b) Conversions of Bankers’ Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in Schedule 1.01(b).  Except as provided in Schedule 1.01(b), Bankers’ Acceptance Loans shall not be permitted to be converted into Canadian Prime Rate Loans prior to the maturity date of the respective Bankers’ Acceptance or B/A Equivalent Note, as the case may be.

(c) Each Borrower shall have the option to convert on any Business Day occurring on or after the Effective Date, all or a portion at least equal to the Minimum Borrowing Amount of the outstanding principal amount of Canadian Prime Rate Loans made to such Borrower pursuant to one or more Borrowings of Canadian Dollar Denominated Revolving Loans into a Borrowing or Borrowings of Bankers’ Acceptance Loans; provided that (i) unless the Required Lenders otherwise agree, Canadian Prime Rate Loans may not be converted into Bankers’ Acceptance Loans if a Default or an Event of Default is in existence on the date of such conversion and (ii) Borrowings of Bankers’ Acceptance Loans resulting from this Section 2.06 shall be limited in number as provided in Section 2.02.  Each such conversion shall be effected by the relevant Borrower (of Canadian Dollar Denominated Revolving Loan being converted), by giving the Administrative Agent at the Notice Office, prior to 12:00 Noon (New York City time), at least three Business Days prior to the date of the proposed conversion, a Notice of Conversion/Continuation specifying the Canadian Dollar Denominated Revolving Loans maintained as Canadian Prime Rate Loans to be so converted into Bankers’ Acceptance Loans, the Borrowing or Borrowings pursuant to which such Canadian Dollar Denominated Revolving Loans were made and the term of the proposed Borrowing of Bankers’ Acceptance Loans (which, in each case, shall comply with the requirements of Schedule 1.01(b)).  The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Canadian Dollar Denominated Revolving Loans maintained as Canadian Prime Rate Loans.

2.07. Pro Rata Borrowings.  Except as provided in Section 15, all Borrowings of Revolving Loans (including U.S. Borrower Revolving Loans, Australian Borrower Revolving Loans, Canadian Borrower Revolving Loans, Dutch Borrower Revolving Loans and U.K. Borrower Revolving Loans) under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments, provided that all Mandatory Borrowings shall be incurred from the Lenders pro rata on the basis of their RL Percentages.  It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.08. Interest.  (a)  (v) The U.S. Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each U.S. Borrower Loan, (w) the Australian Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Australian Borrower Loan, (x) the Canadian Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Canadian Borrower Loan, (y) the Dutch Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Dutch Borrower Loan and (z) the U.K. Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each U.K. Borrower Loan, in each case:

(A) maintained as a Base Rate Loan, in each case, from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(B) maintained as a Eurodollar Loan, in each case, from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

(C) maintained as a Canadian Prime Rate Loan (including with respect to any Bankers’ Acceptance Loan converted into a Canadian Prime Rate Loan pursuant to Schedule 1.01(b)), in each case, from the date of Borrowing thereof (or, in the circumstances described in the immediately preceding parenthetical, from the date of conversion of such respective Bankers’ Acceptance Loan into a Canadian Prime Rate Loan) until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Canadian Prime Rate Loan to a Bankers’ Acceptance Loan pursuant to Schedule 1.01(b), at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Canadian Prime Rate, each as in effect from time to time.

(D) maintained as a Sterling Denominated Revolving Loan, in each case, from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Sterling Rate for such Interest Period plus any Mandatory Costs.

(E) maintained as a Euro Denominated Revolving Loan, in each case, from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Euro LIBOR for such Interest Period.

(F) maintained as a Australian Dollar Denominated Revolving Loan, in each case, from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Australian Dollar Rate for such Interest Period.

(b) Upon the occurrence and during the continuance of an Event of Default specified in Section 11.01(a) or 11.01(e) or, upon notice of the Administrative Agent or the Required Lenders, any other Event of Default, all outstanding Loans shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to such Loans plus any Mandatory Costs in the case of any Sterling Denominated Revolving Loans.  Without duplication of any amounts payable pursuant to the immediately preceding sentence, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder and under any other Credit Document shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and overdue interest on, Canadian Dollar Denominated Loans and any other overdue amounts owing in Canadian Dollars, equal to the rate which is 2% in excess of the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate, each as in effect from time to time, (2) in the case of overdue principal of, and overdue interest on, Sterling Denominated Revolving Loans and any other overdue amounts owing in Pounds Sterling, equal to the rate which is 2% in excess of the Applicable Margin in effect from time to time for Sterling Denominated Revolving Loans plus the Sterling Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, (3) in the case of overdue principal of, and overdue interest on, Euro Denominated Revolving Loans and any other overdue amounts owing in Euros, equal to the rate which is 2% in excess of the Applicable Margin in effect from time to time for Euro Denominated Revolving Loans plus the Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid, (4) in the case of overdue principal of, and overdue interest on, Australian Dollar Denominated Revolving Loans and any other overdue amounts owing in Australian Dollars, equal to the rate which is 2% in excess of the Applicable Margin in effect from time to time for Australian Dollar Denominated Revolving Loans plus the Australian Dollar Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid, and (5) in the case of overdue principal of, and overdue interest on, U.S. Dollar Denominated Loans and any other overdue amounts owing in U.S. Dollars, equal to the rate which is equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time.  Interest that accrues under this Section 2.08(b) shall be payable on demand.

(c) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Canadian Prime Rate Loan, quarterly in arrears on each Quarterly Payment Date, (iii) in respect of each Euro Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iv) in respect of each Loan (other than Bankers’ Acceptance Loans), (x) on the date of any repayment or prepayment thereof (on the amount prepaid or repaid) (except that repayments and prepayments of Base Rate Loans or Canadian Prime Rate Loans shall not be required to be accompanied by a payment of accrued, and theretofore unpaid, interest thereon, unless either all outstanding Loans of such Type are being repaid or prepaid or the Total Commitment has terminated or will be terminated concurrently with such repayment or prepayment), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

(d) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for each Interest Period applicable to the respective Euro Rate Loans and shall promptly notify the respective Borrowers and the Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09. Interest Periods.  At the time any Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Euro

Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), such Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower, be (i) a one or two week period to the extent agreed to by all Lenders, (ii) a one, two, three or six month period or (iii) a nine or twelve month period to the extent agreed to by all Lenders, provided that (in each case):

(a) all Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(b) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including, in the case of U.S. Dollar Denominated Revolving Loans, the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(c) if any Interest Period for a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(e) unless the Required Lenders otherwise agree or as otherwise provided below in the case of Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

(f) no Interest Period in respect of any Borrowing of any Loans shall be selected which extends beyond the Maturity Date for such Loans.

With respect to any Loans maintained as Euro Rate Loans, at the end of any Interest Period applicable to a Borrowing thereof, the relevant Borrower may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having the relevant Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 2.09 and (y) does not cause a violation of the requirements of Section 2.02.  If by 12:00 Noon (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, any Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans, to select a one month Interest Period for such Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans, as the case may be, in any such case effective as of the expiration date of such current Interest Period.

2.10. Increased Costs, Illegality, etc.  (a)  In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i)(x) and (iv) below, may be made only by the Administrative Agent):

(i) (x) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate and/or (y) the applicable Euro Rate for any requested Interest Period with respect to a proposed Euro Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Euro Rate Loan; or

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to:  (1) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the basis of taxation or rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (2) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank eurodollar market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any Euro Rate Loan has been made (A) unlawful by any law or governmental rule, regulation or order, (B) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (C) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable eurodollar market; or

(iv) at any time that there is no market for Bankers’ Acceptances by reason of circumstances affecting the Canadian money market generally or the relevant Available Currency (other than U.S. Dollars) is not available in sufficient amounts, in either case as determined in good faith by the Administrative Agent, acting reasonably;

then, and in any such event, such Lender (or (I) the Administrative Agent, in the case of clauses (i)(x) and (iv) above or (II) the Required Lenders, in the case of clause (i)(y) above) shall promptly give notice (by telephone promptly confirmed in writing) to the affected Borrowers and, except in the case of clauses (i)(x) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (w) in the case of clause (i) above, (A) in the event that Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent (on behalf of the Required Lenders in the case of clause (i)(y) above) notifies Holdings and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (B) in the event that Sterling Denominated Revolving Loans are so affected, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling Rate, (C) in the event that Euro Denominated Revolving Loans are so affected, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Euro LIBOR and (D) in the event that Australian Dollar Denominated Revolving Loans are so affected, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Australian Dollar Rate, (x) in the case of clause (ii) above, the U.S. Borrowers (jointly and severally), the Australian Borrowers (jointly and severally), the Canadian Borrowers (jointly and severally), the Dutch Borrowers (jointly and severally) and/or the U.K. Borrowers (jointly and severally) agree to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the respective Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto); provided, however, that for purposes of clause (ii) above, any such Borrower shall not be obligated to pay such additional amounts which relate to Taxes (as to which Section 5.04 shall govern), (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, and as provided in Schedule 1.01(b), Bankers’ Acceptance Loans or other Revolving Loans in the relevant Available Currency (exclusive of any such Revolving Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the affected Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation with respect to Bankers’ Acceptance Loans or such other Revolving Loans given by the respective Borrowers which have not been incurred (including by way of conversion) shall be deemed rescinded by such Borrowers.

(b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 2.10(a)(ii), the affected Borrower may, and in the case of a Euro Rate Loan affected by the circumstances described in Section 2.10(a)(iii), the affected Borrower shall, either (i) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii), or (ii) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law) and (B) in the case of any Euro Rate Loan (other than a Eurodollar Loan), repay all outstanding Borrowings which include such affected Euro Rate Loans in full in accordance with the applicable requirements of Section 5.01; provided that (i) if the circumstances described in Section 2.10(a)(iii) apply to any Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loan or Euro Denominated Revolving Loan, the respective Borrower may, in lieu of taking the actions described above, maintain such outstanding Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loan or Euro Denominated Revolving Loan, as the case may be, in which case, (x) in the case of Sterling Denominated Revolving Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling Rate, (y) in the case of Euro Denominated Revolving Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Euro LIBOR and (z) in the case of Australian Dollar Denominated Revolving Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Australian Dollar Rate, as the case may be, unless the maintenance of such outstanding Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loan or Euro Denominated Revolving Loan, as the case may be, on such basis would not stop the conditions described in Section 2.10(a)(iii) from existing (in which case the actions described above, without giving effect to this proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitment hereunder or its obligations hereunder, then Holdings agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital.  In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to Holdings, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish Holdings’ obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice.  For the avoidance of doubt, nothing in this Section 2.10(c) shall require Holdings to pay to any Lender any amount for which such Lender is compensated by way of payment of Mandatory Costs.

(d) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Sterling Denominated Revolving Loan or Euro Denominated Revolving Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans or in Section 2.10(a)(ii), such Lender shall promptly notify the Borrowers in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves in respect of such Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans and/or Euro Denominated Revolving Loans (such written notice to provide in reasonable detail a computation of such additional amounts) and the respective Borrowers shall be jointly and severally obligated to pay to such Lender such specified amounts as additional interest at the time that such Borrowers are otherwise required to pay interest in respect of such Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans and Euro Denominated Revolving Loans or, if later, on written demand therefor by such Lender.

2.11. Compensation.  The applicable ABL Credit Parties (grouped by Borrowing Base), jointly and severally agree to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans or Bankers’ Acceptance Loans but excluding loss of anticipated profits) which such Lender may sustain:  (a) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Euro Rate Loans or Bankers’ Acceptance Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 2.10(a)); (b) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to

Section 11.01) or conversion of any of its Euro Rate Loans or Bankers’ Acceptance Loans occurs on a date which is not the last day of an Interest Period or maturity date, as applicable, with respect thereto; (c) if any prepayment of any of its Euro Rate Loans is not made on any date specified in a notice of prepayment given by the respective Borrowers; or (d) as a consequence of (i) any other default by the respective Borrowers to repay Euro Rate Loans or Bankers’ Acceptance Loans when required by the terms of this Agreement or any Note held by such Lender or (ii) any election made pursuant to Section 2.10(b).

2.12. Lending Offices and Affiliate Lenders for Loans in Available Currency.  (a)  Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule 13.03, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans in the Available Currency made, and Letters of Credit participated in, by such Lender (including, without limitation, by designating a separate lending office (or Affiliate) to act as such with respect to such Loans and Letter of Credit Outstandings); provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under Section 2.10, 3.06 or 5.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation).  Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement and the other Credit Documents, be treated in the same manner as the respective designating Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by Holdings, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.12(b) shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 2.10, 3.06 and 5.04.

2.13. Replacement of Lenders.  (a)  If any Lender becomes a Defaulting Lender, (b) upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders or (c) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), Holdings shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”)

with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent, Swingline Lender, Fronting Lending (unless such Person will not be a Participating Specified Foreign Currency Lender) and any Issuing Lender; provided that:

(i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Borrowers) pursuant to which the Replacement Lender shall acquire the entire Commitment and all outstanding Revolving Loans (other than Bankers’ Acceptance Loans) and all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (i) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (other than Bankers’ Acceptances and B/A Equivalent Notes) of the respective Replaced Lender with respect to which such Replaced Lender is being replaced, (B) an amount equal to the Face Amount of any outstanding B/A Instrument of the respective Replaced Lender in satisfaction of the obligations of the Borrower to repay the B/A Instrument on the maturity thereof, (C) an amount equal to all Unpaid Drawings (if any) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (D) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (ii) each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (iii) the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

(ii) all obligations of the Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11 shall be paid in full to such Replaced Lender concurrently with such replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

(b)           Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04.  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the relevant Borrowers, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

2.14. Incremental Commitments.  (a)  Holdings shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.14, but without requiring the consent of the Administrative Agent (except as otherwise provided in this Section 2.14) or the Lenders, to request at any time and from time to time after the Effective Date (or, if later, after the satisfaction of any condition previously agreed to among the Agents and Holdings) and prior to the Revolving Loan Maturity Date that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Incremental Commitment Agreement, make Revolving Loans and participate in Letters of Credit and Swingline Loans pursuant thereto; provided that (i) no Lender shall be obligated to provide an Incremental Commitment, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent, Holdings and the other Borrowers an Incremental Commitment Agreement as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Revolving Loans in excess of its Commitment (if any) or participate in any Letters of Credit or Swingline Loans in excess of its RL Percentage, in each case, as in effect prior to giving effect to such Incremental Commitment provided pursuant to this Section 2.14, (ii) any Lender (including any Person which is an Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of the Administrative Agent or any other Lender; provided that any Person that is not a Lender prior to the effectiveness of its Incremental Commitment shall require the consent of the Administrative Agent, each Issuing Lender, the Swingline Lender and the Fronting Lender (unless such Person will not be a Participating Specified Foreign Currency Lender) (which consents shall not be unreasonably withheld) to provide an Incremental Commitment pursuant to this Section 2.14, (iii) the aggregate amount of each request (and provision therefor) for Incremental Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Commitment pursuant to a given Incremental Commitment Agreement pursuant to this Section 2.14 (including Persons who are Eligible Transferees and will become Lenders) of at least $10,000,000 (or such lesser amount that is acceptable to the Administrative Agent), (iv) the aggregate amount of all Incremental Commitments permitted to be provided pursuant to this Section 2.14 shall not exceed in the aggregate $50,000,000, (v) Holdings shall not increase the Commitment pursuant to this Section 2.14 more than 3 times, (vi) if the Applicable Margins with respect to Loans to be incurred pursuant to an Incremental Commitment shall be higher in any respect than those applicable to any other Loans, the Applicable Margins, as the case may be, for the other Loans and extension of credit hereunder shall be automatically increased as and to the extent needed to eliminate any deficiencies in accordance with the definition of “Applicable Margin” contained herein (such increase, the “Additional Margin”), (vii) all Revolving Loans incurred pursuant to an Incremental Commitment (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Documents, and guaranteed under the relevant Guaranties, on a pari passu basis will all other Loans secured by each relevant Security Document and guaranteed under each relevant Guaranty, and (viii) each Lender (including any Person which is an Eligible Transferee who will become a Lender) agreeing to provide an Incremental Commitment pursuant to an Incremental Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, participate in Swingline Loans and Letters of Credit pursuant to Sections 2.01(b) and 3.04, respectively, and make Revolving Loans as provided in Section 2.01(a) and such Revolving Loans shall constitute Revolving Loans for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Commitments pursuant to this Section 2.14, (I) Holdings, each other Borrower, each Guarantor, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an “Incremental Lender”) shall execute and deliver to Holdings and the Administrative Agent an Incremental Commitment Agreement, appropriately completed (with the effectiveness of the Incremental Commitment provided therein to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid, (ii) all Incremental Commitment Requirements have been satisfied, (iii) all conditions set forth in this Section 2.14 shall have been satisfied and (iv) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied) and (II) Holdings, each other Borrower, each Guarantor and the Collateral Agent and each Incremental Lender (as applicable) shall execute and deliver to the Administrative Agent and the Collateral Agent such additional Security Documents and/or amendments to the Security Documents which are necessary to ensure that all Loans incurred pursuant to the Incremental Commitments and any Additional Margin are secured by each relevant Security Document (the “Incremental Security Documents”).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement and, at such time, Schedule 1.01(a) shall be deemed modified to reflect the Incremental Commitments of such Incremental Lenders.

(c) It is understood and agreed that the Incremental Commitments provided by an Incremental Lender or Incremental Lenders, as the case may be, pursuant to each Incremental Commitment Agreement shall constitute part of, and be added to, the Total Commitment and each Incremental Lender shall constitute a Lender for all purposes of this Agreement and each other applicable Credit Document.

(d) At the time of any provision of Incremental Commitments pursuant to this Section 2.14, each Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders), in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Commitments (after giving effect to any increase in the Total Commitment pursuant to this Section 2.14) and with the Borrowers being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.11 in connection with any such repayment and/or Borrowing.

2.15. Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.  (a)  Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by the Canadian Borrowers in respect of the Canadian Borrower Obligations pursuant to this Agreement and the other Credit Documents shall be governed by or subject to the laws of any province of Canada or the federal laws of Canada, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by the Canadian Borrowers to the Administrative Agent or any Lender under this Agreement or any other Credit Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Credit Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Credit Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Administrative Agent, the Lenders and the Canadian Borrowers and the amount of such payment or collection shall be refunded by the Administrative Agent and the Lenders to the Canadian Borrowers.  For the purposes of this Agreement and each other Credit Document to which any Canadian Borrowers are a party, the effective annual rate of interest payable by the Canadian Borrowers shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by and for the account of the Canadian Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

(b) For the purposes of the Interest Act (Canada) and with respect to Canadian Borrowers only:

(i) whenever any interest or fee payable by the Canadian Borrowers is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and

(ii) all calculations of interest payable by the Canadian Borrowers under this Agreement or any other Credit Document are to be made on the basis of the nominal interest rate described herein and therein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.  The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

(c) The parties hereto acknowledge and agree that clauses (a) and (b) of this Section 2.15 only apply to the Canadian Borrowers and shall not otherwise reduce or effect the obligations of the other Borrowers under this Agreement to pay the full amount of the Obligations of such Borrowers in accordance with the terms of this Agreement (including to reimburse the Administrative Agent and the applicable Lenders for any amounts refunded by the Administrative Agent or any Lender to the Canadian Borrowers pursuant to clause (a) of this Section 2.15).

2.16. Provisions Regarding Bankers’ Acceptances, Drafts, etc.  The parties hereto agree that the provisions of Schedule 1.01(b) shall apply to all Bankers’ Acceptances, Bankers’ Acceptance Loans, Drafts and B/A Equivalent Notes created hereunder, and that the provisions of Schedule 1.01(b) shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

2.17. Holdings as Agent for Borrowers.  Each Borrower hereby irrevocably appoints Holdings as its agent and attorney-in-fact for all purposes under this Agreement and each other Credit Document, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by the respective appointing Borrower that such appointment has been revoked.  Each Borrower hereby irrevocably appoints and authorizes Holdings (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement or any other Credit Document and (ii) to take such action as Holdings deems appropriate on its behalf to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and the other Credit Documents.  It is understood that the handling of the Credit Account and the Collateral of the respective Borrowers in a combined fashion (i.e., the U.S. Borrowers in a combined fashion, the Australian Borrowers in a combined fashion, the Canadian Borrowers in a combined fashion, the Dutch Borrowers in a combined fashion and the U.K. Borrowers in a combined fashion), as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that the Lenders shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Credit Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the consolidated group.  To induce the Agents and the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each Agent and each Lender and hold each Agent and each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Agent or any Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Credit Account and Collateral of the Borrowers as provided in this Agreement or (b) the Agents’ and the Lenders’ relying on any instructions of Holdings, or (c) any other action taken by the Agents or the Lenders hereunder or under the other Credit Documents, except that the Borrowers will have no liability to any Lender or any Agent with respect to any such liability, expense, loss or claim of damage or injury to the extent the same has been finally determined by a court of competent jurisdiction to have resulted from the gross negligence, or willful misconduct of such Lender or such Agent, as the case may be.

SECTION 3. Letters of Credit.

3.01. Letters of Credit.  (a)  (A) Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Section 7), a Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Revolving Loan Maturity Date, (i) in the case of a request for a Letter of Credit by a U.S. Borrower, for the joint and several account of the U.S. Borrowers, (ii) in the case of a request for a Letter of Credit by an Australian Borrower, for the joint and several account of the Australian Borrowers, (iii) in the case of a request for a Letter of Credit by a Canadian Borrower, for the joint and several account of the Canadian Borrowers, (iv) in the case of a request for a Letter of Credit by a Dutch Borrower, for the joint and several account of the Dutch Borrowers and (v) in the case of a request for a Letter of Credit by a U.K. Borrower, for the joint and several account of the U.K. Borrowers and, in each case, for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to Holdings or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a “Letter of Credit” and, collectively, the “Letters of Credit”) (although without limiting the joint and several nature of the U.S. Borrowers’, the Australian Borrowers’, the Canadian Borrowers’, the Dutch Borrowers’ or the U.K. Borrowers’ obligations, as the case may be, in respect of the Letters of Credit, any particular Letter of Credit may name only one or more of the U.S. Borrowers, the Australian Borrowers, the Canadian Borrowers, the Dutch Borrowers or the U.K. Borrowers, as the case may be, as the applicant or obligor therein and, at the direction of such respective Borrower(s), may be issued for the benefit of one or more Subsidiaries of Holdings.  Unless agreed to by an Issuing Lender in respect of a Letter of Credit issued by such Issuing Lender, each Letters of Credit shall be issued on a sight basis only.

(B)           Schedule 3.01(a) contains a description of letters of credit that were issued pursuant to the Existing Credit Agreement or the Existing Letter of Credit Facility and which remain outstanding on the Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the currency in which the letter of credit is denominated, (vi) the name of the beneficiary, (vii) the expiry date, (viii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit) and (ix) which of the Existing Credit Agreement or the Existing Letter of Credit Facility such Letter of Credit was issued under.  Each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued on the Effective Date.  Each Existing Letter of Credit shall be deemed to have been issued for the account of the respective Borrowers as specified on Schedule 3.01(a).

(b) Subject to and upon the terms and conditions set forth herein (including, without limitation, the conditions set forth in Section 7), each Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for (i) in the case of a request for a Letter of Credit by a U.S. Borrower, for the joint and several account of the U.S. Borrowers, (ii) in the case of a request for a Letter of Credit by an Australian Borrower, for the joint and several account of the Australian Borrowers, (iii) in the case of a request for a Letter of Credit by a Canadian Borrower, for the joint and several account of the Canadian Borrowers, (iv) in the case of a request for a Letter of Credit by a Dutch Borrower, for the joint and several account of the Dutch Borrowers and (v) in the case of a request for a Letter of Credit by a U.K. Borrower, for the joint and several account of the U.K. Borrowers, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default; provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

(ii) such Issuing Lender shall have received from any Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

3.02. Maximum Letter of Credit Outstandings; Currencies Final Maturities.  Notwithstanding anything to the contrary contained in this Agreement, (a) no Letter of Credit shall be issued (or required to be issued) if the Stated Amount of such Letter of Credit, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed $40,000,000 (the “Maximum Letter of Credit Amount”), (b) no Letter of Credit shall be issued (or required to be issued) at any time when the Aggregate Exposure exceeds (or would after giving effect to such issuance exceed) (A) the Total Commitment at such time minus (B) the Specified Reserves at such time, (c) the issuance of any Letter of Credit shall be subject to the conditions set forth in this Agreement (including, without limitation, the conditions set forth in Section 7), (d) each Letter of Credit shall be denominated in either U.S. Dollars, Canadian Dollars, Australian Dollars, Hong Kong Dollars, Pounds Sterling or Euros, (e) each standby Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Revolving Loan Maturity Date) and (ii) five Business Days prior to the Revolving Loan Maturity Date and (f) each trade Letter of Credit shall by its terms terminate on or before the earlier of (i) the date which occurs 180 days after the date of issuance thereof and (ii) five Business Days prior to the Revolving Loan Maturity Date.

3.03. Letter of Credit Requests; Minimum Stated Amount.  (a)  Whenever a Borrower desires that a Letter of Credit be issued for (i) in the case of a request for a Letter of Credit by a U.S. Borrower, for the joint and several account of the U.S. Borrowers, (ii) in the case of a request for a Letter of Credit by an Australian Borrower, for the joint and several account of the Australian Borrowers, (iii) in the case of a request for a Letter of Credit by a Canadian Borrower, for the joint and several account of the Canadian Borrowers, (iv) in the case of a request for a Letter of Credit by a Dutch Borrower, for the joint and several account of the Dutch Borrowers and (v) in the case of a request for a Letter of Credit by a U.K. Borrower, for the joint and several account of the U.K. Borrowers such Borrower, shall give the Administrative Agent and the respective Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile).  Each notice shall be in the form of Exhibit C, appropriately completed (each, a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by such requesting Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02.  Unless the respective Issuing Lender has received notice from any Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of such Borrower (and the U.S. Borrowers in a combined fashion, the Australian Borrowers in a combined fashion, the Canadian Borrowers in a combined fashion, the Dutch Borrowers in a combined fashion or the U.K. Borrowers in a combined fashion, as the case may be) in accordance with such Issuing Lender’s usual and customary practices.  Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower to be named as account party therein and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be.  Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment.  On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of Letters of Credit issued by such Issuing Lender for the immediately preceding week.  Notwithstanding anything to the contrary contained in this Agreement, in the event that one or more Lenders is a Defaulting Lender, no Issuing Lender shall be required to issue any Letter of Credit or increase or extend any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the applicable Borrowers to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit by the Defaulting Lender or Defaulting Lenders, including by cash collateralizing (in U.S. Dollars or the U.S. Dollar Equivalent thereof in the case of a Letter of Credit denominated in a currency other than U.S. Dollars) such Defaulting Lender’s or Defaulting Lenders’ RL Percentage of the Letter of Credit Outstandings (such arrangements, the “Letter of Credit Back-Stop Arrangements”).

(c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 (or, in the case of a Letter of Credit issued in a currency other than U.S. Dollars, the

U.S. Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Lender.

3.04. Letter of Credit Participations.  (a)  Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.04, a “Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the U.S. Borrowers, the Australian Borrowers, the Canadian Borrowers, the Dutch Borrowers or the U.K. Borrowers, as the case may be, under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.  Upon any change in the Commitments or RL Percentages of the Lenders pursuant to Section 2.13, Section 2.14 or Section 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to any Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the U.S. Borrowers, the Australian Borrowers, the Canadian Borrowers, the Dutch Borrowers or the U.K. Borrowers, as applicable, shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s RL Percentage of such unreimbursed payment in U.S. Dollars (or, in the case of any unreimbursed payment made in a currency other than U.S. Dollars, the U.S. Dollar Equivalent of such unreimbursed payment, as determined by the Issuing Lender on the date on which such unreimbursed payment was made by such Issuing Lender) in immediately available funds.  If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in U.S. Dollars (or, in the case of any unreimbursed payment made in a currency other than U.S. Dollars, the U.S. Dollar Equivalent thereof) such Participant’s RL Percentage of the amount of such payment on such Business Day in immediately available funds.  If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate (or, in the case of any unreimbursed payment made in a currency other than U.S. Dollars, at the respective Issuing Lender’s customary rate for interbank advances) for the first three days and at the interest rate applicable to U.S. Dollar Denominated Revolving Loans that are maintained as Base Rate Loans for each day thereafter.  The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in U.S. Dollars (or, in the case of any unreimbursed payment made in a currency other than U.S. Dollars, the U.S. Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

3.05. Agreement to Repay Letter of Credit Drawings.  (a)  (i) Each U.S. Borrower, in the case of the Letters of Credit issued for the account of a U.S. Borrower, hereby jointly and severally agrees, (ii) each Australian Borrower, in the case of the Letters of Credit issued for the account of an Australian Borrower, hereby jointly and severally agrees, (iii) each Canadian Borrower, in the case of the Letters of Credit issued for the account of a Canadian Borrower, hereby jointly and severally agrees, (iv) each Dutch Borrower, in the case of the Letters of Credit issued for the account of a Dutch Borrower, hereby jointly and severally agrees and (v) each U.K. Borrower, in the case of the Letters of Credit issued for the account of a U.K. Borrower, hereby jointly and severally agrees, in each case, to reimburse each Issuing Lender, by making payment to the Administrative Agent in U.S. Dollars (or, in the case of any unreimbursed payment made in a currency other than U.S. Dollars, the U.S. Dollar Equivalent of such payment or disbursement as determined by the respective Issuing Lender on the date of such payment or disbursement) in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it for the account of such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable (each such amount (or the U.S. Dollar Equivalent thereof, as the case may be), so paid until reimbursed by such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable, an “Unpaid Drawing”), not later than one Business Day following receipt by any such U.S. Borrower, any such Australian Borrower, any such Canadian Borrower, any such Dutch Borrower or any such U.K. Borrower, as the case may be, of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.01(e) shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrowers)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable, at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for U.S. Dollar Denominated Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the third Business Day following the receipt by any such U.S. Borrower, any such Australian Borrower, any such Canadian Borrower, any such Dutch Borrower or any such U.K. Borrower, as applicable, of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.01(e), interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by such U.S.

Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable, at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for U.S. Dollar Denominated Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand.  Each Issuing Lender shall give the U.S. Borrower, the Australian Borrowers, the Canadian Borrowers, the Dutch Borrowers or the U.K. Borrowers, as the case may be, prompt written notice of each Drawing under any Letter of Credit issued by it for the account of such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as the case may be; provided that the failure to give any such notice shall in no way affect, impair or diminish the obligations of any such Borrower hereunder.

(b) The joint and several obligations of such U.S. Borrowers, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as the case may be, under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings, any Borrower or any other Subsidiary of Holdings may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that no Borrower shall be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) If any Lender becomes a Defaulting Lender at any time that any Letter of Credit is outstanding, such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable, shall enter into Letter of Credit Back-Stop Arrangements with the relevant Issuing Lender or Issuing Lenders no later than two Business Days after the date such Lender becomes a Defaulting Lender.

3.06. Increased Costs.  If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (b) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the basis of taxation or rate of tax on, or determined by reference to, the net income or net profits of such

Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein or Taxes (as to which Section 5.04 shall govern)), then, upon the delivery of the certificate referred to below to the Borrowers by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the applicable ABL Credit Parties whose Revolving Loans are subject to such increased costs jointly and severally agree to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital.  Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.06, will give prompt written notice thereof to the Borrowers, which notice shall include a certificate submitted to the Borrowers by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant.  The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrowers.

SECTION 4. Commitment Fees; Reductions of Commitment.

4.01. Fees.  (a)  Holdings agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment fee (the “Commitment Fees”) for the period from and including the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Commitment has been terminated) computed at a rate per annum equal to Applicable Commitment Fee Percentage of the Unutilized Commitment of such Non-Defaulting Lender as in effect from time to time.  Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Commitment is terminated.

(b) (i) Each U.S. Borrower, in the case of the Letters of Credit issued for the account of a U.S. Borrower, hereby jointly and severally agrees, (ii) each Australian Borrower, in the case of the Letters of Credit issued for the account of an Australian Borrower, hereby jointly and severally agrees, (iii) each Canadian Borrower, in the case of the Letters of Credit issued for the account of a Canadian Borrower, hereby jointly and severally agrees, (iv) each Dutch Borrower, in the case of the Letters of Credit issued for the account of a Dutch Borrower, hereby jointly and severally agrees and (v) each U.K. Borrower, in the case of the Letters of Credit issued for the account of a U.K. Borrower, hereby jointly and severally agrees, in each case, to pay to the Administrative Agent for distribution to each Lender (based on each such Lender’s respective RL Percentage) a fee in respect of each Letter of Credit issued for the account of such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit.  Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each

Quarterly Payment Date and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

(c) (i) Each U.S. Borrower, in the case of the Letters of Credit issued for the account of a U.S. Borrower, hereby jointly and severally agrees, (ii) each Australian Borrower, in the case of the Letters of Credit issued for the account of an Australian Borrower, hereby jointly and severally agrees, (iii) each Canadian Borrower, in the case of the Letters of Credit issued for the account of a Canadian Borrower, hereby jointly and severally agrees, (iv) each Dutch Borrower, in the case of the Letters of Credit issued for the account of a Dutch Borrower, hereby jointly and severally agrees and (v) each U.K. Borrower, in the case of the Letters of Credit issued for the account of a U.K. Borrower, hereby jointly and severally agrees, in each case, to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it issued for the account of such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable (the “Facing Fee”) as may have been, or are hereafter, agreed to in writing from time to time by Holdings and such Issuing Lender.

(d) (i) Each U.S. Borrower, in the case of the Letters of Credit issued for the account of a U.S. Borrower, hereby jointly and severally agrees, (ii) each Australian Borrower, in the case of the Letters of Credit issued for the account of an Australian Borrower, hereby jointly and severally agrees, (iii) each Canadian Borrower, in the case of the Letters of Credit issued for the account of a Canadian Borrower, hereby jointly and severally agrees, (iv) each Dutch Borrower, in the case of the Letters of Credit issued for the account of a Dutch Borrower, hereby jointly and severally agrees and (v) each U.K. Borrower, in the case of the Letters of Credit issued for the account of a U.K. Borrower, hereby jointly and severally agrees, in each case, to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it for the account of such U.S. Borrower, such Australian Borrower, such Canadian Borrower, such Dutch Borrower or such U.K. Borrower, as applicable, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

(e) (i) Each U.S. Borrower, in the case of Banker’s Acceptance Loans which are U.S. Borrower Revolving Loans, hereby jointly and severally agrees, (ii) each Australian Borrower, in the case of Banker’s Acceptance Loans which are Australian Borrower Revolving Loans, hereby jointly and severally agrees, (iii) each Canadian Borrower, in the case of Banker’s Acceptance Loans which are Canadian Borrower Revolving Loans, hereby jointly and severally agrees, (iv) each Dutch Borrower, in the case of Banker’s Acceptance Loans which are Dutch Borrower Revolving Loans, hereby jointly and severally agrees and (v) each U.K. Borrower, in the case of Banker’s Acceptance Loans which are U.K. Borrower Revolving Loans, hereby jointly and severally agrees, in each case, to pay Drawing Fees at the time of the incurrence (by way of acceptance, purchase or otherwise) of each such respective Bankers’ Acceptance Loan.

(f) The applicable  Borrowers agree to pay to each Agent such fees as may have been, or are hereafter, agreed to in writing from time to time by Holdings or any of its Subsidiaries and such Agent on the basis and to the extent set forth therein.

4.02. Voluntary Termination of Unutilized Commitments.  (a)  Upon at least three Business Day’s prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $500,000 in the case of partial reductions to the Total Unutilized Commitment; provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender; provided further, that a notice of termination of the Total Unutilized Commitment in whole delivered by a Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date).

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrowers shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1.01(a) shall be deemed modified to reflect such changed amounts) and such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.

4.03. Mandatory Reduction of Commitments.  (a)  The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on September 30, 2009, unless the Effective Date has occurred on or prior to such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03(b), the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety upon the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

SECTION 5. Prepayments; Payments; Taxes.

5.01. Voluntary Prepayments.  (a)  Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:  (i) such Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office (A) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of U.S.

Dollar Denominated Swingline Loans) or Canadian Prime Rate Loans (or same day notice in the case of a prepayment of Canadian Dollar Denominated Swingline Loans) and (B) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Euro Rate Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made, and which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders, provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Total Unutilized Commitment in whole as contemplated by Section 4.02(a), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 4.02(a); (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $500,000 (or such lesser amount as is acceptable to the Administrative Agent) and (y) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $100,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case); provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect; (iii) in the case of partial prepayments of any Borrowing of Euro Rate Loans denominated in currencies other than U.S. Dollars, such Borrower shall use reasonable efforts to allocate such prepayments in a manner so that Borrowings do not remain outstanding in amounts less than the Minimum Borrowing Amount applicable thereto (and, to the extent such Borrowings would remain outstanding in amounts which are less than the Minimum Borrowing Amount applicable thereto, such Borrower shall repay any Borrowings which are less than the Minimum Borrowing Amount applicable thereto at the end of the then current Interest Period); (iv) each prepayment pursuant to this Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (v) prepayments of Bankers’ Acceptance Loans may not be made prior to the maturity date of the underlying Bankers’ Acceptances or B/A Equivalent Notes, as the case may be.

(b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrowers may, upon five Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender, together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (including all amounts, if any, owing pursuant to Section 2.11) in accordance with, and subject to the requirements of Section 13.12(b), so long as (i) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (A) the Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Commitments) and (B) such Lender’s RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing

Lenders and (ii) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

5.02. Mandatory Repayments; Cash Collateralization.  (a) (i) On any day on which any one or more of the following conditions shall exist, the Borrowers shall repay the Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) and/or cash collateralize outstanding Letters of Credit (in U.S. Dollars or, to the extent any Letter of Credit is denominated in a currency other than U.S. Dollars, in the U.S. Dollar Equivalent thereof) and Bankers’ Acceptance Loans pursuant to clause (iii) below in such amount as may be required to cause such conditions to cease to exist on such day:

(s)        the Aggregate U.S. Exposure at such time exceeds 100% (or, during an Agent Advance Period, 105%) of the U.S. Borrowing Base at such time;

(t)         the Aggregate Australian Exposure at such time exceeds the lesser of (i) 100% (or, during an Agent Advance Period, 105%) of the Australian Borrowing Base at such time and (ii) $54,000,000;

(u)        the Aggregate Canadian Exposure at such time exceeds the lesser of (i) 100% (or, during an Agent Advance Period, 105%) of the Canadian Borrowing Base at such time and (ii) $22,000,000;

(v)        the Aggregate Dutch Exposure at such time exceeds the lesser of (i) 100% (or, during an Agent Advance Period, 105%) of the Dutch Borrowing Base at such time and (ii) $22,000,000;

(w)       the Aggregate U.K. Exposure at such time exceeds the lesser of (i) 100% (or, during an Agent Advance Period, 105%) of the U.K. Borrowing Base at such time and (ii) $35,000,000;

(x)        the Aggregate Exposure at such time exceeds the Total Borrowing Base at such time;

(y)        the Aggregate Exposure at such time exceeds (A) the Total Commitment at such time minus (B) the Specified Reserves at such time; and/or

(z)        the aggregate Letter of Credit Outstandings at such time exceeds the Maximum Letter of Credit Amount.

(ii)        In connection with any repayment and/or cash collateralization required pursuant to Section 5.02(a)(i) on any day, the Borrowers shall prepay the Loans in the following order:

(A)           in the case of a repayment and/or cash collateralization required pursuant to Section 5.02(a)(i)(s) on any day, the U.S. Borrowers shall repay on such day the principal of outstanding U.S. Borrower Swingline Loans and, after all U.S. Borrower Swingline Loans have been repaid in full or if no U.S. Borrower Swingline Loans are outstanding, U.S. Borrower Revolving Loans

(other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

(B)           in the case of a repayment and/or cash collateralization required pursuant to Section 5.02(a)(i)(t) on any day, the Australian Borrowers shall repay on such day the principal of outstanding Australian Borrower Swingline Loans and, after all Australian Borrower Swingline Loans have been repaid in full or if no Australian Borrower Swingline Loans are outstanding, Australian Borrower Revolving Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

(C)           in the case of a repayment and/or cash collateralization required pursuant to Section 5.02(a)(i)(u) on any day, the Canadian Borrowers shall repay on such day the principal of outstanding Canadian Borrower Swingline Loans and, after all Canadian Borrower Swingline Loans have been repaid in full or if no Canadian Borrower Swingline Loans are outstanding, Canadian Borrower Revolving Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

(D)           in the case of a repayment and/or cash collateralization required pursuant to Section 5.02(a)(i)(v) on any day, the Dutch Borrowers shall repay on such day the principal of outstanding Dutch Borrower Swingline Loans and, after all Dutch Borrower Swingline Loans have been repaid in full or if no Dutch Borrower Swingline Loans are outstanding, Dutch Borrower Revolving Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

(E)           in the case of a repayment and/or cash collateralization required pursuant to Section 5.02(a)(i)(w) on any day, the U.K. Borrowers shall repay on such day the principal of outstanding U.K. Borrower Swingline Loans and, after all U.K. Borrower Swingline Loans have been repaid in full or if no U.K. Borrower Swingline Loans are outstanding, U.K. Borrower Revolving Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day,

(F)           in the case of a repayment and/or cash collateralization required pursuant to Section 5.02(a)(i)(x) on any day, the Borrowers shall repay on such day the principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day, and

(G)           in the case of a repayment and/or cash collateralization required pursuant to Section 5.02(a)(i)(y) on any day, the Borrowers shall repay on such day the principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), in each case in such amount as may be required to cause the conditions giving rise to such mandatory repayment requirement to cease to exist on such day.

(iii) If after giving effect to the prepayment of all Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), the conditions set forth in Section 5.02(a)(i) continue to exist, the respective Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to 105% of the amount of such excess, such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrowers to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent (and which cash and/or Cash Equivalents may, without limiting the Borrowers’ obligations in respect thereof, be paid to and applied by the Issuing Lenders and/or the Lenders in satisfaction of the Obligations of the Borrowers to the Issuing Lenders and/or Lenders in respect of any Drawings made under any Letter of Credit issued for the account of a Borrower or such B/A Instrument on the respective maturity dates thereof).

(iv) Notwithstanding anything to the contrary contained above in this Section 5.02(a), so long as no Default or Event of Default has occurred and is continuing at the time of any prepayment or cash collateralization required pursuant to this Section 5.02(a), the (A) U.S. Borrowers may prepay U.S. Borrower Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) and cash collateralize the relevant Letters of Credit and Bankers’ Acceptances as directed by the U.S. Borrowers (so long as such application cures the related conditions), (B) Australian Borrowers may prepay Australian Borrower Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) and cash collateralize the relevant Letters of Credit and Bankers’ Acceptances as directed by the Australian Borrowers (so long as such application cures the related conditions), (C) Canadian Borrowers may prepay Canadian Borrower Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) and cash collateralize the relevant Letters of Credit and Bankers’ Acceptances as directed by the Canadian Borrowers (so long as such application cures the related conditions), (D) Dutch Borrowers may prepay Dutch Borrower Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) and cash collateralize the relevant

Letters of Credit and Bankers’ Acceptances as directed by the Dutch Borrowers (so long as such application cures the related conditions) and (E) U.K. Borrowers may prepay U.K. Borrower Loans (other than Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) and cash collateralize the relevant Letters of Credit and Bankers’ Acceptances as directed by the U.K. Borrowers (so long as such application cures the related conditions).

(b) In addition to any other mandatory repayments pursuant to this Section 5.02, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by Holdings or any of its Subsidiaries of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.04 as in effect on the Effective Date), an amount equal to 100% of the Net Cash Proceeds of the respective issuance or incurrence of Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(e) and (f).

(c) In addition to any other mandatory repayments pursuant to this Section 5.02 (but subject to Section 5.02(f)), on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Asset Sale in respect of ABL Priority Collateral, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(e) and (f); provided, however, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists or would result therefrom and such Net Sale Proceeds shall be used to purchase replacement assets of a kind then used or usable in the businesses of Holdings and its Subsidiaries permitted pursuant to Section 10.11 within the Relevant Reinvestment Period, and provided further, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 5.02(c) are not so reinvested within such Relevant Reinvestment Period, such remaining portion shall be applied on the last day of such Relevant Reinvestment Period as otherwise provided above in this Section 5.02(c) without regard to the preceding proviso.

(d) In addition to any other mandatory repayments pursuant to this Section 5.02 (but subject to Section 5.02(f)), on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event in respect of ABL Priority Collateral, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment in accordance with the requirements of Sections 5.02(e) and (f).

(e) Each amount required to be applied pursuant to Sections 5.02(b), (c) and (d) in accordance with this Section 5.02(e) shall be applied (i) first, to repay the outstanding principal amount of Swingline Loans without any reduction in the Total Commitment, (ii) second, to the extent all amounts referred to in preceding clause (i) have been paid in full, to repay the outstanding principal amount of Revolving Loans (but otherwise subject to Section 5.02(f) in respect of Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured) without any reduction in the Total Commitment, and (iii) third, to the extent all amounts referred to in preceding clauses (i) and (ii) have been paid in full, to cash collateralize (on a ratable basis) all outstanding Letters of Credit and Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured (such cash collateral to be held by the

Administrative Agent in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and applied to the Obligations of the applicable Borrowers to the Issuing Lenders and/or Lenders in respect of any Drawings made under any such Letters of Credit or any such Bankers’ Acceptance Loans, as the case may be); provided, however, in the case of amounts received pursuant to Section 5.02(b) from the issuance or incurrence of Indebtedness not otherwise permitted under this Agreement, such amounts shall be applied to permanently reduce the Total Commitment (and with each such reduction to proportionately and permanently reduce the Commitment of each Lender).

(f) With respect to each repayment of Loans required by this Section 5.02, the Borrowers may designate the Types of Loans which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made; provided that:  (i) repayments of Eurodollar Loans pursuant to this Section 5.02 made on a day other than the last day of an Interest Period applicable thereto shall be subject to Section 2.11; (ii) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing (x) in the case of Eurodollar Loans, shall be automatically converted into a Borrowing of Base Rate Loans, and (y) in the case of Australian Dollar Denominated Revolving Loans, Sterling Denominated Revolving Loans or Euro Denominated Revolving Loans, shall be repaid in full at the end of the then current Interest Period; (iii) repayments of Bankers’ Acceptance Loans may not be made prior to the maturity date of the underlying B/A Instrument (in which case, the amount that would otherwise have been applied to such Bankers’ Acceptance Loans instead shall be deposited with the Administrative Agent in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and applied to such Bankers’ Acceptance Loans at the respective maturity date thereof) and (iv) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders holding such Loans.  In the absence of a designation by a Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(g) In addition to any other mandatory repayments pursuant to this Section 5.02, (i) all then outstanding Loans shall be repaid in full on the respective Maturity Date of such Loans and (ii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

(h) In addition to any other mandatory repayments pursuant to this Section 5.02, each Swingline Loan will be repaid (for the avoidance of doubt, such repayment may be made with proceeds from Revolving Loans incurred by the same Borrower), no later than the seventh day following the incurrence thereof; provided that, if the seventh day is not a Business Day, such repayment shall be made on the next succeeding Business Day.

5.03. Method and Place of Payment.  (a)  Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York City time) on the date when due and shall be made in (v) U.S. Dollars (or, in the case of any Unpaid Drawings denominated in a currency other than U.S. Dollars, in an amount equal to the U.S. Dollar Equivalent thereof) in immediately available funds at the

Payment Office in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clauses (w), (x), (y) and (z), (w) Canadian Dollars in immediately available funds at the Payment Office, if such payment is made in respect of (i) principal of, or Face Amount of, or interest on Canadian Dollar Denominated Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Canadian Dollar Denominated Loans (including, without limitation, pursuant to Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), (x) Australian Dollars in immediately available funds at the Payment Office, if such payment is made in respect of (i) principal of or interest on Australian Dollars Denominated Revolving Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Australian Dollars Denominated Revolving Loans (including, without limitation, pursuant to Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), (y) Pounds Sterling in immediately available funds at the Payment Office, if such payment is made in respect of (i) principal of or interest on Sterling Denominated Revolving Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Sterling Denominated Revolving Loans (including, without limitation, pursuant to Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06) and (z) Euros in immediately available funds at the Payment Office, if such payment is made in respect of (i) principal of or interest on Euro Denominated Revolving Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Euro Denominated Revolving Loans (including, without limitation, pursuant to Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06).  Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

(b) Each U.S. Credit Party shall, along with the Collateral Agent, certain financial institutions selected by Holdings and approved by the Administrative Agent (the “U.S. Collection Banks”), and each of those banks in which each Core U.S. Concentration Account, U.S. Collection Account and Deposit Account (other than Excluded Accounts and U.S. Disbursement Accounts) are maintained by each such U.S. Credit Party, enter into on or prior to the 60th day following the Effective Date (in each case, as such date may be extended from time to time by the Administrative Agent in its sole discretion, or, with respect to any extension of the period for compliance with this paragraph (b) beyond (i) with respect Core Concentration Accounts, 120 days and (ii) with respect to Collection Accounts and other Deposit Accounts (other than Core Concentration Accounts) 150 days, in each case, after such end of period for compliance with this paragraph (b) (without giving effect to any extension by the Administrative Agent), by the Co-Collateral Agents in their sole discretion ) and thereafter maintain separate Cash Management Control Agreements in respect of each such Core U.S. Concentration Account, U.S. Collection Account and Deposit Account (other than Excluded Accounts and U.S. Disbursement Accounts).  Each U.S. Credit Party shall instruct all Account Debtors of the U.S. Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable U.S. Collection Bank (or to remit such payments to the applicable U.S. Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable U.S. Collection Bank and deposited in the applicable U.S. Collection Account.  All amounts received by any U.S. Credit Party and any U.S. Collection Bank in respect of any Account of an Account Debtor of any U.S. Credit Parties, in addition to all other cash received by any U.S. Credit Party from any other source, shall upon receipt be deposited into a U.S. Collection Account, directly into a Core U.S. Concentration

Account or, to the extent permitted hereunder in the case of amounts not constituting payments in respect of Accounts of any U.S. Credit Parties, an Excluded Account, a U.S. Disbursement Account or Asset Sale Proceeds Account.

(c) Each Australian Credit Party shall, along with the Collateral Agent, certain financial institutions selected by Holdings and approved by the Administrative Agent (the “Australian Collection Banks”), and each of those banks in which each Core Australian Concentration Account, Australian Collection Account and Deposit Account (other than Excluded Accounts and Australian Disbursement Accounts) are maintained by each such Australian Credit Party, enter into on or prior to the 60th day following the Effective Date (in each case, as such date may be extended from time to time by the Administrative Agent in its sole discretion, or, with respect to any extension of the period for compliance with this paragraph (c) beyond (i) with respect Core Concentration Accounts, 120 days and (ii) with respect to Collection Accounts and other Deposit Accounts (other than Core Concentration Accounts) 150 days, in each case, after such end of period for compliance with this paragraph (c) (without giving effect to any extension by the Administrative Agent), by the Co-Collateral Agents in their sole discretion ) and thereafter maintain separate Cash Management Control Agreements in respect of each such Core Australian Concentration Account, Australian Collection Account and Deposit Account (other than Excluded Accounts and Australian Disbursement Accounts).  Each Australian Credit Party shall instruct all Account Debtors of the Australian Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Australian Collection Bank (or to remit such payments to the applicable Australian Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Australian Collection Bank and deposited in the applicable Australian Collection Account.  All amounts received by any Australian Credit Party and any Australian Collection Bank in respect of any Account of an Account Debtor of any Australian Credit Party, in addition to all other cash received by any Australian Credit Party from any other source, shall upon receipt be deposited into a Australian Collection Account, directly into a Core Australian Concentration Account or, to the extent permitted hereunder in the case of amounts not constituting payments in respect of Accounts of any Australian Credit Party, an Excluded Account, an Australian Disbursement Account or Asset Sale Proceeds Account.

(d) Each Canadian Credit Party shall, along with the Collateral Agent, certain financial institutions selected by Holdings and approved by the Administrative Agent (the “Canadian Collection Banks”), and each of those banks in which each Core Canadian Concentration Account, Canadian Collection Account and Deposit Account (other than Excluded Accounts and Canadian Disbursement Accounts) are maintained by each such Canadian Credit Party, enter into on or prior to the 60th day following the Effective Date (in each case, as such date may be extended from time to time by the Administrative Agent in its sole discretion, or, with respect to any extension of the period for compliance with this paragraph (d) beyond (i) with respect Core Concentration Accounts, 120 days and (ii) with respect to Collection Accounts and other Deposit Accounts (other than Core Concentration Accounts) 150 days, in each case, after such end of period for compliance with this paragraph (d) (without giving effect to any extension by the Administrative Agent), by the Co-Collateral Agents in their sole discretion ) and thereafter maintain separate Cash Management Control Agreements in respect of each such Core Canadian Concentration Account, Canadian Collection Account and Deposit Account (other than Excluded Accounts and Canadian Disbursement Accounts).  Each Canadian Credit

Party shall instruct all Account Debtors of the Canadian Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Canadian Collection Bank (or to remit such payments to the applicable Canadian Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Canadian Collection Bank and deposited in the applicable Canadian Collection Account.  All amounts received by any Canadian Credit Party and any Canadian Collection Bank in respect of any Account of an Account Debtor of any Canadian Credit Party, in addition to all other cash received by any Canadian Credit Party from any other source, shall upon receipt be deposited into a Canadian Collection Account, directly into a Core Canadian Concentration Account or, to the extent permitted hereunder in the case of amounts not constituting payments in respect of Accounts of any Canadian Credit Party, an Excluded Account, a Canadian Disbursement Account or Asset Sale Proceeds Account.

(e) Each Dutch Credit Party shall, along with the Collateral Agent, certain financial institutions selected by Holdings and approved by the Administrative Agent (the “Dutch Collection Banks”), and each of those banks in which each Core Dutch Concentration Account, Dutch Collection Account and Deposit Account (other than Excluded Accounts and Dutch Disbursement Accounts) are maintained by each such Dutch Credit Party, enter into on or prior to the 60th day following the Effective Date (in each case, as such date may be extended from time to time by the Administrative Agent in its sole discretion, or, with respect to any extension of the period for compliance with this paragraph (e) beyond (i) with respect Core Concentration Accounts, 120 days and (ii) with respect to Collection Accounts and other Deposit Accounts (other than Core Concentration Accounts) 150 days, in each case, after such end of period for compliance with this paragraph (e) (without giving effect to any extension by the Administrative Agent), by the Co-Collateral Agents in their sole discretion ) and thereafter maintain separate Cash Management Control Agreements in respect of each such Core Dutch Concentration Account, Dutch Collection Account and Deposit Account (other than Excluded Accounts and Dutch Disbursement Accounts).  Each Dutch Credit Party shall instruct all Account Debtors of the Dutch Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Dutch Collection Bank (or to remit such payments to the applicable Dutch Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Dutch Collection Bank and deposited in the applicable Dutch Collection Account.  All amounts received by any Dutch Credit Party and any Dutch Collection Bank in respect of any Account of an Account Debtor of any Dutch Credit Party, in addition to all other cash received by any Dutch Credit Party from any other source, shall upon receipt be deposited into a Dutch Collection Account, directly into a Core Dutch Concentration Account or, to the extent permitted hereunder in the case of amounts not constituting payments in respect of Accounts of any Dutch Credit Party, an Excluded Account, a Dutch Disbursement Account or Asset Sale Proceeds Account.

(f) Each U.K. Credit Party shall, along with the Collateral Agent, certain financial institutions selected by Holdings and approved by the Administrative Agent (the “U.K. Collection Banks”), and each of those banks in which each Core U.K. Concentration Account, U.K. Collection Account and Deposit Account (other than Excluded Accounts and U.K. Disbursement Accounts) are maintained by each such U.K. Credit Party, enter into on or prior to the 90th day following the Effective Date (in each case, as such date may be extended from time to time by the Administrative Agent in its sole discretion, or, with respect to any extension of the period for compliance with this paragraph (f) beyond (i) with respect Core Concentration Accounts, 120 days and (ii) with respect to Collection Accounts and other Deposit Accounts (other than Core Concentration Accounts) 150 days, in each case, after such end of period for compliance with this paragraph (f) (without giving effect to any extension by the Administrative Agent), by the Co-Collateral Agents in their sole discretion ) and thereafter maintain separate Cash Management Control Agreements in respect of each such Core U.K. Concentration Account, U.K. Collection Account and Deposit Account (other than Excluded Accounts and U.K. Disbursement Accounts).  Each U.K. Credit Party shall instruct all Account Debtors of the U.K. Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable U.K. Collection Bank (or to remit such payments to the applicable U.K. Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable U.K. Collection Bank and deposited in the applicable U.K. Collection Account.  All amounts received by any U.K. Credit Party and any U.K. Collection Bank in respect of any Account of an Account Debtor of any U.K. Credit Party, in addition to all other cash received by any U.K. Credit Party from any other source, shall upon receipt be deposited into a U.K. Collection Account, directly into a Core U.K. Concentration Account or, to the extent permitted hereunder in the case of amounts not constituting payments in respect of Accounts of any U.K. Credit Party, an Excluded Account, a U.K. Disbursement Account or Asset Sale Proceeds Account.

(g) (i) All amounts deposited or held in all of the U.S. Collection Accounts with respect to each U.S. Credit Party shall be transferred by the close of business on each Business Day into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each a “Core U.S. Concentration Account” and collectively, the “Core U.S. Concentration Accounts”) unless such amounts are otherwise (A) required or permitted to be applied pursuant to Section 5.02 or (B) so long as no Dominion Period then exists, required to be retained in any U.S. Collection Account, in each case to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any U.S. Credit Party, provided that the aggregate amount retained in all such U.S. Collection Accounts pursuant to this clause (B) shall not exceed that amount (as reasonably determined by Holdings) to cover all of the aggregate amount of all such outstanding obligations, (ii) all amounts deposited or held in all of the Australian Collection Accounts with respect to each Australian Credit Party shall be transferred by the close of business on each Business Day into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each, a “Core Australian Concentration Account” and, collectively, the “Core Australian Concentration Accounts”) unless such amounts are otherwise (A) required or permitted to be applied pursuant to Section 5.02 or (B) so long as no Dominion Period then exists, required to be retained in any Australian Collection Account, in each case to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any Australian Credit Party, provided that the aggregate amount retained in all such Australian Collection Accounts pursuant to this clause (B) shall not exceed that amount (as reasonably determined by Holdings) to cover all of the aggregate amount of all such outstanding obligations, (iii) all amounts deposited or held in all of the Canadian Collection Accounts with respect to each Canadian Credit Party shall be transferred by the close of business on each Business Day into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each, a “Core Canadian Concentration Account” and, collectively, the “Core Canadian Concentration Accounts”) unless such amounts are otherwise (A) required or permitted to be applied pursuant to Section 5.02 or (B) so long as no Dominion Period then exists, required to be retained in any Canadian Collection Account, in each case to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any Canadian Credit Party, provided that the aggregate amount retained in all such Canadian Collection Accounts pursuant to this clause (B) shall not exceed that amount (as reasonably determined by Holdings) to cover all of the aggregate amount of all such outstanding obligations, (iv) all amounts deposited or held in all of the Dutch Collection Accounts with respect to each Dutch Credit Party shall be transferred by the close of business on each Business Day into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each, a “Core Dutch Concentration Account” and, collectively, the “Core Dutch Concentration Accounts”) unless such amounts are otherwise (A) required or permitted to be applied pursuant to Section 5.02 or (B) so long as no Dominion Period then exists, required to be retained in any Dutch Collection Account, in each case to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any Dutch Credit Party, provided that the aggregate amount retained in all such Dutch Collection Accounts pursuant to this clause (B) shall not exceed that amount (as reasonably determined by Holdings) to cover all of the aggregate amount of all such outstanding obligations, and (v) all amounts deposited or held in all of the U.K. Collection Accounts with respect to each U.K. Credit Party shall be transferred by the close of business on each Business Day into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each, a “Core U.K. Concentration Account” and, collectively, the “Core U.K. Concentration Accounts”) unless such amounts are otherwise (A) required or permitted to be applied pursuant to Section 5.02 or (B) so long as no Dominion Period then exists, required to be retained in any U.K. Collection Account, in each case to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any U.K. Credit Party, provided that the aggregate amount retained in all such U.K. Collection Accounts pursuant to this clause (B) shall not exceed that amount (as reasonably determined by Holdings) to cover all of the aggregate amount of all such outstanding obligations.  Except as, and to the extent, permitted by this Section 5.03(g), and Section 10 each Collection Account shall have a zero balance immediately following the transfer of funds on each Business Day pursuant to the five immediately preceding sentences.  So long as no Dominion Period then exists, the Borrowers and their Subsidiary Guarantors shall be permitted to transfer cash from the Core Concentration Accounts to other Deposit Accounts and Disbursement Accounts to be used for working capital and general corporate purposes all subject to the requirements of this Section 5.03(g) and pursuant to procedures and arrangements to be determined by the Administrative Agent.  If a Dominion Period exists, all collected amounts held in the Core Concentration Accounts shall be applied as provided in Section 5.03(h), (i), (j), (k) or (l), as applicable.

(h) Each Cash Management Control Agreement relating to a Core U.S. Concentration Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Dominion Period, for all collected amounts held in such Core U.S. Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent at DBNY (or if DBNY is not the Administrative Agent, at the institution designated by such successor Administrative Agent) or an affiliate thereof (each a “DB U.S. Account”).

Subject to the terms of the respective Security Document, all amounts received in a DB U.S. Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Section 5.02(b), (c) or (d), or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document), subject to the provisions of the immediately succeeding sentence (to the extent applicable):  (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent, the Co-Collateral Agents and the Collateral Agent under any of the Credit Documents; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the U.S. Borrower Loans and then all accrued and unpaid Fees actually due and payable by any U.S. Borrower to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) any and all unpaid principal of U.S. Borrower Loans and Unpaid Drawings in respect of Letters of Credit issued for the account of a U.S. Borrower in each case which are then actually due and payable; (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to repay or prepay outstanding U.S. Borrower Swingline Loans and to repay or prepay all outstanding U.S. Borrower Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 2.01(e); (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of U.S. Borrower Revolving Loans (whether or not then due and payable, but excluding any outstanding Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), provided that, with respect to each repayment of U.S. Borrower Revolving Loans required by this Section 5.03(h)(6), so long as no Default or Event of Default then exists and less than all outstanding U.S. Borrower Revolving Loans would otherwise be required to be repaid pursuant hereto, the U.S. Borrowers may designate the Types of U.S. Borrower Revolving Loans which are to be repaid and, in the case of Euro Rate Loans which are U.S. Borrower Revolving Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made; (7) seventh, to the extent all amounts referred to in preceding clauses (1) through (6), inclusive, have been paid in full, to cash collateralize (on a ratable basis) all outstanding Letters of Credit issued for the account of a U.S. Borrower and Bankers’ Acceptance Loans which are U.S. Borrower Revolving Loans where the underlying B/A Instrument has not matured (such cash collateral to be held by the Administrative Agent in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and applied to the Obligations of the U.S. Borrowers to the Issuing Lenders and/or Lenders in respect of any Drawings made under any such Letters of Credit or any such Bankers’ Acceptance Loans); (8) eighth, to the extent all amounts referred to in preceding clauses (1) through (7), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations of any U.S. Borrower then due and payable to the Administrative Agent, the Co-Collateral Agents, the Collateral Agent and the Lenders under any of the Credit

Documents; and (9) ninth, to the U.S. Borrowers.  Each U.S. Credit Party agrees that it will not cause any proceeds of any Core Concentration Account to be otherwise redirected.

(i) Each Cash Management Control Agreement relating to a Core Australian Concentration Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Dominion Period, for all collected amounts held in such Core Australian Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent at DBNY (or if DBNY is not the Administrative Agent, at the institution designated by such successor Administrative Agent) or an affiliate thereof (each a “DB Australian Account”).  Subject to the terms of the respective Security Document, all amounts received in a DB Australian Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Section 5.02(b), (c) or (d), or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document), subject to the provisions of the immediately succeeding sentence (to the extent applicable):  (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent, the Co-Collateral Agents and the Collateral Agent under any of the Credit Documents; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Australian Borrower Loans and then all accrued and unpaid Fees actually due and payable by any Australian Borrower to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) any and all unpaid principal of Australian Borrower Loans and Unpaid Drawings in respect of Letters of Credit issued for the account of an Australian Borrower in each case which are then actually due and payable; (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to repay or prepay outstanding Australian Borrower Swingline Loans and to repay or prepay all outstanding Australian Borrower Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 2.01(e); (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Australian Borrower Revolving Loans (whether or not then due and payable, but excluding any outstanding Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), provided that, with respect to each repayment of Australian Borrower Revolving Loans required by this Section 5.03(i)(6), so long as no Default or Event of Default then exists and less than all outstanding Australian Borrower Revolving Loans would otherwise be required to be repaid pursuant hereto, the Australian Borrower Borrowers may designate the Types of Australian Borrower Revolving Loans which are to be repaid and, in the case of Euro Rate Loans which are Australian Borrower Revolving Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made; (7) seventh, to the extent all amounts referred to in preceding clauses (1) through (6), inclusive, have been paid in full, to cash collateralize (on a ratable basis) all outstanding Letters of Credit issued for the account of an Australian Borrower and Bankers’ Acceptance Loans which are Australian Borrower Revolving Loans where the underlying B/A Instrument has not matured (such cash collateral to be held by the Administrative Agent in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and applied to the Obligations of the Australian Borrowers to the Issuing Lenders and/or Lenders in respect of any Drawings made under any such Letters of Credit or any Bankers’ Acceptance Loans); (8) eighth, to the extent all amounts referred to in preceding clauses (1) through (7), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations of any Australian Borrower then due and payable to the Administrative Agent, the Co-Collateral Agents, the Collateral Agent and the Lenders under any of the Credit Documents; and (9) ninth, to the Australian Credit Parties.  Each Australian Credit Party agrees that it will not cause any proceeds of any Core Australian Concentration Account to be otherwise redirected.

(j) Each Cash Management Control Agreement relating to a Core Canadian Concentration Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Dominion Period, for all collected amounts held in such Core Canadian Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent at DBNY (or if DBNY is not the Administrative Agent, at the institution designated by such successor Administrative Agent) or an affiliate thereof (each a “DB Canadian Account”).  Subject to the terms of the respective Security Document, all amounts received in a DB Canadian Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Section 5.02(b), (c) or (d), or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document), subject to the provisions of the immediately succeeding sentence (to the extent applicable):  (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent, the Co-Collateral Agents and the Collateral Agent under any of the Credit Documents; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Canadian Borrower Loans and then all accrued and unpaid Fees actually due and payable by any Canadian Borrower to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) any and all unpaid principal of Canadian Borrower Loans and Unpaid Drawings in respect of Letters of Credit issued for the account of a Canadian Borrower in each case which are then actually due and payable; (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to repay or prepay outstanding Canadian Borrower Swingline Loans and to repay or prepay all outstanding Canadian Borrower Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 2.01(e); (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Canadian Borrower Revolving Loans (whether or not then due and payable, but excluding any outstanding Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), provided that, with respect to each repayment of Canadian Borrower Revolving Loans required by this Section 5.03(j)(6), so long as no Default or Event of Default then exists and less than all outstanding Canadian Borrower Revolving Loans would otherwise be required to be repaid pursuant hereto, the Canadian Borrower Borrowers may designate the Types of Canadian Borrower Revolving Loans which are to be repaid and, in the case of Euro Rate Loans which are Canadian Borrower Revolving Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made; (7) seventh, to the extent all amounts referred to in preceding clauses (1) through (6), inclusive, have been paid in full, to cash collateralize (on a ratable basis) all outstanding Letters of Credit issued for the account of a Canadian Borrower and Bankers’ Acceptance Loans which are Canadian Borrower Revolving Loans where the underlying B/A Instrument has not matured (such cash collateral to be held by the Administrative Agent in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and applied to the Obligations of the Canadian Borrowers to the Issuing Lenders and/or Lenders in respect of any Drawings made under any such Letters of Credit or any Bankers’ Acceptance Loans); (8) eighth, to the extent all amounts referred to in preceding clauses (1) through (7), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations of any Canadian Borrower then due and payable to the Administrative Agent, the Co-Collateral Agents, the Collateral Agent and the Lenders under any of the Credit Documents; and (9) ninth, to the Canadian Credit Parties.  Each Canadian Credit Party agrees that it will not cause any proceeds of any Core Canadian Concentration Account to be otherwise redirected.

(k) Each Cash Management Control Agreement relating to a Core Dutch Concentration Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Dominion Period, for all collected amounts held in such Core Dutch Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent at DBNY (or if DBNY is not the Administrative Agent, at the institution designated by such successor Administrative Agent) or an affiliate thereof (each a “DB Dutch Account”).  Subject to the terms of the respective Security Document, all amounts received in a DB Dutch Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Section 5.02(b), (c) or (d), or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document), subject to the provisions of the immediately succeeding sentence (to the extent applicable):  (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent, the Co-Collateral Agents and the Collateral Agent under any of the Credit Documents; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Dutch Borrower Loans and then all accrued and unpaid Fees actually due and payable by any Dutch Borrower to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) any and all unpaid principal of Dutch Borrower Loans and Unpaid Drawings in respect of Letters of Credit issued for the account of a Dutch Borrower in each case which are then actually due and payable; (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to repay or prepay outstanding Dutch Borrower Swingline Loans and to repay or prepay all outstanding Dutch Borrower Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 2.01(e); (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Dutch Borrower Revolving Loans (whether or not then due and payable, but excluding any outstanding Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), provided that, with respect to each repayment of Dutch Borrower Revolving Loans required by this Section 5.03(k)(6), so long as no Default or Event of Default then exists and less than all outstanding Dutch Borrower Revolving Loans would otherwise be required to be repaid pursuant hereto, the Dutch Borrower Borrowers may designate the Types of Dutch Borrower Revolving Loans which are to be repaid and, in the case of Euro Rate Loans which are Dutch Borrower Revolving Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made; (7) seventh, to the extent all amounts referred to in preceding clauses (1) through (6), inclusive, have been paid in full, to cash collateralize (on a ratable basis) all outstanding Letters of Credit issued for the account of a Dutch Borrower and Bankers’ Acceptance Loans which are Dutch Borrower Revolving Loans where the underlying B/A Instrument has not matured (such cash collateral to be held by the Administrative Agent in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and applied to the Obligations of the Dutch Borrowers to the Issuing Lenders and/or Lenders in respect of any Drawings made under any such Letters of Credit or any Bankers’ Acceptance Loans); (8) eighth, to the extent all amounts referred to in preceding clauses (1) through (7), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations of any Dutch Borrower then due and payable to the Administrative Agent, the Co-Collateral Agents, the Collateral Agent and the Lenders under any of the Credit Documents; and (9) ninth, to the Dutch Credit Parties.  Each Dutch Credit Party agrees that it will not cause any proceeds of any Core Dutch Concentration Account to be otherwise redirected.

(l) Each Cash Management Control Agreement relating to a Core U.K. Concentration Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Dominion Period, for all collected amounts held in such Core U.K. Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent at DBNY (or if DBNY is not the Administrative Agent, at the institution designated by such successor Administrative Agent) or an affiliate thereof (each a “DB U.K. Account”).  Subject to the terms of the respective Security Document, all amounts received in a DB U.K. Account shall be applied (and allocated) by the Administrative Agent on a daily basis in the following order (in each case to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below, and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Section 5.02(b), (c) or (d), or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document), subject to the provisions of the immediately succeeding sentence (to the extent applicable):  (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent, the Co-Collateral Agents and the Collateral Agent under any of the Credit Documents; (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the U.K. Borrower Loans and then all accrued and unpaid Fees actually due and payable by any U.K. Borrower to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to pay (on a ratable basis) any and all unpaid principal of U.K. Borrower Loans and Unpaid Drawings in respect of Letters of Credit issued for the account of a U.K. Borrower in each case which are then actually due and payable; (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to repay or prepay outstanding U.K. Borrower Swingline Loans and to repay or prepay all outstanding U.K. Borrower Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Section 2.01(e); (6) sixth, to the extent all amounts referred to in preceding clauses (1) through (5), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of U.K. Borrower Revolving Loans (whether or not then due and payable, but excluding any outstanding Bankers’ Acceptance Loans where the underlying B/A Instrument has not matured), provided that, with respect to each repayment of U.K. Borrower Revolving Loans required by this Section 5.03(l)(6), so long as no Default or Event of Default then exists and less than all outstanding U.K. Borrower Revolving Loans would otherwise be required to be repaid pursuant hereto, the U.K. Borrower Borrowers may designate the Types of U.K. Borrower Revolving Loans which are to be repaid and, in the case of Euro Rate Loans which are U.K. Borrower Revolving Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made; (7) seventh, to the extent all amounts referred to in preceding clauses (1) through (6), inclusive, have been paid in full, to cash collateralize (on a ratable basis) all outstanding Letters of Credit issued for the account of a U.K. Borrower and Bankers’ Acceptance Loans which are U.K. Borrower Revolving Loans where the underlying B/A Instrument has not matured (such cash collateral to be held by the Administrative Agent in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent and applied to the Obligations of the U.K. Borrowers to the Issuing Lenders and/or Lenders in respect of any Drawings made under any such Letters of Credit or any Bankers’ Acceptance Loans); (8) eighth, to the extent all amounts referred to in preceding clauses (1) through (7), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations of any U.K. Borrower then due and payable to the Administrative Agent, the Co-Collateral Agents, the Collateral Agent and the Lenders under any of the Credit Documents; and (9) ninth, to the U.K. Credit Parties.  Each U.K. Credit Party agrees that it will not cause any proceeds of any Core U.K. Concentration Account to be otherwise redirected.

(m) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain accounts on its books in the name of each Borrower (collectively, the “Credit Account”) in which each Borrower will be charged with all loans and advances made by the Lenders to the respective Borrower for the respective Borrower’s account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto.  Each Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from such Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations.  In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent’s right to demand payment of any Obligation upon its maturity.  Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrowers’ or other Credit Parties’ contracts or obligations relating to the Accounts.

5.04. Net Payments.  (a) (i)  All payments made by the Borrowers and the other Credit Parties hereunder and under any other Credit Document will be made without setoff, counterclaim or other defense.

(ii)           Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any net income, net profits, franchise, branch profits or similar tax, including any penalties, interest or similar items relating thereto, imposed on a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, the respective Borrower (and any other Credit Party making the respective payment or which has guaranteed the obligations of the relevant Borrower) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such other Credit Documents.   If, pursuant to the preceding sentence, any additional amounts are payable in respect of Taxes, the respective Borrower (and any other Credit Party making the respective payment or which has guaranteed the obligations of the relevant Borrower) agrees to reimburse each  affected Lender, upon the written request of such Lender, for any taxes imposed on such Lender as a result of the payment of such additional amounts and which are measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine in good faith are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence.  The respective Borrower (or other Credit Party) will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or other Credit

Party) or other evidence of such payment reasonably acceptable to the Administrative Agent.  Subject to Section 14.07, the U.S. Borrowers (jointly and severally), the Australian Borrowers (jointly and severally), the Canadian Borrowers (jointly and severally), the Dutch Borrowers (jointly and severally) or the U.K. Borrowers (jointly and severally), as applicable, agree (and the applicable Subsidiary Guarantors agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to Holdings and the Administrative Agent on or prior to the Effective Date (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made by the U.S. Borrowers under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit O (any such certificate, a “Section 5.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made by the U.S. Borrowers under this Agreement and under any Note.  In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to Holdings and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments by the U.S. Borrowers under this Agreement and any Note, or such Lender shall immediately notify Holdings and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b).  Notwithstanding anything to the contrary contained in Section 5.04(a)(ii), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) each U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to Holdings U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) each U.S. Borrower shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to Holdings the Internal Revenue Service Forms required to be provided to Holdings pursuant to this Section

5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.  Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b) and subject to Section 14.07, the U.S. Borrowers (jointly and severally), the Australian Borrowers (jointly and severally), the Canadian Borrowers (jointly and severally), the Dutch Borrowers (jointly and severally) or the U.K. Borrowers (jointly and severally), as applicable, agree (and the applicable Subsidiary Guarantors agree) to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

(c) Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such Lender) to file any certificate or document or to furnish to the relevant Foreign Borrower any information, in each case, as reasonably requested by such Foreign Borrower that may be necessary to establish any available exemption from, or reduction in the amount of, any Taxes; provided, however, that nothing in this Section 5.04(c) shall require a Lender to disclose any confidential information (including, without limitation, its tax returns or its calculations).

(d) If any Borrower or Credit Party pays any amount under this Section 5.04 to a Lender or any other Person and such Lender determines in its sole discretion that it (or any of its Affiliates) has actually received or realized in connection therewith any refund or any reduction of its Tax liabilities (a “Tax Benefit”), such Lender shall pay to such Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender (or its Affiliates) as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 5.04(d) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 5.04 without any exclusions or defenses; (iii) nothing in this Section 5.04(d) shall require the Lender to disclose any confidential information to the Borrower  (including, without limitation, its tax returns); and (iv) no Lender shall be required to pay any amounts pursuant to this Section 5.04(d) at any time which a Default or Event of Default exists.

(e) VAT:

(i) All amounts set out, or expressed in a Credit Document to be payable by any Borrower or other Credit Party to a Lender or Agent which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, if VAT is or becomes chargeable on any supply made by any Lender or Agent to any Borrower or other Credit Party under a Credit Document, that Borrower or other Credit Party shall pay to the Lender or Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender or Agent shall promptly provide an appropriate VAT invoice to such Borrower or other Credit Party).

(ii) Where a Credit Document requires any Borrower or other Credit Party to reimburse or indemnify a Lender or Agent for any cost or expense, the Borrower or other Credit Party shall reimburse or indemnify (as the case may be) such Lender or Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iii) Any reference in this Section 5.04(e) to any Borrower or other Credit Party shall, at any time when such Borrower or other Credit Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 as amended).

5.05. GST.           (a) (Definitions)    In this Clause 5.05:

(i) the expressions “Consideration”, “GST”, “Input Tax Credit”, “Recipient”, “Supply”, “Tax Invoice” and “Taxable Supply” have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 as amended (“GST Act”); and

(ii) “Supplier” means any party treated by the GST Act as making a Supply under this agreement.

(b) Consideration is GST exclusive.  Unless otherwise expressly stated , all prices or other sums payable or Consideration to be provided under or in accordance with this agreement are exclusive of GST.

(c) Payment of GST:

(i) If GST is imposed on any Supply made under or in accordance with this agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(ii) Payment of the additional amount must be made at the same time and in the same way as payment for the Taxable Supply is required to be made in accordance with this agreement.

(d) Reimbursement of expenses  If this agreement requires a party (the “First Party”) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (“Reimbursable Expense”) suffered or incurred by the other party (the “Other Party”), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of (i) the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the

Other Party is entitled in respect of the Reimbursable Expense (“Net Amount”); and (ii) if the Other Party's recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply, such that after the Other Party meets the GST liability, it retains the Net Amount.

5.06. Public offer.  (a) (Public offer requirements)  Each Lead Arranger represents and warrants that:

(i) it will issue debentures as a result of negotiations being initiated publically in an electronic form that is used by financial markets for dealing in debentures for the issue of the debentures to be issued under this agreement; or

(ii) as dealer, manager, or underwriter, in relation to the issue of debentures, will offer the debentures for sale within 30 days after the date of this agreement in a way consistent with 5.06(a)(i).

(b) (Australian Borrowers’ representations and undertakings) Each Australian Borrower represents and warrants that it does not know, or have reasonable grounds to suspect, that an Associate of any Australian Borrower has acquired or will acquire a debenture or an interest in a debenture to be issued under this agreement.

(c) (Lenders’ representations and warranties) Each Lender that became a Lender as a result of an offer under Clause 5.06(a) represents and warrants that:

(i) an offer to acquire debentures was made to it by the Lead Arrangers under clause 5.06(a); and

(ii) except as disclosed to the Australian Borrowers and the Lead Arrangers, it is not, so far as its relevant officers involved in the transaction on a day to day basis are actually aware, an Associate of the Australian Borrowers.

SECTION 6. Conditions Precedent to the Effective Date and to Credit Events on the Effective Date.  The occurrence of the Effective Date and the obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Effective Date, are subject at the time of the Effective Date and of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

6.01. Effective Date; Notes.  On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Notes executed by the appropriate Borrowers and if requested by the Swingline Lender, the appropriate Swingline Note executed by the appropriate Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

6.02. Officer’s Certificate.  On the Effective Date, the Administrative Agent shall have received a certificate, in the form of Exhibit E-1, dated the Effective Date and signed on behalf of Holdings by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of Holdings, certifying on behalf of Holdings that all of the conditions in Sections 6.05 through 6.09, inclusive, and 7.01 have been satisfied on such date.

6.03. Opinions of Counsel.  On the Effective Date, the Administrative Agent shall have received (i) from Vedder Price P.C., special New York counsel to the Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Borden Ladner Gervais LLP, special Canadian counsel to the Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iii) from White & Case LLP, special England and Wales counsel to the Administrative Agent, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (iv) from Middletons, special Australian counsel to the Administrative Agent, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (v) from NautaDutilh N.V., special Dutch counsel to the Administrative Agent, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (vi) without duplication, from such local counsel, reasonably acceptable to the Administrative Agent, in (x) each jurisdiction (including foreign jurisdictions) where any Mortgaged Property is located, and (y) each jurisdiction where a Credit Party is “located” for purposes of Section 9-307 of the UCC and/or organized, in each case, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request including but not limited to the enforceability of each Mortgage and each other Security Document, as applicable.

6.04. Company Documents; Proceedings; etc.  (a)  On the Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by the Chairman of the Board, the Chief Executive Officer, the President, any Director or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party (or in the case of the Australian Credit Parties, any two directors or a director and a secretary), in the form of Exhibit E-2 with appropriate insertions, together with copies of the latest certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party or in the case of the Australian Credit Parties, certified extracts of the minutes of a meeting of the Board of Directors, referred to in such certificate and incumbency certificates of such Credit Party, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b) On the Effective Date, all Business and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of Business proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, bankruptcy searches and copies of share registers, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper Authorized Officers or Governmental Authorities.

6.05. Employee Benefit Plans; Shareholders’ Agreements; Employment Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements.  On or prior to the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents, certified as such by an Authorized Officer of Holdings:

(i) (a) all material Plans (and for each such Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each such Plan that is a “single-employer plan” as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other material “employee benefit plans” as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any Multiemployer Plan only to the extent that any document described herein is in the possession of Holdings or any of its Subsidiaries or any ERISA Affiliate or is reasonably available thereto from the sponsor or trustee of any such plan), (b) all Canadian Pension Plans (collectively, the “Employee Benefit Plans”) and (c) in each case, the most recent actuarial valuation therefor;

(ii) except to the extent filed in any Holdings’ Public Filings, all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests, including any unanimous shareholder agreement relating to it (collectively, the “Shareholders’ Agreements”);

(iii) except to the extent filed in any Holdings’ Public Filings, all material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the “Employment Agreements”);

(iv) all collective bargaining agreements or similar agreements with any type of employees’ representative applying or relating to any employee of Holdings or any of any of its Subsidiaries (collectively, the “Collective Bargaining Agreements”);

(v) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the “Tax Sharing Agreements”); and

(vi) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the Transaction (the “Existing Indebtedness Agreements”); provided that Borrowers shall only be required to deliver such agreements evidencing or relating to such Indebtedness having a principal amount in excess of $5,000,000;

all of which Employee Benefit Plans, Shareholders’ Agreements, Employment Agreements, Collective Bargaining Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Effective Date.

6.06. Consummation of Financing Transactions; etc.  (a)  On or prior to the Effective Date, (i) Holdings shall have received cash proceeds of $460,000,000 (calculated before underwriting and original issue discounts and commissions) from the issuance by it of a like principal amount of Senior Secured Notes and (ii) Holdings shall have utilized (and caused its Subsidiaries to utilize) the full amount of the cash proceeds received by it (other than any cash proceeds that shall be utilized by Holdings to make any payment or prepayment on, or redemption or acquisition for value of, any Existing Senior Subordinated Notes in accordance with Section 10.08(y)(i)) as provided in preceding clause (i) to make payments owing in connection with the Transaction prior to the utilization by Holdings of any proceeds of Loans for such purpose.

(b) On the Effective Date, the issuance of the Senior Secured Notes shall have been consummated in accordance with the terms and conditions of the applicable Documents therefor and all applicable law.  On the Effective Date, (x) the Administrative Agent shall have received true and correct copies of all Existing Senior Subordinated Notes Documents and all Senior Secured Notes Documents, in each case certified as such by an Authorized Officer of Holdings, (y) all such Documents and all terms and conditions thereof (including, without limitation, (I) in the case of the all Existing Senior Subordinated Notes Documents, covenants, defaults and remedies, and (II) in the case of the all Senior Secured Notes Documents, amortization, maturities, interest rates, covenants, defaults, remedies, guaranties and guarantors) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and (z) all such Documents shall be in full force and effect.  All conditions precedent to the consummation of the issuance of the Senior Secured Notes, as set forth in the relevant Documents therefor, shall have been satisfied, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the reasonable satisfaction of the Administrative Agent and the Required Lenders.

6.07. Consummation of the Refinancing.  (a)  On or prior to the Effective Date and concurrently with the incurrence of Loans and the use of such Loans to finance the Refinancing on such date, all Indebtedness of Holdings and its Subsidiaries under the Existing Credit Agreement, the Existing Cross Currency Swap and the Existing Securitization Facilities shall have been repaid in full, together with all fees and other amounts owing thereon, all commitments under the Existing Credit Agreement, the Existing Cross Currency Swap and the Existing Securitization Facilities shall have been terminated and all letters of credit issued pursuant to the Existing Credit Agreement shall have been terminated or incorporated herein as Existing Letters of Credit (or arrangements reasonably satisfactory to the Administrative Agent made with respect thereto) and the Administrative Agent shall have received such pay-off letters or other evidence that the Refinancing has occurred as the Administrative Agent may have reasonably requested.

(b)           On the Effective Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the Indebtedness under the Existing Credit Agreement created pursuant to the security documentation relating to the Existing Credit Agreement shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent.  Without limiting the foregoing, there shall have been delivered to the Administrative Agent (x) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC or equivalent statute or regulation of each jurisdiction where a financing statement or application for registration (Form UCC-1 or the appropriate equivalent) was filed with respect to Holdings or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement, the Existing Cross Currency Swap or any Existing Securitization Facility, (y) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of  Holdings or any of its Subsidiaries on which filings have been made and (z) terminations of all mortgages, leasehold mortgages, hypothecations and deeds of trust created with respect to property of Holdings or any of its Subsidiaries, in each case, to secure the obligations under the Existing Credit Agreement, the Existing Cross Currency Swap or any Existing Securitization Facility, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(c)           On the Effective Date and after giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding Preferred Equity or Indebtedness, except for (i) Indebtedness pursuant to or in respect of (A) the Credit Documents, (B) the Senior Secured Notes and (C) the Existing Senior Subordinated Notes in an aggregate outstanding principal amount not to exceed $301,000,000, (ii) certain other indebtedness existing on the Effective Date as listed on Schedule 8.20 (with the Indebtedness described in sub-clause (i)(C) and this sub-clause (ii) being herein called the “Existing Indebtedness”) and (iii) certain other indebtedness existing on the Effective Date (other than Existing Indebtedness) in an aggregate outstanding principal amount not to exceed $7,000,000.  On and as of the Effective Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction.

(d)           The Administrative Agent shall have received an Officer’s Certificate (as defined in the Existing Senior Subordinated Notes Indenture) certifying that the Incurrence (as defined in the Existing Senior Subordinated Notes Indenture) of Indebtedness under this Agreement on the Effective Date does not violate the Existing Senior Subordinated Notes Indenture; provided that for the purposes of such certification 100% of the Total Commitment shall be deemed to have been borrowed on the Effective Date.

(e)           The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 6.07 have been satisfied on the Effective Date.

6.08. Adverse Change, Approvals.  (a)  Since December 31, 2008, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have a Material Adverse Effect.

(b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.  On the Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

6.09. Litigation.  On the Effective Date, there shall be no actions, suits, claims, demands, investigations, inspections, audits, charges or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Document, or (ii) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

6.10. Collateral and Guaranty Requirements.  Except to the extent provided in Schedule 6.10, (i) the Collateral and Guaranty Requirements shall have been satisfied and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by the results of a search of each system that is, or is similar to, the UCC that filings made with respect to the Credit Parties in the jurisdictions contemplated by the applicable Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search (in each case to the extent such searches and copies are made available to such Credit Party) are Permitted Liens or shall have been terminated and released or provisions satisfactory to the Administrative Agent for such termination and release shall have been made and (ii) the Administrative Agent shall have received from each Credit Party the relevant completed Perfection Certificates (together with all attachments contemplated thereby) dated the Effective Date, in each case, signed by, in the case of Holdings and each Credit Party, an Authorized Officer of such Credit Party or other Authorized Officer familiar with the applicable subject matter of such Credit Party.

6.11. Financial Statements; Pro Forma Balance Sheet; Projections.  On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 8.05(a) and (c), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

6.12. Solvency Certificate; Insurance Certificates, etc.  On the Effective Date, the Administrative Agent shall have received:

(i) a solvency certificate from the chief financial officer of Holdings in the form of Exhibit H hereto;

(ii) certificates of insurance complying with the requirements of Section 9.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days’ prior written notice by the insurer to the Collateral Agent; and

(iii) if requested by the Administrative Agent, environmental and hazardous substance analyses with respect to the Real Property of Holdings and its Subsidiaries in scope, form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, together with a satisfactory reliance letter addressed to the Administrative Agent and the Lenders.

6.13. Initial Borrowing Base Certificates; etc.  (i)  On the Effective Date, the Administrative Agent and the Co-Collateral Agents shall have received each of the initial Borrowing Base Certificates meeting the requirements of Section 9.01(j).

(ii) On the Effective Date and after giving effect to the incurrence of Loans, the issuance of Letters of Credit and occurrence of all other transactions occurring on such date, Excess Availability shall be at least $85,000,000.

6.14. Patriot Act.  Prior to the fifth Business Day preceding the Effective Date, the Lenders shall have received from the Credit Parties, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

6.15. Fees, etc.  On the Effective Date, the Borrowers shall have paid to the Agents (and their relevant affiliates) and each Lender all costs, duties, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby or separately agreed in writing payable to the Agents (and/or their relevant affiliates) or such Lender to the extent then invoiced.

In determining the satisfaction of the conditions specified in this Section 6, (x) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Effective Date that the respective item or matter does not meet its satisfaction and (y) in determining whether any Lender is aware of any fact, condition or event that has occurred and which would reasonably be expected to have a Material Adverse Effect or a material adverse effect of the type described in Section 6.08, each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Effective Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Effective Date.  Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 6 have been met (after giving effect to the preceding sentence), then the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release Holdings or any other Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 6).

SECTION 7. Conditions Precedent to All Credit Events.

The obligation of each Lender to make Loans (including Loans made on the Effective Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Effective Date), is subject, at the time of the Effective Date and at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

7.01. No Default; Representations and Warranties.  At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

7.02. Notice of Borrowing; Letter of Credit Request.  (a)  Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).  Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i).

(b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

7.03. Borrowing Base Limitations.  Notwithstanding anything to the contrary set forth herein (but subject to Section 2.01(e)), it shall be a condition precedent to each Credit Event that after giving effect thereto (and the use of the proceeds thereof):

(i) the Aggregate U.S. Exposure would not exceed the U.S. Borrowing Base at such time;

(ii) the Aggregate Australian Exposure would not exceed the lesser of (x) the Australian Borrowing Base at such time and (y) $54,000,000;

(iii) the Aggregate Canadian Exposure would not exceed the lesser of (x) the Canadian Borrowing Base at such time and (y) $22,000,000;

(iv) the Aggregate Dutch Exposure would not exceed the lesser of (x) the Dutch Borrowing Base at such time and (y) $22,000,000;

(v) the Aggregate U.K. Exposure would not exceed the lesser of (x) the U.K. Borrowing Base at such time and (y) $35,000,000; and

(vi) the Aggregate Exposure at such time would not exceed the Total Borrowing Base at such time.

7.04. Limitation on Cash on Hand.  At the time of the making of each Revolving Loan and/or Swingline Loan (but not the issuance of any Letters of Credit), the aggregate amount of Unrestricted cash and Cash Equivalents owned or held by Holdings and its Subsidiaries (determined after giving pro forma effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other Unrestricted cash and Cash Equivalents on hand (to the extent such proceeds and/or other Unrestricted cash and Cash Equivalents are actually utilized by the respective Borrower and/or any other Subsidiary of Holdings on the date of the incurrence of the respective Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in Cash Equivalents)) shall not exceed $50,000,000 (for purposes of Unrestricted cash and Cash Equivalents denominated in a currency other than U.S. Dollars, taking the U.S. Dollar Equivalent of such Unrestricted cash and Cash Equivalents as determined on the date of the incurrence of the respective Revolving Loan and/or Swingline Loan).

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the other Borrowers to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Effective Date) and in this Section 7 (with respect to Credit Events on or after the Effective Date) and applicable to such Credit Event are satisfied as of that time.  All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

SECTION 8. Representations, Warranties and Agreements.  In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the other Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Effective Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

8.01. Company Status.  Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing Business in good standing (or its equivalent, to the extent that such concept is applicable in the respective jurisdiction) under the laws of the jurisdiction of its incorporation or organization, (ii) has the Business power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing or its equivalent in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except in the case of this clause (iii) for failures to be so qualified or authorized or to be in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.02. Power and Authority.  Each Credit Party has the Business power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary Business action to authorize the execution, delivery and performance by it of each of such Documents.  Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03. No Violation.  Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any U.S., Canadian, Australian, Netherlands, England and Wales or any other law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in a default under any indenture or other material agreement or material instrument binding upon Holdings or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by Holdings or any of its Subsidiaries or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder, (iii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and the Senior Secured Notes Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject (including, without limitation, the Existing Senior Subordinated Notes Indenture and the Senior Secured Notes Indenture), or (iv) will violate any provision of the certificate or articles of incorporation, articles of association, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of their Subsidiaries.

8.04. Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

8.05. Financial Statements; Financial Condition; Undisclosed Liabilities; Projections.  (a)  The audited consolidated balance sheet of Holdings and its Subsidiaries as at the last day of full fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 and the related consolidated statements of income and cash flows and changes in stockholders’ equity of Holdings and its Subsidiaries as for the fiscal years ended on such dates, copies of which were in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby.  The unaudited consolidated balance sheet as at the last day of their fiscal quarter ended June 30, 2009 and the related consolidated statements of income and cash flows and changes in stockholders’ equity of Holdings and its Subsidiaries for the six month period ended on such date, copies of which were in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated, and if available consolidating, financial condition of Holdings and its Subsidiaries as at the date of said financial statements and the consolidated results of their operations for the period covered thereby, subject to normal year-end adjustments.  All such consolidated financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

(b) Except as fully disclosed in the financial statements delivered pursuant to Section 8.05(a) or as otherwise disclosed on Schedule 8.05, and except for the Indebtedness incurred under this Agreement and under the Senior Secured Note Documents, there were as of the Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to Holdings or any of its Subsidiaries.  As of the Effective Date, no Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 8.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole.

(c) The Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Holdings or the other Borrowers to be misleading in any material respect.  On the Effective Date, Holdings and the other Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results included in such Projections.

(d) After giving effect to the Transactions, since December 31, 2008 nothing has occurred that has had, or could reasonably be expected to have or result in, either indirectly or in the aggregate, a Material Adverse Effect.

8.06. Litigation.  There are no actions, suits, claims, demands, investigations, inspections, audits, charges, or proceedings by or before any Governmental Authority pending or, to the knowledge of Holdings and any other Borrower, threatened (i) with respect to the Transaction or any Document or (ii) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.07. True and Complete Disclosure.  All factual information (taken as a whole) furnished by or on behalf of Holdings or any other Borrower in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or any other Borrower in writing to any Agent or any Lender was true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

8.08. Use of Proceeds; Margin Regulations.  (a)  All proceeds of the Loans will be used by the Borrowers (i) on the Effective Date, to effect the Refinancing and to pay fees and expenses incurred in connection with the Transaction; provided that (A) not more than $75,000,000 of the proceeds of the Loans may be utilized to pay amounts owing to finance the Refinancing or to pay any Transaction Costs and (B) no proceeds of the Loans may be utilized to pay amounts owing to finance the Refinancing to the extent it would constitute a refinancing of acquisition debt in breach Section 260 of the Corporations Act and (ii) thereafter, for working capital, capital expenditure and general corporate purposes of the Borrowers (including making intercompany Investments permitted under this Agreement in (including transfers and payments to) Holdings and its Subsidiaries for use by them for working capital, capital expenditure and general corporate purposes).  All Letters of Credit will be used for the purposes described in Section 3.01(a).

(b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.  Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X.

8.09. Tax Returns and Payments.  (a)  Each of Holdings and each of its Subsidiaries has timely filed or caused to be timely filed (or has filed requests for extensions) with the appropriate taxing authority all returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of,

Holdings and/or any of its Subsidiaries.  The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries, as applicable, for the periods covered thereby.  Each of Holdings and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith and disclosed on Schedule 8.09 and for which adequate reserves have been established in accordance with GAAP.  There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of Holdings or any of its Subsidiaries, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries.  As of the Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.  Neither Holdings nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of Holdings or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

(b) Notwithstanding anything to the contrary in this Section 8.09, the representations and warranties made in this Section 8.09 and for all purposes of all Documents shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliance of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.10. Compliance with ERISA. (a)  Holdings’ Public Filings sets forth each Material Plan (within the meaning of Item 601, SEC Regulation S-K) as of the Effective Date; except as described in Holdings’ Public Filings, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; except as described in Holdings’ Public Filings, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; except as described in Holdings’ Public Filings, no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; except as described in Holdings’ Public Filings, no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $30,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; except as described in Holdings’ Public Filings, all contributions required to be made with respect to any Plan or Multiemployer Plan have been timely made; except as described in Holdings’ Public Filings, neither Holdings nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or

expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; except as described in Holdings’ Public Filings, no condition exists known to Holdings which presents a material risk to Holdings or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of any Plan, and no such condition exists known to Holdings with respect to any Multiemployer Plan, pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; except as described in Holdings’ Public Filings, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; except as described in Holdings’ Public Filings, there has been no violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which Holdings, any of its Subsidiaries or any ERISA Affiliate may be directly or indirectly liable; except as described in Holdings’ Public Filings, neither Holdings, nor any of its Subsidiaries has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan or Multiemployer Plan; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of Holdings, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no Lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of Holdings to perform its obligations under this Agreement.

(b) Except as described in Holdings’ Public Filings, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  All contributions required to be made with respect to a Foreign Pension Plan have been timely made.  Except as described in Holdings’ Public Filings, neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.  Except as described in Holdings’ Public Filings, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings’ most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

(c) Each Canadian Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities.  No Canadian Pension Plan Event shall have occurred.

(d) Notwithstanding anything to the contrary in this Section 8.10, the representations and warranties made in this Section 8.10 and for all purposes of all Documents shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliance of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.11. Collateral Matters.  (a)  When executed and delivered, the U.S. Security Agreement will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the U.S. Credit Parties in the Collateral described therein and when financing statements in appropriate form are filed in the offices specified in the applicable Perfection Certificate, the U.S. Security Agreement will constitute a fully perfected security interest in all right, title and interest in all of the Collateral described therein to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for rights and obligations secured by Permitted Liens (it being understood that no representation is made under this clause (a) as to (A) any such Collateral that is subject to a Security Document governed by the laws of a jurisdiction other than the United States or (B) the creation, perfection or priority of any Lien to the extent that such creation, perfection or priority is determined under the law of a jurisdiction outside the United States, which are covered by clause (h) below). The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the U.S. Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the U.S. Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the U.S. Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the U.S. Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the U.S. Security Agreement (it being understood that (x) subsequent filings and recordings in the United States Patent and Trademark Office may be necessary to perfect a Lien on registered patents and trademarks and (y) subsequent filings and recordings in the United States Copyright Office may be necessary to perfect a Lien on registered copyrights, in each case acquired by the Credit Parties after the Effective Date).

(b) When executed and delivered, each Security Document governed by Canadian law (or the laws of any province of Canada) will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest (or, in the case of Quebec, hypothec) in all right, title and interest of the Canadian Credit Parties in each such Collateral described in each such Security Document and when financing statements (or, in the case of Quebec, registration statements) in appropriate form are filed in the offices specified in the applicable Perfection Certificate, each such Security Document will constitute a fully perfected (or, in the case of Quebec, opposable) security interest

(or, in the case of Quebec, hypothec) in all right, title and interest in all of the Collateral described in such Security Document to the extent perfection (or, in the case of Quebec, opposability) can be obtained by filing PPSA financing statements (or, in the case of Quebec, registration statements), prior and superior to the rights of any other Person, except for rights and obligations secured by Permitted Liens (it being understood that no representation is made under this clause (b) as to (A) any such Collateral that is subject to a Security Document governed by the laws of a jurisdiction other than Canada or (B) the creation, perfection (or opposability) or priority (or ranking) of any Lien to the extent that such matters are determined under the law of a jurisdiction outside Canada, which are covered by clause (h) below).

(c) When executed and delivered, each Security Document governed by the laws of England and Wales will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the U.K. Credit Parties in each such Collateral described in each such Security Document when the Security Documents are registered with the registrar of companies and each such Security Document will constitute a fully perfected security interest in all right, title and interest in all of the Collateral described in such Security Document, prior and superior to the rights of any other Person, except for rights and obligations secured by Permitted Liens (it being understood that no representation is made under this clause (c) as to (A) any such Collateral that is subject to a Security Document governed by the laws of a jurisdiction other than England and Wales or (B) the creation, perfection or priority of any Lien to the extent that such creation, perfection or priority is determined under the law of a jurisdiction outside England and Wales, which are covered by clause (h) below).

(d) When executed and delivered, each Security Document governed by Australian law (or the laws of any state or territory of Australia) will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the Australian Credit Parties in each such Collateral described in each such Security Document and each such Security Document will constitute a fully perfected security interest in all right, title and interest in all of the Collateral described in such Security Document, prior and superior to the rights of any other Person, except for rights and obligations secured by Permitted Liens (it being understood that no representation is made under this clause (d) as to (A) any such Collateral that is subject to a Security Document governed by the laws of a jurisdiction other than Australia or (B) the creation, perfection or priority of any Lien to the extent that such creation, perfection or priority is determined under the laws of a jurisdiction outside of Australia).

(e) When executed and delivered, each Security Document governed by Dutch law will be effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the Dutch Credit Parties in each such Collateral described in each such Security Document and each such Security Document will constitute a fully perfected security interest in all right, title and interest in all of the Collateral described in such Security Document, prior and superior to the rights of any other Person, except for rights and obligations secured by Permitted Liens (it being understood that no representation is made under this clause (d) as to (A) any such Collateral that is subject to a Security Document governed by the laws of a jurisdiction other than the

Netherlands or (B) the creation, perfection or priority of any Lien to the extent that such creation, perfection or priority is determined under the laws of a jurisdiction outside of the Netherlands).

(f) Each Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent (or such other trustee as may be required or desired under local law), for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in and mortgage lien on all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified in Schedule 8.12, the Mortgages will constitute a fully perfected security interest in and mortgage lien on all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person (but subject to (i) Permitted Liens as described in clause (y) of Section 10.01(iv) and (ii) Permitted Encumbrances).

(g) The security interests created under the U.S. Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Parties, constitute perfected security interests in the Collateral described in the U.S. Pledge Agreement, subject to no security interests of any other Person other than Permitted Liens as described in clause (y) of Section 10.01(iv).  No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Collateral described in the U.S. Pledge Agreement other than with respect to that portion of such Collateral constituting a “general intangible” under the UCC

(h) After taking the actions specified for perfection therein, each Security Document (including the Foreign Pledge Agreements but excluding the Security Documents referred to in clauses (a) through (g) above, each of which is covered by another clause of this Section 8.11), when executed and delivered, will be effective under applicable law to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a valid and enforceable security interest in the Collateral subject thereto, and will, constitute a fully perfected Lien on and security interest in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights and obligations secured by Permitted Liens (it being understood that no representation is made under this clause as to the creation, perfection or priority of any Lien to the extent that such creation, perfection or priority is determined under the law of a jurisdiction outside of the jurisdiction governing the laws of the applicable Security Document purporting to create, perfect or establish the priority of any such Lien).

(i) As of the Effective Date, there does not exist any Subsidiary of Holdings which is not a Credit Party other than Immaterial Subsidiaries.

8.12. Properties.  (a)  All Real Property owned or leased (with annual base rentals in excess of $240,000) by Holdings or any of its Subsidiaries as of the Effective Date, the nature of the interest therein, and whether such Real Property is a Mortgaged Property as of the Effective Date, is correctly set forth in Schedule 8.12.  Each of Holdings and each of its Subsidiaries has good and indefeasible title to all material properties (and to all buildings, fixtures and improvements located thereon) owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.  Each of Holdings and each of its Subsidiaries has a valid and indefensible leasehold interest in the material properties leased by it free and clear of all Liens other than Permitted Liens.

8.13. Subsidiaries.  On and as of the Effective Date, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule 8.13.  Schedule 8.13 sets forth, as of the Effective Date, the percentage ownership (direct and indirect) of Holdings in each class of capital stock or other Equity Interests of each of its Subsidiaries and joint ventures and also identifies the direct owner thereof and which Subsidiaries are Credit Parties (including whether they are U.S. Borrowers, Australian Borrowers, Canadian Borrowers, Dutch Borrowers, U.K. Borrowers, U.S. Subsidiary Guarantors or Foreign Subsidiary Guarantors).  All outstanding shares of Equity Interests of each Wholly-Owned Subsidiary of Holdings and each Non-Wholly-Owned Subsidiary of Holdings whose Equity Interests are pledged pursuant to the Collateral and Guaranty Requirements have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights.  No Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Equity Interests or any stock appreciation or similar rights.  On the Effective Date, each Credit Party (other than Holdings) is a direct or indirect Wholly-Owned Subsidiary of Holdings.

8.14. Compliance with Statutes, etc.  Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business, the relationship with its employees and the ownership of its property, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.15. Investment Company Act.  Neither Holdings nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

8.16. Insurance.  Schedule 8.16 sets forth a listing of all insurance maintained by Holdings and its Subsidiaries as of the Effective Date (other than local insurance policies maintained by Foreign Subsidiaries that are not material), with the amounts insured (and any deductibles) set forth therein.

8.17. Environmental Matters.  (a)  Each of Holdings and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws.  There are no pending or, to the knowledge of Holdings or any other Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or any other Borrower, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property

formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries).  There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or, to the knowledge of Holdings or any other Borrower, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or, to the knowledge of Holdings and the other Borrowers, any property adjoining or adjacent to any such Real Property that could be reasonably expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries.

(b) Hazardous Materials have not been generated, used, treated or stored on, or transported to or from, or Released on or from (i) any Real Property while owned, leased or operated by Holdings or any of its Subsidiaries or, to the knowledge of Holdings, at any time, or (ii) to the knowledge of Holdings, any property adjoining or adjacent to any Real Property at any time, all where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

(c) Notwithstanding anything to the contrary in this Section 8.17, the representations and warranties made in this Section 8.17 and for all purposes of all Documents shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) This Section 8.17 contains the sole and exclusive representations and warranties of Holdings and the other Borrowers relating to Environmental Claims, Environmental Laws, and Hazardous Materials.

8.18. Employment and Labor Relations.  Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice or has violated any applicable labor law that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  There is (i) no unfair labor practice or labor law violation complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or any other Borrower, threatened against any of them, before the National Labor Relations Board or other Governmental Authority, and no grievance, arbitration or other proceeding arising out of or under any collective bargaining agreement (including the Collective Bargaining Agreements) or any other similar collective agreement with any type of employees’ representative is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or any other Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings and the other Borrowers, threatened against Holdings or any of its Subsidiaries, (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, (iv) no equal employment opportunity charge or other claim of employment discrimination pending or, to the knowledge Holdings or any other Borrower, threatened against Holdings or any of its Subsidiaries, (v) to the knowledge of Holdings or any of its Subsidiaries, no threatened or pending organizing activity or union, works council or any other type of employees’ representatives elections and (vi) no wage and hour department investigation that has been made of Holdings or any of its Subsidiaries and no violation of the Fair Labor Standards Act or any other applicable federal, state or foreign law dealing with the hours worked by and payments made to employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clauses (i) – (vi) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of Holdings and the other Borrowers, except as could not, either individually or in the aggregate, reasonably be expected to have an Material Adverse Effect, the consummation of the Transaction will not give rise to a right of termination or right of renegotiation on the part of any union, works council or any other type of employees’ representatives under any collective bargaining agreement (including any Collective Bargaining Agreement) to which Holdings or any of its Subsidiaries (or any predecessor) is currently a party or by which Holdings or any of its Subsidiaries (or any predecessor) is currently bound, unless otherwise expressly provided by applicable laws.

8.19. Intellectual Property, etc.  Each of Holdings and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

8.20. Indebtedness.  Schedule 8.20 sets forth a list of all Indebtedness (including Contingent Obligations) with a principal amount of $5,000,000 or more of Holdings and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit, the Existing Senior Subordinated Notes and the Senior Secured Notes), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

8.21. Borrowing Base Calculation.  The calculation of the Total Borrowing Base and each Borrowing Base pursuant to the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(j) is complete and accurate (excluding any errors that are immaterial in nature).

8.22. U.K. Pensions.  Except as set forth on Schedule 8.22, (a) neither Holdings nor any of its Subsidiaries is or has at any time on or after 27 April 2004 been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 as amended); and (b) neither Holdings nor any of its Subsidiaries is or has at any time on or after 27 April 2004 been “connected” with or an “associate” of (as those terms are used in sections 39 and 43 of the Pensions Act 2004) such an employer.

8.23. Anti-Terrorism Law.  (a)  Neither Holdings nor any of its Subsidiaries is in violation (other than immaterial, unknowing or unintentional violations) of any legal requirement relating to any laws with respect to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”), the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).  Neither Holdings nor any of its Subsidiaries and, to the knowledge of Holdings and each Borrower, no agent of Holdings or any of its Subsidiaries acting on behalf of Holdings or any of its Subsidiaries, as the case may be, is any of the following:

(i) a Person that is listed in the annex to, or it otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(b) Neither Holdings nor any of its Subsidiaries and, to the knowledge of Holdings and each Borrower, no agent of Holdings or any of its Subsidiaries acting on behalf of Holdings or any of its Subsidiaries, as the case may be, (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of a Person described in Section 8.23(a), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

8.24. Subordination.  The subordination provisions contained in the Existing Senior Subordinated Notes Documents are enforceable against Holdings, the other Borrowers and/or the Guarantors, as applicable, and the holders of such Indebtedness, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and all Obligations hereunder and all obligations of the Credit Parties under the other Credit Documents (including without limitation, the U.S. Guaranty and the Foreign Guaranty) are within the definitions of

“Senior Indebtedness”, “Bank Indebtedness”, as applicable, and “Designated Senior Indebtedness” included in such subordination provisions.

8.25. Solvency.  After giving effect to the transactions contemplated hereby, each Credit Party is solvent, able to pay its debts as they become due, and each Borrower has sufficient capital to carry on its business and all businesses in which it is about to engage.  No Australian Credit Party (a) is (or has stated that it is) insolvent under administration or insolvent (each as defined in the Corporations Act); (b) is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property; (c) is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Agent); (d) has had an application or order made, resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above (unless, in the case of an application or similar action, it is stayed, withdrawn or dismissed within 30 days); (e) is taken (under Section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; (f) is the subject of an event described in Section 459C(2)(b) or Section 585 of the Corporations Act (or it makes a statement from which the Agent reasonably deduces it is so subject); or (g) is otherwise unable to pay its debts when they fall due.

8.26. No Trustee Duties.  The Credit Parties do not enter, and have not entered, into any Credit Document as trustee.

8.27. Corporate Benefit.  Each Credit Party benefits by entering into, and performing its obligations under, the Credit Documents to which it is a party.

8.28. No Immunity.  No Credit Party nor any of its Subsidiaries or their assets has immunity from the jurisdiction of a court or from legal process.

8.29. Own Enquiries.  The Credit Parties have relied on their own investigations and enquiries regarding the transactions contemplated by the Credit Documents and have not relied on any information, advice or opinion (including information, advice or opinions regarding interest rates, hedging arrangements or exchange rates) given or offered by or on behalf of the Administrative Agent or the Lenders even if in answer to any enquiry by or for it.

8.30. Centre of Main Interests.  The Centre of Main Interest of each of the Credit Parties incorporated in the European Union, is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the regulations described in the definition of Centre of Main Interests) in any other jurisdiction.

8.31. No Insolvency.  No (a) corporate action, legal proceeding or other procedure or step described in Section 11.01(e)(i); or (b) creditors’ process described in Section 11.01(e)(iii), has been taken or, to the knowledge of Holdings or any other Borrower, threatened in relation to Holdings or any of its Subsidiaries; and none of the circumstances described in Section 11.01(e)(ii) applies to Holdings or any of its Subsidiaries.

SECTION 9. Affirmative Covenants.  Each of Holdings and each other Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities and other contingent obligations which are not then due and payable) incurred hereunder and thereunder, are paid in full:

9.01. Information Covenants.  Holdings will furnish to each Lender:

(a) Monthly Reports.  Within 30 days after the end of each fiscal month of Holdings, the internal management monthly financial statements in form and scope satisfactory to the Administrative Agent.

(b) Quarterly Financial Statements.  Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, (i) the consolidated, and if available consolidating, balance sheet as at the end of such quarterly accounting period with comparative figures for the end of the previous fiscal year, (ii) its consolidated, and if available consolidating, statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding fiscal quarter of the previous fiscal year, (iii) its consolidated, and if available consolidating, statement of cash flows for the elapsed portion of the respective fiscal year ended with the last day of such quarterly accounting period with comparative figures for the corresponding period of the previous fiscal year, and (iv) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.  All of the foregoing financial statements shall be certified by the chief financial officer of Holdings that they fairly present in all material respects in accordance with GAAP the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Annual Financial Statements.  Within 90 days after the close of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated, and if available consolidating, statements of income and stockholders’ equity and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by KPMG LLP or other independent certified public accountants of recognized international standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm (which certificate shall be without a “going concern” or like qualification or exception and without any qualification of exception as to the scope of the audit other than, to the extent consented to by the Administrative Agent in its reasonable discretion at the time of delivery thereof, a “going concern” exception acknowledged by such accountants as being based solely on there being less than 365 days until the Revolving Loan Maturity Date), and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(d) Management Letters.  Promptly after Holdings’ or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(e) Budgets.  No later than 90 days following the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of operations and cash flow and balance sheets for Holdings and its Subsidiaries on a consolidated, and if available consolidating, basis) (i) for each of the twelve months of such fiscal year prepared in detail and (ii) for the three immediately succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budget is based.

(f) Officer’s Certificates.  (i) At the time of the delivery of the financial statements provided for in Sections 9.01(b) and (c), a compliance certificate from the chief financial officer, chief accounting officer or treasurer of Holdings in the form of Exhibit I certifying on behalf of Holdings that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 5.02(c), 5.02(d), 10.01(x), 10.01(xii), 10.01(xix), 10.02(iv), 10.02(viii), 10.02(x), 10.04(iv), 10.04(vii), 10.04(ix), 10.04(xii), 10.04(xiv), 10.05(ii), 10.05(v), 10.05(viii), 10.05(ix), 10.05(xv), 10.07,  10.08(iii)(y)(i) and 10.08(iii)(y)(ii) (setting forth, for the purposes of such certificate, calculations setting forth the Consolidated Fixed Charge Coverage Ratio for such period irrespective of whether a Compliance Period exists at such time), at the end of such fiscal quarter or year, as the case may be and (y) certify that there have been no changes to any Perfection Certificate in each case since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(f), or if there have been any such changes, a list in reasonable detail of such changes and whether Holdings and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connections with any such changes.

(ii) At the time of the delivery of the financial statements provided for in Sections 9.01(a), a compliance certificate from the chief financial officer, chief accounting officer or treasurer of Holdings in the form of Exhibit I certifying on behalf of Holdings in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Section 10.07 (setting forth, for the purposes of such certificate, calculations setting forth the Consolidated Fixed Charge Coverage Ratio for such period irrespective of whether a Compliance Period exists at such time), at the end of such fiscal month.

(g) Notice of Default, Litigation and Material Adverse Effect.  Promptly, and in any event within three Business Days after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(h) Other Reports and Filings.  Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or with any equivalent national securities exchange or similar governing body or deliver to holders (or any trustee, agent or other representative therefor) of any Qualified Preferred Stock, any Existing Senior Subordinated Notes or Senior Secured Notes or any of its other material Indebtedness pursuant to the terms of the documentation governing the same.

(i) Environmental Matters.  Promptly after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property; and

(iii) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any Governmental Authority or other administrative agency; provided that in any event Holdings shall deliver to each Lender all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or any similar law which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA or any similar law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings’ or such Subsidiary’s response thereto.

(j) Borrowing Base Certificate.  (i) On the Effective Date, (ii) on each Incremental Commitment Date, (iii) within 5 Business Days following  the consummation of a Permitted Acquisition and (iv) not later than 5:00 P.M. (New York time) on or before the 25th day of each month for the first six months following the Effective Date and the 20th day of each month thereafter (or no later than the third Business Day of each week during any period in which a Weekly Borrowing Base Period is in effect), a borrowing base certificate setting forth each Borrowing Base (in each case with supporting calculations in reasonable detail) substantially in the form of Exhibit M (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of August 31, 2009 in the case of the initial Borrowing Base Certificate and (B) as of the last Business Day of the preceding month in the case of each subsequent Borrowing Base Certificate (or, if any such Borrowing Base Certificate is delivered weekly, as of the last Business Day of the week preceding such delivery, in which case the calculation thereunder with respect to Inventory shall be based upon good faith estimates by the ABL Credit Parties).  Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent or the Co-Collateral Agents.

(k) Notice of Compliance Period.  Promptly, and in any event within two Business Days after any Authorized Officer of Holdings or any other Borrower obtains knowledge thereof, notice of the commencement of a Dominion Period or a Compliance Period.

(l) Field Examinations; Appraisals.  Upon the request of the Co-Collateral Agents, (x) an appraisal of the Inventory of the ABL Credit Parties and (y) a collateral examination of the Inventory and Accounts of the ABL Credit Parties, in each case, in scope satisfactory to the Co-Collateral Agents, and from a third-party appraiser and a third-party consultant reasonably satisfactory to the Co-Collateral Agents (and, to the extent such third-party appraiser is not Great American Group and/or such third-party consultant is not FTI Consulting, Holdings), and completed at the cost of the Borrowers; provided, however, so long as no Event of Default exists, the Co-Collateral Agents may make two requests in each jurisdiction in respect of each of clause (x) and (y) above during each fiscal year (or, during any period (A) commencing on the date on which the Excess Availability is less than or equal to $35,000,000 and (B) ending on the first date thereafter on which the Excess Availability has been greater than $35,000,000 for 30 consecutive days, four requests in each jurisdiction in respect of clause (x) above and two requests in respect of clause (y) above) in any fiscal year of Holdings, in each case at the cost of the Borrowers.

(m) Borrowing Base Collateral Detail.  (i) At the time of delivery of any Borrowing Base Certificate, (x) a detailed aged trial balance and a detailed summary for each ABL Credit Party included in such Borrowing Base Certificate of all Accounts of such ABL Credit Party indicating which Accounts are thirty, sixty and ninety days past due and listing the names of all Account Debtors, and (y) if requested by the Co-Collateral Agents, and to the extent available, a detailed listing and a detailed summary of each ABL Credit Party’s accounts payable indicating which accounts payable are more than thirty days past due, and (z) if requested by the Co-Collateral Agents, a detailed inventory listing and a detailed inventory listing summary for each ABL Credit Party included in such Borrowing Base Certificate; provided, however, when a Compliance Period is in effect (A) the information required to be delivered pursuant to the preceding clauses (x) and (y) (other than any such delivery in respect of the last week of any month during a Weekly Borrowing Base Period) shall be based upon each such ABL Credit Party’s good faith estimate and (B) in lieu of the information required to be delivered pursuant to preceding clause (y), the ABL Credit Parties included in such Borrowing Base Certificate shall provide any alternative detail that the Co-Collateral Agents may reasonably request that such ABL Credit Parties can produce with commercially reasonable efforts; provided further that with respect to the Borrowing Base Certificate to be delivered to the Administrative Agent and the Co-Collateral Agents pursuant to Section 6.13(i) the foregoing information shall not be required and (ii) at the time of delivery of the financial statements delivered pursuant to clauses (a) and (b) of this Section 9.01, for each ABL Credit Party a reconciliation of Accounts, accounts payable and inventory to such financial statements and to the Borrowing Base Certificate delivered pursuant to clause (j) of this Section 9.01.

(n) Patriot Act Information.  Promptly following the Administrative Agent’s request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its on-going obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(o) Perfection Certificate Supplement.  Each Credit Party will furnish to the Administrative Agent concurrently with any delivery of financial statements under Section 9.01(b) or (c), a completed Perfection Certificate Supplement (together with all attachments contemplated thereby) dated the date of delivery of such financial statements; in each case, signed by an Authorized Officer of Holdings, provided that the intellectual property portion of the Perfection Certificate Supplement shall not be required with the delivery of financial statements under Section 9.01(b) unless a Specified Default or an Event of Default exists.

(p) Damage of Collateral.  The Borrowers shall promptly notify the Administrative Agent (and in the case of ABL Priority Collateral, each of the Co-Collateral Agents) if any material portion of the Collateral is damaged or destroyed.

(q) Casualty and Condemnation.  The Borrowers (a) will furnish to the Administrative Agent (and in the case of ABL Priority Collateral, each of the Co-Collateral Agents) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking or expropriation of any material portion of the Collateral (including any Mortgaged Property or any part thereof) or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of Section 5.02(c) and the Security Documents.

(r) Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

9.02. Books, Records and Inspections; Annual Meetings.  Each of Holdings and each other Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries sufficient to permit Holdings to comply with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities.  Each of Holdings and each other Borrower will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of the Administrative Agent and any Co-Collateral Agent and, following the occurrence and continuation of an Event of Default, any Lender (a) to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, (b) to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants and (c) to verify Eligible Accounts and/or Eligible Inventory, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent, any such Co-Collateral Agent or any such Lender may reasonably request.  At a date to be mutually agreed upon between the Administrative Agent and Holdings occurring on or prior to the 120th day after the close of each fiscal year of Holdings, Holdings will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting will be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

9.03. Maintenance of Property; Insurance.  (a)  Each of Holdings and each other Borrower will, and will cause each of their respective Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Holdings and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, information, full and complete in all material respects, as to the insurance carried.  In addition to the requirements of the immediately preceding sentence, Holdings and the other Borrowers will at all times cause insurance of the types described in Schedule 8.16 to be maintained (with the same scope of coverage as that described in Schedule 8.16) at levels which are consistent with their practices immediately before the Effective Date.  Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.  The provisions of this Section 9.03 shall supercede any conflicting provisions of the Security Documents, it being understood that any supplemental or more specific or restrictive insurance requirement contained in any Security Document shall not be deemed a conflicting provision.

(b) Each of Holdings and each other Borrower will, and will cause each of their respective Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent, and (iii) shall be deposited with the Collateral Agent.

(c) If Holdings or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and Holdings and the other Borrowers jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(d) Subject to the Intercreditor Agreement, (i) except to the extent otherwise permitted to be retained by a Credit Party or applied by such Credit Party pursuant to the terms of this Agreement, so long as no Event of Default has occurred and is continuing, Holdings or any of its Subsidiaries may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to the Collateral Agent or deposited to a Core Concentration Account and (ii) if an Event of Default has occurred and is continuing, only the Collateral Agent shall be authorized to settle, adjust and compromise such claims.

9.04. Existence; Conduct of Business.  Each of Holdings and the other Borrowers will, and will cause each of their respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the rights, licenses, permits, privileges, franchises, patents, copyrights, know-how, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.16.

9.05. Compliance with Statutes, etc.  Each of Holdings and each other Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business, the relationship with its employees and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06. Compliance with Environmental Laws.  (a)  Each of Holdings and each other Borrower will comply, and will cause each of their respective Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, during the time of such ownership, lease or use, except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens, except Permitted Liens, imposed pursuant to such Environmental Laws except where such Liens could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, during the time of any ownership, lease or operation by Holdings or any of its Subsidiaries, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of Holdings or any of its Subsidiaries and except where such generation, use, treatment, storage, Release or disposal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 9.01(i), (ii) at any time that Holdings or any of its Subsidiaries are not in compliance with Section 9.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 11.01, Holdings and the other Borrowers will (in each case) provide, at the sole expense of Holdings and the other Borrowers and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by Holdings or any of its Subsidiaries, which Real Property is the subject of the aforesaid notice, non-compliance or remedies, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action required by Environmental Law in connection with such Hazardous Materials on such Real Property.  If Holdings or any other Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by Holdings and the other Borrowers, and Holdings and the other Borrowers shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holdings or the other Borrowers, all at the sole expense of Holdings and the other Borrowers.

9.07. ERISA.  (a)  As soon as possible and, in any event, within 10 days after Holdings, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to the Administrative Agent a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan or Multiemployer Plan participant and any notices received by Holdings, such Subsidiary or ERISA Affiliate from the PBGC or any other Government Authority, or a Plan or Multiemployer Plan participant with respect thereto:  that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Administrative Agent a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has not been timely made other than (x) an isolated and inadvertent failure not of a material amount or (y) any such contribution that is made promptly (together with any interest or earnings thereon as may be required under applicable rules and regulations) upon discovery by Holdings or such Subsidiary that such contribution is due; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Effective Date by $30,000,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any of its Subsidiaries or any ERISA Affiliate will or reasonably is expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 436(f), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; or that Holdings or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan.  Holdings will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA.  Holdings will deliver to the Administrative Agent a copy of each funding waiver request filed with the Internal Revenue Service or any other Governmental Authority with respect to any Plan and all communications received by Holdings, any of its Subsidiaries or any ERISA Affiliate from the Internal Revenue Service or any other Governmental Authority with respect to each Plan.  Holdings will also deliver to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan and each Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service.  In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other Governmental Authority, and any material notices received by Holdings, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent no later than 10 days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other Government Authority or such notice has been received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.  If, at any time after the Effective Date, Holdings, any of its Subsidiaries or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a Material Plan (within the meaning of Item 601, SEC Regulation S-K) which is not set forth in any filings with the SEC that Holdings has been required to make and have been made within the past three (3) years under the Securities Act and the Exchange Act, then Holdings shall deliver to the Administrative Agent written notice of such Material Plan as soon as possible and, in any event, within 10 days after Holdings, such Subsidiary or such ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), such Material Plan.

(b) Holdings and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans and Canadian Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered or tax-qualified, as applicable, status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

(c) Holdings and the other Borrowers will furnish to the Administrative Agent written notice promptly upon any Authorized Officer or other officer responsible for compliance with the Documents of Holdings or any of its Subsidiaries becoming aware that a Canadian Pension Plan Event has occurred that, alone or together with any other Canadian Pension Plan Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or the creation or imposition of a material Lien.  Each notice delivered under this Section will be accompanied by a statement of a Authorized Officer or other executive officer of Holdings setting forth the details of the event requiring such notice and any action taken or proposed to be taken with respect thereto.

(d) None of Holdings, its Subsidiaries, or its ERISA Affiliates will incur liabilities to any Multiemployer Plan in the event of a complete or partial withdrawal therefrom that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

9.08. End of Fiscal Years; Fiscal Quarters.  Neither Holdings nor any other Borrower shall change the date on which its and each of their respective Subsidiaries’ fiscal years or fiscal quarters end, other than such changes in regard to 4, 4, 5 accounting practice and leap years that are, in each case, consistent with the methodology in place on the Effective Date.

9.09. Performance of Obligations.  Each of Holdings and each other Borrower will, and will cause each of their respective Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.10. Payment of Taxes.  Each of Holdings and each other Borrower will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.11. Use of Proceeds.  The Borrowers will use the proceeds of the Loans and the issuances of Letters of Credit only as provided in Section 8.08.

9.12. Information Regarding Collateral.  Holdings and the other Borrowers will furnish to the Administrative Agent prompt written notice of:

(a) With respect to any U.S. Credit Party, any change in any Credit Party’s (A) legal name, (B) organizational identity, (C) organizational identification number, (D) organizational structure, (E) in the case of any U.S. Credit Party that is not a registered organization for purposes of Section 9-307 of the UCC, its place of business or, if it has more than one place of business, its Chief Executive Office, or (F) in the case of any U.S. Credit Party organized under the laws of North Dakota or South Dakota, its Federal Taxpayer Identification Number;

(b) With respect to any Credit Party that is required to provide Collateral under the laws of England and Wales, under the laws of Canada, under the laws of the Netherlands or under the laws of Australia, any change (A) in such Credit Party’s corporate name, (B) in the location of such Credit Party’s Chief Executive Office, its principal place of business, registered office, any office in which it maintains books or records relating to Collateral (other than de-minimis portions of Collateral) owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), or (C) in such Credit Party’s identity or corporate structure.

(c) Within 5 Business Days prior to any change referred to in clause (a) or (b) above, Holdings and the other Borrowers agree to make, or to provide to the Administrative Agent all the information required to enable it to make, all filings under the UCC (or the analogous legislation in any other relevant jurisdiction) or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(d) Promptly upon, and in any event within ten Business Days after, Holdings or any other U.S. Credit Party acquires any fee owned (or the equivalent) Real Property the cost or book value (whichever is greater) of which is more than $500,000 or which constitutes a Leasehold interest in Real Property to be used for any material manufacturing operations, notice of such acquisition, together with Holding’s good faith determination of the Fair Market Value of any such fee owned (or equivalent) Real Property.

9.13. Additional Subsidiaries; Ownership of Subsidiaries.  (a)  Except as otherwise permitted by Section 10.05, or pursuant to a Permitted Acquisition consummated in accordance with the terms hereof, each of Holdings and each other Borrower will, and will cause each of their respective Subsidiaries to, own 100% of the Equity Interests of each of their Subsidiaries (other than, in the case of any Foreign Subsidiary, directors’ qualifying shares to the extent required by applicable law).

(b) If any Subsidiary of Holdings is formed or acquired after the Effective Date, Holdings will (a) within 15 days (unless extended with the consent of the Administrative Agent in its sole discretion) in the case of any Domestic Subsidiary that is required to become a Credit Party and (b) within 30 days (unless extended with the consent of the Administrative Agent in its sole discretion) in all other cases, cause (x) the Collateral and Guaranty Requirements to be satisfied with respect to such Subsidiary (if it is, or required under the Collateral and Guaranty Requirement or pursuant to the definition of Subsidiary Guarantors to become, a Credit Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Credit Party and (y) evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by the results of a search of each system that is, or is similar to, the UCC that filings made with respect to such Subsidiary in the jurisdictions contemplated by the applicable Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search (in each case to the extent such searches and copies are made available to such Subsidiary) are Permitted Liens or shall have been terminated and released.

9.14. Further Assurances.  (a) (i) Each of Holdings and the other Borrowers will, and will cause each of the respective Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing, registration and recording of financing statements, fixture filings, mortgages, charges, debenture, deeds of trust, real property mortgage forms  and other documents and the payment of all taxes (as provided for in Section 9.10) and duties), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guaranty Requirements to be and remain satisfied at all times (including, without limitation, the Incremental Security Documents), all at the expense of the Credit Parties.  Holdings and the other Borrowers also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(ii) If any assets (including any Real Property or improvements thereto or any interest therein), (x) with a cost or book value (whichever is greater) of more than $500,000, or constituting a Leasehold interest in Real Property to be used for any material manufacturing operations, are acquired by Holdings or any Person that is, or is required to become, a U.S. Credit Party after the Effective Date (other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof) or (y) in connection with Indebtedness incurred pursuant to Section 10.04(i), are granted by a U.S. Credit Party as security for the obligations in respect of such Indebtedness and such assets are not Collateral, Holdings and the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause such Persons to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in clause (a) of this Section, all at the expense of the Credit Parties, in each case within 15 days in the case of any asset held by any Domestic Subsidiary that is, or is required to become, a U.S. Credit Party.  In the event that any Domestic Subsidiary of Holdings shall become the holder of any fee title in respect of any Mortgaged Property subject to a leasehold Mortgage, such Subsidiary shall promptly notify the Administrative Agent thereof and shall within 30 days (unless extended with the consent of the Administrative Agent in its sole discretion) of becoming the holder of such fee title take all action required under applicable law or requested by the Administrative Agent, if any, to maintain the Lien of such Mortgage on such Mortgaged Property or to grant and perfect a new Mortgage on such Mortgaged Property, as the case may be.

(iii) On each date after the Effective Date upon which Holdings, any other Borrower, or any other Credit Party enters into any Security Documents pursuant to preceding Section 9.13 or this Section 9.14, Holdings on behalf of the respective Credit Party entering into such Security Documents on such date shall deliver to the Administrative Agent a completed

Perfection Certificate Supplement (together with all attachments contemplated thereby) dated the date of entry into such Security Documents; in each case, signed by, an Authorized Officer of Holdings, it being understood and agreed that the respective Perfection Certificate Supplement need only speak to the respective Credit Party then entering into the respective Security Documents.

(iv) Upon the written request of the Administrative Agent, Holdings shall cause a Mortgage to be granted in favor of the Collateral Agent for the benefit of the Secured Parties, by the holder of any fee title in respect of any Real Property owned by a U.S. Credit Party which is located in the State of New York, together with title insurance policy, opinions of local counsel, to the extent reasonably requested by the Administrative Agent, a survey, and other documentation customarily delivered in connection with the granting of a Mortgage, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) At the request of (i) Holdings, (ii) any other Borrower, (iii) the Administrative Agent or (iv) any Secured Party that was not a Secured Party on the Effective Date, each of Holdings, each other Borrower, the Administrative Agent, the Collateral Agent and each Secured Party, as applicable, shall enter into any amendments to the Security Documents or take any other actions for the purpose of naming such new Secured Party as a Secured Party thereunder, to the extent necessary or appropriate under applicable law.

(c) (i) At any time any Domestic Subsidiary (other than Immaterial Subsidiaries) of Holdings is created, established or acquired, such Domestic Subsidiary, to the extent requested by the Administrative Agent, (x) shall be required to execute and deliver to the Administrative Agent a Joinder Agreement pursuant to which such Domestic Subsidiary shall become a U.S. Borrower and (y) shall take all action in connection therewith as would otherwise have been required to cause the Collateral and Guaranty Requirements to be satisfied as if such Domestic Subsidiary had been a U.S. Borrower on the Effective Date; and

(ii) At any time any Canadian Subsidiary, U.K. Subsidiary, Australian Subsidiary or Dutch Subsidiary, in each case, of Holdings is created, established or acquired, such Foreign Subsidiary, to the extent requested by the Administrative Agent,  (x) shall be required to execute and deliver to the Administrative Agent a Joinder Agreement pursuant to which such Foreign Subsidiary shall become an Australian Borrower or Guarantor, Canadian Borrower or Subsidiary Guarantor, Dutch Borrower or Guarantor or U.K. Borrower or Guarantor, as the case may be, and (y) shall take all action in connection therewith as would otherwise have been required to cause the Collateral and Guaranty Requirements to be satisfied as if such Foreign Subsidiary had been a Foreign Credit Party on the Effective Date.

9.15. U.K. Pensions.  From and after the Effective Date, Holdings shall ensure that neither it nor any of its Subsidiaries takes any action in relation to the Disclosed Schemes which could reasonably be expected to result in a Material Adverse Effect.  From and after the Effective Date, Holdings shall ensure that neither it nor any of its Subsidiaries becomes at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of any occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) other than the Disclosed Schemes or “connected” with, or an “associate” of, (as those terms are used in sections 39 or 43 of the Pensions Act 2004) such an employer to the extent that becoming such an employer, “connected” or an “associate” could reasonably be expected to result in a Material Adverse Effect. From and after the Effective Date, Holdings shall promptly notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator of which it is aware which is reasonably likely to lead to the issue of a material Financial Support Direction or a Contribution Notice to Holdings or any member of the Group but solely to the extent such direction or notice could reasonably be expected to result in a Material Adverse Effect.  From and after the Effective Date, Holdings shall promptly notify the Administrative Agent if it or any of its Subsidiaries receives a Financial Support Direction or a material Contribution Notice from the Pensions Regulator.

9.16. Permitted Acquisitions.  (a)  Subject to the provisions of this Section 9.16 and the requirements contained in the definition of Permitted Acquisition, Holdings, and each Wholly-Owned Subsidiary of Holdings which is a Subsidiary Guarantor may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):  (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) Holdings or such other Borrower shall have given to the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by Holdings or such other Borrower with respect to the financial covenant contained in Section 10.07 for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (whether or not such covenant is in effect at such time); (iv) based on good faith projections prepared by Holdings or such other Borrower for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Section 10.07 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Section 10.07 as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) Payment Conditions are satisfied both before and after giving effect to such Permitted Acquisition; (vii) Holdings shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and containing the calculations (in reasonable detail) required by preceding clauses (iii), (iv), and (vi); and (viii) the Administrative Agent shall have received true and correct copies of all material documentation in connection with the Permitted Acquisition certified as such by an Authorized Officer of Holdings.

(b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other Equity Interest of any Person, the capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Parties pursuant to (and to the extent required by) the Collateral and Guaranty Requirements.

(c) Each of Holdings and each other Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Sections 9.12, 9.13, 9.14 and 10.11, to the reasonable satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by Holdings and each other Borrower that the certifications pursuant to this Section 9.16 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 8 and 11.

9.17. Maintenance of Company Separateness.  Neither Holdings nor any Credit Party shall take any action, or conduct its affairs in a manner, which is likely to result in the Business existence of Holdings or any of its Subsidiaries being ignored, or in the assets and liabilities of Holdings or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

9.18. Designated Senior Indebtedness.  Holdings hereby designates the Obligations to be “Designated Senior Indebtedness” under the Existing Senior Subordinated Notes Indenture.

9.19. Retention of Financial Consultant.  Upon the occurrence of a Default or Event of Default under Sections 11.01(a) or 11.01(e), upon the request of the Administrative Agent, Holdings and the other Borrowers (at their sole cost and expense) shall retain a business and financial consultant mutually acceptable to Holdings and the Administrative Agent on such terms, including the scope of work and term of engagement, as are reasonably acceptable to the Administrative Agent.

SECTION 10. Negative Covenants.  Each of Holdings and the other Borrowers hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities and other contingent obligations which are not then due and payable) incurred hereunder and thereunder, are paid in full:

10.01. Liens.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of

Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings’ or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 10.01, but only to the respective date, if any, set forth in such Schedule 10.01 for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule 10.01, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

(iv) (x) Liens created by or pursuant to this Agreement and the Security Documents and (y) Liens on Collateral owned by the U.S. Credit Parties and created by or pursuant to the Senior Secured Notes Security Documents (in each case subject to the terms of the Intercreditor Agreement);

(v) (x) licenses, sublicenses, leases or subleases granted by Holdings or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries and (y) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by this Agreement to which Holdings or any of its Subsidiaries is a party;

(vi) Liens upon assets of Holdings or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any of its Subsidiaries;

(vii) Liens placed upon equipment or machinery acquired after the Effective Date and used in the ordinary course of business of Holdings or any of its Subsidiaries and placed at the time of the acquisition thereof by Holdings or such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(iv) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any asset of Holdings or any of its Subsidiaries;

(viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

(ix) Liens arising from precautionary UCC financing statement filings (or other equivalent) regarding operating leases entered into in the ordinary course of business;

(x) Liens arising out of the existence of judgments or awards in respect of which Holdings or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash and the Fair Market Value of all other property subject to such Liens (net of applicable insurance coverage if the insurance carrier has admitted coverage) does not exceed $15,000,000 at any time outstanding;

(xi) statutory and common law landlords’ liens under leases to which Holdings or any of its Subsidiaries is a party;

(xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the Fair Market Value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $5,000,000;

(xiii) Permitted Encumbrances;

(xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of Holdings in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition (other than, in each case, on ABL Priority Collateral), provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(vii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any asset of Holdings or any of its Subsidiaries;

(xv) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by Holdings or any of its Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(xvi) Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Holdings or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(xviii) Liens encumbering customary initial and margin deposits in respect of foreign exchange accounts maintained in the ordinary course of business, similar Liens attaching to foreign exchange accounts maintained in the ordinary course of business and Liens on cash and Cash Equivalents to secure Hedging Contracts; provided that (x) any account subject to a Lien described above in this clause (i) may only contain deposits for the purposes described above and (y) unless otherwise agreed to by the Administrative Agent or the Required Lenders, neither Holdings nor any of its Subsidiaries shall deposit additional amounts into any account as described above at any time while a Default or any Event of Default exists;

(xix) Liens on the assets of Foreign Subsidiaries organized in jurisdictions other than ABL Jurisdictions securing Indebtedness incurred under Section 10.04(xii), the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital purposes.

(xx) Liens incurred in connection with permitted insurance premium financing; and

(xxi) additional Liens (not on ABL Priority Collateral) of Holdings or any of its Subsidiaries not otherwise permitted by this Section 10.01 that (x) do not materially impair the use of such assets in the operation of the business of Holdings or any of its Subsidiaries and (y) do not secure obligations in excess of $10,000,000 in the aggregate for all such Liens at any time.

In connection with the granting of Liens of the type described in clauses (iii), (vi), (vii), (ix), (xiv) and (xxi) of this Section 10.01 by Holdings or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

Notwithstanding anything to the contrary contained above in this Section 10.01 or elsewhere in this Agreement, Holdings and each Borrower will not and will not permit any of their respective Subsidiaries that are ABL Credit Parties to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than the Permitted Liens in clauses (i) through (xviii) and (xx) of this Section 10.01) upon any of property or assets, now owned or hereafter acquired by an ABL Credit Party (other than a U.S. Credit Party), unless all the Secured Obligations of the Foreign Credit Parties are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

10.02. Consolidation, Merger, Purchase or Sale of Assets, etc.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

(i) Capital Expenditures by Holdings and its Subsidiaries shall be permitted (other than Capital Expenditures consisting of the acquisition of an Acquired Entity or Business except to the extent permitted by Section 9.16 or 10.05);

(ii) Holdings and its Subsidiaries may (x) sell inventory in the ordinary course of business or (y) liquidate or otherwise dispose of obsolete, uneconomical, non-useful or worn-out property in the ordinary course of business;

(iii) Investments may be made to the extent permitted by Section 10.05;

(iv) Holdings and its Subsidiaries may sell assets (other than (A) the capital stock or other Equity Interests of any Wholly-Owned Subsidiary, unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iv) or (B) ABL Priority Collateral), so long as (w) no Default or Event of Default then exists or would result therefrom, (x) each such sale is in an arm’s-length transaction and Holdings or the respective Subsidiary receives at least Fair Market Value, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c) and (z) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (iv) (excluding  cash and non-cash proceeds received from the sale of real property located at Bretton Way, Peterborough, Cambridgeshire, England) shall not exceed $10,000,000 in any fiscal year of Holdings (for this purpose, using the Fair Market Value of property other than cash);

(v) each of Holdings and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iv));

(vi) each of Holdings and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(vii) each of Holdings and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;

(viii) transfers of assets among Holdings and its Subsidiaries shall be permitted, so long as (w) no Default or Event of Default then exists or would exist immediately after giving effect to the respective transfer, (x) Real Property shall not be transferred by any Person which is a Foreign Credit Party to any other Person which is not a Foreign Credit Party, and any other transfer of assets from a Foreign Credit Party to an entity which is not a Foreign Credit Party shall only be permitted if in the ordinary course of business, (y) any assets so transferred shall be subject to any security interests granted to the Collateral Agent for the benefit of the Secured Parties at least to the same extent as would have been required had the transferee originally owned such assets, and (z) the aggregate amount of all assets transferred by (A) any U.S. Credit Party to any Subsidiary of Holdings which is not a U.S. Credit Party, (B) any ABL Credit Party (other than any U.S. Credit Party) to any Subsidiary of Holdings which is not an ABL Credit Party and (C) any Foreign Credit Party (other than any ABL Credit Party) to any Wholly-Owned Subsidiary of Holdings which is not an Credit Party, shall not exceed an aggregate amount of $5,000,000;

(ix) (i) any Domestic Subsidiary of Holdings may be merged, consolidated or liquidated with or into Holdings (so long as Holdings is the surviving Person of any such merger, consolidation or liquidation) or another U.S. Credit Party (so long as a U.S. Credit Party is the surviving Person of any such merger, consolidation or liquidation), (ii) any Foreign Credit Party may be merged (or amalgamated), consolidated or liquidated with or into any other Foreign Credit Party organized in the same jurisdiction, and (iii) any Foreign Subsidiary of Holdings (other than a Foreign Credit Party) may be merged (or amalgamated), consolidated or liquidated with or into any

Wholly-Owned Foreign Subsidiary of Holdings (so long as, in the case of a merger, consolidation or liquidation, a Wholly-Owned Foreign Subsidiary is the surviving Person of any such merger, consolidation or liquidation); provided that any such merger (or amalgamation), consolidation or liquidation shall only be permitted pursuant to this clause (ix), so long as (A) no Default or Event of Default then exists or would exist immediately after giving effect thereto, (B) any security interests granted to the Collateral Agent for the benefit of the Secured Parties in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger (or amalgamation), consolidation or liquidation), (C) if any Person subject to any such merger (or amalgamation), consolidation or liquidation is a Borrower, the surviving Person, in the case of a merger, consolidation or liquidation, also shall be a Borrower, and in the case of an amalgamation, the Person resulting from such amalgamation assumes all obligations of the predecessor Borrower and (D) if the Person to be merged (or amalgamated), consolidated or liquidated into or with another Person as contemplated above is party to the U.S. Guaranty or the Foreign Guaranty, in the case of a merger, consolidation or liquidation, the nature and scope of the obligations of such Person under such U.S. Guaranty or such Foreign Guaranty, as the case may be, are substantially identical to the nature and scope of the obligations of such other Person under such U.S. Guaranty or such Foreign Guaranty, as the case may be, and in the case of an amalgamation, the Person resulting from such amalgamation assumes all obligations of the predecessor Guarantor;

(x) sales, transfers and other dispositions of assets (other than ABL Priority Collateral) to the extent such assets are exchanged substantially simultaneously for similar replacement assets shall be permitted so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the Fair Market Value of the assets received in any such sale, transfer or other disposition is equal to or greater than the Fair Market Value of the assets exchanged therefor and (iii) after giving effect to each such sale, transfer or other disposition, the aggregate Fair Value Market of all assets sold, transferred or otherwise disposed of in reliance upon this clause (x) shall not exceed $10,000,000 in any fiscal year of Holdings;

(xi) Permitted Acquisitions may be consummated in accordance with the requirements of Section 9.16;

(xii) leases, occupancy agreements or subleases, licenses and sublicenses of property or assets of Holdings and its Subsidiaries in the ordinary course of business; provided that any such arrangement is not substantially the equivalent of a sale; provided further, that, in the case of any such arrangement relating to any Mortgaged Property, such arrangement (i) shall be subordinate in all respects to the Liens granted and evidenced by the Security Documents, (ii) shall not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of Holdings and its Subsidiaries taken as a whole, (iii) shall require any such lease, occupancy agreements or subleases, licenses or sublicenses of any portion of any Mortgaged Property to provide pursuant to customary commercially reasonable arm’s length provisions that the tenant’s use of the premises shall not violate any applicable zoning or other law relating to the uses thereof and Holdings and its Subsidiaries shall use commercially reasonable efforts to enforce same, and (iv) such leases, occupancy agreements or subleases, licenses or sublicenses of any portion of any Mortgaged Property shall not materially impair the value of the property subject thereto; and

(xiii) Holdings and its Subsidiaries may liquidate or otherwise dispose of Cash Equivalents in the ordinary course of business, in each case for cash at Fair Market Value.

To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to Holdings or any of its Subsidiaries), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding anything to the contrary contained above in this Section 10.02 or elsewhere in this Agreement, (a) at any time when an Event of Default has occurred and is continuing, no ABL Priority Collateral may be sold, transferred or otherwise disposed of by any ABL Credit Party (other than sales of inventory in the ordinary course of business), and (b)  Holdings and any of its Subsidiaries shall not be permitted to sell or transfer the Equity Interests of, or all or substantially all of the assets of, any Borrower, unless (i) all Secured Obligations (other than Unasserted Obligations or obligations arising out of such Borrower’s guaranty of all or any portion of the Secured Obligations) owing by such Borrower have been indefeasibly paid in full in cash (or, solely in the case of Secured Obligations (x) with respect to the Secured Hedging Agreements to the extent such Secured Obligations have not been indefeasibly paid in full in cash, if Holdings has certified that no payment default exists with respect to any Secured Hedging Agreements and (y) with respect to the Secured Cash Management Agreements to the extent such Secured Obligations have not been indefeasibly paid in full in cash, if Holdings has certified that no payment obligation is outstanding with respect to any Secured Cash Management Agreements) and (ii) if, after such sale or transfer, no other Borrower then exists in the ABL Jurisdiction of such Borrower, (x) the Stated Amount of all Letters of Credit issued on behalf of such Borrower have been reduced to zero (or, with respect to each outstanding Letter of Credit, the applicable Issuing Lender has entered into arrangements, including without limitation cash collateralization, satisfactory to it in its sole discretion to eliminate such Issuing Lender’s risk with respect to each applicable outstanding Letter of Credit), and (y) no further Borrowings or Letters of Credit shall be permitted by Holdings or any of its Subsidiaries in such ABL Jurisdiction.

10.03. Dividends.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

(i) any Subsidiary of Holdings may pay cash Dividends to Holdings or to any Wholly-Owned Domestic Subsidiary of Holdings and any Foreign Subsidiary of Holdings also may pay cash Dividends to any Wholly-Owned Foreign Subsidiary of Holdings;

(ii) any Non-Wholly-Owned Subsidiary of Holdings may pay cash Dividends to its shareholders, members or partners generally, so long as Holdings or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) Holdings may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock (but not in cash), provided that in lieu of issuing additional shares of such Qualified Preferred Stock as Dividends, Holdings may increase the liquidation preference of the shares of Qualified Preferred Stock in respect of which such Dividends have accrued; and

(iv) Holdings may pay additional cash Dividends on its Qualified Preferred Stock or common Equity Interests so long as the Payment Conditions are satisfied both before and after giving effect to the payment of such dividends.

10.04. Indebtedness.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Existing Indebtedness outstanding on the Effective Date and listed on Schedule 10.04 (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule 10.04, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

(iii) Indebtedness (i) of Holdings under Interest Rate Protection Agreements entered into in the ordinary course of business with respect to other Indebtedness permitted under this Section 10.04 and (ii) of Holdings and its Subsidiaries under Other Hedging Agreements entered into in the ordinary course of business and providing protection to Holdings and its Subsidiaries against fluctuations in currency values or commodity prices in connection with Holding’s or any of its Subsidiaries’ operations, in either case so long as the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(iv) Indebtedness of Holdings and any of its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in Section 10.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iv) exceed $25,000,000 at any time outstanding;

(v) (A) Indebtedness constituting Intercompany Loans to the extent permitted by Section 10.05(viii), provided that clause (i) of the Collateral and Guaranty Requirements are satisfied and any such Indebtedness owed by a Credit Party shall be subordinated to the Secured Obligations on terms no less favorable to the Lenders than those set forth in the form of Intercompany Note and (B) Indebtedness between Holdings and its Subsidiaries resulting from tax sharing arrangements;

(vi) Indebtedness consisting of guaranties by (i) the U.S. Credit Parties of each other’s Indebtedness, (ii) the Foreign Credit Parties of each other’s Indebtedness and (iii) Wholly-Owned Foreign Subsidiaries (other than a Foreign Credit Party) of each other’s Indebtedness, in each case to the extent that the guaranteed Indebtedness is otherwise permitted under this Agreement;

(vii) Indebtedness of Holdings or any of its Subsidiaries acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness permitted by this clause (vii) shall not exceed $15,000,000 at any one time outstanding;

(viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within four Business Days of its incurrence;

(ix) Indebtedness of Holdings and any of its Subsidiaries with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of Holdings or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all such (x) performance bonds, surety bonds and customs bonds permitted by this clause (ix) shall not at any time exceed $5,000,000 and (y) appeal bonds permitted by this clause (ix) shall not at any time exceed $15,000,000;

(x) (x) Indebtedness of Holdings (which may be guaranteed on a like basis by the U.S. Credit Parties) under the Senior Secured Notes Documents in an aggregate principal amount not to exceed $460,000,000 (as reduced by any repayments or prepayments of principal thereof made on or after the Effective Date) and (y) unsecured Indebtedness of Holdings (which may be guaranteed on a like basis by the U.S. Credit Parties) under the Existing Senior Subordinated Notes Documents in an aggregate principal amount not to exceed $301,000,000 (as reduced by any repayments or prepayments of principal thereof made on or after the Effective Date;

(xi) Indebtedness of Holdings or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 10.04(vi);

(xii) Indebtedness of Foreign Subsidiaries of Holdings organized in a jurisdiction other than an ABL Jurisdiction under lines of credit to any such Foreign Subsidiary from Persons other than Holdings or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $10,000,000;

(xiii) Indebtedness incurred solely to finance insurance premiums; and

(xiv) so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness incurred by Holdings and its Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding, which Indebtedness shall be unsecured unless otherwise permitted under Section 10.01(xxi).

10.05. Advances, Investments and Loans.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i) Holdings and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of Holdings or such Subsidiary;

(ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that (a) during any time that Loans are outstanding, the aggregate amount of Unrestricted cash and Cash Equivalents permitted to be held by Holdings and its Subsidiaries shall not exceed $50,000,000 for any period of five consecutive Business Days and (ii) during any Dominion Period, the aggregate amount of cash and Cash Equivalents permitted to be held by the ABL Credit Parties in Deposit Accounts (other than Collection Accounts, Core Concentration Accounts, Disbursement Accounts or Excluded Accounts) shall not exceed $5,000,000 at any time;

(iii) Holdings and its Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule 10.05(iii), provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 10.05;

(iv) Holdings and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) Holdings and its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(vi) Holdings and its Subsidiaries may acquire and hold obligations of their officers and employees in connection with such officers’ and employees’ acquisition of shares of Holdings Common Stock (so long as no cash is actually advanced by Holdings or any of its Subsidiaries in connection with the acquisition of such obligations);

(vii) Holdings and its Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 10.04(iii);

(viii) Holdings or any of its Wholly-Owned Subsidiaries may make intercompany loans and advances to Holdings or any of its Wholly-Owned Subsidiaries (such intercompany loans and advances, collectively, the “Intercompany Loans”); provided, that (a) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made by any U.S. Credit Party to any ABL Credit Party (other than any U.S. Credit Party) pursuant to this clause (viii) (excluding the principal amount of Intercompany Loans made by any U.S. Credit Party to any ABL Credit Party outstanding on the Effective Date and listed on Schedule 10.05(viii) (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore set forth in sub-clause (a) of the proviso in Section 10.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed $30,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (b) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made by any ABL Credit Party to any Credit Party (other than an ABL Credit Party) pursuant to this clause (viii), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore set forth in sub-clause (b) of the proviso in Section 10.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed $50,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (c) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made by any Credit Party to any Wholly-Owned Subsidiary of Holdings which is not a Credit Party pursuant to this clause (viii), when added to the amount of contributions, acquisitions of Equity Interests, capitalizations and forgivenesses theretofore set forth in sub-clause (c) of the proviso in Section 10.05(ix) (for this purposes, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), exceed $25,000,000 (determined without regard to any write-downs or write-offs of such loans and advances and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), (d) no Intercompany Loan set forth in sub-clauses (a), (b) or (c) above may be made at any time that a Default or an Event of Default has occurred and its continuing, (e) each Intercompany Loan shall be evidenced by an Intercompany Note, (f) each such Intercompany Note owned or held by an ABL Credit Party shall be pledged to the Collateral Agent pursuant to terms of the applicable Security Document, (g) each Intercompany Loan made by any Subsidiary of Holdings that is not an ABL Credit Party to a Credit Party shall be subject to the subordination provisions contained in the respective Intercompany Note and (h) any Intercompany Loans made to any Credit Party pursuant to this clause (viii) shall cease to be permitted by this clause (viii) if such Credit Party, ceases to constitute a Credit Party;

(ix) Holdings or any of its Wholly-Owned Subsidiaries may make capital contributions to, or acquire Equity Interests of, their respective Wholly-Owned Subsidiaries; provided that (a) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Effective Date made, or acquired, by any U.S. Credit Party to, or of, any of its Subsidiaries which are an ABL Credit Party (other than a U.S. Credit Party) (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans set forth in sub-clause (a) of the proviso in Section 10.05(viii) (excluding the principal amount of Intercompany Loans made by any U.S. Credit Party to any ABL Credit Party outstanding on the Effective Date and listed on Schedule 10.05(viii) (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed an amount equal to $30,000,000, (b) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Effective Date made, or acquired, by any ABL Credit Party to, or of, any of its Subsidiaries which are a Credit Party (other than an ABL Credit Party) (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans set forth in sub-clause (b) of the proviso in Section 10.05(viii) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed an amount equal to $50,000,000, (c) the aggregate amount of contributions, acquisitions of Equity Interests, capitalizations and forgiveness on and after the Effective Date made, or acquired, by any Credit Party to, or of, any of its Wholly-Owned Subsidiaries which are not a Credit Party (for this purpose, taking the Fair Market Value of any property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of Intercompany Loans set forth in sub-clause (c) of the proviso in Section 10.05(viii) (determined without regard to any write-downs or write-offs thereof and net of any returns on any such Investment in the form of a principal repayment, distribution, dividend or redemption, as applicable), shall not exceed an amount equal to $25,000,000, (d) no contribution, capitalization or forgiveness set forth in sub-clauses (a), (b) or (c) above may be made at any time that a Default or an Event of Default has occurred and its continuing, (e) in the case of any contribution to an ABL Credit Parties, any security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain said perfected status have been taken and (f) any Investment made in or to made to any Credit Party pursuant to this clause (ix) shall cease to be permitted by this clause (ix) if such Credit Party, ceases to constitute a Credit Party;

(x) Holdings and its Subsidiaries may own the Equity Interests of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this Section 10.05);

(xi) Contingent Obligations permitted by Section 10.04, to the extent constituting Investments;

(xii) Permitted Acquisitions shall be permitted in accordance with the requirements of Section 9.16;

(xiii) Holdings and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Section 10.02(iv);

(xiv) so long as the Payment Conditions are satisfied both before and after giving effect to such Investments, Holdings and its Subsidiaries may make additional Investments not otherwise permitted under this Section 10.05 (other than the acquisition by Holdings or a Wholly-Owned Subsidiary of Holdings which is a Credit Party of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into Holdings or a Wholly-Owned Subsidiary of Holdings which is a Credit Party)); and

(xv) in addition to Investments permitted by clauses (i) through (xiv) of this Section 10.05, so long as no Default or Event of Default then exists or would result therefrom, Holdings and its Subsidiaries may make additional loans, advances and other Investments to or in a Person in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xiv) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed $15,000,000.

10.06. Transactions with Affiliates.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

(i) Dividends may be paid to the extent provided in Section 10.03;

(ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 10.02, 10.04 and 10.05;

(iii) customary fees, indemnities and reimbursements may be paid to non-officer directors of Holdings and its Subsidiaries;

(iv) Holdings may issue Common Stock and Qualified Preferred Stock;

(v) Holdings and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of Holdings and its Subsidiaries in the ordinary course of business;

(vi) (x) Subsidiaries of Holdings (other than Foreign Credit Parties) may pay management fees, licensing fees and similar fees to any Credit Party, (y) Foreign Credit Parties may pay management fees, licensing fees and similar fees to any other Foreign Credit Party and (z) Subsidiaries of Holdings may pay management fees, licensing fees and similar fees to any U.S. Credit Party; and

(vii) transactions in existence on the Effective Date or pursuant to agreements in existence on the Effective Date and, in each case, set forth on Schedule 10.06 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect.

Notwithstanding anything to the contrary contained above in this Section 10.06, in no event shall Holdings or any of its Subsidiaries pay any management, consulting or similar fee to any of their respective Affiliates except as specifically provided in clause (vi) of this Section 10.06.

10.07. Consolidated Fixed Charge Coverage Ratio.  During each Compliance Period, Holdings shall not permit (i) the Consolidated Fixed Charge Coverage Ratio for the last Test Period ended prior to the beginning of such Compliance Period for which financial statements are available to be less than 1.10:1.00, (ii) the Consolidated Fixed Charge Coverage Ratio for any Test Period for which financial statements first become available during such Compliance Period to be less than 1.10:1.00 or (iii) the Consolidated Fixed Charge Coverage Ratio for any Test Period ending during such Compliance Period (or before such Compliance Period and after the Test Period referenced in clause (i) above) to be less than 1.10:1.00.

10.08. Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, etc.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to:

(i) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests (including any Shareholders’ Agreement and any Qualified Preferred Stock), or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (i) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect and the terms of any such amendment, modification, change or other action will not violate any of the other provisions of this Agreement or any other Credit Document;

(ii) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement in any manner that could reasonably be expected to be adverse to the interests of Lenders without the prior written consent of the Administrative Agent;

(iii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event, asset sale, insurance or condemnation event, debt issuance, equity issuance, capital contribution or similar required “repurchase” event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Existing Senior Subordinated Note or Senior Secured Note; provided, however, (x) Holdings may deposit proceeds of Senior Secured Notes Priority Collateral in the Asset Sales Proceeds Account and may redeem outstanding Senior Secured Notes, in each case as, and to the extent, permitted by this Agreement and (y) Holdings may make any payment or prepayment on, or redemption or acquisition for value of, any Senior Secured Notes or Existing Senior Subordinated Notes not otherwise permitted under this Section 10.08, (i) solely in the case of Existing Senior Subordinated Notes, within 30 Business Days of the Effective Date so long as (A) such payment or prepayment on, or redemption or acquisition for value of, any Existing Senior Subordinated Notes is solely funded by cash proceeds from the issuance of Senior Secured Notes on the Effective Date and (B) the aggregate purchase amount thereof, when taken together with the aggregate purchase amount of any other payments, prepayments, redemptions and acquisitions for value under this clause (y)(i), shall not exceed $25,000,000 or (ii) so long as (A) the Payment Conditions are satisfied both before and after giving effect to such payment, prepayment, redemption or acquisition for value and (B) if at the time of such transaction any Loans are outstanding, the aggregate principal amount thereof, when taken together with the principal amount of any other payments, prepayments, redemptions and acquisitions for value under this clause (y)(ii), shall not exceed $30,000,000;

(iv) amend or modify, or permit the amendment or modification of, any provision of any Existing Senior Subordinated Note Document in a manner which is adverse to the interests of the Lenders in any material respect;

(v) amend, modify, change or waive any term or provision of any Senior Secured Note Document in a manner which is adverse to the interests of the Lenders in any material respect or in a manner which is prohibited by the terms of the Intercreditor Agreement;

(vi) deposit any funds or credit any amounts into the Asset Sales Proceeds Account other than proceeds of Senior Secured Notes Priority Collateral as permitted this Agreement; or

(vii) designate any Indebtedness (or related interest obligations) as “Designated Senior Indebtedness” (as defined in the Existing Senior Subordinated Notes Indenture) except for the Obligations;

10.09. Limitation on Certain Restrictions on Subsidiaries.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other Equity Interest or participation in its profits owned by Holdings or any of its Subsidiaries, or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (b) make loans or advances to Holdings or any of its Subsidiaries or (c) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Existing Senior Subordinated Notes Documents, (iv) the Senior Secured Notes Documents, (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Holdings or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement (in which Holdings or any of its Subsidiaries is the licensee) or other contract entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset, and (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01(iii), (vi), (vii), (xv) or (xvi)(x).

10.10. Limitation on Issuance of Equity Interests.  (a)  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, issue (i) any Preferred Equity (other than Qualified Preferred Stock issued pursuant to clause (c) below) or (ii) any redeemable common stock or other redeemable common Equity Interests other than common stock or other redeemable common Equity Interests that is or are redeemable at the sole option of Holdings or such Subsidiary, as the case may be.

(b) Each of Holdings and each other Borrower will not permit any of their respective Subsidiaries to issue any capital stock or other Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other Equity Interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and other issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiary, (iii) in the case of Foreign Subsidiaries of Holdings, to qualify directors to the extent required by applicable law and for other nominal share issuances to Persons other than Holdings and its Subsidiaries to the extent required under applicable law, (iv) for issuances by Subsidiaries of Holdings which are newly created or acquired in accordance with the terms of this Agreement and (v) Non-Wholly Owned Subsidiaries may issue Equity Interests.

(c) Holdings may from time to time issue Qualified Preferred Stock.

10.11. Business; etc.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, engage directly or indirectly in any business other than the businesses engaged in by Holdings and its Subsidiaries as of the Effective Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

10.12. Limitation on Creation of Subsidiaries.  (a)  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary (other than Non-Wholly Owned Subsidiaries permitted to be established, created or acquired in accordance with the requirements of Section 10.12(b)), provided that Holdings and its Wholly-Owned Subsidiaries shall be permitted to establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries, so long as, in each case, consistent with Agreed Security Principles (i) at least 5 days’ prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent in any given case), (ii) the capital stock or other Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement or any Security Document and the certificates, if any, representing such stock or other Equity Interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 9.14, each such new Wholly-Owned Foreign Subsidiary) executes any Security Documents required under the Collateral and Guaranty Requirements, and (iv) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 9.13 or 9.14, each such new Wholly-Owned Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 9.13 or 9.14.  In addition, each new Wholly-Owned Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including opinions of counsel) of the type described in Section 6 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

(b) In addition to Subsidiaries of Holdings established, created or acquired pursuant to preceding clause (a), Holdings and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Effective Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 10.05, provided that (i) all of the capital stock or other Equity Interests of each such Non-Wholly Owned Subsidiary shall be pledged by any Credit Party which owns same as, and to the extent, required by the Collateral and Guaranty Requirements, and (ii) each such Non-Wholly Owned Subsidiary shall take the actions specified in Section 10.12(a) to the same extent that such Non-Wholly Owned Subsidiary would have been required to take if it were a Wholly-Owned Subsidiary of Holdings.

10.13. No Additional Deposit Accounts; etc.  Each of Holdings and each other Borrower will not, and will not permit any other ABL Credit Party to, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (a) the Core Concentration Accounts set forth on Part A of Schedule 10.13, (b) the Collection Accounts set forth on Part B of Schedule 10.13, (c) the Disbursement Accounts set forth on Part C of Schedule 10.13, (d) the other Deposit Accounts set forth on Part D of Schedule 10.13, (e) any Excluded Accounts set forth on Part E of Schedule 10.13 and (f) any securities accounts or commodities accounts set forth in Part F of Schedule 10.13; provided that any such ABL Credit Party may open a new Core Concentration Account, Collection Account, Disbursement Account, other Deposit Account or securities account not set forth in such Schedule 10.13, so long as prior to opening any such account (i) Holdings has delivered an updated Schedule 10.13 to the Administrative Agent listing such new account and (ii) in the case of any new Core Concentration Account, Collection Account, other Deposit Account (other than Excluded Accounts and Disbursement Accounts) or securities account, the financial institution with which such account is opened, together with the applicable ABL Credit Party which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement reasonably acceptable to the Administrative Agent (or in the case of a securities account, such other control agreement as may be reasonably satisfactory to the Administrative Agent).

10.14. Changes to Legal Names, Organizational Identification Numbers, Jurisdiction, Type or Organization or Centre of Main Interests.  Each of Holdings and the other Borrowers will not, and will not permit any of the other Credit Parties to, change its legal name until (i) it shall have given to the Administrative Agent not less than 15 days prior written notice (or such lesser time as agreed by the Administrative Agent) of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents at all times fully perfected and in full force and effect.  In addition, to the extent that any Credit Party does not have an organizational identification number on the Effective Date and later obtains one, or if there is any change in the organizational identification number of any Credit Party, Holdings or such other Credit Party shall promptly notify the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents fully perfected and in full force and effect.  Furthermore, each of Holdings and the other Borrowers will not, and will not permit any of the other Credit Parties to, change its jurisdiction of organization or its type of organization until (x) it shall have given to the Collateral Agent not less than 15 days prior written notice (or such lesser time as agreed by the Administrative Agent) of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request (although no change pursuant to this

Section 10.14 shall be permitted to the extent that it involves (i) a U.S. Credit Party ceasing to be organized in the United States, (ii) a Australian Credit Party ceasing to be a Australian Subsidiary of Holdings, (iii) a Canadian Credit Party ceasing to be a Canadian Subsidiary of Holdings, (iv) a Dutch Credit Party ceasing to be a Dutch Subsidiary of Holdings or (v) a U.K. Credit Party ceasing to be a U.K. Subsidiary of Holdings or allowing its Centre of Main Interests to change) and (y) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect.

10.15. Existing Senior Subordinated Notes.  Each of Holdings and each other Borrower will not, and will not permit any of their respective Subsidiaries to, incur any Indebtedness that is otherwise permitted pursuant to Section 4.03(b)(xx) or 4.03(b)(xxi) of the Existing Senior Subordinated Notes Indenture except to the extent such Indebtedness is incurred under this Agreement.

SECTION 11. Events of Default.

11.01. Events of Default.  Upon the occurrence of any of the following specified events (each, an “Event of Default”):

(a) Payments.  Any Borrower shall (i) default in the payment when due of any principal of (or Face Amount of in the case of any B/A Instrument) any Loan or any Note or Unpaid Drawing or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan, Note or any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

(b) Representations, etc.  Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date made or deemed made; or

(c) Covenants.  Holdings or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(g)(i), 9.01(j), 9.08, 9.11, 9.13, 9.14, 9.16 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 11.01(a) and 11.01(b)) and such default (in the case of this clause (ii) shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

(d) Default Under Other Agreements.  (a) (i)  Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration is required other than, in any case, voluntary prepayments or terminations permitted under this Agreement), any such Indebtedness to become due prior to its stated maturity (except with respect to secured Indebtedness to the extent the same become due as a result of sale or transfer of the property or assets securing such Indebtedness), or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or other prepayments permitted by this Agreement, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 11.01(d) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $10,000,000; or

(e) Bankruptcy, etc.  (i)  Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days after the filing thereof, provided, however, that during the pendency of such period, each Lender shall be relieved of its obligation to extend credit hereunder; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, to operate all or any substantial portion of the business of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries or any other person commences any other proceeding or takes any corporate action or other steps in relation to any reorganization (and in relation to any UK Borrower, including by way of voluntary arrangement, scheme of arrangement or otherwise), arrangement, adjustment of debt, relief of debtors, dissolution, bankruptcy, insolvency or liquidation or any analogous procedure or step is taken in any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries (including, without limitation, under any Canadian Insolvency Law, the Companies Act 1985 as amended (United Kingdom) or the Insolvency Act 1986 as amended (United Kingdom), the Bankruptcy Act 1966 as amended (Cth) (Australia), the Corporations Act 2001), or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 45 days after the filing thereof, or Holdings or any of its Subsidiaries is adjudicated or deemed under applicable law insolvent or bankrupt; or any order of relief or other order approving any such case is sought in such proceeding (including the entry of an order of relief against it or for the appointment of a receiver, controller (as defined in the Corporations Act), receiver-manager, trustee, monitor, custodian or similar official for it or for any substantial part of its property) is entered; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; (ii) (x) A U.K. Credit Party is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness, (y) the value of the assets of any U.K. Credit Party is less than its liabilities (taking into account contingent and prospective liabilities), or (z) a moratorium is declared in respect of any indebtedness of any U.K. Credit Party (provided that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium); or (iii) Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a  U.K. Credit Party and is not discharged within 20 days; or

(f) Pension Plans.  (i)  (x) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan or Multiemployer Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, Holdings or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, or Holdings or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any Governmental Authority (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (y) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (z) such Lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or (ii) a Canadian Pension Plan Event shall have occurred; or

(g) Security Documents.  Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Parties the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document provided that no Event of Default shall exist pursuant to this Section 11.01(g) in the case of defects (which would otherwise give rise to an Event of Default as described above) (x) relating to immaterial portions of the Collateral or (y) with respect to pledges of Equity Interest in Subsidiaries of Holdings that are not Credit Parties, in each case solely if and to the extent such defects cannot practically be avoided under applicable local law; or

(h) Guaranties.  Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party; or

(i) Judgments.  One or more judgments or decrees shall be entered against Holdings or any Subsidiary of Holdings involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $15,000,000; or

(j) Change of Control.  A Change of Control shall occur; or

(k) Intercreditor Agreement.  The Intercreditor Agreement or any provision thereof shall cease to be in full force or effect (except in accordance with its terms in all material respects), any parties thereto shall deny or disaffirm their respective obligations thereunder or any parties thereto shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the terms thereof; or

(l) Denial of Liability.  (i) Any Credit Party shall deny its obligations under this Agreement, any Note or any other Credit Document, (ii) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Credit Document or impair performance of any Foreign Credit Party’s obligations hereunder or under any other Credit Document or (iii) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Foreign Credit Party to pay any amount required to be paid hereunder or under any other Credit Document; or

(m) Governmental Action.  Any Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Foreign Credit Party or any of its Subsidiaries, or shall have assumed custody or control of such property or other assets or of the business or operations of any Foreign Credit Party or any of its Subsidiaries, or shall have taken any action for the dissolution or disestablishment of any Foreign Credit Party or any of its Subsidiaries or any action that would prevent any Foreign Credit Party, any of its Subsidiaries or any of their respective officers from carrying on the business of such Foreign Credit Party or such Subsidiary or a substantial part thereof; or

(n) Subordination.  The Existing Senior Subordinated Notes or any guarantees thereof shall cease, for any reason, to be validly subordinated to the respective Obligations of the U.S. Credit Parties as provided in the Existing Senior Subordinated Notes Documents as applicable, or any U.S. Credit Party or the holders of at least 25% in aggregate principal amount of the Existing Senior Subordinated Notes, as applicable, shall so assert;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.01(e) shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below, shall occur automatically without the giving of any such notice):  (i) declare the Total Commitment terminated, whereupon all the Commitments of each Lender shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal (and Face Amounts in the case of any B/A Instrument) of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) (x) direct the U.S. Borrowers to pay (and the U.S. Borrowers jointly and severally agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.01(e) with respect to any U.S. Borrower, they will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the U.S. Borrowers and then outstanding and (y) direct the Foreign Borrowers to pay (and the Foreign Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.01(e) with respect to any Foreign Borrower, they will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of such Foreign Borrowers (or any Credit Parties organized in the same jurisdiction) and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (vi) enforce each Guaranty; and (vii) apply any cash collateral held by the Administrative Agent pursuant to Section 5.02 to the repayment of the Obligations.

11.02. Application of Proceeds.  (a) (I) Subject to the terms of the Intercreditor Agreement, upon the exercise of any of the remedies provided in the last paragraph of Section 11.01, all moneys collected by the Administrative Agent or the Collateral Agent (or, to the extent any Security Document executed by a Credit Party requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such Security Document) upon any sale or other disposition of the ABL Priority Collateral, together with all other moneys received by the Administrative Agent or the Collateral Agent hereunder (or, to the extent any Security Document executed by a Credit Party requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such Security Document) upon any exercise of remedies hereunder, shall be applied as follows:

(i) first, to the payment of all amounts owing to the Collateral Agent of the type described in clauses (iv), (v) and (vi) of the definition of “Secured Obligations”;

(ii) second, but subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary U.S. Credit Party Obligations shall be paid to the Secured Parties as provided in Section 11.02(e), with each Secured Party receiving an amount equal to its outstanding Primary U.S. Credit Party Obligations or, if the proceeds are insufficient to pay in full all such Primary U.S. Credit Party Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii) third, but subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Primary Foreign Credit Party Obligations shall be paid to the Secured Parties as provided in Section 11.02(e), with each Secured Party receiving an amount equal to its outstanding Primary Foreign Credit Party Obligations or, if the proceeds are insufficient to pay in full all such Primary Foreign Credit Party Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, but subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary U.S. Credit Party Obligations shall be paid to the Secured Parties as provided in Section 11.02(e), with each Secured Party receiving an amount equal to its outstanding Secondary U.S. Credit Party Obligations or, if the proceeds are insufficient to pay in full all such Secondary U.S. Credit Party Obligations, its Pro Rata Share of the amount remaining to be distributed;

(v) fifth, but subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iv), inclusive, an amount equal to the outstanding Secondary Foreign Credit Party Obligations shall be paid to the Secured Parties as provided in Section 11.02(e), with each Secured Party receiving an amount equal to its outstanding Secondary Foreign Credit Party Obligations or, if the proceeds are insufficient to pay in full all such Secondary Foreign Credit Party Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vi) sixth, but subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (v), inclusive, an amount equal to the outstanding Tertiary Obligations shall be paid to the Secured Parties as provided in Section 11.02(e), with each Secured Party receiving an amount equal to its outstanding Tertiary Obligations or, if the proceeds are insufficient to pay in full all such Tertiary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vii) seventh, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vi), inclusive, if the Senior Secured Notes Obligations Termination Date has not theretofore occurred, amounts equal to the Senior Secured Noteholder Obligations shall be paid to the Noteholder Collateral Agent for application to the Senior Secured Noteholder Obligations in accordance with the Senior Secured Notes Indenture and the Intercreditor Agreement; and

(viii) eighth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vii), inclusive, and following the Discharge of Secured Obligations, to the relevant Credit Party or to whomever may be lawfully entitled to receive such surplus.

(II) Subject to the terms of the Intercreditor Agreement, upon the exercise of any of the remedies provided in the last paragraph of Section 11.01, all moneys collected by the Administrative Agent or the Collateral Agent (or, to the extent any Security Document executed by a Credit Party requires proceeds of collateral thereunder, which constitutes Senior Secured Notes Priority Collateral, to be applied in accordance with the provisions of this Agreement, the pledgee, the assignee, mortgagee or other corresponding party under such Security Document) upon any sale or other disposition of the Senior Secured Notes Priority Collateral, together with all other moneys received by the Administrative Agent or the Collateral Agent hereunder (or, to the extent any Security Document executed by a Credit Party requires proceeds of collateral thereunder, which constitutes Senior Secured Notes Priority Collateral, to be applied in accordance with the provisions of this Agreement, the pledgee, assignee, mortgagee or other corresponding party under such Security Document) upon any exercise of remedies hereunder, shall be applied as follows:

(i) first, in accordance with the Intercreditor Agreement, to the Noteholder Collateral Agent for application to the Senior Secured Noteholder Obligations until same have been repaid in full; and

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), as otherwise provided in Section 11.02(a)(I).

(b) For purposes of this Agreement:  (i) “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary U.S. Credit Party Obligations, Primary Foreign Credit Party Obligations, Secondary U.S. Credit Party Obligations, Secondary Foreign Credit Party Obligations or Tertiary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary U.S. Credit Party Obligations, Primary Foreign Credit Party Obligations, Secondary U.S. Credit Party Obligations, Secondary Foreign Credit Party Obligations or Tertiary Obligations, as the case may be; (ii) “Primary Obligations” shall mean (x) in the case of the Credit Document Obligations, all principal (or Face Amount, as applicable) of, premium, fees and interest on, all Loans, all Unpaid Drawings, the Stated Amount of all outstanding Letters of

Credit and all Fees and (y) in the case of the Hedging Obligations and Cash Management Obligations, all amounts due under each Secured Hedging Agreement that is a Qualified Secured Hedging Agreement and each Secured Cash Management Agreement that is a Qualified Secured Cash Management Agreement (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), (iii) “Secondary Obligations” shall mean all Credit Document Obligations, all Hedging Obligations in respect of Qualified Secured Hedging Agreements and all Cash Management Obligations in respect of Qualified Secured Cash Management Agreements, in each case other than Primary Obligations and Tertiary Obligations, (iv) “Primary U.S. Credit Party Obligations” shall mean all Primary Obligations which are also U.S. Credit Party Obligations, (v) “Secondary U.S. Credit Party Obligations” shall mean all Secondary Obligations which are also U.S. Credit Party Obligations, (vi) “Primary Australian Credit Party Obligations” shall mean all Primary Obligations which are also Australian Credit Party Obligations, (vii) “Secondary Australian Credit Party Obligations” shall mean all Secondary Obligations which are also Australian Credit Party Obligations, (viii) “Primary Canadian Credit Party Obligations” shall mean all Primary Obligations which are also Canadian Credit Party Obligations, (ix) “Secondary Canadian Credit Party Obligations” shall mean all Secondary Obligations which are also Canadian Credit Party Obligations, (x) “Primary Dutch Credit Party Obligations” shall mean all Primary Obligations which are also Dutch Credit Party Obligations, (xi) “Secondary Dutch Credit Party Obligations” shall mean all Secondary Obligations which are also Dutch Credit Party Obligations, (xii) “Primary U.K. Credit Party Obligations” shall mean all Primary Obligations which are also U.K. Credit Party Obligations, (xiii) “Secondary U.K. Credit Party Obligations” shall mean all Secondary Obligations which are also U.K. Credit Party Obligations, (xiv) “Primary Foreign Credit Party Obligations” shall mean all Primary Australian Credit Party Obligations, Primary Canadian Credit Party Obligations, Primary Dutch Credit Party Obligations and Primary U.K. Credit Party Obligations and (xv) “Secondary Foreign Credit Party Obligations” shall mean all Secondary Australian Credit Party Obligations, Secondary Canadian Credit Party Obligations, Secondary Dutch Credit Party Obligations and Secondary U.K. Credit Party Obligations.

(c) When payments to Secured Parties are based upon their respective Pro Rata Shares (other than in respect of Tertiary Obligations), the amounts received by such Secured Parties hereunder shall be applied (for purposes of making determinations under this Section 11.02 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations.  If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Parties, with each Secured Party whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Parties entitled to such distribution.

(d) Each of the Secured Parties, by their acceptance of the benefits hereof and of the Security Documents executed by a Credit Party, agrees and acknowledges that if the Secured Parties receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under this Agreement (which shall only occur after all Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent and held by it, for the equal and ratable benefit of the Secured Parties, as cash security for the repayment of Secured Obligations owing by the Credit Parties to the Secured Parties as such.  If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under this Agreement, and after the application of all such cash security to the repayment of all other Secured Obligations owing by the Credit Parties to the Secured Parties after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 11.02(a).

(e) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made (w) if to the  Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, (x) if to the Hedging Creditors, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Hedging Creditors or, in the absence of such a Representative, directly to the Hedging Creditors, (y) if to the Cash Management Creditors, directly to the Cash Management Creditors, and (z) if to the Senior Secured Noteholder Secured Parties, to the Noteholder Collateral Agent for the account of the Senior Secured Noteholder Secured Parties.

(f) For purposes of applying payments received in accordance with this Section 11.02, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent, (ii) the Representative or, in the absence of such a Representative, upon the Hedging Creditors and (iii) the Cash Management Creditors for a determination (which the Administrative Agent and each other Secured Party agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Secured Obligations of the Credit Parties owed to the Secured Parties.  Unless it has received written notice from a Secured Party to the contrary, the Administrative Agent, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.  Unless it has written notice from a Hedging Creditor or a Cash Management Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Hedging Agreements or Secured Cash Management Agreements are in existence.

(g) Subject to the other limitations (if any) set forth herein and in the other Credit Documents, it is understood that the Credit Parties shall remain liable (as and to the extent set forth in the Credit Documents) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations of the Credit Parties.

(h) It is understood and agreed by each Credit Party and each Secured Party that the Collateral Agent shall have no liability for any determinations made by it in this Section 11.02 (including, without limitation, as to whether given Collateral constitutes Senior Secured Notes Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Each Credit Party and each Secured Party also agrees that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

(i) Notwithstanding anything to the contrary contained above, the Foreign Credit Parties shall not be required to repay or prepay, or to guarantee, nor shall any proceeds in respect of Collateral of the Foreign Credit Parties and payments by the Foreign Credit Parties be applied to, direct obligations (excluding obligations as guarantor of the Foreign Credit Parties) of the U.S. Credit Parties.

SECTION 12. The Agents.

12.01. Appointment.  The Lenders (including in their capacity as a Swingline Lender, Issuing Lender, Agent and/or Lead Arranger, as the case may be) hereby irrevocably designate and appoint the Agents to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agents may perform any of their respective duties hereunder by or through their officers, directors, agents, employees or affiliates.

12.02. Nature of Duties.  (a)  The Agents shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents.  No Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Credit Document (but subject always to the provisions of Clause 12.13 in respect of the U.K. Security Documents) a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Syndication Agent, the Documentation Agents, the Lead Arrangers and the Book-Runners are named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Syndication Agent, the Documentation Agents, the Lead Arrangers and the Book-Runners shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01.  Without limitation of the foregoing, the Syndication Agent, the Documentation Agents, the Lead Arrangers and the Book-Runners shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03. Lack of Reliance on the Agents.  Independently and without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.  No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

12.04. Certain Rights of the Administrative Agent.  If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining.  Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05. Reliance.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

12.06. Indemnification.  To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s (or such affiliates’ thereof) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.07. Agents in their Individual Capacities.  With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender”, “Required Lenders”, “Supermajority Lenders”, “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include such Agent in its respective individual capacities.  Each Agent and its respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08. Holders.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.09. Resignation by the Administrative Agent.  (a)  The Administrative Agent (for purposes of this Section 12.09(a) through (e), the term “Administrative Agent” also shall include DBNY in its capacity as Collateral Agent hereunder and pursuant to the Security Documents) may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.01(e) then exists, Holdings.  Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender, the Swingline Lender and the Fronting Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans or Specified Foreign Currency Loans hereunder and (y) shall maintain all of its rights as Issuing Lender, Swingline Lender or Fronting Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans or Specified Foreign Currency Loans made by it, prior to the date of such resignation.  Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and under the other Credit Documents who shall be a commercial bank or trust company reasonably acceptable to Holdings, which acceptance shall not be unreasonably withheld or delayed (provided that the Holdings’ approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Holdings (which consent shall not be unreasonably withheld or delayed, provided that Holdings’ consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent hereunder and under the other Credit Documents.

(f) Any Co-Collateral Agent may resign at any time upon written notice to Holdings and the Administrative Agent and the resignation of such Co-Collateral Agent shall become effective immediately upon the delivery of such written notice.

(g) (i) If the Commitment of General Electric Capital Corporation is less than 25% of the Commitment of the Administrative Agent or General Electric Capital Corporation is a Defaulting Lender, General Electric Capital Corporation may be removed as a Co-Collateral Agent by Holdings or the Required Lenders upon written notice to it as Co-Collateral Agent and with such removal to become effective immediately upon the delivery of such written notice, (ii) if the Commitment of Bank of America, N.A. is less than 25% of the Commitment of the Administrative Agent or Bank of America, N.A. is a Defaulting Lender, Bank of America, N.A. may be removed as a Co-Collateral Agent by Holdings or the Required Lenders upon written notice to it as Co-Collateral Agent and with such removal to become effective immediately upon the delivery of such written notice.

(h) From and after the first resignation or removal of any Co-Collateral Agent pursuant to Section 12.09(f) or (g), Wells Fargo Foothill, LLC shall be a Co-Collateral Agent provided that if the Commitment of Wells Fargo Foothill, LLC is less than 25% of the Commitment of the Administrative Agent or Wells Fargo Foothill, LLC is a Defaulting Lender,

Wells Fargo Foothill, LLC may be removed as a Co-Collateral Agent by Holdings or the Required Lenders upon written notice to it as Co-Collateral Agent and with such removal to become effective immediately upon the delivery of such written notice.

(i) Upon a resignation or removal of any Co-Collateral Agent pursuant to Section 12.09(f), (g) or (h), any Co-Collateral Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of such Co-Collateral Agent for all of its actions and inactions while serving as such Co-Collateral Agent hereunder and under the other Credit Documents.

12.10. Collateral Matters.  (a)  Each Lender (including in their capacity as a Swingline Lender, Issuing Lender, Agent and/or Lead Arranger, as the case may be) authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties.  Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize and direct the Collateral Agent, at its option and in its discretion, to release or subordinate (as the case may be) any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Total Commitment (and all Letters of Credit) and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations and other contingent obligations not due and payable) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 10.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents or in the Intercreditor Agreement.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10, in any of the Security Documents or in the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d) The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents, trustees or third parties appointed by the Collateral Agent.  The Collateral Agent (and any such sub-agent, trustee or third party) may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  The exculpatory and indemnification provisions of this Section 12 and Section 13.01 shall apply to any such sub-agent, trustee or third party and to their respective Affiliates to the same extent that such provisions apply to the Collateral Agent.

12.11. Delivery of Information.  The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary thereof, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (a) as specifically provided in this Agreement or any other Credit Document and (b) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.12. Quebec Security.  Without limiting the powers of the Collateral Agent hereunder or under any of the other Credit Documents, each Lender (for its benefit and the benefit of its Affiliates), each Issuing Lender, the Administrative Agent, the Collateral Agent and each other Agent (all such Lenders (for their benefit and the benefit of their respective Affiliates), Issuing Lender, Administrative Agent, Collateral Agent and other Agents are collectively called, for purposes of this Section 12.12, the “Quebec Secured Parties”) hereby acknowledges and agrees that DBNY shall, for purposes of holding any security granted by any Canadian Credit Party or by any Affiliate or Subsidiary of any Canadian Credit Party on property pursuant to the laws of the Province of Quebec to secure obligations of such Canadian Credit Party or such Affiliate or Subsidiary under any bond or debenture (the “Quebec Secured Obligations”), be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Quebec Secured Parties and holders of any bond or debenture.  Each of the Quebec Secured Parties, for itself and for all present and future Affiliates that are or may become Quebec Secured Parties hereby irrevocably constitutes, to the extent necessary, DBNY as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by any of the Canadian Credit Parties or by any of their Affiliates or Subsidiaries to secure the Quebec Secured Obligations.  Furthermore, each of the Quebec Secured Parties hereby appoints DBNY to act in the capacity of the holder and depositary of such bond or debenture on its own behalf as Collateral Agent and for and on behalf and for the benefit of all present and future Quebec Secured Parties.  Each assignee (for itself and for all present and future Affiliates) of a Quebec Secured Party shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) by execution of the relevant Assignment and Assumption Agreement or other relevant documentation relating to such assignment.  Notwithstanding the provisions of Section 32 of the An Act respecting the special powers of legal persons (Quebec), DBNY may acquire and be the holder of any bond or debenture.  The Canadian Borrowers (on behalf of itself and the other Credit Parties which are Canadian Subsidiaries) hereby acknowledge that such bond or debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

12.13. Co-Collateral Agents.  If a Co-Collateral Agent proposes an adjustment or revision to Borrowing Base eligibility standards, advance rates applicable to any Borrowing Base or Reserves, or makes any other proposal regarding a determination or action which may be made by the Co-Collateral Agents pursuant to this Agreement or any Credit Document, the other Co-Collateral Agents shall respond to such proposal within three Business Days of its receipt of such written proposal.  In the event that the Co-Collateral Agents cannot agree on Borrowing Base eligibility standards, advance rates applicable to the Borrowing Base or Reserves or any other action or determination which may be made by the Co-Collateral Agents pursuant to the Agreement or any Credit Document, the consenting vote of 2 of the 3 Co-Collateral Agents shall be required; provided that if there are only two Co-Collateral Agents at the time of such determination, the determination shall be made by the individual Co-Collateral Agent either asserting the more conservative credit judgment or declining to permit the requested action for which consent is being sought by the relevant Borrowers, as applicable; provided further in the event an issue cannot be resolved by either the more conservative credit judgment or declining to permit a requested action by the Borrowers (such as the selection or replacement of an appraisal firm), then the decision of the Collateral Agent shall be final.

12.14. UK Security.  Without limiting the powers of the Collateral Agent hereunder or under any of the other Credit Documents, each Lender (for its benefit and the benefit of its Affiliates as Secured Parties), each Issuing Lender, the Administrative Agent, the Collateral Agent, each Agent party hereto and, by acceptance of the benefit of the guaranties granted under each Guaranty and the security interests granted in each Security Document, hereby acknowledges and agrees that the Liens created by the UK Security Documents are held by the Collateral Agent on and subject to the terms of the UK Security Documents.

SECTION 13. Miscellaneous.

13.01. Payment of Expenses, etc.  (a)  The Borrowers hereby jointly and severally agree to:  (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (including Expenses) of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Agents' other counsel and consultants and the fees and expenses in connection with the appraisals and collateral examinations required pursuant to Section 9.01(1)) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any actual or proposed amendment, waiver or consent relating hereto or thereto, of the Agents and their respective

Affiliates in connection with their syndication efforts with respect to this Agreement and of the Agents and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons and, after the occurrence of an Event of Default, each of the Issuing Lenders and one counsel for all of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Agents and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, the Collateral Agent, each of the Issuing Lenders, each Co-Collateral Agent, and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters (including as a result of any assignment pursuant to Section 13.04(b), whether by Assumption Agreement or otherwise, if the Australian Borrowers do anything which causes them to change the state in which they are resident where that change causes duty to be payable on an assignment of debt) and save the Administrative Agent, the Collateral Agent, each of the Issuing Lenders, each Co-Collateral Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, the Collateral Agent, such Issuing Lender, such Co-Collateral Agent or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, the Collateral Agent, each Co-Collateral Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, Affiliates, trustees and investment advisors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions (including removal or remedial actions), judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (A) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Collateral Agent, any Co-Collateral Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (B) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)).  To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers jointly and severally shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.  In addition, the Borrowers jointly and severally agree to reimburse the Administrative Agent, the Collateral Agent and the Co-Collateral Agents for all reasonable third party administrative, audit and monitoring expenses incurred in connection with the Borrowing Base and determinations thereunder.

(b) To the full extent permitted by applicable law, each of Holdings and the other Borrowers shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.02. Right of Setoff.  (a)  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A

RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID.  THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03. Notices.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier communication, facsimile transmission or electronic mail) and mailed, telecopied, transmitted or delivered:  if to any Credit Party, at the address, facsimile number or electronic mail address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address, facsimile number or electronic mail address specified on Schedule 13.03; and if to the Administrative Agent or DBNY as Co-Collateral Agent, at the Notice Office; if to Bank of America, N.A. as Co-Collateral Agent, at 135 South LaSalle Street, Suite 425, Chicago, IL 60603, Attention: Trevor S. Townsend, VP, Telephone: (312) 992-4852, Telecopier No.: (312) 904-7190; if to General Electric Capital Corporation as Co-Collateral Agent, at 500 West Monroe Street, 12th Floor, Chicago, IL 60661, Attention: ACCO Brands Account Manager, Telephone: (312) 463-2300, Telecopier No.: (312) 463-3840; or, as to any Credit Party or the Administrative Agent or any Co-Collateral Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address, facsimile number or electronic mail address as shall be designated by such Lender in a written notice to Holdings and the Administrative Agent.  All such notices and communications shall, when mailed, telecopied, faxed, mailed electronically or sent by overnight courier, be effective when deposited in the mails or overnight courier, as the case may be, or sent by telecopier or electronic mail, except that notices and communications to the Administrative Agent, any Co-Collateral Agent, Holdings and the other Borrowers shall not be effective until received by the Administrative Agent, such Co-Collateral Agent, Holdings or the other Borrowers, as the case may be.

13.04. Benefit of Agreement; Assignments; Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that neither Holdings nor any Borrower may assign or transfer any of their rights, obligations or interest hereunder without the prior written consent of the Lenders which consent will not be given unless the assignee or transferee is a member of the same “wholly-owned group” as, or an Associate of, each of the Borrowers and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings or any other Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under any or all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating.  In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations (or, if the Commitment has terminated, outstanding Obligations) hereunder to (i) (A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund (which fund, together with its Affiliates, has a combined capital and surplus in excess of $500,000,000) that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)); provided that no such assignment may be made to any such Person that is, or would at such time constitute, a Defaulting Lender or (ii) in the case of any Lender that is a fund that invests in loans, any other fund (which fund, together with its Affiliates, has a combined capital and surplus in excess of $500,000,000) that invests in loans managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000, in each case in the aggregate for the assigning Lender or assigning Lenders, of such Commitment and related outstanding Obligations (or, if the Commitment has terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (t) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitment and/or outstanding Revolving Loans, as the case may be, of such new Lender and of the existing Lenders, (u) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ joint and several expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitment and/or outstanding Revolving Loans, as the case may be, (v) the consents (not to be unreasonably withheld, delayed or conditioned) of each Issuing Lender, the Swingline Lender and, unless such assignment is to a Person that will not be a Participating Specified Foreign Currency Lender, the Fronting Lender, shall be required in connection with any such assignment, (w) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, Holdings, shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned) provided that Holdings shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, (x) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, (y) each assignment by any Participating Specified Foreign Currency Lender shall require a Specified Foreign Currency Participation Settlement with respect to such Participating Specified Foreign Currency Lender unless the Fronting Lender agrees in its sole discretion that the respective assignee shall succeed such Participating Specified Foreign Currency Lender as a Participating Specified Foreign Currency Lender itself, in which case such assignee shall acquire the Specified Foreign Currency Participation of the respective assignor and (z) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15.  To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment and outstanding Revolving Loans.  At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to Holdings and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b).  In addition, at the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so and at the reasonable request of Holdings, file any certificate or document or furnish to the relevant Borrower and the Administrative Agent, such certificate or document that may be necessary to establish any available exemption from, or reduction of, any Taxes, as described in Section 5.04(c).  To the extent that an assignment of all or any portion of a Lender’s Commitment and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).  A Lender may only assign all or a portion of its Commitment hereunder if that assignment would result in at least two Lenders under this Agreement.

(c) The Commitment and the amount transferred to and paid by an assignee in relation to a Loan made to the Dutch Borrower or any other Borrower organized under the laws of the Netherlands, if any, shall be at least EUR 50,000 (or the equivalent in Dollars or any other currency) or, if less, the assignee shall confirm in writing to the Dutch Borrower or any other Borrower organized under the laws of the Netherlands, if any, that it is a PMP.

(d) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or Holdings), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be.  No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.

(e) Any Lender which assigns all of its Commitment and/or Revolving Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

13.05. No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Co-Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings, any other Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Co-Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, Collateral Agent, any Co-Collateral Agent, any Issuing Lender or any Lender would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Co-Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

13.06. Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fees or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07. Calculations; Computations.  (a)  The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders); provided that, (i) except as otherwise specifically provided herein, all computations of the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 9.16 and 10.07, shall utilize GAAP and policies in conformity with those used to prepare the audited financial statements of Holdings referred to in Section 8.05(a) for the fiscal year ended December 31, 2008, (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis, (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9, amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate U.S. Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of U.S. Dollars, all outstanding amounts originally incurred or spent in currencies other than U.S. Dollars shall be converted into U.S. Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the U.S. Dollar amount outstanding at any time) and (iv) all financial statements delivered hereunder shall be prepared, and all financial covenants and other financial calculations contained herein shall be determined, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

(b) All computations of interest (except as provided in Section 2.15), Commitment Fees and other Fees (other than Drawing Fees) hereunder shall be made on the basis of a year of 360 days (except (x) for interest calculated by reference to the Prime Lending Rate or clause (i) of the definition of Canadian Prime Rate, which shall be based on a year of 365 or 366 days, as applicable or (y) in the case of amounts denominated in Pounds Sterling, which shall be based on a year of 365 days) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Fees or Fees are payable.

13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY OTHER CREDIT DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH OF HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS HOLDINGS, WITH A REGISTERED ADDRESS BEING 300 TOWER PARKWAY, LINCOLNSHIRE, IL 60069 (PH:  (847) 484-3010; FX: (847) 484-4144), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH AUTHORIZED DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF HOLDINGS AND EACH BORROWER AGREES TO DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.  EACH OF HOLDINGS AND EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS

AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY.  EACH OF HOLDINGS AND EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH OF HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS AND EACH BORROWER IN ANY OTHER JURISDICTION.

(b) EACH OF HOLDINGS AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.  Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart hereof.

13.10. Effectiveness.  This Agreement shall become effective on the date (the “Effective Date”) on which (i) Holdings, the other Borrowers, the Administrative Agent, each of the Co-Collateral Agents and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the

Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 6 are met to the satisfaction of the Administrative Agent and the Required Lenders.  Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release Holdings, any Borrower or any other Credit Party from any liability for failure to satisfy one or more of the applicable conditions contained in Section 6).  The Administrative Agent will give Holdings, the other Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.

13.11. Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12. Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of Holdings (other than the Borrowers) may be released from, the relevant Guaranty and the relevant Security Documents, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender except that, for the purposes of succeeding clauses (i), (ii) and (iii) (but, in the case of such clause (iii), only to the extent relating to such clause (i) or (ii)), a Defaulting Lender shall have a separate vote to the extent otherwise provided therein; provided that for the purposes of succeeding clauses (ii) and (iii) (but, in the case of such clause (iii), only to the extent relating to such clause (ii)), to the extent a Defaulting Lender does not accept or reject in writing to the Administrative Agent a written amendment, waiver or modification proposal on or prior to the expiry of the period of time granted to all Lenders required to consent to such proposal such Defaulting Lender shall be deemed to have consented to the respective written amendment, waiver or modification proposal) (with Obligations being directly affected in the case of the following clauses (i) and (vi)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all Security Documents or all or substantially all of the Guarantors (except as expressly provided in the Credit Documents) under all Guaranties, (iii) amend, modify or waive any provision of this Section 13.12(a) or Section 13.06, (iv) reduce the

“majority” voting threshold specified in the definition of Required Lenders, (v) consent to the assignment or transfer by Holdings or any other Borrower of any of their rights and obligations under this Agreement or any other Credit Document to which it is a party, (vi) increase the Total Commitment over an aggregate amount equal to $225,000,000 or (vii) amend the priority of payments set forth in Section 11.02; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of the Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision of this Agreement or any other Credit Document as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Co-Collateral Agent affected thereby, amend, modify or waive any provision relating to the rights or obligations of such Co-Collateral Agent, or (6) without the consent of the Supermajority Lenders, (u) amend the definition of Supermajority Lenders, (v) amend the definition of Dominion Period or clause (A) of the definition of Availability Condition, (w) amend the definition of Reserves or amend or expand any of the following definitions, in each case the effect of which would be to increase the amounts available for borrowing hereunder: Borrowing Base, Eligible Accounts, Eligible Inventory (including, in each case, the defined terms used therein) (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts and Eligible Inventory, in each case by the Co-Collateral Agents in accordance with the terms hereof, will not be deemed to require a Supermajority Lender consent), (x) decrease the frequency of Borrowing Base Certificate deliveries required pursuant to Section 9.01(j), (y) increase the percentage of any Borrowing Base for which Agent Advances may be made pursuant to Section 2.01(e) or (z) amend, modify or waive any provision of Section 10.13.

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitment and/or repay all outstanding Revolving Loans of such Lender and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitment and/or outstanding Revolving Loans of existing

Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrowers shall not have the right to replace a Lender, terminate its Commitment or repay its Revolving Loan solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) above of this Section 13.12, the Borrowers, the Administrative Agent, the Collateral Agent and each Incremental Lender may, in accordance with the provisions of Section 2.14 enter into an Incremental Commitment Agreement, provided that after the execution and delivery by the Borrowers, the Administrative Agent, the Collateral Agent and each such Incremental Lender of such Incremental Commitment Agreement, such Incremental Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

(d) If a fee is to be paid by any Borrower in connection with any waiver or amendment hereunder, the agreement evidencing such amendment or waiver may (but shall not be required to), at the discretion of Administrative Agent, provide that only Lenders executing such agreement by a specified date may share in such fee (and in such case may (but shall not be required to), at the discretion of Administrative Agent, be divided among the applicable Lenders on a pro rata basis without including the interests of any Lenders which have not timely executed such agreement).

13.13. Survival; Continuing Obligation.  (i) All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01, and in each other Credit Document, are a continuing obligation of each Credit Party, separate from each of their other respective obligations, and shall survive the execution, delivery and termination of this Agreement, any other Credit Document and the Notes and the making and repayment of the Obligations and (ii) any settlement or discharge of any claim under any indemnity in a Credit Document will be conditional on no payment made under that indemnity being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

13.14. Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.  Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be jointly and severally obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15. Register.  The Borrowers hereby designate the Administrative Agent to serve as their agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans.  With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b) (including as contemplated by Section 2.13).  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender.  Any provision of Incremental Commitments pursuant to Section 2.14 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Commitment Agreement.  The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

13.16. Confidentiality.  (a)  Subject to the provisions of clause (b) of this Section 13.16, each Agent, each Lender and each Issuing Lender agrees that it will not disclose any Confidential Information to any Person without the prior consent of Holdings; provided that nothing herein shall prevent any Agent, Issuing Lender or any Lender from disclosing any such information (a) to the extent required pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the respective Agent, Issuing Lender or Lender, to the extent permitted by law, agrees to inform Holdings promptly thereof), (b) to the extent required upon the request or demand of any regulatory authority having jurisdiction over such Agent, Issuing Lender or Lender or any of their respective Affiliates (in which case, the respective Agent, Issuing Lender or Lender to the extent permitted, agrees to inform Holdings promptly thereof; although no such notice to Holdings shall be required in connection with ordinary course reviews by any such regulatory authority), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the respective Agent, Issuing Lender or Lender or any of its Affiliates, (d) to the extent that such information is received by the respective Agent, Issuing Lender or Lender from a third party that is not to its knowledge subject to confidentiality obligations to any Credit Party, (e) to the extent that such information is independently developed by any of the Agents, any Issuing Lender or Lender without using any such Confidential Information obtained from Holdings or any of its Subsidiaries, (f) to the Agents’, any Issuing Lender’s or any Lender’s respective Affiliates and their respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transaction and are informed of the confidential nature of such information, (g) to potential Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower or any of its Affiliates or any of their respective obligations, in each case who are instructed that they shall be bound by terms no less restrictive than this paragraph (or language substantially similar to this paragraph), or (h) for purposes of establishing a “due diligence” defense, provided that the respective Agent, Issuing Lender or Lender will, to the extent permitted, promptly provide Holdings with the opportunity to seek a protective order or other measure ensuring confidential treatment of the Confidential Information used to establish such defense.

(b) Holdings and the other Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17. Patriot Act.  Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies Holdings and the other Borrowers that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies Holdings, the other Borrowers and the other Credit Parties and other information that will allow such Lender to identify Holdings, the other Borrowers and the other Credit Parties in accordance with the Patriot Act.

13.18. OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC.  (a)  EACH LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE SENIOR SECURED NOTES DOCUMENTS, WHICH LIENS SHALL BE SUBJECT TO TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT.  PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS IN ACCORDANCE WITH THIS AGREEMENT, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 13.18 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT.  REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENTS ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF.  EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS

THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.  EACH LENDER IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT IS ALSO ACTING IN AN ADMINISTRATIVE AND COLLATERAL AGENCY CAPACITY UNDER, AND AS DEFINED IN THE SENIOR SECURED NOTES DOCUMENTS, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

13.19.  Waiver of Sovereign Immunity.  Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Canada, England and Wales, Australia, the Netherland or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Credit Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Canada, England and Wales, Australia, the Netherland or elsewhere.  Without limiting the generality of the foregoing, each Credit Party further agrees that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.20. Judgment Currency.  (a)  The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in the respective Available Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent, the respective Issuing Lender or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender under this Agreement or the other Credit Documents.  If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining any rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.21. European Monetary Union.  The following provisions of this Section 13.21 shall come into effect on and from the date on which the United Kingdom becomes a Participating Member State.  Each obligation under this Agreement which has been denominated in Pounds Sterling shall be redenominated into Euros in accordance with the relevant EMU Legislation.  However, if and to the extent that the relevant EMU Legislation provides that an amount which is denominated in Pounds Sterling can be paid by the debtor either in Euros or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any amount denominated or owing in Pounds Sterling hereunder either in Euros or in Pounds Sterling.  Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in Pounds Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify and (ii) except as expressly provided in this Section 13.21, this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in the United Kingdom, provided that this Section 13.21 shall not reduce or increase any actual or contingent liability arising under this Agreement.

13.22. Qualified Secured Hedging Agreements and Qualified Secured Cash Management Agreements.  On or prior to the date on which any ABL Credit Party shall enter into any Secured Hedging Agreement or any Secured Cash Management Agreement, or within 30 days after the entering into of the respective such agreement (or in the case of any Secured Hedging Agreement or any Secured Cash Management Agreement existing on the Effective Date, within 30 days of the Effective Date), Holdings shall, if it wishes that the respective Secured Hedging Agreement or Secured Cash Management Agreement be treated as pari passu with the Obligations with respect to the priority of payment of proceeds of the Collateral in accordance with the waterfall provisions set forth Section 11.02, notify the Administrative Agent in writing whether (x) such Secured Hedging Agreement is to be a “Qualified Secured Hedging Agreement” or (y) such Secured Cash Management Agreement is to be a “Qualified Secured Cash Management Agreement”. If Holdings shall fail to deliver such notice within the time period described above, such Secured Hedging Agreement or Secured Cash Management Agreement shall not constitute a Qualified Secured Hedging Agreement or Qualified Secured Cash Management Agreement, as the case may be.  The parties hereto understand and agree that the provisions of this Section 13.22 are made for the benefit of the Lenders and their affiliates which become parties to Secured Hedging Agreements or Secured Cash Management Agreements, and agree that any amendments or modifications to the provisions of this Section 13.22 shall not be effective with respect to any Secured Hedging Agreement or Secured Cash Management Agreement, as the cash may be, entered into prior to the date of respective amendment or modification of this Section 13.22 (without the written consent of the relevant parties thereto).

Notwithstanding any such designation of a Secured Hedging Agreement as a Qualified Secured Hedging Agreement or a Secured Cash Management Agreement as a Qualified Secured Cash Management Agreement, no provider or holder of any such Qualified Secured Hedging Agreement or Qualified Secured Cash Management Agreement shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider of such agreements or the Obligations owing thereunder, nor shall their consent be required (other than in their capacities as a Lender to the extent applicable) for any matter hereunder or under any of the other Credit Documents, including without limitation, as to any matter relating to the Collateral or the release of Collateral or guarantors.  The Administrative Agent accepts no responsibility and shall have no liability for the calculation of the exposure owing by the Credit Parties under any such Qualified Secured Hedging Agreement and/or Qualified Secured Cash Management Agreement or the amount of any Qualified Secured Hedging Agreement Reserve and/or Qualified Secured Cash Management Agreement Reserve, and shall be entitled in all cases to rely on the applicable Lender (or affiliate thereof) and the applicable Credit Party party to such agreement for the calculation thereof.  Such Lender (or affiliate thereof) and the applicable Credit Party party to any such agreement each agrees to provide the Administrative Agent and the Co-Collateral Agents with the calculations of all such exposures and reserves, if any, at such times as the Administrative Agent or the Co-Collateral Agents shall reasonably request, and in any event, not less than monthly (unless otherwise agreed to by the Administrative Agent and the Co-Collateral Agents).

SECTION 14. Nature of Obligations.

14.01. Nature of Obligations.  Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that:

(a) all U.S. Borrower Obligations to repay principal of, interest on, and all other amounts with respect to, all U.S. Borrower Revolving Loans, U.S. Borrower Swingline Loans, Letters of Credit issued for the account of any U.S. Borrower and all other U.S. Borrower Obligations pursuant to this Agreement and each other Credit Document (including, without limitation, all fees, indemnities, taxes and other U.S. Borrower Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the U.S. Borrowers.  In addition to the direct (and joint and several) obligations of the U.S. Borrowers with respect to U.S. Borrower Obligations as described above, all such U.S. Borrower Obligations shall be guaranteed pursuant to, and in accordance with the terms of, the U.S. Guaranty, provided that the obligations of a U.S. Borrower with respect to the U.S. Borrower Obligations as described above shall not be limited by any provision of the U.S. Guaranty entered into by such U.S. Borrower;

(b) all Australian Borrower Obligations to repay principal of, interest on, and all other amounts with respect to, all Australian Borrower Revolving Loans, Australian Borrower Swingline Loans, Letters of Credit issued for the account of any Australian Borrower and all other Australian Borrower Obligations pursuant to this Agreement and each other Credit Document (including, without limitation, all fees, indemnities, taxes and other Australian Borrower Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the Australian Borrowers.  In addition to the direct (and joint and several) obligations of the Australian Borrowers with respect to Australian Borrower Obligations as described above, all such Australian Borrower Obligations shall be guaranteed pursuant to, and in accordance with the terms of, each of the U.S. Guaranty and the Foreign Guaranty, provided that the obligations of an Australian Borrower with respect to the Australian Borrower Obligations as described above shall not be limited by any provision of the Foreign Guaranty entered into by such Australian Borrower;

(c) all Canadian Borrower Obligations to repay principal of, interest on, and all other amounts with respect to, all Canadian Borrower Revolving Loans, Canadian Borrower Swingline Loans, Letters of Credit issued for the account of any Canadian Borrower and all other Canadian Borrower Obligations pursuant to this Agreement and each other Credit Document (including, without limitation, all fees, indemnities, taxes and other Canadian Borrower Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the Canadian Borrowers.  In addition to the direct (and joint and several) obligations of the Canadian Borrowers with respect to Canadian Borrower Obligations as described above, all such Canadian Borrower Obligations shall be guaranteed pursuant to, and in accordance with the terms of, each of the U.S. Guaranty and the Foreign Guaranty, provided that the obligations of a Canadian Borrower with respect to the Canadian Borrower Obligations as described above shall not be limited by any provision of the Foreign Guaranty entered into by such Canadian Borrower;

(d) all Dutch Borrower Obligations to repay principal of, interest on, and all other amounts with respect to, all Dutch Borrower Revolving Loans, Dutch Borrower Swingline Loans, Letters of Credit issued for the account of any Dutch Borrower and all other Dutch Borrower Obligations pursuant to this Agreement and each other Credit Document (including, without limitation, all fees, indemnities, taxes and other Dutch Borrower Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the Dutch Borrowers.  In addition to the direct (and joint and several) obligations of the Dutch Borrowers with respect to Dutch Borrower Obligations as described above, all such Dutch Borrower Obligations shall be guaranteed pursuant to, and in accordance with the terms of, each of the U.S. Guaranty and the Foreign Guaranty, provided that the obligations of a Dutch Borrower with respect to the Dutch Borrower Obligations as described above shall not be limited by any provision of the Foreign Guaranty entered into by such Dutch Borrower; and

(e) all U.K. Borrower Obligations to repay principal of, interest on, and all other amounts with respect to, all U.K. Borrower Revolving Loans, U.K. Borrower Swingline Loans, Letters of Credit issued for the account of any U.K. Borrower and all other U.K. Borrower Obligations pursuant to this Agreement and each other Credit Document (including, without limitation, all fees, indemnities, taxes and other U.K. Borrower Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of each of the U.K. Borrowers.  In addition to the direct (and joint and several) obligations of the U.K. Borrowers with respect to U.K. Borrower Obligations as described above, all such U.K. Borrower Obligations shall be guaranteed pursuant to, and in accordance with the terms of, each of the U.S. Guaranty and the Foreign Guaranty, provided that the obligations of a U.K. Borrower with respect to the U.K. Borrower Obligations as described above shall not be limited by any provision of the Foreign Guaranty entered into by such U.K. Borrower.

14.02. Independent Obligation.  The obligations of each Borrower with respect to its Borrower Obligations are independent of the Obligations of each other Borrower or any Guarantor under its Guaranty of such Borrower Obligations, and a separate action or actions may be brought and prosecuted against each Borrower, whether or not any other Borrower or any Guarantor is joined in any such action or actions.  Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.

14.03. Authorization.  Each of the Borrowers authorizes the Administrative Agent, the Collateral Agent, the Co-Collateral Agents, the Issuing Lenders and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to, to the maximum extent permitted by applicable law and the Credit Documents:

(a) exercise or refrain from exercising any rights against any other Borrower or any Guarantor or others or otherwise act or refrain from acting;

(b) release or substitute any other Borrower, endorsers, Guarantors or other obligors;

(c) settle or compromise any of the Borrower Obligations of any other Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders;

(d) apply any sums paid by any other Borrower or any other Person, howsoever realized to any liability or liabilities of such other Borrower or other Person regardless of what liability or liabilities of such other Borrower or other Person remain unpaid; and/or

(e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Borrower or any other Person.

14.04. Reliance.  It is not necessary for the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to inquire into the capacity or powers of any Borrower,

Holdings or any of its other Subsidiaries or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Borrower Obligations made or created in reliance upon the professed exercise of such powers shall constitute the joint and several obligations of the respective Borrowers hereunder.

14.05. Contribution; Subrogation.  No Borrower shall exercise any rights of contribution or subrogation with respect to any other Borrower as a result of payments made by it hereunder, in each case unless and until (i) the Total Commitment and all Letters of Credit have been terminated and (ii) all of the Obligations have been paid in full in cash.  To the extent that any Australian Credit Party, Canadian Credit Party, Dutch Credit Party, U.K. Credit Party or U.S. Credit Party shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by such Credit Party and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Credit Party shall be reimbursed by the other Credit Parties within its group (Australian, Canadian, Dutch, U.K. or U.S.) for the amount of such excess, subject to the restrictions of the previous sentence.  This Section 14.05 is intended only to define the relative rights of Credit Parties, and nothing set forth in this Section 14.05 is intended or shall impair the obligations of each Credit Party to pay the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

14.06. Waiver.  Each Borrower waives any right to require the Administrative Agent, the Collateral Agent, the Co-Collateral Agents, the Issuing Lenders or the Lenders to (i) proceed against any other Borrower, any Guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s, the Collateral Agent’s, any Issuing Lender’s or Lenders’ power whatsoever.  Each Borrower waives any defense based on or arising out of suretyship or any impairment of security held from any Borrower, any Guarantor or any other party or on or arising out of any defense of any other Borrower, any Guarantor or any other party other than payment in full in cash of its Borrower Obligations, including, without limitation, any defense based on or arising out of the disability of any other Borrower, any Guarantor or any other party, or the unenforceability of its Borrower Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Borrower, in each case other than as a result of the payment in full in cash of its Borrower Obligations.

14.07.  Limitation on Foreign Borrower Obligations.  Notwithstanding anything to the contrary herein or in any other Credit Document (including provisions that may override any other provision), in no event shall the Foreign Borrowers or any other Foreign Credit Party guarantee or be deemed to have guaranteed or become liable or obligated on a joint and several basis or otherwise for, or to have pledged any of its assets to secure, any direct U.S. Borrower Obligation under this Agreement or under any of the other Credit Documents.  All provisions contained in any Credit Document shall be interpreted consistently with this Section 14.07 to the extent possible, and where such other provisions conflict with the provisions of this Section 14.07, the provisions of this Section 14.07 shall govern.

14.08. Rights and Obligations.  The obligations of the Swingline Lender, the Fronting Lender, each Issuing Lender and each Lender under this Agreement bind each of them severally.  Failure by the Swingline Lender, the Fronting Lender, any Issuing Lender or any

Lender, as the case may be, to perform its obligations under this Agreement does not affect the obligations of any other party under this Agreement.  The Swingline Lender, the Fronting Lender, each Issuing Lender or each Lender is not responsible for the obligations of any other Swingline Lender, Fronting Lender, Issuing Lender or Lender, as the case may be, under this Agreement.  The rights, powers and remedies of the Swingline Lender, the Fronting Lender, each Issuing Lender and each Lender in connection with this Agreement are separate and independent rights, powers and remedies and any debt arising under this Agreement to or for the account of the Swingline Lender, the Fronting Lender, any Issuing Lender or any Lender from a Credit Party is a separate and independent debt.

SECTION 15. Revolving Loans; Intra-Lender Issues.

15.01. Specified Foreign Currency Participations.  Notwithstanding anything to the contrary contained herein, all Revolving Loans which are denominated in Australian Dollars, Canadian Dollars, Pounds Sterling or Euros (each, a “Specified Foreign Currency Loan”) shall be made solely by the Lenders (including the Fronting Lender) who are not Participating Specified Foreign Currency Lenders.  Subject to Section 15.07, each Lender acceptable to the Fronting Lender (in its sole discretion) that does not have Specified Foreign Currency Funding Capacity (a “Participating Specified Foreign Currency Lender”) at the time such Lender becomes a “Lender” hereunder shall irrevocably and unconditionally purchase and acquire and shall be deemed to irrevocably and unconditionally purchase and acquire from the Fronting Lender, and the Fronting Lender shall sell and be deemed to sell to each such Participating Specified Foreign Currency Lender, without recourse or any representation or warranty whatsoever, an undivided interest and participation (a “Specified Foreign Currency Participation”) in each Revolving Loan which is a Specified Foreign Currency Loan funded by the Fronting Lender in an amount equal to such Participating Specified Foreign Currency Lender’s RL Percentage of the Borrowing that includes such Revolving Loan (it being understood and agreed that whether or not a Person should become a Participating Specified Foreign Currency Lender shall be made by the Administrative Agent in it sole discretion, but once made, subject to Section 15.07, shall not be revoked).  Such purchase and sale of a Specified Foreign Currency Participation shall be deemed to occur automatically upon the making of a Specified Foreign Currency Loan by the Fronting Lender, without any further notice to any Participating Specified Foreign Currency Lender.  The purchase price payable by each Participating Specified Foreign Currency Lender to the Fronting Lender for each Specified Foreign Currency Participation purchased by it from the Fronting Lender shall be equal to 100% of the principal amount of such Specified Foreign Currency Participation (i.e., the product of (i) the amount of the Borrowing that includes the relevant Revolving Loan and (ii) such Participating Specified Foreign Currency Lender’s RL Percentage), and such purchase price shall be payable by each Participating Specified Foreign Currency Lender to the Fronting Lender in accordance with the settlement procedure set forth in Section 15.02.  The Fronting Lender and the Administrative Agent shall record on their books the amount of the Revolving Loans made by the Fronting Lender and each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation and funded Specified Foreign Currency Participation therein, all payments in respect thereof and interest accrued thereon and all payments made by and to each Participating Specified Foreign Currency Lender pursuant to this Section 15.01.  This Section 15 shall not affect the obligations of any Lender that does not have Specified Foreign Currency Funding Capacity and that is not a Participating

Specified Foreign Currency Lender to make Specified Foreign Currency Loans in accordance with the terms and conditions set forth in the other Sections of this Agreement.

15.02. Settlement Procedures for Specified Foreign Currency Participations.  Each Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation in the Specified Foreign Currency Loans shall be in an amount equal to its RL Percentage of all such Specified Foreign Currency Loans.  However, in order to facilitate the administration of the Specified Foreign Currency Loans made by the Fronting Lender and the Specified Foreign Currency Participations, settlement among the Fronting Lender and the Participating Specified Foreign Currency Lenders with regard to the Participating Specified Foreign Currency Lenders’ Specified Foreign Currency Participations shall take place in accordance with the following provisions:

(a) The Fronting Lender and the Participating Specified Foreign Currency Lenders shall settle (a “Specified Foreign Currency Participation Settlement”) by payments in respect of the Specified Foreign Currency Participations as follows:  So long as any Specified Foreign Currency Loans are outstanding, Specified Foreign Currency Participation Settlements shall be effected upon the request of the Fronting Lender through the Administrative Agent on such Business Days as requested by the Fronting Lender and as the Administrative Agent shall specify by a notice by telecopy, telephone or similar form of notice to each Participating Specified Foreign Currency Lender requesting such Specified Foreign Currency Participation Settlement (each such date on which a Specified Foreign Currency Participation Settlement occurs herein called a “Specified Foreign Currency Participation Settlement Date”), such notice to be delivered no later than 2:00 p.m. (New York time) at least one Business Day prior to the requested Specified Foreign Currency Participation Settlement Date; provided that the Fronting Lender shall have the option but not the obligation to request a Specified Foreign Currency Participation Settlement Date and, in any event, shall not request a Specified Foreign Currency Participation Settlement Date prior to the occurrence of an Event of Default; provided further, that if (x) such Event of Default is cured or waived in writing in accordance with the terms hereof, (y) no Obligations have yet been declared due and payable under Section 11.01 and (z) the Administrative Agent has actual knowledge of such cure or waiver, all prior to the Administrative Agent’s giving notice to the Participating Specified Foreign Currency Lenders of the first Specified Foreign Currency Participation Settlement Date under this Agreement, then the Administrative Agent shall not give notice to the Participating Specified Foreign Currency Lenders of a Specified Foreign Currency Participation Settlement Date based upon such cured or waived Event of Default.  If on any Specified Foreign Currency Participation Settlement Date the total principal amount of the Specified Foreign Currency Loans made or deemed made by the Fronting Lender during the period ending on (but excluding) such Specified Foreign Currency Participation Settlement Date and commencing on (and including) the immediately preceding Specified Foreign Currency Participation Settlement Date (or the Effective Date in the case of the period ending on the first Specified Foreign Currency Participation Settlement Date) (each such period herein called a “Specified Foreign Currency Participation Settlement Period”) is greater than the principal amount of Specified Foreign Currency Loans repaid during such Specified Foreign Currency Participation Settlement Period to the Fronting Lender, each

Participating Specified Foreign Currency Lender shall pay to the Fronting Lender (through the Administrative Agent), no later than 11:00 a.m. (New York time) on such Specified Foreign Currency Participation Settlement Date, an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of the amount of such excess.  If in any Specified Foreign Currency Participation Settlement Period the outstanding principal amount of the Specified Foreign Currency Loans repaid to the Fronting Lender in such period exceeds the total principal amount of the Specified Foreign Currency Loans made or deemed made by the Fronting Lender during such period, the Fronting Lender shall pay to each Participating Specified Foreign Currency Lender (through the Administrative Agent) on such Specified Foreign Currency Participation Settlement Date an amount equal to such Participating Specified Foreign Currency Lender’s ratable share of such excess.  Specified Foreign Currency Participation Settlements in respect of Specified Foreign Currency Loans shall be made in the respective Available Currency in which such Specified Foreign Currency Loan was funded on the Specified Foreign Currency Participation Settlement Date for such Specified Foreign Currency Loans.

(b) If any Participating Specified Foreign Currency Lender fails to pay to the Fronting Lender on any Specified Foreign Currency Participation Settlement Date the full amount required to be paid by such Participating Specified Foreign Currency Lender to the Fronting Lender on such Specified Foreign Currency Participation Settlement Date in respect of such Participating Specified Foreign Currency Lender’s Specified Foreign Currency Participation (such Participating Specified Foreign Currency Lender’s “Specified Foreign Currency Participation Settlement Amount”) with the Fronting Lender, the Fronting Lender shall be entitled to recover such unpaid amount from such Participating Specified Foreign Currency Lender, together with interest thereon (in the same respective currency or currencies as the relevant Specified Foreign Currency Loans) at the Base Rate plus the Applicable Margin for Base Rate Loans plus 2.00%.  Without limiting the Fronting Lender’s rights to recover from any Participating Specified Foreign Currency Lender any unpaid Specified Foreign Currency Participation Settlement Amount payable by such Participating Specified Foreign Currency Lender to the Fronting Lender, the Administrative Agent shall also be entitled to withhold from amounts otherwise payable to such Participating Specified Foreign Currency Lender an amount equal to such Participating Specified Foreign Currency Lender’s unpaid Specified Foreign Currency Participation Settlement Amount owing to the Fronting Lender and apply such withheld amount to the payment of any unpaid Specified Foreign Currency Participation Settlement Amount owing by such Participating Specified Foreign Currency Lender to the Fronting Lender.

15.03. Obligations Irrevocable.  The obligations of each Participating Specified Foreign Currency Lender to purchase from the Fronting Lender a participation in each Specified Foreign Currency Loan made by the Fronting Lender and to make payments to the Fronting Lender with respect to such participation, in each case as provided herein, shall be irrevocable and not subject to any qualification or exception whatsoever, including any of the following circumstances:

(a) any lack of validity or enforceability of this Agreement or any of the other Credit Documents or of any Loans, against the Borrowers or any other Credit Party;

(b) the existence of any claim, setoff, defense or other right which the Borrowers or any other Credit Party may have at any time against the Administrative Agent, any Participating Specified Foreign Currency Lender, or any other Person, whether in connection with this Agreement, any Specified Foreign Currency Loans, the transactions contemplated herein or any unrelated transactions;

(c) any application or misapplication of any proceeds of any Specified Foreign Currency Loans;

(d) the surrender or impairment of any security for any Specified Foreign Currency Loans;

(e) the occurrence of any Default or Event of Default;

(f) the commencement or pendency of any events specified in Section 11.01(e), in respect of Holdings, the other Borrowers or any of their respective Subsidiaries or any other Person; or

(g) the failure to satisfy the applicable conditions precedent set forth in Section 6 or 7.

15.04. Recovery or Avoidance of Payments.  In the event any payment by or on behalf of any Borrower or any other Credit Party received by the Administrative Agent or the Fronting Lender with respect to any Specified Foreign Currency Loan made by the Fronting Lender is thereafter set aside, avoided or recovered from the Administrative Agent or the Fronting Lender in connection with any insolvency proceeding or due to any mistake of law or fact, each Participating Specified Foreign Currency Lender shall, upon written demand by the Administrative Agent, pay to the Fronting Lender (through the Administrative Agent) such Participating Specified Foreign Currency Lender’s RL Percentage of such amount set aside, avoided or recovered, together with interest at the rate and in the currency required to be paid by the Fronting Lender or the Administrative Agent upon the amount required to be repaid by it.

15.05. Indemnification by Lenders.  Each Participating Specified Foreign Currency Lender agrees to indemnify the Fronting Lender (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder or under any other Credit Document) ratably for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Fronting Lender in any way relating to or arising out of any Specified Foreign Currency Loans or any action taken or omitted by the Fronting Lender in connection therewith; provided that no Participating Specified Foreign Currency Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Fronting Lender (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  Without limiting the foregoing, each Participating Specified Foreign Currency Lender agrees to reimburse the Fronting Lender promptly upon demand for such Participating Specified Foreign

Currency Lender’s ratable share of any costs or expenses payable by the Borrowers to the Fronting Lender in respect of the Specified Foreign Currency Loans to the extent that the Fronting Lender is not promptly reimbursed for such costs and expenses by the Borrowers.  The agreement contained in this Section 15.05 shall survive payment in full of all Specified Foreign Currency Loans.

15.06. Specified Foreign Currency Loan Participation Fee.  In consideration for each Participating Specified Foreign Currency Lender’s participation in the Specified Foreign Currency Loans made by the Fronting Lender, the Fronting Lender agrees to pay to the Administrative Agent for the account of each Participating Specified Foreign Currency Lender, as and when the Fronting Lender receives payment of interest on its Specified Foreign Currency Loans, a fee (the “Specified Foreign Currency Participation Fee”) at a rate per annum equal to the Applicable Margin on such Specified Foreign Currency Loans minus 0.25% on the unfunded Specified Foreign Currency Participation of such Participating Specified Foreign Currency Lender in such Specified Foreign Currency Loans of the Fronting Lender.  The Specified Foreign Currency Participation Fee in respect of any unfunded Specified Foreign Currency Participation in a Specified Foreign Currency Loan shall be payable to the Administrative Agent in the Available Currency in which the respective Specified Foreign Currency Loan was funded when interest on such Specified Foreign Currency Loan is received by the Fronting Lender.  If the Fronting Lender does not receive payment in full of such interest, the Specified Foreign Currency Participation Fee in respect of the unfunded Specified Foreign Currency Participation in such Specified Foreign Currency Loans shall be reduced proportionately.  Any amounts payable under this Section 15.06 by the Administrative Agent to the Participating Specified Foreign Currency Lenders shall be paid in the Available Currency in which the respective Specified Foreign Currency Loan was funded (or, if different, the currency in which such interest payments are actually received).

15.07. Defaulting Lenders; etc.  Notwithstanding anything to the contrary contained above, (x) no Lender may become a Participating Specified Foreign Currency Lender at any time it is a Defaulting Lender, and (y) if any Participating Specified Foreign Currency Lender at any time becomes a Defaulting Lender or if the Fronting Lender reasonably determines that the credit quality of any then existing Participating Specified Foreign Currency Lender has suffered a material adverse change, the Fronting Lender shall have the right to, by notice to the affected Lender, (i) terminate such Lender’s status as a Participating Specified Foreign Currency Lender for Revolving Loans and (ii) declare a Specified Foreign Currency Participation Settlement Date to occur with respect to such affected Lender.

SECTION 16. Parallel Debt.  By execution of this Agreement, the Lenders, the Issuing Lenders, the Fronting Lender and the Swingline Lender acknowledge the provisions of Section 5.18 (Parallel Debt (Covenant to pay the Collateral Agent)) of each Guaranty and hereby authorize the Collateral Agent to accept such clause on their behalf.

SECTION 17. Release of Liens and Guaranties.

A Subsidiary Guarantor shall automatically be released from its obligations under the Credit Documents and all security interests in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of Holdings; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise.  Upon any sale or other transfer by any Credit Party of any Collateral (other than a sale or transfer of Collateral to Holdings or any other Credit Party, unless the respective transferee is not required to grant a security interest upon the Collateral so transferred to it) that is permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest granted under any Credit Document in any Collateral pursuant to Section 13.12 of this Agreement, the security interest in such Collateral shall be automatically released.  In connection with any termination or release pursuant to this Section, the Collateral Agent shall promptly execute and deliver to any Subsidiary Guarantor, at such Subsidiary Guarantor’s expense, all documents that such Subsidiary Guarantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by, the Collateral Agent.

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

HOLDINGS:
Address: 300 Tower Parkway
Lincolnshire, IL 60069
ACCO BRANDS CORPORATION,
Attention: Sr. Vice President Finance	as a U.S. Borrower
Phone: (847) 484-3010
Fax: (847) 484-4144

	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

For all U.S. Borrowers	U.S. BORROWERS:
Address: 300 Tower Parkway
Lincolnshire, IL 60069
ACCO BRANDS USA LLC,
Attention: Sr. Vice President Finance	as a U.S. Borrower
Phone: (847) 484-3010
Fax: (847) 484-4144
	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

GENERAL BINDING CORPORATION,
as a U.S. Borrower

	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

DAY-TIMERS, INC.,
as a U.S. Borrower

	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Secretary

Address: 5 Precidio Court	CANADIAN BORROWER:
Brampton, ON L6S-6B7
Canada
ACCO BRANDS CANADA INC.,
Attention: President	as a Canadian Borrower
Phone: (905) 595-3108
Fax: (905) 595-1053

With copy to:
ACCO Brands Corporation	By:	/s/Steven Rubin
Address: 300 Tower Parkway	Name: Steven Rubin
Lincolnshire, IL 60069	Title: Vice President and Secretary

Attention: Legal Department
Phone: (847) 484-3010
Fax: (847) 484-4144

AUSTRALIAN BORROWERS:

Address: Level 2, 8 Lord Street	ACCO AUSTRALIA PTY. LIMITED,
Botany, NSW 2019	as an Australian Borrower
Australia
Attention: President
Phone: 61 – (02) 9695-2504	By:	/s/ Edmund Kilen
Fax: 61 – (02) 9700-0189	Name: Edmund Kilen
Title: Attorney
With copy to:
ACCO Brands Corporation
Address: 300 Tower Parkway
Lincolnshire, IL 60069

Attention: Legal Department
Phone: (847) 484-3010
Fax: (847) 484-4144

Address: Unit 1, Block Q, Regents Park Estate	GBC FORDIGRAPH PTY. LTD.,
Parks Road	as an Australian Borrower
Regents Park, NSW 2143
Australia

Attention: President	By:	/s/Stephen Warby
Phone: 61 – (02) 9738-4150	Name: Stephen Warby
Fax: 61- (02) 9738-4100	Title: Attorney

With copy to:

ACCO Brands Corporation
Address: 300 Tower Parkway
Lincolnshire, IL 60069

Attention: Legal Department
Phone: (847) 484-3010
Fax: (847) 484-4144

For all Dutch Borrowers:
Address: Oxford House, Oxford Road	DUTCH BORROWERS:
Aylesbury
Buckinghamshire HP21 8SZ
England	ACCO NEDERLAND HOLDINGS B.V.,
as a Dutch Borrower
Attention: President
Phone: 44-1296-732308
Fax: 44-1296-732518	By:	/s/Steven Rubin
Name: Steven Rubin
With copy to:	Title: Proxy Holder
ACCO Brands Corporation
Address: 300 Tower Parkway
Lincolnshire, IL 60069
ACCO BRANDS BENELUX B.V.,
Attention: Legal Department	as a Dutch Borrower
Phone: (847) 484-3010
Fax: (847) 484-4144

	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Proxy Holder

For all U.K. Borrowers:
Address: Oxford House, Oxford Road	U.K. BORROWERS:
Aylesbury
Buckinghamshire HP21 8SZ
England	ACCO UK LIMITED,
as a U.K. Borrower
Attention: President
Phone: 44-1296-732308
Fax: 44-1296-732518	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Attorney for ACCO UK Limited, under a Power of Attorney dated September 29, 2009
With copy to:

ACCO Brands Corporation
Address: 300 Tower Parkway
Lincolnshire, IL 60069
ACCO EASTLIGHT LIMITED,
Attention: Legal Department	as a U.K. Borrower
Phone: (847) 484-3010
Fax: (847) 484-4144	By:	/s/Steven Rubin
Name: Steven Rubin
Title: Attorney for ACCO Eastlight Limited, under a Power of Attorney dated September 29, 2009

DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent, Co-Collateral Agent and Collateral Agent

By:	/s/Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

By:	/s/Marguerite Sutton
Name: Marguerite Sutton
Title: Director

BANK OF AMERICA, N.A., Individually and as Co-Collateral Agent

By:	/s/Trevor S. Townsend
Name: Trevor S. Townsend
Title: Vice President

By:	/s/Medina Sales De Andrade
Name: Medina Sales De Andrade
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, Individually and as Co-Collateral Agent

By:	/s/Tom D. Chapman
Name: Tom D. Chapman
Title: Duly Authorized Signatory

Page

SECTION 1.	DEFINITIONS AND ACCOUNTING TERMS	1

1.01.	Defined Terms	1
1.02.	References to “UCC”	84
1.03.	Dutch Terms	85

SECTION 2.	AMOUNT AND TERMS OF CREDIT	85

2.01.	The Commitments	85
2.02.	Minimum Amount of Each Borrowing	90
2.03.	Notice of Borrowing	90
2.04.	Disbursement of Funds	91
2.05.	Notes	93
2.06.	Conversions	95
2.07.	Pro Rata Borrowings	96
2.08.	Interest	96
2.09.	Interest Periods	98
2.10.	Increased Costs, Illegality, etc.	99
2.11.	Compensation	103
2.12.	Lending Offices and Affiliate Lenders for Loans in Available Currency	103
2.13.	Replacement of Lenders	104
2.14.	Incremental Commitments	105
2.15.	Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest	107
2.16.	Provisions Regarding Bankers’ Acceptances, Drafts, etc.	108
2.17.	Holdings as Agent for Borrowers	108

SECTION 3.	LETTERS OF CREDIT	109

3.01.	Letters of Credit	109
3.02.	Maximum Letter of Credit Outstandings; Currencies Final Maturities	111
3.03.	Letter of Credit Requests; Minimum Stated Amount	111
3.04.	Letter of Credit Participations	112
3.05.	Agreement to Repay Letter of Credit Drawings	114
3.06.	Increased Costs	116

SECTION 4.	COMMITMENT FEES; REDUCTIONS OF COMMITMENT	116

4.01.	Fees	117
4.02.	Voluntary Termination of Unutilized Commitments	118
4.03.	Mandatory Reduction of Commitments	119

SECTION 5.	PREPAYMENTS; PAYMENTS; TAXES	119

5.01.	Voluntary Prepayments	119
5.02.	Mandatory Repayments; Cash Collateralization	120
5.03.	Method and Place of Payment	125
5.04.	Net Payments	136
5.05.	GST	139

(i)

(continued)

5.06.	Public offer	140

SECTION 6.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE AND TO CREDIT EVENTS ON THE EFFECTIVE DATE	140

6.01.	Effective Date; Notes	141
6.02.	Officer’s Certificate	141
6.03.	Opinions of Counsel	141
6.04.	Company Documents; Proceedings; etc.	141
6.05.	Employee Benefit Plans; Shareholders’ Agreements; Employment Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements	142
6.06.	Consummation of Financing Transactions; etc.	143
6.07.	Consummation of the Refinancing	144
6.08.	Adverse Change, Approvals	145
6.09.	Litigation	145
6.10.	Collateral and Guaranty Requirements	145
6.11.	Financial Statements; Pro Forma Balance Sheet; Projections	146
6.12.	Solvency Certificate; Insurance Certificates, etc.	146
6.13.	Initial Borrowing Base Certificates; etc.	146
6.14.	Patriot Act	146
6.15.	Fees, etc.	146

SECTION 7.	CONDITIONS PRECEDENT TO ALL CREDIT EVENTS	147

7.01.	No Default; Representations and Warranties	147
7.02.	Notice of Borrowing; Letter of Credit Request	147
7.03.	Borrowing Base Limitations	148
7.04.	Limitation on Cash on Hand	148

SECTION 8.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS	149

8.01.	Company Status	149
8.02.	Power and Authority	149
8.03.	No Violation	149
8.04.	Approvals	150
8.05.	Financial Statements; Financial Condition; Undisclosed Liabilities; Projections	150
8.06.	Litigation	151
8.07.	True and Complete Disclosure	151
8.08.	Use of Proceeds; Margin Regulations	151
8.09.	Tax Returns and Payments	152
8.10.	Compliance with ERISA	152
8.11.	Collateral Matters	154
8.12.	Properties	157
8.13.	Subsidiaries	157
8.14.	Compliance with Statutes, etc.	157
8.15.	Investment Company Act	158

(ii)

(continued)

8.16.	Insurance	158
8.17.	Environmental Matters	158
8.18.	Employment and Labor Relations	159
8.19.	Intellectual Property, etc.	159
8.20.	Indebtedness	159
8.21.	Borrowing Base Calculation	160
8.22.	U.K. Pensions	160
8.23.	Anti-Terrorism Law	160
8.24.	Subordination	161
8.25.	Solvency	161
8.26.	No Trustee Duties	161
8.27.	Corporate Benefit	161
8.28.	No Immunity	161
8.29.	Own Enquiries	161
8.30.	Centre of Main Interests	162
8.31.	No Insolvency	162

SECTION 9.	AFFIRMATIVE COVENANTS	162

9.01.	Information Covenants	162
9.02.	Books, Records and Inspections; Annual Meetings	167
9.03.	Maintenance of Property; Insurance	167
9.04.	Existence; Conduct of Business	168
9.05.	Compliance with Statutes, etc.	168
9.06.	Compliance with Environmental Laws	168
9.07.	ERISA	169
9.08.	End of Fiscal Years; Fiscal Quarters	171
9.09.	Performance of Obligations	171
9.10.	Payment of Taxes	172
9.11.	Use of Proceeds	172
9.12.	Information Regarding Collateral	172
9.13.	Additional Subsidiaries; Ownership of Subsidiaries	173
9.14.	Further Assurances	173
9.15.	U.K. Pensions	175
9.16.	Permitted Acquisitions	175
9.17.	Maintenance of Company Separateness	176
9.18.	Designated Senior Indebtedness	176
9.19.	Retention of Financial Consultant	177

SECTION 10.	NEGATIVE COVENANTS	177

10.01.	Liens	177
10.02.	Consolidation, Merger, Purchase or Sale of Assets, etc.	180
10.03.	Dividends	184
10.04.	Indebtedness	184
10.05.	Advances, Investments and Loans	186

(iii)

(continued)

10.06.	Transactions with Affiliates	190
10.07.	Consolidated Fixed Charge Coverage Ratio	191
10.08.	Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, etc..	191
10.09.	Limitation on Certain Restrictions on Subsidiaries	192
10.10.	Limitation on Issuance of Equity Interests	193
10.11.	Business; etc.	193
10.12.	Limitation on Creation of Subsidiaries	193
10.13.	No Additional Deposit Accounts; etc.	194
10.14.	Changes to Legal Names, Organizational Identification Numbers, Jurisdiction, Type or Organization or Centre of Main Interests	194
10.15.	Existing Senior Subordinated Notes	195

SECTION 11.	EVENTS OF DEFAULT	195

11.01.	Events of Default	195
11.02.	Application of Proceeds	200

SECTION 12.	THE AGENTS	204

12.01.	Appointment	204
12.02.	Nature of Duties	204
12.03.	Lack of Reliance on the Agents	205
12.04.	Certain Rights of the Administrative Agent	205
12.05.	Reliance	206
12.06.	Indemnification	206
12.07.	Agents in their Individual Capacities	206
12.08.	Holders	206
12.09.	Resignation by the Administrative Agent	206
12.10.	Collateral Matters	208
12.11.	Delivery of Information	209
12.12.	Quebec Security	209
12.13.	Co-Collateral Agents	210
12.14.	UK Security	210

SECTION 13.	MISCELLANEOUS	210

13.01.	Payment of Expenses, etc.	211
13.02.	Right of Setoff	212
13.03.	Notices	213
13.04.	Benefit of Agreement; Assignments; Participations	214
13.05.	No Waiver; Remedies Cumulative	216
13.06.	Payments Pro Rata	217
13.07.	Calculations; Computations	217
13.08.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	218
13.09.	Counterparts	219
13.10.	Effectiveness	220

(iv)

(continued)

13.11.	Headings Descriptive	220
13.12.	Amendment or Waiver; etc.	220
13.13.	Survival; Continuing Obligation	222
13.14.	Domicile of Loans	222
13.15.	Register	223
13.16.	Confidentiality	223
13.17.	Patriot Act	224
13.18.	OTHER LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC.	224
13.19.	Waiver of Sovereign Immunity	225
13.20.	Judgment Currency	225
13.21.	European Monetary Union	226
13.22.	Qualified Secured Hedging Agreements and Qualified Secured Cash Management Agreements	226

SECTION 14.	NATURE OF OBLIGATIONS	227

14.01.	Nature of Obligations	227
14.02.	Independent Obligation	229
14.03.	Authorization	229
14.04.	Reliance	230
14.05.	Contribution; Subrogation	230
14.06.	Waiver	230
14.07.	Limitation on Foreign Borrower Obligations	230
14.08.	Rights and Obligations	231

SECTION 15.	REVOLVING LOANS; INTRA-LENDER ISSUES	231

15.01.	Specified Foreign Currency Participations	231
15.02.	Settlement Procedures for Specified Foreign Currency Participations	232
15.03.	Obligations Irrevocable	234
15.04.	Recovery or Avoidance of Payments	234
15.05.	Indemnification by Lenders	234
15.06.	Specified Foreign Currency Loan Participation Fee	235
15.07.	Defaulting Lenders; etc.	235

SECTION 16.	PARALLEL DEBT	235

SECTION 17.	RELEASE OF LIENS AND GUARANTIES	236

(v)

(continued)
SCHEDULES

SCHEDULE 1.01(a)	--	Commitments
SCHEDULE 1.01(b)	--	Provisions Relating to Bankers’ Acceptances, Bankers’ Acceptance Loans and B/A Discount Notes
SCHEDULE 1.01(c)	--	Eligible Accounts
SCHEDULE 1.01(d)	--	Mandatory Costs
SCHEDULE 1.01(e)	--	Agreed Security Principles
SCHEDULE 1.01(f)	--	Restructuring Charges
SCHEDULE 1.01(g)	--	Foreign Pledge Agreements
SCHEDULE 3.01(a)	--	Existing Letters of Credit
SCHEDULE 6.08	--	Post-Closing Actions
SCHEDULE 8.05	--	Existing Liabilities
SCHEDULE 8.09	--	Contest Tax Disputes
SCHEDULE 8.12	--	Real Property; Mortgaged Property
SCHEDULE 8.13	--	Subsidiaries; Joint Ventures; Borrowers; Subsidiary Guarantors
SCHEDULE 8.16	--	Insurance
SCHEDULE 8.20	--	Indebtedness
SCHEDULE 8.22	--	U.K. Pensions
SCHEDULE 10.01	--	Existing Liens
SCHEDULE 10.04	--	Existing Indebtedness; Commitments
SCHEDULE 10.05(iii)	--	Investments
SCHEDULE 10.05(viii)	--	Existing Intercompany Loans
SCHEDULE 10.06	--	Existing Affiliate Transactions
SCHEDULE 10.13	--	Deposit Accounts
SCHEDULE 13.03	--	Lender Addresses/Lending Offices

EXHIBITS

EXHIBIT A-1	--	Form of Notice of Borrowing
EXHIBIT A-2	--	Form of Notice of Conversion/Continuation
EXHIBIT B-1	--	Form of Revolving Note
EXHIBIT B-2	--	Form of Swingline Note
EXHIBIT C	--	Form of Letter of Credit Request
EXHIBIT D-1	--	Form of U.S. Perfection Certificate
EXHIBIT D-2	--	Form of Canadian Perfection Certificate
EXHIBIT D-3	--	Form of Australian Perfection Certificate
EXHIBIT D-4	--	Form of Dutch Perfection Certificate
EXHIBIT E-1	--	Form of Officers’ Certificate – Holdings
EXHIBIT E-2	--	Form of Officers’ Certificate – Credit Parties
EXHIBIT F	--	Form of Perfection Certificate Supplement
EXHIBIT G	--	Form of Intercreditor Agreement

(vi)

(continued)

EXHIBIT H	--	Form of Solvency Certificate
EXHIBIT I	--	Form of Compliance Certificate
EXHIBIT J	--	Form of Assignment and Assumption Agreement
EXHIBIT K	--	Form of Intercompany Note
EXHIBIT L	--	Form of Joinder Agreement
EXHIBIT M	--	Form of Borrowing Base Certificate
EXHIBIT N	--	Form of Incremental Commitment Agreement
EXHIBIT O	--	Form of Section 5.04(b)(ii) Certificate
EXHIBIT P	--	Foreign Guaranty
EXHIBIT Q	--	U.S. Guaranty
EXHIBIT R	--	U.S. Pledge Agreement
EXHIBIT S	--	U.S. Security Agreement

(vii)